UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________

SCHEDULE 14A

________________________________

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

–––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☐	No fee required
☐	Fee paid previously with preliminary materials
☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY MATERIALS DATED APRIL 2, 2026 — SUBJECT TO COMPLETION

Dear Stockholders:

You are cordially invited to attend a special meeting of stockholders of Clear Channel Outdoor Holdings, Inc., a Delaware corporation (the “Company”), which will be held virtually on [•], 2026 at [•] [a.m.]/[p.m.], Eastern Time (including any adjournments or postponements thereof, the “Special Meeting”). Stockholders will be able to attend the Special Meeting and examine the list of stockholders entitled to vote at the Special Meeting during the Special Meeting by visiting www.virtualshareholdermeeting.com/CCO2026SM and using the 16-digit control number included in your proxy materials. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in the accompanying proxy statement to “present in person” or “in person” shall mean virtually present at the Special Meeting. Please note that the accompanying proxy statement is dated [•], 2026 and the form of proxy is first being mailed to holders (“Company stockholders”) of shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) on or about [•], 2026.

At the Special Meeting, you will be asked to consider and vote upon the adoption of the Agreement and Plan of Merger, dated as of February 9, 2026 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Madison Parent Inc., a Delaware corporation (“Parent”), and Madison Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), which provides for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the “Merger”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) on the terms and conditions set forth in the Merger Agreement. Parent and Merger Sub were formed by an investor consortium comprised of affiliates and/or certain investment funds advised by Mubadala Capital (“Mubadala Capital”), in partnership with TWG Global (“TWG” and, together with Mubadala Capital, the “Consortium”).

If the Merger is completed, you will be entitled to receive $2.43 in cash, without interest thereon (the “Merger Consideration”), for each issued and outstanding share of Company Common Stock that you own as of immediately prior to the effective time of the Merger (the “Effective Time”), unless you seek and perfect your statutory rights of appraisal under Delaware law, and specifically, the DGCL.

In connection with the execution of the Merger Agreement, Parent entered into support agreements (collectively, the “Support Agreements”) with: (i) certain investment funds affiliated with Legion Partners, L.P., (ii) certain investment funds affiliated with Ares Management LLC, (iii) certain funds affiliated with Pacific Investment Management Company LLC and (iv) Arturo Moreno, in each case, pursuant to which the Company has certain third-party beneficiary rights. Under the Support Agreements, the Company stockholders party thereto have agreed to, among other things, vote or execute consents with respect to all of their shares of Company Common Stock in favor of the adoption of the Merger Agreement and approval of the Merger and against any Acquisition Proposal (as defined in the Merger Agreement), subject to certain terms and conditions contained therein. In aggregate, Company stockholders holding approximately 48% of the outstanding shares of Company Common Stock as of March 20, 2026 have entered into Support Agreements to vote in favor of the approval and adoption of the Merger Agreement.

The board of directors of the Company (the “Company Board”) has unanimously (i) determined that it is in the best interests of the Company and the Company stockholders, and declared it advisable, to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth therein; (ii) approved the execution and delivery of the Merger Agreement and certain other ancillary agreements by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and conditions set forth therein; (iii) approved and declared advisable the Support Agreements and the transactions contemplated thereby; (iv) resolved to recommend that the Company stockholders adopt the Merger Agreement in accordance with the DGCL; and (v) directed that the adoption of the Merger Agreement be submitted to the Company stockholders for consideration by the Company stockholders at a meeting thereof.

Accordingly, the Company Board recommends a vote “FOR” the proposal to adopt the Merger Agreement and “FOR” each of the other proposals to be voted on at the Special Meeting.

The proxy statement accompanying this letter provides you with more specific information concerning the Special Meeting, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to the proxy statement. We encourage you to read the proxy statement, the accompanying annexes and any documents incorporated by reference in the proxy statement carefully and in their entirety.

Your vote is important, regardless of the number of shares of Company Common Stock you own. The Merger cannot be completed unless the Merger Agreement is adopted by Company stockholders holding a majority of the outstanding shares of Company Common Stock entitled to vote at the Special Meeting. Only stockholders of shares of Company Common Stock of record as of the close of business on [•], 2026, the record date for the Special Meeting, are entitled to receive notice of and to vote the shares of Company Common Stock they held on the record date at the Special Meeting. Whether or not you plan to attend the Special Meeting virtually, to ensure your representation at the Special Meeting, we urge you to vote or submit a proxy via the Internet at www.proxyvote.com or by submitting a proxy via telephone at 1-800-690-6903 by following the instructions on the physical proxy card you received in the mail and which are also provided on that website; or, by signing, voting and returning the accompanying proxy card by mail in the prepaid reply envelope. If you attend the Special Meeting, you may vote electronically at the meeting even if you have previously returned your proxy card or have submitted a proxy via the Internet or by telephone and your electronic vote at the Special Meeting will revoke any proxy that you have previously submitted.

If you are a beneficial owner of shares of Company Common Stock (i.e., you hold in “street name”), you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided to you by your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

If you have any questions or need assistance voting your shares, please contact the Company’s proxy solicitor at:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Company stockholders may call toll free: (877) 825-8793

Banks and Brokers may call collect: (212) 750-5833

On behalf of the Company Board, I thank you for your ongoing support and appreciate your consideration of these matters.

Very truly yours,

[Insert signature here]

Scott R. Wells
Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or the Merger Agreement or passed upon the adequacy or accuracy of the disclosure in this document (including the proxy statement) and any documents incorporated by reference. Any representation to the contrary is a criminal offense.

THIS PROXY STATEMENT IS DATED [•], 2026 AND IS FIRST BEING MAILED TO STOCKHOLDERS OF CLEAR CHANNEL OUTDOOR HOLDINGS, INC. ON OR ABOUT [•], 2026

4830 North Loop 1604W, Suite 111
San Antonio, Texas 78249

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held at [•] [a.m.]/[p.m.], Eastern Time, on [•], 2026

To the stockholders of Clear Channel Outdoor Holdings, Inc.:

Notice is hereby given that a special meeting (including any adjournments or postponements thereof, the “Special Meeting”) of stockholders of Clear Channel Outdoor Holdings, Inc., a Delaware corporation (the “Company”), will be held virtually on [•], 2026, at [•] [a.m.]/[p.m.], Eastern Time, for the following purposes:

1.      To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of February 9, 2026 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Madison Parent Inc., a Delaware corporation (“Parent”), and Madison Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the “Merger”) (the “Merger Proposal”);

2.      To consider and vote on a proposal to approve, on an advisory, non-binding basis, the specified compensation that will or may be paid or may become payable to the Company’s named executive officers in connection with the Merger (the “Advisory Compensation Proposal”); and

3.      To consider and vote on a proposal to adjourn the Special Meeting to a later date or dates, from time to time, if necessary or appropriate, to solicit additional proxies for the Merger Proposal if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

Only holders (“Company stockholders”) of shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”), as of the close of business on [•], 2026, are entitled to notice of, and to vote at, the Special Meeting.

All Company stockholders are cordially invited to attend the Special Meeting. Similar to annual stockholder meetings, the Company is pleased to conduct the Special Meeting solely online via the Internet through a live webcast and online stockholder tools. Stockholders will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/CCO2026SM and by using the 16-digit control number included in their proxy materials. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the Special Meeting.

The board of directors of the Company (the “Company Board”) recommends that Company stockholders vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal, if necessary or appropriate, to solicit additional proxies for the Merger Proposal.

Under Delaware law, Company stockholders that are holders of record and beneficial owners of Company Common Stock (and record and beneficial owners of shares of Company Common Stock held either in voting trust or by a nominee on behalf of such persons) who do not vote in favor of the adoption of the Merger Agreement and who otherwise comply with the requirements under Section 262 of the Delaware General Corporation Law (the “DGCL”) will have the right to seek appraisal of the “fair value” of their shares of Company Common Stock (exclusive of any element of value arising from the accomplishment or expectation of the Merger and together with interest thereon, as described in the accompanying proxy statement), as determined by Section 262 of the DGCL. To do so, a Company stockholder that is a holder of record or beneficial owner must properly demand appraisal before the vote is taken on the Merger Agreement and comply with all other requirements of the DGCL, including Section 262 of the DGCL, which are summarized in the section of the accompanying proxy statement titled “Appraisal Rights.” A copy of Section 262, which details the applicable Delaware appraisal statute, may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and is incorporated in this notice by reference.

Whether or not you plan to attend the Special Meeting virtually, to ensure your representation at the Special Meeting, we urge you to vote or submit a proxy via the Internet at www.proxyvote.com or submit a proxy by telephone at 1-800-690-6903 by following the instructions on the physical proxy card you received in the mail and which are also provided on that website; or by signing, voting and returning the accompanying proxy card by mail in the prepaid reply envelope. If you attend the Special Meeting, you may vote electronically at the meeting even if you have previously returned your proxy card or have submitted a proxy via the Internet or by telephone and your electronic vote at the Special Meeting will revoke any proxy that you have previously submitted.

If you are a beneficial owner of shares of Company Common Stock (i.e., you hold in “street name”), you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided to you by your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal, if necessary or appropriate, to solicit additional proxies for the Merger Proposal.

By order of the Board of Directors,

[Insert signature here]

Lynn A. Feldman
Executive Vice President, Chief Legal and Administrative Officer and Corporate Secretary

San Antonio, Texas
[•], 2026

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Special Meeting virtually, please submit your proxy as soon as possible, whether over the Internet, by telephone or by completing, signing and returning the accompanying proxy card by mail in the prepaid reply envelope. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.

If you are a beneficial owner of shares of Company Common Stock (i.e., you hold in “street name”), you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided to you by your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

If you are a holder of record of Company Common Stock, voting electronically at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” to vote in person at the Special Meeting.

If you fail to (a) return your proxy card, (b) grant your proxy electronically over the Internet or by telephone or (c) vote by virtual ballot in person at the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the Merger Proposal but will have no effect on the other proposals.

You should carefully read and consider the entire proxy statement and the accompanying annexes, including the Merger Agreement attached as Annex A, along with all of the documents incorporated by reference in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. Please contact our proxy solicitor if you have any questions concerning the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement; the Special Meeting or the accompanying proxy statement; would like additional copies of the accompanying proxy statement; or need help submitting a proxy to have your shares of Company Common Stock voted:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Company stockholders may call toll free: (877) 825-8793

Banks and Brokers may call collect: (212) 750-5833

i

ii

SUMMARY

This summary highlights selected information in this proxy statement and may not contain all of the information about the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement that are important to you. You should carefully read this proxy statement in its entirety, including the annexes hereto and the other documents to which we have referred you, for a more complete understanding of the matters being considered at the Special Meeting. You may obtain, without charge, copies of any of the documents we file with the Securities and Exchange Commission (the “SEC”) by following the instructions under the section of this proxy statement titled “Where You Can Find Additional Information.”

In this proxy statement: (1) the terms “we,” “us,” “our,” the “Company,” and similar words refer to Clear Channel Outdoor Holdings, Inc.; (2) the term “Parent” refers to Madison Parent Inc.; (3) the term “Merger Sub” refers to Madison Merger Sub Inc.; (4) the term “Mubadala Capital” refers to affiliates and/or certain investment funds advised by Mubadala Capital; (5) the term “TWG” refers to TWG Global; (6) the term “Consortium” refers to, collectively, certain affiliates and/or investment funds advised by Mubadala Capital and TWG; (7) the term “Merger Agreement” refers to the Agreement and Plan of Merger, dated as of February 9, 2026, by and among the Company, Parent and Merger Sub, as it may be amended, supplemented or otherwise modified from time to time; (8) the term “Merger” refers to the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent as described in the Merger Agreement; (9) the term “Transactions” refers to the Merger and the other transactions contemplated by the Merger Agreement; (10) the term “Closing” refers to the consummation of the Merger and the term “Closing Date” refers to the date on which the Closing occurs; (11) the term “Company Common Stock” refers to the common stock, par value $0.01 per share, of the Company; (12) the term “Company stockholder” means a holder of Company Common Stock; and (13) the term “Special Meeting” refers to the special meeting of the Company stockholders described in this proxy statement, including any adjournments or postponements thereof.

The Parties (page 23)

Clear Channel Outdoor Holdings, Inc.

The Company is a leading provider of out-of-home advertising solutions, offering advertisers impactful and innovative opportunities to reach mass audiences across a variety of high-traffic public spaces. By leveraging the scale, reach and flexibility of our diverse portfolio of assets — including roadside billboards, street furniture and airport displays — we connect advertisers with millions of consumers every month. We believe we are at the forefront of driving innovation in the out-of-home advertising industry, and our dynamic advertising platform continues to attract a broader pool of advertisers through the expansion of our network of digital displays and the integration of data analytics, programmatic tools and other technologies to deliver measurable campaigns that are simpler to buy.

We believe out-of-home advertising holds a strong position in the media mix, offering advertisers a cost-effective medium to reach consumers along their daily journeys in ways that can drive measurable results. According to 2025 Scarborough Research data, over 90% of American adults are on the road each week. Out-of-home’s large, high-impact displays and creative capabilities, such as digital technologies, three-dimensional elements and lighting effects, offer advertisers an impactful way to build brand awareness in select iconic and high-visibility locations, including roadside and airport environments. With its reach and flexibility, out-of-home serves as both a hyper-local, targeted solution and a scaled, mass-reach platform.

The out-of-home advertising industry continues to undergo a technology-driven transformation. Modern marketers aim to efficiently reach target audiences, quickly adjust messaging and measure campaign impact with greater speed, simplicity and transparency. The growth of digital media and use of audience data enable advertisers to select displays they believe are most likely to reach their target audiences and adjust advertisements based on dynamic factors, such as time of day, weather, breaking news and shifting strategies, making messaging more relevant and effective.

While out-of-home continues to grow alongside urbanization and consumer mobility, other traditional media such as print, linear television and radio are experiencing audience fragmentation and declining ad spend. According to the Omnicom U.S. Advertising Market Model (Winter 2025), previously published under the MAGNA brand, U.S. out-of-home advertising revenues are projected to grow at a 4.0% compound annual rate from 2026 to 2030, while other traditional media are expected to decline. We believe these trends, together with out-of-home’s ability to deliver a viewable advertising experience that cannot be skipped or blocked, enhance out-of-home’s appeal as an advertising medium.

Out-of-home remains a resilient advertising medium with key differentiators that we believe provide stability to our market position. The industry is anchored on a foundation of assets that are difficult to replicate because they are highly regulated, subject to proprietary relationships with exclusivity provisions, and require deep operational expertise. In the U.S., federal, state and local regulations limit the development of new billboard inventory, and numerous signage ordinances make it challenging for new entrants to compete at scale. In airports, the complexity of operating major advertising concessions creates significant hurdles for new players. Airport, transit and street furniture advertising media are often built on exclusive contracts, which require strong relationships with officials and regulatory authorities, as well as specialized expertise in operating municipal concessions.

Shares of Company Common Stock are listed on the New York Stock Exchange (“NYSE”) under the symbol “CCO.” Our principal executive offices are located at 4830 North Loop 1604W, Suite 111, San Antonio, Texas 78249. Our telephone number is (210) 547-8800. Our website address is www.clearchanneloutdoor.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into or otherwise part of this proxy statement. Additional information about the Company is contained in our public filings. See the section of this proxy statement titled “Where You Can Find Additional Information.”

Madison Parent Inc.

Parent is a Delaware corporation formed on February 5, 2026 solely for the purpose of entering into the Merger Agreement, and subject to the terms and conditions thereof, completing the transactions contemplated by the Merger Agreement and the equity financing and debt financing in connection with the Merger (the “Equity Financing” and “Debt Financing,” respectively, and together, the “Financing”). Parent has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. After the Closing, Parent will be the parent company of the Company.

Madison Merger Sub Inc.

Merger Sub is a Delaware corporation and wholly owned subsidiary of Parent formed on February 5, 2026 solely for the purpose of entering into the Merger Agreement, and subject to the terms and conditions thereof, completing the transactions contemplated by the Merger Agreement and the Financing. Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon the Closing, Merger Sub will cease to exist. At the effective time of the Merger (the “Effective Time”), the surviving corporation will be indirectly owned by members of the Consortium.

The Merger (page 34)

The Company, Parent and Merger Sub entered into the Merger Agreement on February 9, 2026. A copy of the Merger Agreement is included as Annex A to this proxy statement. On the terms and subject to the conditions set forth in the Merger Agreement and the applicable provisions of the Delaware General Corporation Law (the “DGCL”), at the Effective Time, Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will thereupon cease, and the Company will continue as the surviving corporation of the Merger and as a wholly owned subsidiary of Parent. From time to time in this proxy statement, we refer to the Company as it will exist after the completion of the Merger as the “surviving corporation.”

At the Effective Time, and without any action by any Company stockholder, except as otherwise expressly agreed to in writing prior to the Effective Time by Parent and a Company stockholder, each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than any shares of Company Common Stock held by the Company as treasury stock, any shares of Company Common Stock owned by Parent or any wholly owned subsidiary of the Company or Parent (including Merger Sub), or any shares of Company Common Stock as to which holders (or, to the extent applicable, beneficial owners thereof) have properly exercised their statutory rights of appraisal in accordance with Section 262 of the DGCL) will be automatically cancelled, extinguished and converted into the right to receive cash in an amount equal to $2.43 without interest thereon (the “Merger Consideration”).

The Special Meeting (page 25)

Date, Time and Place

The Special Meeting will be held virtually on [•], 2026, at [•] [a.m.] / [p.m.], Eastern Time. At the Special Meeting, Company stockholders will be asked to, among other things, vote for the adoption of the Merger Agreement. All stockholders are cordially invited to attend the Special Meeting. The Company is conducting the Special Meeting solely online via the Internet through a live webcast and online stockholder tools. Stockholders will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/CCO2026SM and by using the 16-digit control number included in their proxy materials. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the Special Meeting.

Record Date and Company Stockholders Entitled to Vote

Only Company stockholders of record as of the close of business on [•], 2026, the record date for the Special Meeting, are entitled to receive notice of and to vote the shares of Company Common Stock they held on the record date at the Special Meeting. As of the close of business on the record date, [•] shares of Company Common Stock were issued and outstanding and entitled to vote at the Special Meeting.

Quorum

Company stockholders holding a majority of the total voting power of Company Common Stock entitled to vote and represented in person (virtually) or by proxy will constitute a quorum at the Special Meeting. Votes “withheld,” abstentions and “broker non-votes” are counted as present for purposes of establishing a quorum.

The Company does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at the Special Meeting is expected to be considered non-routine.

Vote Required

On each of the proposals presented at the Special Meeting, each Company stockholder is entitled to one vote for each share of Company Common Stock held by such Company stockholder on the record date. Assuming a quorum is present, the adoption of the Merger Agreement by the Company stockholders requires the affirmative vote of the Company stockholders holding a majority of the outstanding shares of Company Common Stock entitled to vote as of the close of business on the record date. Assuming a quorum is present, the approval of the Advisory Compensation Proposal (as defined herein) requires the affirmative vote of the Company stockholders holding a majority of the outstanding shares of Company Common Stock present, in person or represented by proxy, at the Special Meeting and entitled to vote on such matter. The approval of the Advisory Compensation Proposal is advisory and non-binding and is not a condition to the completion of the Merger. With respect to the Adjournment Proposal (as defined herein), whether or not a quorum is present at the Special Meeting, the Company stockholders holding a majority of the outstanding shares of Company Common Stock entitled to vote at the meeting present, in person or represented by proxy, may adjourn the meeting from time to time.

Support Agreements (page 107)

In connection with the execution of the Merger Agreement, Parent entered into support agreements (collectively, the “Support Agreements”) with: (i) certain investment funds affiliated with Legion Partners, L.P., (ii) certain investment funds affiliated with Ares Management LLC, (iii) certain funds affiliated with Pacific Investment Management Company LLC and (iv) Arturo Moreno, in each case, pursuant to which the Company has certain third-party beneficiary rights. Under the Support Agreements, the stockholders party thereto have agreed to, among other things, vote or execute consents with respect to all of their shares of Company Common Stock in favor of the adoption of the Merger Agreement and approval of the Merger and against any Acquisition Proposal (as defined in the Merger Agreement), subject to certain terms and conditions contained therein. The adoption of the Merger Agreement by the affirmative vote of the Company stockholders holding a majority of the outstanding shares of Company Common Stock entitled to vote at the Special Meeting is the only vote or approval of the holders of any of the Company’s capital stock necessary to adopt the Merger Agreement and consummate the Merger. The Support Agreements terminate upon a Company Board Recommendation Change (as defined in the Merger Agreement). In aggregate, Company stockholders holding approximately 48% of the outstanding shares of Company Common Stock as of March 20, 2026 have entered into Support Agreements to vote in favor of the approval and adoption of the Merger Agreement. For more information, see the section of this proxy statement titled “Support Agreements.”

Reasons for the Merger; Recommendation of the Company Board (page 45)

The board of directors of the Company (the “Company Board”) has unanimously (i) determined that it is in the best interests of the Company and the Company stockholders, and declared it advisable, to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth therein; (ii) approved the execution and delivery of the Merger Agreement and certain other ancillary agreements by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and conditions set forth therein; (iii) approved and declared advisable the Support Agreements and the transactions contemplated thereby; (iv) resolved to recommend that the Company stockholders adopt the Merger Agreement in accordance with the DGCL; and (v) directed that the adoption of the Merger Agreement be submitted to the Company stockholders for consideration by the Company stockholders at a meeting thereof. Accordingly, the Company Board recommends that Company stockholders vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal, if necessary or appropriate, to solicit additional proxies for the Merger Proposal.

For a discussion of the factors that the Company Board considered in determining to recommend the adoption of the Merger Agreement, see the section of this proxy statement titled “The Merger — Reasons for the Merger; Recommendation of the Company Board.”

Opinions of the Company Financial Advisors (page 50, Annex B-1 and Annex B-2)

The Company retained each of Morgan Stanley & Co. LLC (“Morgan Stanley”) and Moelis & Company LLC (“Moelis”) to act as financial advisors (collectively, the “Company Financial Advisors”) to the Company Board in connection with the proposed Merger. At the meeting of the Company Board on February 8, 2026, each of Morgan Stanley and Moelis rendered its respective oral opinion, subsequently confirmed by delivery of its respective written opinion on February 9, 2026, that as of such date, and based on and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by each of Morgan Stanley and Moelis, respectively, in rendering its respective opinion, the Merger Consideration to be received by the holders of shares of Company Common Stock (other than any shares of Company Common Stock held by the Company as treasury stock, any shares of Company Common Stock owned by Parent or any wholly owned subsidiary of the Company or Parent (including Merger Sub), or any shares of Company Common Stock as to which holders (or, to the extent applicable, beneficial owners thereof) have properly exercised their statutory rights of appraisal in accordance with Section 262 of the DGCL) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. The full texts of the written opinions of Morgan Stanley, dated February 9, 2026, and of Moelis, dated February 9, 2026, which set forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by each of Morgan Stanley and Moelis in rendering its respective opinions, are attached to this proxy statement as Annex B-1 and Annex B-2, respectively. You are encouraged to read the opinions carefully and in their entirety. The summaries of the respective opinions of Morgan Stanley and Moelis set forth herein are qualified in their entirety by reference to the full texts of the respective opinions. For a further discussion of the opinions that the Company Board received from each of Morgan Stanley and Moelis, see the sections titled “The Merger — Opinions of the Company Financial Advisors,” and the full text of the written opinions of Morgan Stanley and Moelis attached as Annex B-1 and Annex B-2, respectively, to this proxy statement.

Certain Effects of the Merger (page 66)

Upon the Closing, Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will thereupon cease, and the Company will continue to exist as the surviving corporation of the Merger and as a wholly owned subsidiary of Parent.

Following the Closing, shares of Company Common Stock will be delisted from the NYSE, and the registration of shares of Company Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be terminated.

Effects on the Company if the Merger Is Not Completed (page 68)

In the event that the Merger Proposal does not receive the required approval from the Company stockholders, or if the Merger is not completed for any other reason, the Company stockholders will continue to own their shares and will not receive any payment for their shares of Company Common Stock in connection with the Merger. Instead, the Company will remain an independent public company, with Company Common Stock listed and traded on the NYSE. In addition, if the Merger is not completed, the Company stockholders will continue to be subject to the same risks and opportunities to which they are currently subject. Under certain circumstances, if the Merger Agreement is terminated, the Company may be obligated to pay to Parent a termination fee of $39,800,000 (the “Company Termination Fee”) or Parent may be obligated to pay to the Company a termination fee of $92,900,000 (the “Parent Termination Fee”), as applicable. See the section of this proxy statement titled “The Merger Agreement — Termination Fees.”

Treatment of Company Equity Awards in the Merger (page 84)

Company Options.    At the Effective Time, each option to purchase shares of Company Common Stock (each such option, a “Company Option”) that is outstanding as of immediately prior to the Effective Time, will, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option. Accordingly, each Company Option that has an exercise price per share of Company Common Stock as of immediately prior to the Effective Time that is greater than or equal to the Merger Consideration, will, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and forfeited for no consideration at the Effective Time.

Company RSUs.    Each award of restricted stock units of the Company (a “Company RSU”) (other than any such award granted to non-employee directors in lieu of cash retainers in accordance with the Company’s non-employee director compensation program (the “Director Substitute RSUs”), as described below) that is outstanding as of immediately prior to the Effective Time will, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, immediately vest and be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the Merger Consideration and (ii) the total number of shares of Company Common Stock subject to such Company RSU as of immediately prior to the Effective Time (the “RSU Consideration”). Each Director Substitute RSU that is outstanding as of immediately prior to the Effective Time will, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be converted into RSU Consideration with respect to a portion of the shares of Company Common Stock subject to the award, determined as the product of (i) the total number of shares of Company Common Stock subject to the Director Substitute RSU and (ii) the ratio of (A) the number of calendar quarters (including the quarter in which the Effective Time occurs) that have elapsed between January 1, 2026 and the Closing Date to (B) four.

Company PSUs — Completed Performance Periods.    At the Effective Time, each award of restricted stock units of the Company that vest based on the achievement of performance targets (a “Company PSU”) (including any portion thereof) for which the performance period has been completed at or prior to the Effective Time and that is outstanding and unvested as of immediately prior to the Effective Time will, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, immediately vest and be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (A) the Merger Consideration and (B) the total number of shares of Company Common Stock subject to such Company PSU as of immediately prior to the Effective Time (as determined assuming the payout factor applicable to such Company PSUs based on actual performance attained in accordance with the applicable award agreement governing such Company PSU).

Company PSUs — Uncompleted Performance Periods.    At the Effective Time, each Company PSU (including any portion thereof) for which the performance period has not been completed at or prior to the Effective Time and that is outstanding and unvested as of immediately prior to the Effective Time (except with respect to the Company Stock Price PSUs, as described below) will, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into the right to receive, an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (A) the Merger Consideration and (B) the total number of shares of Company Common Stock subject to such Company PSU as of immediately prior to the Effective Time (as determined in the manner set forth in the Merger Agreement, including with respect to the payout factor) (such amount, the “Unvested PSU Consideration”). The Unvested PSU Consideration will vest and become payable in accordance with the service-based vesting schedule applicable to such Company PSU immediately prior to the Effective Time, subject to double-trigger accelerated vesting on any termination without “cause” or resignation for “good reason,” as such terms are defined in the Company’s Executive Change in Control Severance Plan (the “CIC Severance Plan”), following the Effective Time and prior to the regular vesting date. For the avoidance of doubt, any Unvested PSU Consideration will not be subject to any performance-based vesting requirements and will be subject solely to the service-based vesting requirements applicable to the applicable Company PSU as of immediately prior to the Effective Time.

Company PSUs — Company Stock Price PSUs.    At the Effective Time, each Company PSU that vests based on the achievement of targets for the average closing price of Company Common Stock (a “Company Stock Price PSU”) and is outstanding as of immediately prior to the Effective Time will, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into (i) the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (A) the Merger Consideration and (B) one-third of the total number of shares of Company Common Stock subject to such Company Stock Price PSU as of immediately prior to the Effective Time and (ii) with respect to the remaining two-thirds of each such Company Stock Price PSU, the right to receive, an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (A) the Merger Consideration and (B) two-thirds of the total number of shares of Company Common Stock subject to such Company Stock Price PSU as of immediately prior to the Effective Time (such amount, the “Unvested Company Stock Price PSU Consideration”), with such Unvested Company Stock Price PSU Consideration vesting and becoming payable on May 31, 2028, subject to continued employment through such date, and subject to double-trigger accelerated vesting on any termination without “cause” or resignation for “good reason,” as such terms are defined in the CIC Severance Plan, following the Effective Time and prior to May 31, 2028. For the avoidance of doubt, any Unvested Company Stock Price PSU Consideration will not be subject to any performance-based vesting requirements and will be subject solely to the service-based vesting requirements applicable to the applicable Company Stock Price PSU through May 31, 2028.

Please also see the section of this proxy statement titled “The Merger Agreement — Treatment of Company Equity Awards in the Merger.”

Interests of the Company’s Directors and Executive Officers in the Merger (page 71)

The Company’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of the Company stockholders generally. The Company Board was aware of and considered these interests (a) in reaching the determination to approve the Merger Agreement and deem the Merger Agreement, the Merger and the other transactions and agreements contemplated by the Merger Agreement to be advisable, fair to and in the best interests of the Company and the Company stockholders, and (b) in recommending that stockholders vote for the adoption of the Merger Agreement. These interests include:

•        the Company’s executive officers and directors hold equity-based awards that will be afforded the treatment described immediately above and under the section of this proxy statement titled “The Merger Agreement — Treatment of Company Equity Awards in the Merger”;

•        the Company’s executive officers are (i) participants in the CIC Severance Plan, which provides for certain severance benefits, (ii) party to existing employment agreements with the Company that provide for certain severance benefits and (iii) party to certain agreements under the Company’s retention program related to the Merger; and

•        the Company’s directors and executive officers are entitled to continued indemnification and insurance coverage following the Merger under the Merger Agreement. See the section of this proxy statement titled “The Merger Agreement — Indemnification of Directors and Officers and Insurance.”

For additional information, see the section of this proxy statement titled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 71.

Company Common Stock Ownership of Directors and Executive Officers (page 29)

As of the record date for the Special Meeting, the directors and executive officers of the Company beneficially owned in the aggregate approximately [•] shares of Company Common Stock, or approximately [•]% of the outstanding shares of Company Common Stock. We currently expect that our directors and executive officers will vote all of their respective shares of Company Common Stock “FOR” the proposal to adopt the Merger Agreement and “FOR” each of the other proposals to be voted on at the Special Meeting.

Financing of the Merger (page 68)

In connection with the execution of the Merger Agreement, Parent and Merger Sub obtained Equity Financing and Debt Financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate Merger Consideration and all related fees and expenses of the Company, Parent and Merger Sub (including in connection with the Debt Financing described below). The Merger is not subject to any financing condition.

Certain investment vehicles (“Equity Financing Parties”) affiliated with, or advised by, the Consortium have committed, pursuant to the equity commitment letters, dated February 9, 2026 (each an “Equity Commitment Letter,” and together the “Equity Commitment Letters”), to capitalize Parent, at or immediately prior to the Closing, with an aggregate equity contribution in an amount of up to $3.3 billion (the “Equity Commitment”), on the terms and subject to the conditions set forth in the applicable Equity Commitment Letter. Funding of the Equity Commitment is subject to the satisfaction of the conditions set forth in the Equity Commitment Letters, as described in the section of this proxy statement titled “The Merger Agreement — Financing of the Merger — Equity Financing.” As part of the Equity Commitment, TWG has committed to capitalize MC Private Equity IV-A, LP, MC Private Equity IV-B, LP and MC Private Equity IV-C, LP (collectively, “Guarantor”) at or immediately prior to the Closing, with an aggregate equity contribution in an amount of up to $1.1 billion, on the terms and subject to the conditions set forth in its equity commitment letter, dated February 9, 2026 (the “TWG ECL”).

In connection with the execution of the Merger Agreement, certain lenders, arrangers and other debt financing sources party to the Debt Commitment Letter (as defined below) (the “Lenders”) committed to provide the Debt Financing in connection with the Merger consisting of a 364-day senior secured bridge facility in an aggregate principal amount of up to approximately $3.369 billion, on the terms and subject to the conditions set forth in a commitment letter, dated as of February 9, 2026, as amended and restated on March 10, 2026 (the “Debt Commitment Letter”), as described in the section of this proxy statement titled “The Merger Agreement — Financing of the Merger — Debt Financing/Debt Cooperation.” The obligations of the Lenders to provide the Debt Financing under the Debt Commitment Letter are subject to a number of customary conditions, including the receipt of executed loan documentation, accuracy of certain representations and warranties, consummation of the transactions contemplated by the Merger Agreement and contribution of equity.

Additionally, in connection with the execution of the Merger Agreement, Guarantor provided a Guarantee (as defined below) in favor of the Company to guarantee, subject to certain limitations set forth in the applicable Equity Commitment Letters, the obligation of Parent to pay the Parent Termination Fee, certain reimbursement obligations of Parent and Merger Sub and the reasonable out-of-pocket fees, costs and expenses incurred by the Company in connection with any suit contemplated by, and solely to the extent reimbursable under, the Merger Agreement and the Equity Commitment Letters, in each case subject to certain limitations set forth in the Guarantee, as described in the section of this proxy statement titled “The Merger Agreement — Financing of the Merger — Guarantee.”

Conditions to Consummation of the Merger (page 101)

The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of various conditions on or prior to the Effective Time, including the following:

•        the adoption of the Merger Agreement by the Company stockholders;

•        no Law or Order by any Governmental Authority (each as defined in the Merger Agreement) of competent jurisdiction prohibiting, enjoining or otherwise making illegal the consummation of the Merger shall have been enacted, entered or promulgated and be continuing in effect; and

•        the expiration or termination of the waiting periods (including all extensions pursuant to timing agreements) applicable to the transactions contemplated by the Merger Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and any voluntary agreement between Parent, on the one hand, and the Antitrust Division of the United States Department of Justice (“Antitrust Division”) and the Federal Trade Commission (“FTC”), on the other hand, pursuant to which Parent has agreed not to consummate the Merger shall have expired or terminated, and receipt of certain other regulatory approvals including by the interagency Committee on Foreign Investment in the United States (“CFIUS”) (or any member agency thereof acting in its capacity as such), in each case, without the imposition of a Burdensome Condition (see the section of this proxy statement titled “The Merger — Regulatory Approvals Required for the Merger”).

Each party’s obligation to consummate the Merger is also subject to the satisfaction or waiver of certain additional conditions, including:

•        subject to certain materiality and other qualifiers, the accuracy of the representations and warranties of the other party;

•        the other party has complied in all material respects with the covenants and obligations of the Merger Agreement required to be performed and complied by such party at or prior to the Closing;

•        the delivery of a customary closing certificate signed on behalf of the respective party by an officer of such party certifying certain conditions have been satisfied; and

•        in the case of Parent’s and Merger Sub’s obligations, the absence of a Company Material Adverse Effect (as defined in the Merger Agreement and which term is described in the section of this proxy statement titled “The Merger Agreement — Representations and Warranties”).

Before the Closing, each of the Company, Parent and Merger Sub may waive any of the conditions to its obligation to consummate the Merger even though one or more of the conditions described above has not been met, except where waiver is not permissible under applicable law.

Regulatory Approvals Required for the Merger (page 79)

Antitrust

Under the HSR Act, and related rules, certain transactions, including the Merger, may not be completed until notifications have been given and information furnished to the Antitrust Division and the FTC and all statutory waiting periods have expired or early termination has been granted by the applicable agencies. On March 10, 2026, both the Company and Parent filed their respective notification and report forms under the HSR Act.

CFIUS

The Closing is also conditioned upon the receipt of CFIUS Approval without the imposition of a Burdensome Condition (which term is described in the section of this proxy statement titled “The Merger Agreement — Regulatory Approvals Required for the Merger — CFIUS Filings”). On March 10, 2026, the Company and Parent submitted to CFIUS a draft notice with respect to the transactions contemplated by the Merger Agreement pursuant to the DPA (as defined herein).

General

Under other applicable foreign antitrust laws and foreign investment laws, certain transactions, including the Merger, may not be completed until any requisite consent, non-action or expiration of any applicable waiting period is obtained.

As of the date of this proxy statement, the parties have not received all of the consents (including non-action or expiration of any applicable waiting period) in respect of antitrust laws and foreign investment laws required by the Merger Agreement. The Merger cannot be completed until the Company and Parent obtain clearance to consummate the Merger, such as with respect to the receipt of CFIUS Approval without the imposition of a Burdensome Condition, and/or until any applicable waiting periods have expired or been terminated in any applicable jurisdictions.

Alternative Acquisition Proposals (page 93)

The “Go-Shop” Period — Solicitation of Other Acquisition Proposals

The Merger Agreement contains a “go-shop” provision that authorized the Company to solicit Acquisition Proposals and provide, subject to certain limitations, non-public information to, and engage in discussions or negotiations with, third parties regarding potential alternative transactions until 11:59 p.m. (Eastern Time) on March 26, 2026 (the “No-Shop Period Start Date”). If the Company Board, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, deemed any of the Acquisition Proposals received during such period to be a Superior Proposal (as defined in the Merger Agreement), then the Company had the right to effect a Company Board Recommendation Change or terminate the Merger Agreement and enter into a definitive transaction agreement in respect of such Superior Proposal subject to complying with specified notice requirements to Parent and other conditions set forth in the Merger Agreement, including, in the event the Merger Agreement is terminated, paying a termination fee to Parent in an amount equal to $19,900,000 (the “Go-Shop Termination Fee”). For the avoidance of doubt, the No-Shop Period Start Date has occurred as of the date of this proxy statement so the “go-shop” period has ended, and the Company did not receive a Superior Proposal prior to the start of the No-Shop Period Start Date.

“No-Shop” Period — No Solicitation of Other Acquisition Proposals

Following the expiration of the “go-shop” period and the No-Shop Period Start Date, the Company is generally prohibited from, among other things, soliciting Acquisition Proposals from, providing non-public information to (other than under certain circumstances), or engaging in discussions or negotiations with third parties regarding Acquisition Proposals or other proposals, indications of interest or requests for information that would reasonably be expected to result in an Acquisition Proposal. The Company may, under certain circumstances and in compliance with the obligations set forth in the Merger Agreement, engage in discussions with, and provide information to third parties and their representatives that have made bona fide unsolicited written Acquisition Proposals that constitute, or would reasonably be expected to lead to, a Superior Proposal.

Termination of the Merger Agreement (page 102)

The Merger Agreement contains certain customary termination rights for the Company and Parent, including:

•        if the Merger is not consummated on or before 11:59 p.m. (Eastern Time) on November 9, 2026, subject to extension to February 9, 2027, if the requisite regulatory approvals are not previously obtained (as extended, if applicable, the “Termination Date”);

•        if the Requisite Stockholder Approval (as defined in the Merger Agreement) is not obtained at a meeting of the Company stockholders (or any adjournment or postponement thereof) at which a vote is taken on the Merger (i.e., through the approval of the Merger Proposal at the Special Meeting);

•        if the other party breaches its representations, warranties or covenants in a manner that would cause the conditions to the closing of the Transactions to not be satisfied and fails to cure such breach within the applicable cure period;

•        if any law, order or judgment prohibiting the Merger has become final and non-appealable; and

•        by mutual written agreement of Parent and the Company.

In addition, (x) subject to compliance with certain terms of the Merger Agreement, the Merger Agreement may be terminated by the Company (prior to obtaining the Requisite Stockholder Approval) in order to enter into a definitive agreement providing for a Superior Proposal, (y) subject to compliance with certain terms of the Merger Agreement, the Merger Agreement may be terminated by Parent (prior to obtaining the Requisite Stockholder Approval) if the Company Board changes its recommendation to the Company stockholders to vote to adopt the Merger Agreement, and (z) subject to compliance with certain terms of the Merger Agreement, the Merger Agreement may be terminated by the Company if Parent fails to consummate the Merger for three (3) business days after all conditions to the Merger have been satisfied or waived (subject to customary exceptions) and the Company has irrevocably confirmed to Parent in writing that all conditions to the Merger have been satisfied or waived (subject to customary exceptions) and that the Company is ready, willing, able and prepared to consummate the Merger.

Termination Fees (page 103)

If the Company had terminated the Merger Agreement prior to the No-Shop Period Start Date in order to enter into a definitive transaction agreement in respect of a Superior Proposal (after complying with the specified notice requirements), the Company would have been required to pay a termination fee in an amount equal to the Go-Shop Termination Fee to Parent simultaneous with the Company entering into such agreement. If (i) the Merger Agreement is validly terminated after the No-Shop Period Start Date due to (x) the Effective Time not having occurred by the Termination Date, (y) a failure to obtain the Requisite Stockholder Approval at a meeting of Company stockholders, or (z) the Company breaching its representations, warranties or covenants in a manner that causes the conditions to the closing of the Transactions to not be satisfied, (ii) prior to such termination, a third party publicly announced or provided to the Company Board and did not withdraw a proposal for an alternative transaction for the Company at least five (5) business days prior to the time of the Special Meeting or prior to the time of such breach, as applicable, and (iii) within 12 months following such termination, the Company enters into a definitive agreement providing for or consummates an alternative transaction, the Company will be required to pay Parent the Company Termination Fee. The Company is also required to pay the Company Termination Fee if, prior to receipt of the Requisite Stockholder Approval, (i) Parent terminates the Merger Agreement because the Company Board changes its recommendation regarding the Merger Agreement or (ii) after the No-Shop Period Start Date, the Company terminates the Merger Agreement to enter into a definitive agreement providing for a Superior Proposal.

Parent will be required to pay the Parent Termination Fee if (i) the Company terminates the Merger Agreement (x) due to Parent or Merger Sub breaching certain of its representations, warranties or covenants causing the conditions to the closing of the Transactions to not be satisfied, or (y) because Parent fails to consummate the Merger for three (3) business days after all conditions to the Merger have been satisfied or waived (subject to customary exceptions) and the Company has irrevocably confirmed to Parent in writing that all conditions to the Merger have been satisfied or waived (subject to customary exceptions) and that the Company is ready, willing, able and prepared to consummate the Merger, or (ii) either the Company or Parent terminates the Merger Agreement because the Merger has not been consummated by the Termination Date and either (x) the Company would have been entitled to terminate the Merger Agreement due to Parent or Merger Sub breaching certain of its representations, warranties or covenants causing the conditions to the closing of the Transactions not to be satisfied or (y) because Parent failed to consummate the Merger for three (3) business days after receiving irrevocable written confirmation from the Company that all conditions to the Merger had been satisfied or waived (subject to customary exceptions) and that the Company was ready, willing, able and prepared to consummate the Merger.

A more detailed description of the termination fees is provided in the section of this proxy statement titled “The Merger Agreement — Termination Fees.”

Legal Proceedings Regarding the Merger (page 81)

As of the date of this proxy statement, there are no pending lawsuits challenging the Merger. However, potential plaintiffs may file lawsuits challenging the Merger. The outcome of any future litigation is uncertain. Such litigation, if not resolved, could prevent or delay the Closing and result in substantial costs to the Company, including any costs associated with the indemnification of directors and officers. One of the conditions to the Closing is the absence of any law, injunction or order (whether temporary, preliminary or permanent) from any governmental authority of competent jurisdiction prohibiting, enjoining or otherwise making illegal the consummation of the Merger. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the Merger on the agreed-upon terms, then such injunction may prevent the Merger from being consummated, or from being consummated within the expected time frame.

Delisting and Deregistration of Company Common Stock (page 81)

If the Merger is completed, the shares of Company Common Stock will be delisted from NYSE and deregistered under the Exchange Act, and shares of Company Common Stock will no longer be publicly traded.

Appraisal Rights (page 110)

Pursuant to Section 262 of the DGCL, the Company stockholders that are holders of record and beneficial owners of Company Common Stock who continuously hold shares of Company Common Stock through the Effective Time and who do not vote such shares in favor of the adoption of the Merger Agreement, and beneficial owners of shares of Company Common Stock held either in voting trust or by a nominee on behalf of such person who beneficially own shares of Company Common Stock through the Effective Time that are not voted in favor of the adoption of the Merger Agreement, and in either case who properly demand appraisal of their shares, who have neither failed to perfect, nor withdrawn their demands or lost rights to appraisal under the DGCL, and otherwise comply with the applicable requirements of Section 262 of the DGCL, will be entitled to seek appraisal of their shares of Company Common Stock if certain conditions set forth in Section 262(g) of the DGCL are satisfied. Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL and the Delaware Court of Chancery could be greater than, the same as, or less than the value of the Merger Consideration that record stockholders or beneficial owners would otherwise be entitled to receive under the terms of the Merger Agreement if they did not seek appraisal of their shares of Company Common Stock.

This means that these holders of record and beneficial owners may be entitled to have their shares of Company Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid on the amount determined by the Delaware Court of Chancery to be fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. At any time before the entry of judgment in the proceeding, the surviving corporation may make a voluntary cash payment to persons entitled to appraisal, in which case interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, any persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. For more information, see the section of this proxy statement titled “Appraisal Rights.”

The right to seek appraisal will be lost with respect to shares that a holder of record and beneficial owner of Company Common Stock votes “FOR” the proposal to adopt the Merger Agreement. However, abstaining or voting against adoption of the Merger Agreement is not in itself sufficient to perfect appraisal rights because additional actions must also be taken to perfect such rights. To exercise appraisal rights, the Company stockholders (or beneficial owners of shares of Company Common Stock held either in voting trust or by a nominee on behalf of such person) who wish to exercise the right to seek an appraisal of their shares must so advise the Company by submitting a written demand for appraisal to the Company prior to the taking of the vote on the Merger Proposal at the Special Meeting, and must otherwise strictly follow the applicable procedures and requirements prescribed by Section 262 of the DGCL. Any demand for appraisal made by a holder of record or beneficial owner of shares of Company Common Stock with respect to shares held of record in the name of a voting trust or nominee, such as a bank, broker or other nominee, on behalf of such person must (a) reasonably identify the holder of record of the shares for which the demand is made, (b) provide documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (c) provide an address at which such beneficial owner consents to receive notices given by the Company and the office of the Register in Chancery and to be set forth on the verified list required by Section 262(f) of the DGCL. However, after an appraisal petition has been filed under Section 262 of the DGCL, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss any appraisal proceedings as to all Company stockholders that are holders of record and beneficial owners who are otherwise entitled to appraisal rights unless (i) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class of Company Common Stock eligible for appraisal, or (ii) the value of the consideration provided by the Merger Consideration for such total number of shares of Company Common Stock entitled to appraisal rights exceeds $1 million.

In view of the complexity of Section 262 of the DGCL, the Company stockholders who are either holders of record or beneficial owners of Company Common Stock that may wish to pursue appraisal rights are urged to consult their legal and financial advisors.

Material U.S. Federal Income Tax Considerations (page 76)

The receipt of cash by a holder of Company Common Stock who is a U.S. holder (as defined in the section of this proxy statement titled “The Merger — Material U.S. Federal Income Tax Considerations”) in exchange for shares of Company Common Stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. Generally, for U.S. federal income tax purposes, if you are a U.S. holder, you will recognize gain or loss equal to the difference, if any, between the amount of cash you receive (or are deemed to receive) in the Merger and your adjusted tax basis in the shares of Company Common Stock converted into the right to receive cash in the Merger. If you are a holder of Company Common Stock who is a non-U.S. holder (as defined in the section of this proxy statement titled “The Merger — Material U.S. Federal Income Tax Considerations”), the Merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States, or the Company is, or was during the relevant period, a “United States real property holding corporation” (as described in “The Merger — Material U.S. Federal Income Tax Considerations”). Because individual circumstances may differ, we urge you to consult your own tax advisor to determine the particular tax effects to you.

You are urged to read the section of this proxy statement titled “The Merger — Material U.S. Federal Income Tax Considerations” for a more complete discussion of the material U.S. federal income tax consequences of the Merger.

Additional Information (page 119)

You can find more information about the Company in the periodic reports and other information we file with the SEC. The information is available at the website maintained by the SEC at www.sec.gov. See the section of this proxy statement titled “Where You Can Find Additional Information.”

If you have any questions concerning the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement, the Special Meeting or the accompanying proxy statement, would like additional copies of this proxy statement, or need help submitting a proxy to have your shares of Company Common Stock voted, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Company stockholders may call toll free: (877) 825-8793

Banks and Brokers may call collect: (212) 750-5833

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to briefly address some commonly asked questions regarding the Special Meeting and the Merger. These questions and answers may not address all questions that may be important to you as a holder of Company Common Stock. You should read the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to and incorporated by reference in this proxy statement.

Why am I receiving this proxy statement?

On February 9, 2026, the Company entered into the Merger Agreement with Parent and Merger Sub. Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent.

You are receiving this proxy statement in connection with the solicitation of proxies by the Company Board in favor of the proposal to adopt the Merger Agreement and the other matters to be voted on at the Special Meeting as described in this proxy statement.

As a Company stockholder, what will I receive in the Merger?

Each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than any shares of Company Common Stock held by the Company as treasury stock, any shares of Company Common Stock owned by Parent or any wholly owned subsidiary of the Company or Parent (including Merger Sub), or any shares of Company Common Stock as to which holders (or, to the extent applicable, beneficial owners thereof) have properly exercised their statutory rights of appraisal in accordance with Section 262 of the DGCL) will be automatically cancelled, extinguished and converted into the right to receive the Merger Consideration.

The exchange of shares of Company Common Stock for cash pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. For a more detailed description of the U.S. federal income tax consequences of the Merger, see the section of this proxy statement titled “The Merger — Material U.S. Federal Income Tax Considerations.” You are urged to consult your own tax advisor for a full understanding of how the Merger will affect you for federal, state, local and/or non-U.S. tax purposes.

How does the Merger Consideration compare to the recent trading price of Company Common Stock?

The Merger Consideration of $2.43 per share of Company Common Stock in cash represents a premium of approximately 71% to the Company’s unaffected share price of $1.42 on October 16, 2025, the last trading day prior to media reports regarding a potential transaction involving the Company. On April 1, 2026, the most recent practicable date before the filing of this proxy statement, the closing price of Company Common Stock was $2.37 per share. You are encouraged to obtain current market quotations for Company Common Stock in connection with voting your shares of Company Common Stock.

What will happen to outstanding Company equity awards in the Merger?

At the Effective Time, each Company Option that is outstanding as of immediately prior to the Effective Time will, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option. Accordingly, each Company Option that has an exercise price per share of Company Common Stock as of immediately prior to the Effective Time that is greater than or equal to the Merger Consideration will, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and forfeited for no consideration at the Effective Time.

At the Effective Time, each Company RSU (other than Director Substitute RSUs as described below) that is outstanding as of immediately prior to the Effective Time will, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, immediately vest and be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the Merger Consideration and (ii) the total number of shares of Company Common Stock subject to such Company RSU as of immediately prior to the Effective Time.

At the Effective Time, each Director Substitute RSU that is outstanding as of immediately prior to the Effective Time will, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into RSU Consideration with respect to a portion of the shares of Company Common Stock subject to the award, determined as the product of (i) the total number of shares of Company Common Stock subject to the Director Substitute RSU and (ii) the ratio of (A) the number of calendar quarters (including the quarter in which the Effective Time occurs) that have elapsed between January 1, 2026 and the Closing Date to (B) four.

At the Effective Time, each Company PSU (including any portion thereof) for which the performance period has been completed at or prior to the Effective Time and that is outstanding and unvested as of immediately prior to the Effective Time will, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, immediately vest and be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (A) the Merger Consideration and (B) the total number of shares of Company Common Stock subject to such Company PSU as of immediately prior to the Effective Time (as determined assuming the payout factor applicable to such Company PSUs based on actual performance attained in accordance with the applicable award agreement governing such Company PSU).

At the Effective Time, each Company PSU (including any portion thereof) for which the performance period has not been completed at or prior to the Effective Time and that is outstanding and unvested as of immediately prior to the Effective Time (except with respect to the Company Stock Price PSUs, as described below) will, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into the right to receive the Unvested PSU Consideration. The Unvested PSU Consideration will vest and become payable in accordance with the service-based vesting schedule applicable to such Company PSU immediately prior to the Effective Time, subject to double-trigger accelerated vesting on any termination without “cause” or resignation for “good reason,” as such terms are defined in the CIC Severance Plan, following the Effective Time and prior to the regular vesting date. For the avoidance of doubt, any Unvested PSU Consideration will not be subject to any performance-based vesting requirements and will be subject solely to the service-based vesting requirements applicable to the applicable Company PSU as of immediately prior to the Effective Time.

At the Effective Time, each Company Stock Price PSU that is outstanding as of immediately prior to the Effective Time will, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into (i) the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (A) the Merger Consideration and (B) one-third of the total number of shares of Company Common Stock subject to such Company Stock Price PSU as of immediately prior to the Effective Time and (ii) with respect to the remaining two-thirds of each such Company Stock Price PSU, the right to receive the Unvested Company Stock Price PSU Consideration, with such Unvested Company Stock Price PSU Consideration vesting and becoming payable on May 31, 2028, subject to continued employment through such date, and subject to double-trigger accelerated vesting on any termination without “cause” or resignation for “good reason,” as such terms are defined in the CIC Severance Plan, following the Effective Time and prior to May 31, 2028. For the avoidance of doubt, any Unvested Company Stock Price PSU Consideration will not be subject to any performance-based vesting requirements and will be subject solely to the service-based vesting requirements applicable to the applicable Company Stock Price PSU through May 31, 2028.

When and where is the Special Meeting of our stockholders?

The special meeting will be held virtually on [•], 2026 at [•] [a.m.]/[p.m.], Eastern Time (unless adjourned or postponed to a different date and time). The Company is conducting the Special Meeting solely online via the Internet through a live webcast and online stockholder tools. Stockholders will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/CCO2026SM and by using the 16-digit control number included in their proxy materials.

Who is entitled to vote at the Special Meeting?

Only Company stockholders that are holders of record of Company Common Stock as of the close of business on [•], 2026, the record date for the Special Meeting, are entitled to vote the shares of Company Common Stock they held as of the record date at the Special Meeting. As of the close of business on the record date, there were [•] shares of Company Common Stock issued and outstanding and entitled to vote. On each of the proposals presented at the Special Meeting, each Company stockholder is entitled to one vote for each share of Company Common Stock held by such stockholder on the record date.

May I attend the Special Meeting and vote in person?

The Company is hosting the Special Meeting virtually. There will be no physical location for stockholders to attend. Stockholders will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/CCO2026SM and by using the 16-digit control number included in their proxy materials.

Stockholders of record:    If your shares of Company Common Stock were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., in order to participate in the Special Meeting, you will need your 16-digit control number included on the proxy card previously distributed to you. If you are a holder of record, you may vote electronically during the Special Meeting by following the instructions available at www.virtualshareholdermeeting.com/CCO2026SM.

Stockholders holding shares in “street” name:    If your shares of Company Common Stock are beneficially held in “street name” through a brokerage firm, bank, trust or other similar organization and you do not have a 16-digit control number, in order to participate in the Special Meeting, you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of Company Common Stock you held as of the record date, your name and email address. If you beneficially hold your Company Common Stock in “street name,” you must obtain the appropriate documents from your broker, bank, trustee, or nominee, giving you the right to vote the shares at the Special Meeting.

Instructions on how to attend and participate in the Special Meeting via the webcast are posted at www.virtualshareholdermeeting.com/CCO2026SM.

You should ensure that you have a strong Internet connection and allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Special Meeting. We encourage you to access the meeting prior to the start time to allow ample time to complete the online check-in process. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be provided on the log-in page.

What proposals will be considered at the Special Meeting?

At the Special Meeting, Company stockholders will be asked to consider and vote on the following proposals:

•        a proposal to adopt the Merger Agreement (the “Merger Proposal”);

•        a proposal to approve, on an advisory, non-binding basis, the specified compensation that will or may be paid or may become payable to the Company’s named executive officers in connection with the Merger (the “Advisory Compensation Proposal”); and

•        a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies for the Merger Proposal if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

What constitutes a quorum for purposes of the Special Meeting?

The representation in person (virtually) or by proxy of Company stockholders holding a majority of the total voting power of Company Common Stock entitled to vote will constitute a quorum at the Special Meeting. Votes “withheld,” abstentions and “broker non-votes” are counted as present for purposes of establishing a quorum.

The inspector of election will treat abstentions as present for purposes of determining the presence of a quorum. If a quorum is not present, the only business that can be transacted at the Special Meeting is the adjournment or postponement of the meeting to another date or time.

The Company does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at the Special Meeting is expected to be considered non-routine.

What vote of our Company stockholders is required to approve each of the proposals?

On each of the proposals presented at the Special Meeting, each Company stockholder is entitled to one vote for each share of Company Common Stock held by such stockholder on the record date.

The table below illustrates the voting options, vote required, and effect of abstentions and broker non-votes for each proposal, assuming a quorum is present at the Special Meeting (unless otherwise set forth below with respect to the Adjournment Proposal):

Voting Matter	Voting Options	Vote Required	Broker Discretionary Voting Allowed	Effect of Broker Non-Votes	Effect of Abstentions
Proposal 1: The Merger Proposal	For, against, or abstain	Affirmative vote of the Company stockholders holding a majority of the outstanding shares of Company Common Stock entitled to vote	No	N/A(1)(2)	Against
Proposal 2: The Advisory Compensation Proposal	For, against, or abstain

Affirmative vote of the Company stockholders holding a majority of the outstanding shares of Company Common Stock present in person or by proxy at the Special Meeting and entitled to vote on the matter

			No	N/A(1)(3)	Against
Proposal 3: The Adjournment Proposal(4)	For, against, or abstain

Affirmative vote of the Company stockholders holding a majority of the outstanding shares of Company Common Stock present, in person or represented by proxy, at the Special Meeting and entitled to vote thereon (whether or not a quorum is present)

			No	N/A(1)(3)	Against

____________

(1)      Each proposal to be considered at the Special Meeting is expected to be deemed a “non-routine” matter. As a result, if you do not provide voting instructions to your broker, bank, or other nominee, your shares will not be deemed present for any purpose at the Special Meeting, including for purposes of determining whether a quorum exists. Accordingly, no broker non-votes are expected in connection with the Special Meeting.

(2)      Although no broker non-votes are expected, a failure to provide instructions to the broker, bank, or other nominee holding your shares of Company Common Stock will, without resulting in a broker non-vote, have the same effect as a vote “Against” the Merger Proposal.

(3)      Although no broker non-votes are expected, a failure to provide instructions to the broker, bank, or other nominee holding your shares of Company Common Stock will, without resulting in a broker non-vote, have no effect on the outcome of the Advisory Compensation Proposal or the Adjournment Proposal.

(4)      The Company retains full authority to the extent set forth in its Bylaws and Delaware law to adjourn the Special Meeting for any other purpose, or to postpone the Special Meeting before it is convened, without the vote or consent of any of the Company stockholders. Please be advised that the Company does not intend to call a vote on the Adjournment Proposal if the Merger Proposal is approved at the Special Meeting.

What is a “broker non-vote”?

Under NYSE rules, brokers have discretion to vote the shares of customers who fail to provide voting instructions on “routine matters,” but brokers may not vote such shares on “non-routine matters” without voting instructions. When a broker is not permitted to vote the shares of a customer who does not provide voting instructions, it is called a “broker non-vote.” If you do not provide your broker with voting instructions, your broker will not be able to vote your shares with respect to (i) the Merger Proposal, (ii) the Advisory Compensation Proposal and (iii) the Adjournment Proposal.

The Company does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at the Special Meeting is expected to be considered non-routine. As a result, no bank, broker or other nominee will be permitted to vote your shares of Company Common Stock at the Special Meeting without receiving instructions. Failure to instruct your bank, broker or other nominee as to how to vote your shares of Company Common Stock will have the same effect as a vote “AGAINST” the Merger Proposal but will have no effect on the outcome of the Advisory Compensation Proposal or the Adjournment Proposal.

How does the Company Board recommend that I vote?

The Company Board recommends a vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal, if necessary or appropriate, to solicit additional proxies for the Merger Proposal.

For a discussion of the factors that the Company Board considered in determining to recommend that the Company stockholders adopt the Merger Agreement, see the section of this proxy statement titled “The Merger — Reasons for the Merger; Recommendation of the Company Board.”

Do any of the Company’s directors or executive officers have interests in the Merger that may differ from or be in addition to my interests as a Company stockholder?

Yes, in considering the recommendation of the Company Board with respect to the Merger Agreement, you should be aware that certain of the Company’s directors and executive officers have interests that may be different from, or in addition to, the interests of Company stockholders generally. In addition, the Company Board was aware of and considered these interests, among other matters, in evaluating the Merger and in recommending that the Merger Agreement be approved by the Company stockholders. See the section of this proxy statement titled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.”

Why am I being asked to cast an advisory, non-binding vote to approve the compensation that may be paid or may become payable to the Company’s named executive officers in connection with the Merger?

The SEC, in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, adopted rules that require the Company to seek an advisory (non-binding) vote with respect to certain payments that may be made to the Company’s named executive officers in connection with the Merger.

What will happen if the Company stockholders do not approve the Advisory Compensation Proposal?

The vote on the Advisory Compensation Proposal is a vote separate and apart from the vote to adopt the Merger Agreement. Because the vote on the Advisory Compensation Proposal is advisory only, it will not be binding on the Company, the Company Board, Parent or the surviving corporation. Accordingly, because the Company is contractually obligated to pay the compensation, if the Merger Agreement is adopted by the Company stockholders and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of this advisory, non-binding vote.

What happens if I sell my shares of Company Common Stock before the Special Meeting?

The record date for the Special Meeting is earlier than the date of the Special Meeting. If you sell or transfer your shares of Company Common Stock after the record date, but before the Special Meeting, you will retain your right to vote such shares at the Special Meeting. However, the right to receive the Merger Consideration will pass to the person to whom you transferred your shares. In order to receive the Merger Consideration in connection with the Merger, you must hold your shares of Company Common Stock through the Effective Time. In addition, if you demand appraisal for any of your shares of Company Common Stock, you will lose your right to appraisal with respect to any such shares that you thereafter sell or transfer prior to the Effective Time.

What is a proxy?

A proxy is your legal designation of another person to vote your shares of Company Common Stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Company Common Stock is called a “proxy card.”

If a Company stockholder gives a proxy, how are the shares voted?

Regardless of the method you choose to vote, the individuals named on the accompanying proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal.

Can I change my vote after I have delivered my proxy or my voting instructions?

If you are a holder of record, you may change your vote or revoke your proxy at any time before your shares are voted at the Special Meeting, as applicable, by (i) mailing a proxy card dated later than your last submitted proxy card, (ii) authorizing a new proxy to vote on a later date on the Internet or by telephone (it being understood that only your latest Internet or telephone proxy submitted prior to the Special Meeting will be counted), (iii) notifying the Corporate Secretary of the Company in writing or (iv) voting during the Special Meeting (attendance at the Special Meeting will not, by itself, revoke the proxy). If your shares are held beneficially in “street name,” you should follow the instructions provided by your broker, bank or other nominee to change your vote or revoke your proxy.

How do I cast my vote if I am a Company stockholder that is a holder of record?

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, to be the “holder of record.” In that case, this proxy statement and your proxy card have been sent directly to you by the Company.

If you are a holder of record as of the record date, you may vote by submitting your proxy via the Internet, by telephone or by completing, signing and returning the accompanying proxy card by mail in the prepaid reply envelope. You may also vote your shares by ballot via the Internet during the Special Meeting. Even if you plan to attend the Special Meeting, you are encouraged to submit your vote by proxy as early as possible to ensure that your shares will be represented. For more detailed instructions on how to vote using one of these methods, see the section of this proxy statement titled “The Special Meeting — Voting Procedures.”

If you are a holder of record of shares of Company Common Stock and you submit a proxy card or voting instructions but do not direct how to vote on each item, the persons named as proxies will vote your shares in favor of each of the Merger Proposal, the Advisory Compensation Proposal and, if necessary or appropriate, the Adjournment Proposal.

How do I cast my vote if my shares of Company Common Stock are beneficially held in “street name” by my bank, broker or other nominee?

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of Company Common Stock (i.e., you hold in “street name”). In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the holder of record.

If you are a beneficial owner of shares of Company Common Stock (i.e., you hold in “street name”), you must follow the instructions from your bank, broker or other nominee in order to vote such shares. Your bank, broker or other nominee will vote your shares only if you provide instructions on how to vote by properly completing the voting instruction form sent to you by your bank, broker or other nominee with this proxy statement. Without providing those instructions, your shares will not be voted, which will have the same effect as a vote “AGAINST” the Merger Proposal but will have no effect on the outcome of the Advisory Compensation Proposal or the Adjournment Proposal.

What will happen if I abstain from voting or fail to vote on any of the proposals?

If you abstain from voting with respect to any proposal, it will have the same effect as a vote “AGAINST” each of the Merger Proposal, the Advisory Compensation Proposal or the Adjournment Proposal, as applicable.

If you fail to cast your vote via the Internet during the Special Meeting or by proxy or fail to give voting instructions to your bank, broker or other nominee, any such failure will have the same effect as a vote “AGAINST” the Merger Proposal but will have no effect on the outcome of the Advisory Compensation Proposal or the Adjournment Proposal.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if you hold your shares of Company Common Stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of Company Common Stock. If you are a holder of Company Common Stock of record and your shares of Company Common Stock are registered in more than one name, you will receive more than one proxy card. Please submit your proxy and/or voting instructions for each set of materials that you receive to ensure that all your shares of Company Common Stock are voted.

Where can I find the voting results of the Special Meeting?

If available, we may announce preliminary voting results at the conclusion of the Special Meeting. We intend to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. All reports that the Company files with the SEC are publicly available when filed. For more information, see the section of this proxy statement titled “Where You Can Find Additional Information.”

Am I entitled to rights of appraisal under the DGCL?

If the Merger is completed, and certain conditions set forth in Section 262(g) of the DGCL are satisfied, the Company stockholders that are holders of record and beneficial owners of Company Common Stock who continuously hold shares of Company Common Stock through the Effective Time and who do not vote such shares in favor of the adoption of the Merger Agreement, and beneficial owners of shares of Company Common Stock held either in voting trust or by a nominee on behalf of such person who beneficially owns shares of Company Common Stock through the Effective Time that are not voted in favor of the adoption of the Merger Agreement, and in either case who properly demand appraisal of their applicable shares and do not withdraw their demands or otherwise lose their rights to appraisal, and who otherwise comply with the applicable requirements of Section 262 of the DGCL, will be entitled to seek appraisal of their shares of Company Common Stock in connection with the Merger under Section 262 of the DGCL. This means such holders of record and beneficial owners of shares of Company Common Stock will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Company Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest on the amount determined to be fair value, if any, as determined by the court (or, in certain circumstances described below, on the difference between the amount determined to be the fair value and the amount paid to each stockholder entitled to appraisal prior to the entry of judgment in the appraisal proceeding). Holders of record and beneficial owners of Company Common Stock who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The requirements under Section 262 of the DGCL for exercising appraisal rights are described in additional detail in this proxy statement, and Section 262 of the DGCL regarding appraisal rights is accessible without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Failure to comply with the provisions of Section 262 of the DGCL in a timely and proper manner may result in the loss of appraisal rights. See the section of this proxy statement titled “Appraisal Rights.”

When is the Merger expected to be completed?

We are working toward completing the Merger as promptly as possible, and currently expect the transaction to close by the end of the third quarter of 2026, pending the receipt of applicable regulatory approvals and a stockholder vote in favor of the adoption of the Merger Agreement. However, the exact timing of completion of the Merger cannot be accurately predicted, because the Merger is subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of the conditions to Parent’s, Merger Sub’s and the Company’s respective obligations to consummate the Merger, some of which are not within the parties’ control.

What effect will the Merger have on the Company?

If the Merger is consummated, Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will thereupon cease, and the Company will continue to exist following the Merger as a wholly owned subsidiary of Parent. Following completion of the Merger, shares of Company Common Stock will be delisted from the NYSE, and the registration of shares of Company Common Stock under the Exchange Act will be terminated.

What happens if the Merger is not completed?

If the Merger Proposal is not approved by the Company stockholders, or if the Merger is not completed for any other reason, the Company stockholders will not receive any payment for their shares of Company Common Stock in connection with the Merger. Instead, the Company will remain an independent public company and stockholders will continue to own their shares of Company Common Stock. Company Common Stock will continue to be registered under the Exchange Act and listed and traded on the NYSE. In addition, if the Merger is not completed, the Company stockholders will continue to be subject to the same risks and opportunities to which they are currently subject. Under certain circumstances, if the Merger is not completed, the Company may be obligated to pay to Parent the Company Termination Fee or Parent may be obligated to pay to the Company the Parent Termination Fee, as applicable. For more information, see the section of this proxy statement titled “The Merger Agreement — Termination Fees.”

What is householding and how does it affect me?

The SEC permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if we provide advance notice and follow certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. If your shares are beneficially held in “street name,” you will receive your proxy card or other voting information from your bank, broker or other nominee and you will return your proxy card(s) to your bank, broker or other nominee. You should vote on and sign each proxy card you receive as discussed above. To request that only one copy of any of these materials be mailed to your household, please contact your bank, broker or other nominee.

Who can help answer my questions?

If you need assistance in completing your proxy card or have questions regarding the Special Meeting, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Company stockholders may call toll free: (877) 825-8793

Banks and Brokers may call collect: (212) 750-5833

FORWARD-LOOKING STATEMENTS

This proxy statement contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, including, but not limited to, statements regarding the Merger, stockholder approvals, the expected timetable for completing the Merger, the expected benefits of the Merger, and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. Forward-looking statements may give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events or operating or financial performance. For example, all statements we make relating to our expectations relating to the Merger and the transactions contemplated by the Merger Agreement, our estimated and projected costs, expenditures, cash flows, growth rates, and financial results or our plans and objectives for future operations, growth initiatives, or strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including, but not limited to:

•        uncertainties associated with the proposed Merger, including the failure to receive the Requisite Stockholder Approval (including through the Special Meeting) or consummate the Merger in a timely manner or at all;

•        the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, including circumstances requiring us to pay a termination fee pursuant to the Merger Agreement;

•        failure to satisfy the conditions precedent to consummate the Merger, including the adoption of the Merger Agreement by the affirmative vote (in person or by proxy) of the Company stockholders holding a majority of the outstanding shares of Company Common Stock and obtaining required regulatory approvals;

•        the risk that restrictions on the operation of our business during the pendency of the Merger may impact our ability to pursue certain business opportunities or strategic transactions or undertake certain actions we might otherwise have taken;

•        potential litigation relating to, or other unexpected costs resulting from, the Merger;

•        continued economic uncertainty, an economic slowdown or recession, or other macroeconomic factors, including as a result of increased tariffs and retaliatory trade regulations and policies;

•        our ability to service our debt obligations and to fund our operations and capital expenditures;

•        the impact of our substantial indebtedness;

•        the difficulty, cost, and time required to implement our strategy, and the fact that we may not realize the anticipated benefits therefrom fully or at all;

•        our ability to obtain and renew key contracts with municipalities, transit authorities and private landlords and on favorable terms;

•        competition;

•        regulations, consumer concerns and other challenges regarding privacy, digital services, data protection, cybersecurity, and the use of artificial intelligence (“AI”);

•        a breach of our information security measures;

•        legislative or regulatory requirements;

•        restrictions on out-of-home advertising of certain products;

•        environmental, health, safety, and land use laws and regulations, as well as various actual and proposed changes to sustainability laws and regulations;

•        the impact of strategic transactions that we have pursued in the past and may, if we do not consummate the Merger, pursue in the future;

•        there can be no assurance that the process to sell our business in Spain will be successful or result in value for our stockholders;

•        third-party claims or actions against us or our suppliers;

•        volatility of our stock price;

•        the impacts on our stock price as a result of future sales of Company Common Stock if we remain a public company, or the perception thereof, and dilution resulting from additional capital raised through the sale of Company Common Stock or other equity-linked instruments;

•        our ability to continue to comply with the applicable listing standards of the NYSE if the Merger is not consummated and we remain a public company;

•        the restrictions contained in the agreements governing our indebtedness limiting our flexibility in operating our business;

•        the effect of credit ratings downgrades;

•        our dependence on our senior management team and other key individuals and any failure to retain them in light of the Merger;

•        continued scrutiny and changing expectations from government regulators, municipalities, investors, lenders, customers, activists, and other stakeholders; and

•        other factors set forth in our SEC filings.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations are disclosed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025 and “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in any subsequent Quarterly Reports on Form 10-Q. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements in the context of these risks and uncertainties.

We caution you that the important factors referenced above may not include all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included in this proxy statement are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as otherwise required by law.

THE PARTIES

Clear Channel Outdoor Holdings, Inc.

Clear Channel Outdoor Holdings, Inc.
4830 North Loop 1604W, Suite 111
San Antonio, Texas 78249
(210) 547-8800

The Company is a leading provider of out-of-home advertising solutions, offering advertisers impactful and innovative opportunities to reach mass audiences across a variety of high-traffic public spaces. By leveraging the scale, reach and flexibility of our diverse portfolio of assets — including roadside billboards, street furniture and airport displays — we connect advertisers with millions of consumers every month. We believe we are at the forefront of driving innovation in the out-of-home advertising industry, and our dynamic advertising platform continues to attract a broader pool of advertisers through the expansion of our network of digital displays and the integration of data analytics, programmatic tools and other technologies to deliver measurable campaigns that are simpler to buy.

We believe out-of-home advertising holds a strong position in the media mix, offering advertisers a cost-effective medium to reach consumers along their daily journeys in ways that can drive measurable results. According to 2025 Scarborough Research data, over 90% of American adults are on the road each week. Out-of-home’s large, high-impact displays and creative capabilities, such as digital technologies, three-dimensional elements and lighting effects, offer advertisers an impactful way to build brand awareness in select iconic and high-visibility locations, including roadside and airport environments. With its reach and flexibility, out-of-home serves as both a hyper-local, targeted solution and a scaled, mass-reach platform.

Out-of-home continues to undergo a technology-driven transformation. Modern marketers aim to efficiently reach target audiences, quickly adjust messaging and measure campaign impact with greater speed, simplicity and transparency. The growth of digital media and use of audience data enable advertisers to select displays they believe are most likely to reach their target audiences and adjust advertisements based on dynamic factors, such as time of day, weather, breaking news and shifting strategies, making messaging more relevant and effective.

While out-of-home continues to grow alongside urbanization and consumer mobility, other traditional media such as print, linear television and radio are experiencing audience fragmentation and declining ad spend. According to the Omnicom U.S. Advertising Market Model (Winter 2025), previously published under the MAGNA brand, U.S. out-of-home advertising revenues are projected to grow at a 4.0% compound annual rate from 2026 to 2030, while other traditional media are expected to decline. We believe these trends, together with out-of-home’s ability to deliver a viewable advertising experience that cannot be skipped or blocked, enhance out-of-home’s appeal as an advertising medium.

Out-of-home remains a resilient advertising medium with key differentiators that we believe provide stability to our market position. The industry is anchored on a foundation of assets that are difficult to replicate because they are highly regulated, subject to proprietary relationships with exclusivity provisions, and require deep operational expertise. In the U.S., federal, state and local regulations limit the development of new billboard inventory, and numerous signage ordinances make it challenging for new entrants to compete at scale. In airports, the complexity of operating major advertising concessions creates significant hurdles for new players. Airport, transit and street furniture advertising media are often built on exclusive contracts, which require strong relationships with officials and regulatory authorities, as well as specialized expertise in operating municipal concessions.

Shares of Company Common Stock are listed on the NYSE under the symbol “CCO.” Our principal executive offices are located at 4830 North Loop 1604W, Suite 111, San Antonio, Texas 78249. Our telephone number is (210) 547-8800. Our website address is www.clearchanneloutdoor.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into or otherwise part of this proxy statement. Additional information about the Company is contained in our public filings. See the section of this proxy statement titled “Where You Can Find Additional Information.”

Madison Parent Inc.

Madison Parent Inc.
c/o Maples Fiduciary Services (Delaware) Inc.
Suite 302, 4001 Kennett Pike
County of New Castle
Wilmington, DE 19807
United States

Parent is a Delaware corporation formed on February 5, 2026 solely for the purpose of entering into the Merger Agreement, and subject to the terms and conditions thereof, completing the transactions contemplated by the Merger Agreement and the Financing in connection with the Merger. Parent has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. After the Closing, Parent will be the parent company of the Company.

Madison Merger Sub Inc.

c/o Maples Fiduciary Services (Delaware) Inc.
Suite 302, 4001 Kennett Pike
County of New Castle
Wilmington, DE 19807
United States

Merger Sub is a Delaware corporation and wholly owned subsidiary of Parent formed on February 5, 2026 solely for the purpose of entering into the Merger Agreement, and subject to the terms and conditions thereof, completing the transactions contemplated by the Merger Agreement and the Financing. Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon the Closing, Merger Sub will cease to exist. At the Effective Time, the surviving corporation will be indirectly owned by members of the Consortium.

For more information, see the section of this proxy statement titled “The Merger — Financing of the Merger.”

THE SPECIAL MEETING

We are furnishing this proxy statement to the Company stockholders as part of the solicitation of proxies by the Company Board for use at the Special Meeting and at any adjournments or postponements thereof.

Date, Time and Place

The Special Meeting will be held virtually on [•], 2026, at [•] [a.m.] / [p.m.], Eastern Time (unless adjourned or postponed to a different date and time). Stockholders will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/CCO2026SM and by using the 16-digit control number included in your proxy materials, where you, or your proxy, will be able to vote electronically and examine the list of stockholders entitled to vote at the Special Meeting during the Special Meeting. The Company is conducting the Special Meeting solely online via the Internet through a live webcast and online stockholder tools.

Purpose of the Special Meeting

At the Special Meeting, Company stockholders will be asked to consider and vote on the following proposals:

•        a proposal to adopt the Merger Agreement (the “Merger Proposal”);

•        a proposal to approve, on an advisory, non-binding basis, the specified compensation that will or may be paid or may become payable to the Company’s named executive officers in connection with the Merger (the “Advisory Compensation Proposal”); and

•        a proposal to adjourn the Special Meeting to a later date or dates, from time to time, if necessary or appropriate, to solicit additional proxies for the Merger Proposal if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

A copy of the Merger Agreement is attached as Annex A to this proxy statement.

Recommendation of the Company Board

The Company Board has unanimously (i) determined that it is in the best interests of the Company and the Company stockholders, and declared it advisable, to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth therein; (ii) approved the execution and delivery of the Merger Agreement and certain other ancillary agreements by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and conditions set forth therein; (iii) approved and declared advisable the Support Agreements and the transactions contemplated thereby; (iv) resolved to recommend that the Company stockholders adopt the Merger Agreement in accordance with the DGCL; and (v) directed that the adoption of the Merger Agreement be submitted to the Company stockholders for consideration by the Company stockholders at a meeting thereof. Accordingly, the Company Board recommends that Company stockholders vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal, if necessary or appropriate, to solicit additional proxies for the Merger Proposal.

For a discussion of the material factors that the Company Board considered in determining to recommend the adoption of the Merger Agreement, see the section of this proxy statement titled “The Merger — Reasons for the Merger; Recommendation of the Company Board.”

Record Date and Company Stockholders Entitled to Vote

Only Company stockholders of record as of the close of business on [•], 2026, the record date for the Special Meeting, are entitled to receive notice of and to vote the shares of Company Common Stock they held on the record date at the Special Meeting. As of the close of business on the record date, [•] shares of Company Common Stock were issued and outstanding and entitled to be voted at the Special Meeting. On each of the proposals presented at the Special Meeting, each Company stockholder is entitled to one vote for each share of Company Common Stock held by such stockholder on the record date. Assuming a quorum is present, the adoption of the Merger Agreement by the Company stockholders requires the affirmative vote of Company stockholders holding a majority of the outstanding shares of Company Common Stock entitled to vote thereon as of the close of business on the record date.

A list of Company stockholders of record entitled to vote at the Special Meeting will be accessible on the virtual meeting website during the Special Meeting for those attending the Special Meeting and, additionally, for ten days prior to the Special Meeting, at our corporate offices at 4830 North Loop 1604W, Suite 111, San Antonio, Texas 78249.

Quorum

The Company stockholders holding a majority of the total voting power of Company Common Stock entitled to vote and represented in person (virtually) or by proxy will constitute a quorum at the Special Meeting. Votes “withheld,” abstentions and “broker non-votes” are counted as present for purposes of establishing a quorum. If a quorum shall fail to attend the Special Meeting, the chairman of the meeting or the Company stockholders holding a majority of the voting power of the shares of Company Common Stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another time and/or place. The inspector of election appointed for the Special Meeting will determine whether a quorum is present.

If a quorum is not present, the only business that can be transacted at the Special Meeting is the adjournment or postponement of the meeting to another date or time.

Vote Required

Adoption of the Merger Proposal

Assuming a quorum is present, the approval of the Merger Proposal requires the affirmative vote of the Company stockholders holding a majority of the outstanding shares of Company Common Stock entitled to vote as of the close of business on the record date. Accordingly, assuming a quorum is present, shares deemed not in attendance at the Special Meeting (whether due to a holder of record’s failure to vote or a “street name” beneficial holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) and abstentions will have the same effect as a vote “AGAINST” the Merger Proposal.

Under the Merger Agreement, approval of the Merger Proposal by the Company stockholders is a condition to the consummation of the Merger.

Approval of the Advisory Compensation Proposal

Assuming a quorum is present, the approval of the Advisory Compensation Proposal, on an advisory, non-binding basis, requires the affirmative vote of the Company stockholders holding a majority of the outstanding shares of Company Common Stock present, in person or represented by proxy, at the Special Meeting and entitled to vote thereon. Accordingly, assuming a quorum is present, shares deemed not in attendance at the Special Meeting (whether due to a holder of record’s failure to vote or a “street name” beneficial holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) will have no effect on the outcome of the Advisory Compensation Proposal and abstentions will have the same effect as a vote “AGAINST” the Advisory Compensation Proposal.

The vote on the Advisory Compensation Proposal is a vote separate and apart from the vote to adopt the Merger Agreement. Because the vote on the Advisory Compensation Proposal is advisory only, it will not be binding on the Company, the Company Board, Parent or the surviving corporation. Accordingly, because the Company is contractually obligated to pay the compensation, if the Merger Agreement is adopted by the Company stockholders and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the advisory, non-binding vote.

Approval of the Adjournment Proposal

Whether or not a quorum is present at the Special Meeting, the approval of the Adjournment Proposal requires the affirmative vote of the Company stockholders holding a majority of the outstanding shares of Company Common Stock present, in person or represented by proxy, at the Special Meeting and entitled to vote thereon. Accordingly, shares deemed not in attendance at the Special Meeting (whether due to a holder of record’s failure to vote or a “street name” beneficial holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) will have no effect on the outcome of the Adjournment Proposal and abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal.

The vote on the Adjournment Proposal is a vote separate and apart from the vote to adopt the Merger Agreement. The Company does not intend to call a vote on this proposal if the Merger Proposal is approved at the Special Meeting.

Tabulation of Votes; Results

The Company will retain an independent party to receive and tabulate the proxies and ballots, and to serve as the inspector of election to certify the results of the Special Meeting.

Voting Procedures

Whether or not you plan to attend the Special Meeting virtually and regardless of the number of shares of Company Common Stock you own, your careful consideration of, and vote on, the Merger Agreement is important and we encourage you to vote promptly.

If you are a registered owner of shares of Company Common Stock, to ensure that your shares of Company Common Stock are voted at the Special Meeting, we recommend that you promptly submit your proxy, even if you plan to attend the Special Meeting virtually, using one of the following three methods:

•        By Internet.    If you have Internet access, you may submit your proxy by going to www.proxyvote.com and following the instructions on how to complete an electronic proxy card. You will need the control number included on your proxy card in order to authorize a proxy to vote by Internet. Internet voting is available until 11:59 p.m., Eastern Time, on [•], 2026.

•        By Telephone.    If you have access to a touch-tone telephone, you may submit your proxy by calling the telephone number specified on your proxy card and by following the recorded instructions. You will need the control number included on your proxy card in order to authorize a proxy to vote by telephone. Telephone voting is available until 11:59 p.m., Eastern Time, on [•], 2026.

•        By Mail.    You may authorize a proxy to vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the proxy card where indicated on the proxy card and by mailing or otherwise returning the proxy card in the envelope that will be provided to you therewith. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), please indicate your name and title or capacity.

The Internet and telephone procedures for submitting proxies are designed to authenticate your identity and to allow you to cause your shares of Company Common Stock to be voted for the matters brought before the Special Meeting as described in this proxy statement and confirm that your proxy has been properly recorded.

If you submit your proxy via the Internet, by telephone or by completing, signing and returning the accompanying proxy card by mail, the persons named as proxies will vote your shares according to your instructions. If you are a stockholder with shares of Company Common Stock registered in your name and submit your proxy but do not direct the persons named as proxies how to vote your shares on a proposal to be brought before the Special Meeting, the persons named as proxies will vote your shares in favor of the Merger Proposal, the Advisory Compensation Proposal and the Adjournment Proposal.

If a beneficial owner of shares of Company Common Stock held in “street name” by a bank, broker or other nominee does not provide the organization that holds its shares with specific voting instructions, then, under applicable rules, the organization that holds its shares may generally vote on “discretionary” matters but cannot vote on “non-discretionary” matters. A so-called “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon one or more matters for which the applicable rules provide discretionary authority or for which voting instructions have been provided but do not vote on a particular proposal because they do not have discretionary authority to vote on that matter and have not received specific voting instructions on that matter from the beneficial owner of relevant shares. The Company does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at the Special Meeting is expected to be considered non-routine. As a result, no broker will be permitted to vote your shares of Company Common Stock at the Special Meeting without receiving instructions. Failure to instruct your bank, broker or other nominee as to how to vote your shares of Company Common Stock will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

If you are a beneficial owner of shares of Company Common Stock held in “street name” by a bank, broker or other nominee, you must follow the instructions from your bank, broker or other nominee in order to vote your shares. If you follow the instructions from your bank, broker or other nominee for voting your shares, then your bank, broker or other nominee will vote your shares according to your instructions. Under applicable rules, your bank, broker or other nominee has authority to vote your shares only if you provide instructions on how to vote by properly completing the voting instruction form sent to you by your bank, broker or other nominee with this proxy statement. If you do not provide voting instructions to your bank, broker or other nominee on a proposal to be brought before the Special Meeting, your shares will not be voted on that proposal, and if you do not provide voting instructions on any of the proposals to be brought before the Special Meeting, your shares will not be deemed to be in attendance at the meeting.

Revocation of Proxies

If you are a holder of record, you may change your vote or revoke your proxy at any time before your shares are voted at the Special Meeting, as applicable, by (i) mailing a proxy card dated later than your last submitted proxy card, (ii) authorizing a new proxy to vote on a later date on the Internet or by telephone (it being understood that only your latest Internet or telephone proxy submitted prior to the Special Meeting will be counted), (iii) notifying the Company’s Corporate Secretary in writing or (iv) voting during the Special Meeting (attendance at the Special Meeting will not, by itself, revoke the proxy). If your shares are held beneficially in “street name,” you should follow the instructions provided by your broker, bank or other nominee to change your vote or revoke your proxy.

Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies for the Merger Proposal, will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned, postponed or delayed.

Voting at the Special Meeting

The Special Meeting will be held virtually at www.virtualshareholdermeeting.com/CCO2026SM. There will be no physical location for stockholders to attend. You will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/CCO2026SM and using the 16-digit control number included in your proxy materials.

•        Stockholders of record:    If you are a holder of record, in order to participate in the Special Meeting, you will need your 16-digit control number included on the proxy card previously distributed to you. If you are a holder of record, you may vote electronically during the Special Meeting by following the instructions available on www.virtualshareholdermeeting.com/CCO2026SM.

•        Stockholders holding shares in “street” name:    If your shares are beneficially held in “street name” through a brokerage firm, bank, trust or other similar organization and you do not have a 16-digit control number, in order to participate in the Special Meeting, you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of Company Common Stock you held as of the record date, your name and email address. If you beneficially hold your Company Common Stock in “street name,” you must obtain the appropriate documents from your broker, bank, trustee, or nominee, giving you the right to vote the shares at the Special Meeting.

Instructions on how to attend and participate in the Special Meeting via the webcast are posted at www.virtualshareholdermeeting.com/CCO2026SM.

You should ensure that you have a strong Internet connection and allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Special Meeting. We encourage you to access the meeting prior to the start time to allow ample time to complete the online check-in process. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be provided on the log-in page.

If you beneficially hold your Company Common Stock in “street name,” you must obtain the appropriate documents from your broker, bank, trustee, or nominee, giving you the right to vote the shares at the Special Meeting. For beneficial owners of shares of Company Common Stock held in “street name,” in addition to providing identification as outlined for holders of record above, you will need a legal proxy from your broker or a recent brokerage statement or letter from your broker reflecting your stock ownership as of the record date. Please note, however, that unless you have a legal proxy from your bank, broker or other nominee, you will not be able to vote any shares beneficially held in “street name” virtually at the Special Meeting. Please note that even if you plan to attend the Special Meeting, we recommend that you submit a proxy by Internet, telephone or by mail, using the accompanying proxy card in advance, to ensure that your shares will be represented.

Solicitation of Proxies

The Company will bear the cost of soliciting proxies, including the expense of preparing, printing and distributing this proxy statement. In addition to soliciting proxies by mail, telephone or electronic means, we may request banks, brokers and other nominees to solicit their customers who have Company Common Stock registered in their names and will, upon request, reimburse them for the reasonable, out-of-pocket costs of forwarding proxy materials in accordance with customary practice and SEC and NYSE regulations. We may also use the services of our directors, officers and other employees to solicit proxies, personally, by telephone or by electronic means, without additional compensation. In addition, the Company has retained Innisfree M&A Incorporated to solicit proxies at a total cost to the Company of approximately $30,000.

Adjournments

Whether or not a quorum is present at the Special Meeting, the Special Meeting may be adjourned from time to time to another time and/or place under our Bylaws by the chair of the meeting or by the Company stockholders holding a majority of the outstanding shares of Company Common Stock entitled to vote who are present, in person or by proxy. Under our Bylaws, notice need not be given of any such adjournment of less than 30 days if the time and place thereof are announced at the meeting at which the adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned special meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present virtually and vote at such adjourned meeting will be given to each holder of record entitled to receive notice of the meeting. All proxies will be voted in the same manner as they would have been voted at the original convening of the Special Meeting, except for any proxies that have been validly revoked or withdrawn prior to the time such proxies are voted at the reconvened meeting.

The Adjournment Proposal set forth in this proxy statement relates only to an adjournment of the Special Meeting for purposes of soliciting additional proxies for the Merger Proposal. The Company retains full authority to the extent set forth in its Bylaws and Delaware law to adjourn the Special Meeting for any other purpose, or to postpone the Special Meeting before it is convened, without the vote or consent of any of the Company stockholders.

Voting by the Company’s Directors and Executive Officers

As of the record date for the Special Meeting, the directors and executive officers of the Company beneficially owned in the aggregate approximately [•] shares of Company Common Stock, or approximately [•]% of the outstanding shares of Company Common Stock. Our directors and executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of their respective shares of Company Common Stock (1) “FOR” the Merger Proposal, (2) “FOR” the Advisory Compensation Proposal and (3) “FOR” the Adjournment Proposal.

Certain of the Company’s directors and executive officers have interests in the Merger that may be different from, or in addition to, those of the Company stockholders generally. For more information, see the section of this proxy statement titled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.”

Support Agreements

In connection with the execution of the Merger Agreement, certain Company stockholders have executed the Support Agreements in favor of Parent concurrently with the execution of the Merger Agreement. In aggregate, Company stockholders holding approximately 48% of the outstanding shares of Company Common Stock as of March 20, 2026 have entered into Support Agreements to vote in favor of the approval and adoption of the Merger Agreement. The adoption of the Merger Agreement by the affirmative vote of the Company stockholders holding a majority of the outstanding shares of Company Common Stock entitled to vote at the Special Meeting is the only vote or approval of the holders of any of the Company’s capital stock necessary to adopt the Merger Agreement and consummate the Merger. The Support Agreements terminate upon a Company Board Recommendation Change. For more information, see the section of this proxy statement titled “Support Agreements.”

Assistance

If you need assistance in completing your proxy card or have questions regarding the Special Meeting, please contact our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Company stockholders may call toll free: (877) 825-8793
Banks and Brokers may call collect: (212) 750-5833

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

As discussed elsewhere in this proxy statement, at the Special Meeting, Company stockholders will consider and vote on a proposal to adopt the Merger Agreement (referred to as the “Merger Proposal”). The Merger cannot be completed without the adoption of the Merger Agreement by the requisite vote of the Company stockholders. You are urged to carefully read this proxy statement in its entirety for more detailed information concerning the Merger Agreement and the Merger, including the information set forth under the sections of this proxy statement titled “The Merger” and “The Merger Agreement.” A copy of the Merger Agreement is attached as Annex A to this proxy statement. You are urged to read the Merger Agreement carefully and in its entirety.

Assuming a quorum is present, the approval of the Merger Proposal requires the affirmative vote of the Company stockholders holding a majority of the outstanding shares of Company Common Stock as of the close of business on the record date. Accordingly, assuming a quorum is present, shares deemed not in attendance at the Special Meeting (whether due to a holder of record’s failure to vote or a “street name” beneficial holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) and abstentions will have the same effect as a vote “AGAINST” the Merger Proposal.

The Company Board unanimously recommends a vote “FOR”
the approval of the Merger Proposal.

PROPOSAL 2: APPROVAL OF THE ADVISORY COMPENSATION PROPOSAL

Pursuant to Section 14A of the Exchange Act, the Company is required to submit a proposal to the Company stockholders to approve, on an advisory, non-binding basis, the “golden parachute” compensation payments that will or may be made by the Company to its named executive officers in connection with the Merger. This proposal, commonly known as a “say on golden parachute” proposal, gives the Company stockholders the opportunity to vote on an advisory, non-binding basis on the “golden parachute” compensation payments that will or may be paid by the Company to its named executive officers in connection with the Merger (referred to as the “Advisory Compensation Proposal”).

The “golden parachute” compensation that the Company’s named executive officers will or may be entitled to receive from the Company in connection with the Merger is summarized in the table that appears in the section of this proxy statement titled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Quantification of Payments and Benefits.” Such summary, in tabular form, includes the compensation and benefits that will or may be paid by the Company to its named executive officers in connection with the Merger.

The Company Board encourages you to review carefully the “golden parachute” compensation information disclosed in this proxy statement.

The Company Board unanimously recommends that the Company stockholders approve the following resolution:

“RESOLVED, that the stockholders approve, on an advisory (non-binding) basis, the compensation that will or may become payable by the Company to its named executive officers in connection with the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the Quantification of Payments and Benefits table and the related narrative disclosures.”

Assuming a quorum is present, the approval of the Advisory Compensation Proposal requires the affirmative vote of the Company stockholders holding a majority of the outstanding shares of Company Common Stock present, in person or represented by proxy, at the Special Meeting and entitled to vote thereon. Accordingly, assuming a quorum is present, shares of Company Common Stock deemed not in attendance at the Special Meeting (whether due to a holder of record’s failure to vote or a “street name” beneficial holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) will have no effect on the outcome of the Advisory Compensation Proposal and abstentions will have the same effect as a vote “AGAINST” the Advisory Compensation Proposal.

The vote on the Advisory Compensation Proposal is a vote separate and apart from the vote on the Merger Proposal. Since the vote on the Advisory Compensation Proposal is advisory only, it will not be binding on either Parent or the Company. Accordingly, if the Merger Proposal is approved and the Merger is consummated, the compensation payments that are contractually required to be paid by the Company to its named executive officers will or may be paid, subject only to the conditions applicable thereto, regardless of the outcome of the advisory (non-binding) vote of the Company stockholders on the Advisory Compensation Proposal.

The Company Board unanimously recommends a vote “FOR”
the approval of the Advisory Compensation Proposal.

PROPOSAL 3: ADJOURNMENT PROPOSAL

We are asking that you approve a proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies for the Merger Proposal if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal (referred to as the “Adjournment Proposal”). As of the date of this proxy statement, the Company Board knows of no matters that will be presented for consideration at the Special Meeting other than as described in this proxy statement.

The Company is asking Company stockholders to authorize the holder of any proxy solicited by the Company Board to vote in favor of any adjournment of the Special Meeting, if necessary or appropriate, as determined by the Company, to solicit additional proxies for the Merger Proposal if there are not sufficient votes to approve the Merger Proposal at the time of the Special Meeting.

Whether or not a quorum is present, the approval of the Adjournment Proposal requires the affirmative vote of the Company stockholders holding a majority of the outstanding shares of Company Common Stock present, in person or represented by proxy, at the Special Meeting and entitled to vote thereon. Accordingly, shares deemed not in attendance at the Special Meeting (whether due to a holder of record’s failure to vote or a “street name” beneficial holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) will have no effect on the outcome of the Adjournment Proposal and abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal.

The vote on the Adjournment Proposal is a vote separate and apart from the vote to adopt the Merger Agreement. The Company does not intend to call a vote on this proposal if the Merger Proposal is approved at the Special Meeting.

The Company Board unanimously recommends a vote “FOR”
the approval of the Adjournment Proposal.

THE MERGER

General Description of the Merger

The Company, Parent and Merger Sub entered into the Merger Agreement on February 9, 2026. A copy of the Merger Agreement is included as Annex A to this proxy statement. On the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will thereupon cease, and the Company will continue as the surviving corporation of the Merger and as a wholly owned subsidiary of Parent.

At the Effective Time, and without any action by any Company stockholder, except as otherwise expressly agreed to in writing prior to the Effective Time by Parent and a Company stockholder, each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than any shares of Company Common Stock held by the Company as treasury stock, any shares of Company Common Stock owned by Parent or any wholly owned subsidiary of the Company or Parent (including Merger Sub), or any shares of Company Common Stock as to which holders (or, to the extent applicable, beneficial owners thereof) have properly exercised their statutory rights of appraisal in accordance with Section 262 of the DGCL) will be automatically cancelled, extinguished and converted into the right to receive the Merger Consideration.

Background of the Merger

In 2019, the Company completed its separation from iHeartMedia, Inc., and the Company became a standalone public company with the Company Common Stock listed on the NYSE. Since that time, the Company has faced limitations on its operational flexibility due to its leverage profile. In 2021, in response, the Company Board determined that it would be in the best interest of the Company and the Company stockholders to commence a strategic review process to evaluate potential value-maximizing opportunities (the “Strategic Review Process”), which included a review of strategic alternatives for the Company’s international businesses as part of a broader strategy to focus on the Company’s more profitable U.S. operations, improve organic cash flow and reduce leverage. The Company Board engaged Moelis and Deutsche Bank in connection with the evaluation of potential divestitures of the Company’s European businesses and Moelis in connection with the evaluation of potential divestitures of the Company’s Latin American businesses. By early 2025, the Company had announced or consummated transactions with respect to nearly all 20 international markets in which the Company operated, other than with respect to the Company’s operations in Spain. The Spanish Divestiture (as defined below) was announced in September 2025.

In early 2025, the Company decided to broaden the Strategic Review Process by exploring additional potential strategic alternatives to the Company’s standalone plan, with the goal of increasing profitability and further delevering its balance sheet. In connection therewith, the Company Board determined to retain one or more financial advisors. The Company Board had previously met with representatives of each of Morgan Stanley and Moelis on multiple occasions since 2023 and had engaged Moelis in connection with the international divestiture processes described above. After discussing the respective qualifications of various firms, the Company Board determined to work with the Company Financial Advisors in connection with the broadened Strategic Review Process given their respective experience advising on advertising industry transactions and advising public companies in connection with similar strategic review processes and its familiarity with the Company’s businesses.

Between February 2025 and April 2025, the Company Board, with the assistance of the Company Financial Advisors, reviewed the Company’s prospects on a standalone basis, as well as certain potential strategic alternatives available to the Company, including: (i) a sale of equity securities or rights to raise capital, (ii) barter and other strategic transactions with strategic counterparties (including potential asset-for-equity exchanges or other potential investment structures providing for a right of use with respect to certain assets), (iii) joint venture transactions, (iv) a separation of the Company into a property holding company and operating company structure and (v) a sale of the Company or sales of assets of the Company to either a strategic or non-strategic counterparty.

On March 6, 2025, a special meeting of the Company Board was held, with representatives of each of the Company’s management, the Company Financial Advisors and Kirkland & Ellis LLP (“Kirkland”), external legal counsel to the Company and the Company Board, in attendance. At that meeting, representatives of each of the Company’s management and the Company Financial Advisors updated the Company Board on the status of the Strategic Review Process and noted they would provide continued periodic updates going forward.

On April 30, 2025, a special meeting of the Company Board was held, with representatives of each of the Company’s management, the Company Financial Advisors and Kirkland in attendance. At that meeting, representatives of each of the Company’s management and the Company Financial Advisors updated the Company Board on the status of the Strategic Review Process, including reviewing with the Company Board potential counterparties who might be interested in potential joint venture or barter transactions with the Company. The Company Board engaged in a discussion regarding the materials provided in advance of the meeting, discussing that the Company likely needed additional scale to achieve its strategic goals and that certain existing structural and financial limitations, such as the Company’s leverage profile, made achieving such greater scale more challenging. Notwithstanding the limited impact on improving the Company’s leverage profile, the Company Board determined that a joint venture and/or barter transaction could be an effective means of improving stockholder value. The Company Board then directed the Company Financial Advisors and the Company’s management to commence outreach to potential counterparties identified by the Company’s management and the Company Financial Advisors regarding joint venture and barter transactions, while remaining open to considering other strategic alternatives as they might arise.

In May 2025, as directed by the Company Board, the Company Financial Advisors commenced outreach to potential counterparties with respect to a potential joint venture or barter transaction. Over the following months, representatives of the Company Financial Advisors contacted 18 parties regarding a potential joint venture and 24 parties regarding a potential barter transaction.

With respect to the joint venture process, 16 parties declined and two parties, an infrastructure-focused investment firm (“Sponsor A”) and a global alternative investment firm (“Sponsor B”), submitted preliminary indications of interest. Between May 2025 and July 2025, the Company executed customary non-disclosure agreements with Sponsor A and Sponsor B, each of which contained a standstill provision prohibiting the counterparty from making unsolicited public offers to acquire the Company, which standstill provisions terminated upon the announcement of the Merger Agreement with the Consortium. With respect to the barter process, 22 parties declined, while a publicly traded company in the media and entertainment industry (“Company A”) and a publicly traded company in the consumer electronics industry (“Company B”) expressed potential interest. No party contacted as part of the joint venture or barter process, including Sponsor A and Sponsor B, expressed interest in an acquisition of the entire Company at such time.

On May 29, 2025, a regular meeting of the Company Board was held, with representatives of each of the Company’s management, the Company Financial Advisors and Kirkland in attendance. Representatives of the Company’s management reviewed the Company’s regulatory approval process for the sale of its Brazilian assets and its ongoing sale process for the Company’s assets and operations in Spain (the “Spanish Divestiture”). Representatives of the Company Financial Advisors also provided an update on the Strategic Review Process, noting the progress and responses received in response to the above-mentioned outreach from the Company Financial Advisors.

On June 24, 2025, a special meeting of the Company Board was held, with representatives of each of the Company’s management, the Company Financial Advisors and Kirkland in attendance. Representatives of the Company Financial Advisors provided an update on the Strategic Review Process, noting the limited interest the Company had received to-date regarding a potential joint venture or barter transaction on the terms prepared by the Company. Representatives of the Company Financial Advisors agreed to provide the Company Board with a further update on the Strategic Review Process at the regularly scheduled July meeting of the Company Board.

On July 23, 2025, a regular meeting of the Company Board was held, with representatives of each of the Company’s management, the Company Financial Advisors and Kirkland in attendance. Representatives of the Company’s management reviewed with the Company Board the Company’s ongoing sale process for the Spanish Divestiture, including the second-round bids received from various counterparties. Representatives of the Company Financial Advisors provided an update on the Strategic Review Process, noting that the Company had only received one proposal from Sponsor B for a joint venture transaction to-date, and that two counterparties remained interested in potential barter transactions. The Company Board directed management and the Company Financial Advisors to continue negotiating term sheets or other applicable documentation with Sponsor A and Sponsor B regarding a potential joint venture. The Company Board, with the assistance of the Company Financial Advisors, discussed that barter transactions, if successful, would likely have limited impact on the Company’s leverage profile and that any joint venture transactions might be hampered by the limited number of actionable opportunities available on the market on the Company’s proposed terms.

During the Strategic Review Process, representatives of the Company’s management and the Company Financial Advisors were contacted on an unsolicited basis from time to time by certain Company stockholders, who communicated potential interest in supporting the Company, including through capital raise transactions and stock repurchase at a discounted price per share. The Company Board and Company Financial Advisors evaluated these potential transactions at a discounted price per share along with the other strategic alternatives as a part of the Strategic Review Process. No specific transactions or terms were proposed by any of these stockholders.

In August 2025, Wade Davis communicated to a representative of the Company Financial Advisors that an investor consortium comprised of Mubadala Capital and certain other persons (collectively, as used in this section, the “Consortium”) would be interested in pursuing a potential acquisition of the Company and requested a meeting with representatives of the Company’s management to discuss further. The expression of interest was subsequently communicated to Scott Wells, the Company’s Chief Executive Officer, and Ben Moreland, the Chairman of the Company Board.

Between July 2025 and September 2025, the Company continued its sale process with respect to the Spanish Divestiture, including discussions with Atresmedia Corporacion de Medios de Comunicacion, S.A. (“Atresmedia”) as a potential buyer.

On September 4, 2025, a special meeting of the Company Board was held, with representatives of each of the Company’s management, Moelis and Deutsche Bank (which acted as one of the Company’s financial advisors in connection with the Spanish Divestiture) in attendance. At that meeting, representatives of each of the Company’s management, Moelis and Deutsche Bank updated the Company Board on the finalization of discussions with Atresmedia regarding the Spanish Divestiture and reviewed with the Company Board the terms of the substantially final purchase agreement with Atresmedia in respect of the Spanish Divestiture. Following the meeting, at the direction of the Company Board and pursuant to resolutions in respect thereof, the Company entered into the definitive transaction agreement with Atresmedia Corporacion de Medios de Comunicacion, S.A. for the Spanish Divestiture. The Spanish Divestiture was subsequently announced on September 8, 2025.

On September 9, 2025, the Company hosted an investor day (the “Investor Day”) and announced its strong financial performance, including an increase in revenue as a result of the Company’s portfolio optimization. On that same day, Mr. Davis and Samuel Merksamer of Mubadala Capital held an initial meeting with Mr. Wells and Mr. Moreland during which Mr. Davis and Mr. Merksamer expressed interest in submitting an offer to acquire all of the outstanding shares of the Company Common Stock in a going-private transaction. Consistent with the Company Board’s previous instruction to consider strategic alternatives as they arose, the Company agreed to consider providing certain non-public information to the Consortium (subject to entering into a non-disclosure agreement on customary terms) in order to facilitate the Consortium submitting an initial indication of interest.

On September 23, 2025, the Company entered into a non-disclosure agreement with MIC Capital Management UK LLP, an affiliate of Mubadala Capital, relating to a potential transaction involving the Company, which contained, among other things, a standstill provision effective for a period of nine months, which standstill would terminate in the event a third party entered into a definitive agreement with the Company to acquire more than 50% of the outstanding capital stock of the Company or more than 50% of the consolidated assets of the Company and its subsidiaries.

On September 29, 2025, a special meeting of the Company Board was held, with representatives of each of the Company’s management, the Company Financial Advisors and Kirkland in attendance. At that meeting, representatives of the Company Financial Advisors updated the Company Board on the status of the Strategic Review Process and the various potential strategic alternatives (including discussions regarding a sale of the Company with the Consortium, joint venture transactions with Sponsor A or Sponsor B and barter transactions with Company A or Company B). Representatives of the Company Financial Advisors also provided to the Company Board certain preliminary financial analyses (prepared by Morgan Stanley) of the Company and potential transactions with counterparties based on publicly available information. As part of its quarterly review process, the Company Board was provided with and reviewed management’s long-range forecast and certain other additional financial information which had initially been prepared for the recent Investor Day presentation (as further discussed and set forth in the section of this proxy statement titled “— Certain Company Management Projections”). Separately, the Management Projections (as defined herein) were later prepared in October 2025, and a subset of the Management Projections (with respect to fiscal years 2025 to 2028) were provided to the Consortium in connection with the Consortium’s due diligence process, which primarily took place between late October 2025 and early November 2025. The Management Projections were also later provided to the Company Financial Advisors for their use and reliance in connection with their financial analyses and opinions (as further discussed in the sections of this proxy statement titled “— Opinions of the Company Financial Advisors” and “— Certain Company Management Projections”). Representatives of the Company’s management notified the Company Board that they expected to receive an initial indication of interest from the Consortium in the coming days with respect to a potential going-private transaction. The Company Board then instructed each of the Company’s management and the Company Financial Advisors to continue engaging with the Consortium, while simultaneously continuing discussions with Sponsor A, Sponsor B, Company A and Company B regarding the other potential strategic opportunities.

On September 30, 2025, a meeting was held among Mr. Wells, David Sailer, the Company’s Chief Financial Officer, and representatives of the Consortium, during which the attendees further discussed a potential transaction between the Company and the Consortium and engaged in due diligence discussions relating to the Company and its operations.

On October 3, 2025, a follow-up meeting was held, with Mr. Wells and representatives of the Consortium in attendance. During the meeting, Mr. Wells, Mr. Davis, Mr. Merksamer and other representatives of the Consortium further discussed a potential transaction. Representatives of the Consortium indicated at the meeting that a letter of intent would be forthcoming and that they expected their offer price to be in the range of $2.00 and $2.40 per share of Company Common Stock, noting that they believed that they needed to invest significant equity capital to delever the business. Representatives of the Consortium indicated they would also be requesting a four-week exclusivity period.

On October 9, 2025, the Consortium sent the Company a non-binding indication of interest with respect to a potential acquisition of the Company (the “October 9 Letter”), which included an all-cash offer in a price range of $2.00 to $2.40 per share of the Company Common Stock, representing a premium of 54% to 85% to the closing share price of $1.30 as of October 10, 2025, and an implied premium of 85% to 122% to the 60-day volume weighted average price of $1.08. The October 9 Letter stated that the Consortium believed it could narrow the price range to the higher end of the range upon receiving additional due diligence information and requested a four-week exclusivity period to complete due diligence, finalize its offer and obtain financing commitments. The October 9 Letter identified Guggenheim Securities, LLC (“Guggenheim”) and Freshfields LLP (“Freshfields”) as the Consortium’s financial and legal advisors, respectively, and stated that the Consortium did not expect to need additional equity financing from other third parties and that it expected to have fully committed debt and equity commitments.

On October 13, 2025, a special meeting of the Company Board was held, with representatives of each of the Company’s management, the Company Financial Advisors and Kirkland in attendance. At that meeting, representatives of the Company’s management, with the assistance of representatives of each of the Company Financial Advisors and Kirkland, updated the Company Board on the status of the potential transaction with the Consortium as well as other potential strategic alternatives. Representatives of the Company Financial Advisors reviewed with the Company Board the proposal contained in the October 9 Letter and reviewed with the Company Board a preliminary public trading comparables analysis based on Wall Street consensus analyst estimates for the Company. The Company Financial Advisors also discussed various potential responses to the proposal contained in the Consortium’s October 9 Letter, including with respect to the request for four weeks of exclusivity. The Company Board then discussed with representatives of each of the Company Financial Advisors and Kirkland various potential processes and approaches to a going-private transaction, including whether to conduct proactive pre-exclusivity outreach to other potential bidders. The Company Board then reviewed with the Company Financial Advisors certain financial sponsors and strategic companies that the Company Financial Advisors believed might be interested in, and capable of, pursuing an acquisition of the Company. Representatives of Kirkland then reviewed with the Company Board their fiduciary duties in connection with a potential strategic transaction, including in the context of a going-private transaction, and discussed related legal considerations. Following discussion, the Company Board directed each of the Company’s management and the Company Financial Advisors to continue engaging with both the Consortium and other potential strategic transaction counterparties, but instructed the Company Financial Advisors to notify the Consortium that the price range in their October 9 Letter was below the level at which the Company Board would be willing to transact and therefore was not willing to grant exclusivity at this time; however, the Company Board would be willing to provide additional due diligence information (including Management Projections) to assist the Consortium in submitting a revised proposal at an increased price. The Company Board also determined not to reach out to other potential bidders at this time due to the potential detrimental impact on the Company’s business and on the possibility of a transaction with the Consortium. The Company Board also noted that many of the other potentially interested parties were previously contacted as part of the process relating to potential joint venture or barter transactions and had not expressed interest in an acquisition of the Company during those discussions.

As directed by the Company Board, between October 13, 2025 and October 17, 2025, representatives of the Company Financial Advisors had calls with representatives of the Consortium (including Guggenheim) during which representatives of the Company Financial Advisors conveyed that the Company was not willing to transact within the price range proposed in the October 9 Letter and, therefore, would not at this time offer the Consortium exclusivity, but that the Company would share a subset of the Management Projections (with respect to fiscal years 2025 to 2028) and provide other due diligence information in order to enable the Consortium to submit an increased proposal.

Also on October 17, 2025, Bloomberg published an article stating that Mubadala Capital was exploring an acquisition of the Company (the “Bloomberg Article”). Following publication of the Bloomberg Article, between October 20, 2025 and October 30, 2025, four parties reached out to the Company on an unsolicited basis to express interest in a potential acquisition of the Company, as further described below.

On October 20, 2025, a large-scale private equity firm (“Sponsor C”) reached out to representatives of the Company Financial Advisors on an unsolicited basis to express potential interest in acquiring the Company. Sponsor C was previously solicited by the Company in the joint venture process and had signed a non-disclosure agreement and received confidential information, but thereafter declined to participate further in the joint venture process. Representatives of the Company Financial Advisors indicated to Sponsor C that the Company had not elected to run a formal sale process, but that the Company and the Company Board were always open to considering paths to stockholder value creation and would evaluate any proposals submitted. Sponsor C did not submit a proposal or request additional non-public information.

On October 21, 2025, the chief executive officer of a company in the advertising industry (“Company C”) called Mr. Wells on an unsolicited basis and raised the idea of combining certain parts of Company C’s business with that of the Company. Representatives of the Company Financial Advisors separately had a discussion on the same day with the chief executive officer of Company C where he outlined the financial profile of certain parts of Company C’s business and the economic points of a potential transaction, including pro forma ownership, net leverage and expected post-closing governance. Company C did not express interest in an acquisition of the entire Company at such time.

On October 23, 2025, a large-scale private equity firm (“Sponsor D”) reached out to representatives of the Company Financial Advisors to express interest in providing acquisition financing to Mubadala Capital and any other parties that may be interested in acquiring the Company.

Also on October 23, 2025, the chief executive officer of a company in the advertising industry (“Company D”) reached out to Mr. Wells, and a financial sponsor (“Sponsor E”) separately reached out to representatives of the Company Financial Advisors, in each case to indicate interest in a potential acquisition of the Company. The Company Financial Advisors indicated to Sponsor E that the Company had not elected to run a formal sale process, but that the Company and the Company Board were always open to considering paths to stockholder value creation and would evaluate any proposals submitted. Neither Sponsor E nor Company D submitted any offer or requested any non-public information or additional discussions with representatives of the Company’s management after such date.

On October 29, 2025, a regular meeting of the Company Board was held, with representatives of each of the Company’s management, the Company Financial Advisors and Kirkland in attendance. At that meeting, representatives of the Company’s management, with the assistance of the Company Financial Advisors, reviewed and provided a subset of the Management Projections (with respect to fiscal years 2025 to 2028) to the Company Board and provided a further update on the status of discussions with the Consortium and inbound contacts received from other parties following the publication of the Bloomberg Article, as well as the status of discussions with counterparties regarding joint venture and barter transactions. The Company Board, with the assistance of the Company Financial Advisors, also discussed other potential deleveraging transactions including a debt for equity exchange and potential equity offerings. The Company Financial Advisors reviewed with the Company Board the terms of the offer outlined by Company C on October 21, 2025, including the potential pro forma ownership, the limited deleveraging opportunity offered by such a transaction and the potential that the combined company would trade at a lower multiple given the asset profile of certain parts of Company C’s business. The Company Board determined to continue engaging with the Consortium and Company C and to consider other potential transactions as they arose.

Between mid-October 2025 and November 2025, the Consortium continued to conduct business, legal and financial due diligence. On November 5, 2025, a meeting was held among representatives of the Consortium, the Company’s management, and the financial advisors of both parties to discuss key business due diligence topics, including (among others) operations, go-to-market strategy, budgeting and financials.

On November 10, 2025, a special meeting of the Company Board was held, with representatives of the Company’s management in attendance. At that meeting, representatives of the Company’s management provided a further update on the status of the Consortium’s due diligence process as well as the various strategic alternatives under consideration and related discussions with potential counterparties, including Company C. The discussion of Company C’s proposal to combine certain parts of its business with the Company included the challenges facing this transaction, such as proposed value (e.g., the risk of multiple compression and the limited deleveraging offered by this transaction) and regulatory approval risks and the Company Board considered soliciting interest from certain other potentially interested strategic partners in light of such challenges inherent in the Company C proposal.

On November 26, 2025, Mr. Wells and Mr. Davis discussed via teleconference the status of the Consortium’s due diligence review and timing for a revised proposal from the Consortium. Mr. Davis noted he was finalizing views among the members of the Consortium and expected to revert with a proposal in the next few days.

On December 4, 2025, Mr. Wells and Mr. Davis discussed via teleconference the timing of the Consortium’s revised proposal. Mr. Davis noted that a new indication of interest would be sent later that day.

Also on December 4, 2025, the Consortium submitted a revised non-binding proposal, dated December 3, 2025 (the “December 3 Letter”), with respect to a potential acquisition of the Company for $2.35 per share in cash for 100% of the outstanding Company Common Stock. The proposed price represented a 65% premium to the unaffected closing price of Company Common Stock on October 16, 2025, the day before publication of the Bloomberg Article. The December 3 Letter noted that this offer reflected the due diligence work done by the Consortium to-date and was accompanied with a verbal request to speak with certain Company stockholders regarding their potential support of a transaction. The December 3 Letter requested a four-week exclusivity period for the Consortium to complete due diligence and finalize definitive transaction documentation. The December 3 Letter also attached a letter from J.P. Morgan Securities LLC (“J.P. Morgan”) in respect of the Consortium’s debt financing which expressed a high level of confidence in J.P. Morgan’s ability to underwrite and provide debt financing to the Consortium sufficient to consummate the proposed transaction.

On December 8, 2025, a special meeting of the Company Board was held with representatives of each of the Company’s management, the Company Financial Advisors and Kirkland in attendance. Among other things, representatives of the Company’s management, with the assistance of representatives of each of the Company Financial Advisors and Kirkland, reviewed with the Company Board the Consortium’s revised proposal contained in the December 3 Letter. The Company Financial Advisors also reviewed with the Company Board certain preliminary valuation analyses based on the Management Projections and the street case with respect to the Company and the Consortium’s revised proposal. Following such discussion, the Company Board directed management and the Company Financial Advisors to convey to the Consortium that the proposed price of $2.35 per share was too low and that the Company Board was not prepared to transact (or offer exclusivity) at this valuation. The Company Board directed the Company Financial Advisors to make a counterproposal of $2.65 per share and to communicate that other deal terms such as exclusivity would be negotiated only following an agreement on price. After discussion regarding the December 3 Letter, the Company Board considered whether to conduct targeted outreach to other potentially interested parties in addition to countering the Consortium’s proposal. The Company Board discussed the Consortium’s reaction to the Bloomberg Article, including a firm unwillingness to be used as a “stalking horse” for an auction of the Company, as well as the potential disruption that could result from additional leaks about a sale process. Following this discussion, the Company Board determined to not engage in proactive outreach at that time, but to continue to insist on a robust post-signing go-shop in the event a definitive agreement was reached with the Consortium.

On December 9, 2025, representatives of the Company Financial Advisors presented an “advocacy” deck to the Consortium to support the Company Board’s request for a higher price and presented the Company Board’s price counter.

Later in the day on December 9, 2025, the Consortium submitted a revised proposal in a non-binding offer letter with respect to a potential business combination between the Company and the Consortium (the “December 9 Letter”) which included a proposed purchase price of $2.43 per share for 100% of the outstanding Company Common Stock, representing an approximately 71% premium to the unaffected closing price on October 16, 2025, as well as a reference to a prior request for a four-week exclusivity period. The December 9 Letter noted that the $2.43 per share represented the Consortium’s “best and final” offer for the Company.

On December 12, 2025, a special meeting of the Company Board was held, with representatives of each of the Company’s management, the Company Financial Advisors and Kirkland in attendance. At the request of the Company Board, representatives of the Company’s management, with the assistance of the Company Financial Advisors, updated the Company Board on the status of various potential strategic alternatives, including receipt of the December 9 Letter from the Consortium. At the request of the Company Board, the Company Financial Advisors reviewed with the Company Board the proposal contained in the December 9 Letter, certain preliminary valuation analyses with respect to the Company and the Consortium’s latest proposal, as well as other strategic alternatives, by reference to the Management Projections. The Company Board discussed the proposal contained in the December 9 Letter, including whether the Consortium would be willing or able to pay a higher price. The Company Board also discussed potential regulatory considerations resulting from Mubadala Capital being a foreign person. Representatives of Kirkland reviewed with the Company Board their fiduciary duties in connection with the potential transaction and related considerations. Following discussion, the Company Board determined to move forward with the Consortium regarding a potential going-private transaction (including the granting of exclusivity) at the proposed $2.43 per share purchase price, provided that the exclusivity period would be conditioned on the Consortium agreeing to (i) a 45-day go-shop period following announcement of a transaction, (ii) company termination fees payable by the Company of 1.5% of equity value during the go-shop period and 3.0% of equity value during the no-shop period (payable in the case the definitive agreement is terminated by the Company to enter into a superior proposal and certain other customary circumstances), and (iii) a parent termination fee payable by the Consortium of 7.0% of equity value (payable following termination in the case the parties fail to close when conditions have otherwise been satisfied and certain other customary circumstances) (clauses (i), (ii) and (iii), together, the “Agreed Go-Shop and Fee Terms”), and the Consortium reconfirming price and providing certain information with respect to its debt and equity financing at agreed intervals during the exclusivity period. Later on that same day, following the delivery of the Company’s proposal, Mr. Davis and Mr. Wells had a telephone conference during which Mr. Davis provided responses to the Company Board’s feedback on the Consortium’s December 9 Letter.

On December 15, 2025, a special meeting of the Company Board was held, with representatives of each of the Company’s management, the Company Financial Advisors and Kirkland in attendance. At such meeting, the Company Board continued to evaluate the execution risks associated with the Company’s standalone plan and received an update on the Strategic Review Process and the various alternative transactions explored to-date in connection therewith. At the request of the Company Board, representatives of the Company Financial Advisors reviewed with the Company Board the proposal contained in the December 9 Letter and the preliminary valuation analyses with respect to the Company and the Consortium’s latest proposal provided at the prior meeting of the Company Board. The Company Board also discussed with representatives of Kirkland considerations around the Consortium’s request for a limited waiver of Section 203 of the DGCL in respect of the Consortium’s proposed discussions with certain Company stockholders, including: (i) certain investment funds affiliated with Legion Partners, L.P. (“Legion”), (ii) certain investment funds affiliated with Ares Management LLC (“Ares”), (iii) certain funds affiliated with Pacific Investment Management Company LLC (“PIMCO”) and (iv) Arturo Moreno (“Moreno” and, together with Legion, Ares and PIMCO, collectively, the “Significant Stockholders”). In addition, Kirkland reviewed with the Company Board the terms of the proposed exclusivity agreement with the Consortium. Following discussion and confirmation from representatives of the Company’s management, the Company Financial Advisors and Kirkland that the Consortium had accepted the Agreed Go-Shop and Fee Terms, the Company Board determined to move forward with an exclusivity agreement substantially consistent with the terms reviewed by the Company Board and also approved the limited waiver of Section 203 of the DGCL with respect to discussions between the Consortium and the relevant stockholders (but stipulated that no discussions would be held by the Consortium with those stockholders until authorized by the Company Board).

On December 18, 2025, the Company and the Consortium entered into a written agreement providing the Consortium exclusivity in respect of a potential acquisition of the Company for a 21-day period (from December 18, 2025, through January 8, 2026), with the Consortium having agreed that the definitive transaction agreement would include the Agreed Go-Shop and Fee Terms. The exclusivity agreement provided that the exclusivity period would be extended for an additional seven days in the event the Consortium met certain conditions, including reconfirming its commitment to a purchase price of $2.43 per share and the provision of certain information regarding its debt commitments.

Between mid-December 2025 and early February 2026, representatives of each of the Company’s management and the Consortium held due diligence calls covering business, financial, legal, human resources, information technology, cybersecurity, tax and financing matters and representatives of each of the Company’s management and Kirkland prepared a draft Merger Agreement to be shared with the Consortium.

On January 3, 2026, Morgan Stanley provided to representatives of the Company’s management and Kirkland certain disclosures regarding its relationships with certain parties to the potential transaction, which were subsequently provided to the Company Board. Later on January 3, 2026, the Company executed the Morgan Stanley Engagement Letter.

On January 4, 2026, Kirkland shared an initial draft of the Merger Agreement with Freshfields, which included, among other things, the Agreed Go-Shop and Fee Terms, a “hell or high water” regulatory efforts standard, no closing condition relating to CFIUS clearance and a cap on the damages payable by the Company to the Consortium.

On January 7, 2026, the Consortium shared the required information regarding its proposed financing and reconfirmed its commitment to the purchase price of $2.43 per share. As a result, pursuant to the terms of the exclusivity agreement, the exclusivity period was extended until 11:59 p.m., Eastern Time, on January 15, 2026.

On January 13, 2026, Freshfields sent a revised draft of the Merger Agreement, which, among other things, proposed that each of the Significant Stockholders would execute support agreements concurrent with the execution of definitive transaction documentation. The Freshfields draft also shortened the go-shop period to 30 days, allowed for the Consortium to recover damages from the Company in excess of the company termination fee in certain circumstances, replaced the “hell or high water” regulatory efforts standard with a “reasonable best efforts” standard, modified the termination fees to provide for a company termination fee and parent termination fee of to-be-determined amounts, and broadened the scope of the restrictions on certain operations of the Company between signing and closing. With exclusivity scheduled to expire on January 15, 2026, the Consortium additionally requested an extension of exclusivity for an additional three weeks, until February 6, 2026.

On January 16, 2026, a special meeting of the Company Board was held, with representatives of each of the Company’s management, the Company Financial Advisors and Kirkland in attendance. At the request of the Company Board, representatives of the Company’s management, with the assistance of representatives of each of the Company Financial Advisors and Kirkland, updated the Company Board on the status of discussions with the Consortium, including the expiration of exclusivity on January 15, 2026, certain open terms in the Merger Agreement and other agreements needed prior to announcing a transaction including debt commitment letters and equity financing commitment letters from the Consortium. Representatives of the Company’s management notified the Company Board of a teleconference scheduled for January 17, 2026, involving principals from the Company and the Consortium, as well as the respective financial and legal advisors, to discuss key remaining open items. The Company Board engaged in a discussion regarding, among other things, the requested additional exclusivity period. The Company Board authorized the Company to enter into a new exclusivity agreement providing the Consortium with exclusivity until January 30, 2026, subject to extension until February 6, 2026 upon confirmation by the Consortium that it had met certain conditions including completion of its due diligence and substantial finalization of the Merger Agreement.

Between January 16, 2026 and January 30, 2026, Freshfields and Kirkland exchanged drafts and negotiated the terms of the Merger Agreement, Support Agreements and other ancillary documents. Key negotiated items included the terms applicable to the Company’s negotiations with third parties during the “go-shop” period, CFIUS approvals and other regulatory obligations, termination fee triggers, and the request for, and terms of, support agreements from the Significant Stockholders.

On January 27, 2026, Moelis provided to the Company and Kirkland certain disclosures regarding its relationships with certain parties to the potential transaction, which were subsequently provided to the Company Board.

On February 1, 2026, representatives from the Consortium, the Company and their respective financial and legal advisors held calls to discuss the open Merger Agreement terms. Later that day, Freshfields delivered a draft equity commitment letter and a draft limited guarantee to Kirkland.

On February 2, 2026, a special meeting of the Company Board was held, with representatives of each of the Company’s management, the Company Financial Advisors and Kirkland in attendance. Representatives of the Company’s management, with the assistance of the Company Financial Advisors and Kirkland, reviewed with the Company Board the status of ongoing negotiations with the Consortium regarding the Merger Agreement and discussed with the Company Board certain key open terms, including, among others, the regulatory efforts obligations of the Consortium and the treatment of equity awards. Representatives of each of the Company Financial Advisors and Kirkland reviewed with the Company Board the go-shop provision and the plan for outreach to other potentially interested parties following announcement of a potential transaction. The Company Board then discussed, with the assistance of each of the Company’s management, the Company Financial Advisors and Kirkland, the Consortium’s continued request for support agreements from the Significant Stockholders. The Company Board determined that, upon substantial agreement on the key terms of the Merger Agreement, it would be prepared to authorize the Company’s management, the Company Financial Advisors and Kirkland to engage with the Significant Stockholders about potentially entering into support agreements in connection with the transaction.

On February 3, 2026, Kirkland shared a revised draft of the Merger Agreement with Freshfields, which, among other things, modified certain interim operating covenants and the circumstances in which the parent termination fee would be payable. The revised draft also reinserted a cap on monetary damages payable by the Company equal to the amount of the parent termination fee.

On February 4, 2026, Moelis provided to representatives of the Company’s management and Kirkland certain updated disclosures regarding its relationships with certain parties to the potential transaction, which were subsequently provided to the Company Board. Later, on February 4, 2026, the Company executed the Moelis Engagement Letter.

On February 5, 2026, Freshfields shared a draft of the debt commitment letter and other documentation in respect of the debt financing with Kirkland, which provided for debt financing in an amount of approximately $3.4 billion.

Between February 3, 2026 and February 5, 2026, representatives of Kirkland reached out to each of the Significant Stockholders to discuss sharing with each, subject to entering into customary limited-duration confidentiality arrangements and limitations on trading, certain confidential information regarding the potential transaction with the Consortium. Each of the Significant Stockholders expressed willingness to receive the confidential information and subsequently expressed support for the transaction and willingness to enter into a support agreement.

Between February 3, 2026 and February 6, 2026, representatives of Kirkland and representatives of Freshfields shared multiple drafts of the Merger Agreement, the debt commitment letter, the equity commitment letter and the limited guarantee and engaged in telephonic discussions regarding the terms of those documents.

On February 6, 2026, representatives of Freshfields provided certain additional information with respect to the Consortium’s contemplated financing for the transaction. This information indicated that TWG, a new member of the Consortium, would be providing a portion of the equity financing in conjunction with Mubadala Capital.

Between February 6, 2026 and February 7, 2026, certain of the Significant Stockholders provided comments to the draft Support Agreements, including requiring that the obligations thereunder terminate upon a change of recommendation by the Company Board, which comments were accepted by the Consortium.

On the morning of February 7, 2026, following the request of representatives of each of the Company’s management, the Company Financial Advisors and Kirkland, representatives of Freshfields and Guggenheim provided the Company, the Company Financial Advisors and Kirkland with certain additional information regarding the sources and uses in respect of the equity financing for the transaction.

Later that day, on February 7, 2026, a special meeting of the Company Board was held, with representatives of each of the Company’s management, the Company Financial Advisors and Kirkland in attendance. Representatives of the Company’s management, with the assistance of representatives of the Company Financial Advisors, updated the Company Board on the status of discussions with the Consortium and the Significant Stockholders, and noted that the Significant Stockholders were broadly supportive of the transaction with the Consortium and were in the process of finalizing the terms of the Support Agreements that, subject to the Company Board’s approval of the transaction, would be executed in connection with the signing of the Merger Agreement. Representatives of the Company’s management, with the assistance of the Company Financial Advisors, additionally reviewed the strategic alternatives explored by the Company, including the associated challenges of these alternatives, as well as the limited inbound interest received by the Company following the leak of a potential transaction with Mubadala Capital in the Bloomberg Article. Representatives of the Company’s management, with the assistance of the Company Financial Advisors, provided analyses of the financial terms of the proposed transaction, including the sources and uses and related debt and equity commitments. Representatives of the Company Financial Advisors reviewed with the Company Board each of Moelis’ and Morgan Stanley’s preliminary financial analyses of the Company and the terms of the potential transaction based on the Management Projections. At the request of the Company Board, representatives of Kirkland reviewed with the Company Board their fiduciary duties as directors in the context of the transaction. Representatives of Kirkland also reviewed with the Company Board the material terms of the Merger Agreement, the Support Agreements, the Equity Commitment Letters, the Debt Commitment Letter and the Guarantee, and the supporting financial information about the providers of equity financing received to-date. The Company Board engaged in a discussion relating to the terms and sufficiency of the equity financing. Following this discussion, the Company Board determined that each of the Company’s management, the Company Financial Advisors and Kirkland should continue to progress the potential transaction with the Consortium. The Company Board reviewed the disclosure of relationships between each of Moelis and Morgan Stanley, on the one hand, and certain members of the Consortium, on the other hand, and, based on these disclosures, the Company Board determined that there were no disqualifying conflicts of interest.

Following the special meeting of the Company Board on February 7, 2026, as directed by the Company Board, representatives of each of the Company’s management, the Company Financial Advisors and Kirkland worked to finalize the transaction agreements.

On February 8, 2026, a special meeting of the Company Board was held, with representatives of each of the Company’s management, the Company Financial Advisors and Kirkland in attendance. The Company Financial Advisors reviewed with the Company Board their financial analyses of the Company and the terms of the potential transaction with the Consortium. Representatives of Kirkland updated the Company Board on additional changes to the Merger Agreement since the Company Board meeting on the prior day. Representatives of Kirkland also described the Equity Commitment Letters, the Debt Commitment Letter and the Guarantee, and then reviewed proposed resolutions for consideration by the Company Board. The Company Board also, following the determination at the prior meeting of the Company Board that there were no disqualifying conflicts of interest and having previously been informed of the terms of such engagements, determined to ratify the previously executed engagement letters with each of the Company Financial Advisors. Following this discussion, at the request of the Company Board, the Company Financial Advisors rendered their oral opinions, which were subsequently confirmed in writing by delivery of their respective written opinions addressed to the Company Board, dated February 9, 2026, to the effect that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Merger Consideration to be received by the Company stockholders in the Merger is fair, from a financial point of view, to such holders. After this review and discussion, the Company Board, among other things, unanimously (i) determined that it is in the best interests of the Company and the Company stockholders, and declared it advisable, to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth therein; (ii) approved the execution and delivery of the Merger Agreement and certain other ancillary agreements by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and conditions set forth therein; (iii) approved and declared advisable the Support Agreements and the transactions contemplated thereby; (iv) resolved to recommend that the Company stockholders adopt the Merger Agreement in accordance with the DGCL; and (v) directed that the adoption of the Merger Agreement be submitted to the Company stockholders for consideration by the Company stockholders at a meeting thereof. The Company Board determined that the effectiveness of these resolutions would be conditioned upon the Company receiving additional information confirming the terms and sufficiency of the proposed equity financing from the Consortium.

On February 9, 2026, representatives of the Consortium provided additional requested information with respect to the proposed equity financing sources, including Mubadala Capital and TWG.

On February 9, 2026, a special meeting of the Company Board was held, with representatives of each of the Company’s management, the Company Financial Advisors and Kirkland in attendance. Representatives of the Company’s management, with the assistance of representatives of the Company Financial Advisors and Kirkland, updated the Company Board on the status of discussions with the Consortium and the proposed transaction. At the request of the Company Board, representatives of the Company Financial Advisors and Kirkland updated the Company Board on the additional information received from the Consortium relating to the terms and sufficiency of the proposed equity financing from the Consortium. Prior to such special meeting, the Company requested, and at such special meeting, representatives of each of the Company Financial Advisors provided to the Company certain verbal disclosures regarding their respective relationships with TWG, and that no fees were received from TWG over the last two years. After review and discussion, the Company Board executed a unanimous written consent that, among other things, ratified, confirmed, approved and adopted as final the resolutions that were conditionally approved at the meeting of the Company Board on February 8, 2026.

Following the approval of the Company Board, on February 9, 2026, the parties executed the Merger Agreement, which provided for an all-cash transaction in which Merger Sub would merge with and into the Company, with each holder of the Company Common Stock receiving $2.43 in cash per share. Also on February 9, 2026, each of the Significant Stockholders entered into the Support Agreements. As of March 20, 2026, the Significant Stockholders represented approximately 48% of the outstanding shares of the Company Common Stock in the aggregate as of such date.

Go-Shop Period

Between February 9, 2026 and the end of the Go-Shop Period on March 26, 2026, representatives of the Company Financial Advisors contacted 46 parties, seven of which executed non-disclosure agreements with the Company, none of which contained a standstill. Each party executing a non-disclosure agreement was provided with certain non-public information relating to the Company, including a subset of the Management Projections (with respect to fiscal years 2025 to 2028), but no party requested a meeting with the Company’s management or provided any indication of interest or other offer to acquire the Company.

On February 11, 2026, representatives of the Company Financial Advisors had a teleconference discussion with Company E. On the same day, representatives of the Company Financial Advisors had a teleconference discussion with a financial sponsor (“Sponsor F”).

On February 12, 2026, representatives of the Company Financial Advisors had a teleconference discussion with Company F and following execution of a non-disclosure agreement with Company F, granted dataroom access to Company F. The Company concurrently granted dataroom access and provided such diligence information to the Consortium pursuant to the terms of the Merger Agreement. On the same day, the Company Financial Advisors had a teleconference discussion with Sponsor G.

On February 13, 2026, following execution of a non-disclosure agreement with each such entity, representatives of the Company Financial Advisors granted dataroom access to Company E and a financial sponsor (“Sponsor I”). On the same day, representatives of the Company Financial Advisors had a teleconference discussion with Sponsor J.

On February 17, 2026, representatives of the Company Financial Advisors had a teleconference discussion with Company C. On the same day, following execution of a non-disclosure agreement with such person, representatives of the Company Financial Advisors granted dataroom access to Sponsor F.

On February 23, 2026, following execution of a non-disclosure agreement with such person, representatives of the Company Financial Advisors granted dataroom access to a financial advisor on behalf of Company E.

On February 27, 2026, following execution of a non-disclosure agreement with such person, representatives of the Company Financial Advisors granted dataroom access to Sponsor G.

On March 3, 2026, representatives of the Company Financial Advisors held a follow-up teleconference discussion with Company E and Company E sent the Company Financial Advisors a request for certain additional diligence information. As required by the terms of the Merger Agreement, a copy of such diligence information was provided to the Consortium on the same day.

On March 4, 2026, following execution of a non-disclosure agreement with such person, representatives of the Company Financial Advisors granted dataroom access to Company C.

On March 6, 2026, representatives of the Company Financial Advisors held a follow-up teleconference discussion with Sponsor G.

On March 10, 2026, following execution of a non-disclosure agreement with such person, representatives of the Company Financial Advisors granted dataroom access to Sponsor J.

On March 26, 2026, at 11:59 p.m., Eastern time, the Go-Shop Period expired. Prior to that time, each of the parties that had entered into a non-disclosure agreement with the Company during the Go-Shop Period had communicated to representatives of the Company Financial Advisors that they would not be making an Acquisition Proposal prior to the expiry thereof.

On March 27, 2026, the Company issued a Current Report on Form 8-K with the SEC publicly announcing the expiration of the Go-Shop Period, and the Company closed the virtual dataroom and sent notices to each of the parties that executed non-disclosure agreements requesting return or destruction of confidential information.

Reasons for the Merger; Recommendation of the Company Board

In evaluating the Merger and the other transactions contemplated by the Merger Agreement, the Company Board consulted with members of Company management, Kirkland and the Company Financial Advisors. After careful and thorough consideration, the Company Board determined that entering into the Merger Agreement was advisable and in the best interests of the Company and the Company stockholders.

In arriving at this determination and in recommending that the stockholders vote their shares of Company Common Stock in favor of the adoption of the Merger Agreement, the Company Board considered many factors, including the following non-exhaustive list of factors (not necessarily in order of relative importance), which the Company Board viewed as weighing in favor of its recommendation that the stockholders vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal:

•        The fact that the Merger Consideration is all cash, which provides certainty of value and liquidity to stockholders, while eliminating the effect of long-term business and execution risk to stockholders, compared to continuing to operate the Company as a standalone company.

•        The attractive value of the Merger Consideration of $2.43 per share, which constitutes a premium of:

•        approximately 71% above the closing price per share of Company Common Stock of $1.42 on October 16, 2025 (the last trading day prior to published rumors about a potential transaction between the Company and Mubadala Capital (as further described in the section of this proxy statement titled “— Background of the Merger”)); and

•        approximately 95% above the 90-day volume-weighted average price per share of Company Common Stock on October 16, 2025 (the last trading day prior to published rumors about a potential transaction between the Company and Mubadala Capital (as further described in the section of this proxy statement titled “— Background of the Merger”)).

•        The belief of the Company Board, after a review of the Company’s current and historical financial condition, results of operations, prospects, business strategy, competitive position and industry and regulatory considerations, including the potential impact of these factors on the trading price of Company Common Stock, that the Merger Consideration is more favorable to the Company stockholders than the potential value that might have resulted from other alternatives available to the Company, including remaining a standalone public company, and that the Merger represents the best available alternative for maximizing value for stockholders, considering:

1.      the Company Board’s assessment of the Company’s historical and projected financial performance, including the management financial plan;

2.      the challenges and risks that the Company has faced, and would likely continue to face, if it remained a standalone public company, including, among others, macroeconomic hazards, public market dynamics, and various business and balance sheet considerations, including the Company’s significant leverage levels;

3.      the costs, risks and uncertainties associated with the other strategic alternatives available to the Company, including the various alternatives explored by the Company Board, such as a sale of additional equity or debt securities to raise capital, potential divestitures, potential asset sale, barter and other strategic transactions with strategic counterparties or potential joint-venture transactions;

4.      the costs, risks and challenges of initiatives to achieve organic growth or growth through acquisitions;

5.      the costs and burdens associated with being a public company; and

6.      the other risks and uncertainties discussed under the heading “Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and, to the extent applicable, any subsequent Quarterly Reports on Form 10-Q.

•        The process undertaken by the Company Board during the Go-Shop Period, with the assistance of Company management, Kirkland, Morgan Stanley and Moelis, to solicit and evaluate potential strategic alternatives, which included outreach to 46 third parties and entry into confidentiality agreements with seven of these third parties, and provided an opportunity for these third parties to negotiate a transaction with the Company if such third parties desired to do so. Such efforts did not result in a Superior Proposal. For more information, please see the section of this proxy statement titled “— Background of the Merger.”

•        The Company Board’s belief that the Company, with the assistance of Kirkland, Morgan Stanley and Moelis, had negotiated the most favorable terms that the Consortium was willing to offer, including the highest price per share that the Consortium was willing to pay for the Company, which price had been increased from the Consortium’s original proposal of $2.00-$2.40 per share to $2.43 per share as a result of the negotiating efforts of the Company Board, Company management and the Company’s advisors, and which represented the Consortium’s best and final price under the circumstances.

•        The potential risk of losing the favorable opportunity with the Consortium in the event the Company sought to pursue discussions with third parties prior to entry into the Merger Agreement, particularly given the Consortium’s representation that it would not participate in any auction process, and the potential negative effect that such a process might have on the Company’s business, especially in light of the “go-shop” provision the Consortium was willing to provide that allowed the Company to solicit other Acquisition Proposals following announcement of the Merger.

•        Morgan Stanley’s and Moelis’s financial analyses of the Merger Consideration, which each reviewed with the Company Board, and the oral opinions, subsequently confirmed in written opinions, rendered by each of Morgan Stanley and Moelis to the Company Board to the effect that, as of such date, and based upon and subject to the various limitations, qualifications, assumptions and other matters set forth in such written opinions, the Merger Consideration to be received by Company stockholders (other than (i) shares of Company Common Stock held as treasury stock, (ii) shares of Company Common Stock held by Parent or any wholly owned subsidiary of the Company or Parent (including Merger Sub), or (iii) any shares of Company Common Stock as to which statutory rights of appraisal have been properly exercised in accordance with Section 262 of the DGCL) in the Merger is fair, from a financial point of view, to such holders. Such opinion is more fully described under the section of this proxy statement titled “— Opinions of the Company Financial Advisors — Opinion of Morgan Stanley” and “— Opinions

of the Company Financial Advisors — Opinion of Moelis” below. The full text of each of Morgan Stanley’s and Moelis’ written opinion has been included as Annex B-1 and Annex B-2, respectively, to this proxy statement and is incorporated by reference herein in its entirety.

•        The terms and conditions of the Merger Agreement permitting the Company to respond to unsolicited Acquisition Proposals, including permitting the Company Board to furnish information or engage in discussions in connection with an Acquisition Proposal that constitutes, or would reasonably be expected to lead to, a Superior Proposal (see the section of this proxy statement titled “The Merger Agreement — The “No-Shop” Period — No Solicitation of Other Offers”). In this regard, the Company Board considered that:

1.      the Company had the right, during a 45-day Go-Shop Period, to solicit Acquisition Proposals from, and participate in discussions and negotiations with, third parties regarding any Acquisition Proposal;

2.      subject to its compliance with the terms of the Merger Agreement and prior to the adoption of the Merger Agreement by stockholders, the Company Board can change its recommendation with respect to the Merger or cause the Company to terminate the Merger Agreement and enter into an agreement for a Superior Proposal; and

3.      while the Merger Agreement contains a Company Termination Fee of $19,900,000 during the Go-Shop Period (and $39,800,000 during the No-Shop Period) that the Company would be required to pay to Parent in certain circumstances, the Company Board believes that the Company Termination Fee is reasonable in light of the circumstances and the overall terms of the Merger Agreement and the process undertaken by the Company Board to evaluate potential strategic alternatives, consistent with fees in comparable transactions, and not a significant deterrent to potential alternative acquisition offers.

•        The fact that the Merger is subject to the approval of stockholders and that stockholders who do not vote to adopt the Merger Agreement and who follow certain prescribed procedures are entitled to dissent from the Merger and demand payment of the “fair value” of their Company Common Stock, as and to the extent provided by Section 262 of the DGCL. For more information, please see the section of this proxy statement titled “— Appraisal Rights.”

•        The reputation and financial capacity of the members of the Consortium, including Mubadala Capital, TWG and any other consortium participants, their stated commitment to and investment thesis surrounding the transaction, and the fact that each member of the Consortium had obtained all necessary investment approvals with respect to the proposed transaction, and the Company Board’s belief that the Consortium was highly likely to complete the Merger.

•        The Company Board’s belief that there is a high degree of certainty that the Effective Time would be achieved in a timely manner, in view of the terms of the Merger Agreement, including:

1.      that the Consortium has obtained committed Debt Financing for the transactions contemplated by the Merger Agreement from reputable financial institutions and committed Equity Financing for the transactions contemplated by the Merger Agreement from Mubadala Capital and TWG that provide funding of an amount sufficient to consummate the Merger in accordance with the Merger Agreement, including to pay the aggregate Merger Consideration and all fees and expenses payable by Parent in connection with the Closing and, as may be applicable, the repayment or refinancing of the Company Credit Agreements (as defined in the Merger Agreement) and the Notes (as defined in the Merger Agreement). For more information, please see the section of this proxy statement titled “— Financing of the Merger”;

2.      the fact that if the Consortium fails to complete the Merger when required to do so under the Merger Agreement, the Company has the right under the Merger Agreement to specifically enforce Parent’s obligation to cause the Consortium to fund its Equity Financing as contemplated by the Merger Agreement and the Equity Commitment Letter (only if the Debt Financing has been funded in full or will be funded in full at the Closing in accordance with the terms of the Debt

Commitment Letter if the Equity Financing is funded, in accordance with the terms of the Equity Commitment Letter) or to terminate the Merger Agreement and obtain payment by Parent of the Parent Termination Fee of approximately $92,900,000;

3.      that Mubadala Capital has provided the Guarantee (as defined in the Merger Agreement) with respect to the payment of the Parent Termination Fee that may be owed by Parent pursuant to the Merger Agreement if the Merger Agreement is terminated under certain circumstances, as well as certain Enforcement Costs (as defined in the Merger Agreement) and fees and expenses payable pursuant to certain reimbursement and indemnification obligations set forth in the Merger Agreement (subject to certain caps) that may be owed by Parent pursuant to the Merger Agreement, in each case, subject to the terms of the Merger Agreement and the Guarantee;

4.      that the obligation of Parent to complete the Merger is not subject to receipt of financing; and

5.      the obligation of Parent to use reasonable best efforts to take, or cause to be taken, all actions necessary under applicable law, to consummate the Merger.

•        The terms of the Merger Agreement, taken as a whole, including the parties’ representations, warranties and covenants and the circumstances under which the Merger Agreement may be terminated, which the Company Board considered in consultation with Kirkland and viewed as reasonable, including the limited number and nature of the conditions to the completion of the Merger.

•        The fact that the Company has sufficient operating flexibility to conduct its business in the ordinary course prior to the Closing.

•        The Termination Date of November 9, 2026, subject to extension to February 9, 2027, allowing for sufficient time to complete the Merger.

The Company Board also considered a number of uncertainties and risks in making its determination with respect to the Merger, including the following non-exhaustive list (not necessarily in order of relative importance):

•        The fact that the Company will no longer exist as an independent, publicly traded company that is listed on the NYSE and that stockholders will not participate in any future earnings or potential growth of the Company and will not benefit from any potential future appreciation in the value of the Company, including any potential appreciation in value that could be realized as a result of improvements to the Company’s operations.

•        The possible diversion of management focus and resources from operational matters and other strategic opportunities while working to consummate the Merger.

•        The potential negative effect of the pendency of the transaction on the Company’s businesses, including its relationships with employees, customers, and suppliers, such as the possible loss of key management or other personnel of the Company during the pendency of the Merger.

•        The restrictions placed on the conduct of the Company’s business prior to the Closing pursuant to the terms of the Merger Agreement, including restrictions which could adversely affect the Company’s ability to take advantage of business opportunities that may arise pending the consummation of the Merger and that, absent the Merger Agreement, the Company might have pursued. For more information, please see the section of this proxy statement titled “The Merger Agreement — Conduct of Business by the Company Prior to Consummation of the Merger.”

•        The fact that under the terms of the Merger Agreement, the Company is prohibited from soliciting other Acquisition Proposals following the expiration of the Go-Shop Period.

•        The requirement under certain circumstances that the Company pay Parent the Company Termination Fee following termination of the Merger Agreement, including if the Merger Agreement is terminated by the Company to enter into an agreement providing for a Superior Proposal or by Parent if the Company Board makes a Company Board Recommendation Change. For more information, please see the section of this proxy statement titled “The Merger Agreement — Termination Fees.”

•        If Parent fails to complete the Merger or otherwise breaches the Merger Agreement in certain circumstances, the Company’s remedies may be limited to the Parent Termination Fee payable by Parent as described above, certain Enforcement Costs and certain fees and expenses payable pursuant to certain reimbursement and indemnification obligations set forth in the Merger Agreement (subject to certain caps), which may be inadequate to compensate the Company for the damage caused. For more information, please see the section of this proxy statement titled “The Merger Agreement — Termination Fees.”

•        The risk that the Financing contemplated by the Equity Commitment Letters and Debt Commitment Letter will not be obtained, resulting in Parent and Merger Sub not having sufficient funds to complete the transactions contemplated by the Merger Agreement.

•        The fact that the Merger Agreement provides that the maximum aggregate liability for Parent and certain related parties for breaches under the Merger Agreement will not exceed the amount of the Parent Termination Fee, Enforcement Costs and certain fees and expenses payable pursuant to certain reimbursement and indemnification obligations set forth in the Merger Agreement (subject to certain caps).

•        The fact that regulatory clearances, approvals, and consents are (or may be) required to complete the Merger in the United States and a number of foreign jurisdictions, which presents a risk that the Closing may be delayed or that such clearances, approvals and consents may not be obtained at all.

•        The risk that the Merger may not be completed despite the parties’ efforts or that completion of the Merger may be delayed, even if the requisite approval is obtained from the Company stockholders, including the possibility that conditions to the parties’ obligations to complete the Merger may not be satisfied (including the possibility that required regulatory approvals may not be obtained), and the potential resulting disruptions to the Company’s business.

•        The fact that, upon receipt of the Merger Consideration, stockholders will no longer hold any interest in the Company and therefore will not benefit from any future increase in the value, earnings, or growth of the Company or payment of dividends on, or any appreciation in the value of, Company Common Stock.

•        The fact that the Company’s directors and officers may have interests in the Merger that may be different from, or in addition to, those of stockholders generally.

•        The significant costs involved in connection with entering into the Merger Agreement and completing the Merger, some of which are payable regardless of whether the Merger is completed.

•        The fact that an all-cash transaction would be taxable to Company stockholders that are U.S. Holders for U.S. federal income tax purposes. For more information, please see the section of this proxy statement titled “— Material U.S. Federal Income Tax Considerations.”

The foregoing discussion of reasons for the recommendation by the Company Board that the Company stockholders vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal is not meant to be exhaustive but addresses the material information and factors considered by the Company Board in consideration of its recommendation. In view of the wide variety of factors considered by the Company Board in connection with its evaluation of the Merger and the complexity of these matters, the Company Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. Rather, in considering the information and factors described above, individual members of the Company Board each applied his or her own personal business judgment to the process and may have given differing weights to differing factors. The Company Board based its unanimous recommendation on the totality of the information presented. The explanation of the factors and reasoning set forth above contain forward-looking statements that should be read in conjunction with the section of this proxy statement titled “Forward-Looking Statements.”

Opinions of the Company Financial Advisors

Opinion of Morgan Stanley

The Company retained Morgan Stanley to provide it with financial advisory services in connection with a sale of a majority or more of the assets or equity of the Company and, if requested by the Company, a financial opinion with respect thereto. The Company selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation and its knowledge of the financial services industry, market and regulatory environment and business and affairs of the Company. On February 8, 2026, Morgan Stanley rendered to the Company Board its oral opinion, which was subsequently confirmed by delivery of a written opinion, dated February 9, 2026, that, as of that date, and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth therein, the Merger Consideration to be received by the Company stockholders (other than (a)(i) shares of Company Common Stock held by the Company as treasury stock or (ii) shares of Company Common Stock owned by Parent or any wholly owned subsidiary of the Company or Parent (including Merger Sub), in each case as of immediately prior to the Effective Time or (b) shares of Company Common Stock as to which holders (or, to the extent applicable, beneficial owners thereof) have properly exercised their statutory rights of appraisal in accordance with Section 262 of the DGCL) pursuant to the Merger Agreement was fair from a financial point of view to such Company stockholders.

The full text of the written opinion of Morgan Stanley, dated February 9, 2026, is attached as Annex B-1 and incorporated by reference into this proxy statement. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion to the Company Board. Company stockholders are urged to, and should, read the opinion carefully and in its entirety. Morgan Stanley’s opinion was directed to the Company Board and addressed only the fairness, from a financial point of view, to the Company stockholders (other than (a)(i) shares of Company Common Stock held by the Company as treasury stock or (ii) shares of Company Common Stock owned by Parent or any wholly owned subsidiary of the Company or Parent (including Merger Sub), in each case as of immediately prior to the Effective Time or (b) shares of Company Common Stock as to which holders (or, to the extent applicable, beneficial owners thereof) have properly exercised their statutory rights of appraisal in accordance with Section 262 of the DGCL) of the Merger Consideration to be received by such holders pursuant to the Merger Agreement as of the date of such opinion. Morgan Stanley did not express any view on, and its opinion did not address, any other aspect of the transactions contemplated by the Merger Agreement. Morgan Stanley’s opinion is not a recommendation as to how any holder of shares of Company Common Stock should act or vote in connection with the Merger or any other matter or whether to take any other action with respect to the Merger. The summary of Morgan Stanley’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. In addition, Morgan Stanley’s opinion did not in any manner address the price at which shares of Company Common Stock will trade following the Closing or at any other time.

In connection with rendering its opinion, Morgan Stanley, among other things:

1.      reviewed certain publicly available financial statements and other business and financial information of the Company;

2.      reviewed certain internal financial statements and other financial and operating data concerning the Company;

3.      reviewed certain financial projections prepared by the management of the Company;

4.      discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

5.      reviewed the reported prices and trading activity for the Company Common Stock;

6.      compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly-traded companies comparable with the Company and their securities;

7.      reviewed the financial terms, to the extent publicly available, of certain comparable Acquisition Transactions (as defined in the Merger Agreement);

8.      participated in certain discussions and negotiations among representatives of the Company and Parent and certain parties and their financial and legal advisors;

9.      reviewed the Merger Agreement, the draft commitment letters from certain equity financing sources and debt financing sources substantially in the form of the drafts dated February 8, 2026 (as used in this section of the proxy statement, the “Commitment Letters”) and certain related documents; and

10.    performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by the Company, and formed a substantial basis for its opinion. With respect to the Management Projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best then-available estimates and judgments of the Company’s management of the future financial performance of the Company. Morgan Stanley expressed no view as to the Management Projections or the assumptions on which they were based. In addition, Morgan Stanley assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the definitive Merger Agreement would not differ in any material respect from the draft thereof furnished to Morgan Stanley. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of the Company and its legal, tax and regulatory advisors with respect to legal, tax and regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Merger Consideration to be received by the Company stockholders (other than (a)(i) shares of Company Common Stock held by the Company as treasury stock or (ii) shares of Company Common Stock owned by Parent or any wholly owned subsidiary of the Company or Parent (including Merger Sub), in each case as of immediately prior to the Effective Time or (b) shares of Company Common Stock as to which holders (or, to the extent applicable, beneficial owners thereof) have properly exercised their statutory rights of appraisal in accordance with Section 262 of the DGCL) in the Merger. Morgan Stanley did not express any view on, and its opinion did not address, any other term or aspect of the Merger Agreement or the transactions contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection therewith. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of the Company, nor was it furnished with any such valuations or appraisals. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of its opinion. Events occurring after such date may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.

Morgan Stanley’s opinion did not address the relative merits of the transactions contemplated by the Merger Agreement as compared to other business or financial strategies that might be available to the Company, nor did it address the underlying business decision of the Company to enter into the Merger Agreement or proceed with the transactions contemplated by the Merger Agreement.

Summary of Financial Analyses of Morgan Stanley

The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter, dated February 9, 2026. The following summary is not a complete description of the financial analyses performed by Morgan Stanley, nor does the order of analyses described represent relative importance or weight given to those analyses by Morgan Stanley. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before February 6, 2026 and is not necessarily indicative of current market conditions. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

In performing the financial analyses summarized below and in arriving at its opinion, Morgan Stanley utilized the Management Projections. Such Management Projections are described in the section of this proxy statement titled “— Certain Company Management Projections.”

Public Trading Comparables Analysis

Morgan Stanley performed a selected public trading comparables analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared certain financial estimates for the Company with comparable publicly available consensus equity analyst research estimates for companies, selected based upon Morgan Stanley’s professional judgment and experience, that share similar business characteristics and have certain comparable operating characteristics, based on Morgan Stanley’s experience and professional judgment, including, among other things, similarly sized revenue and/or revenue growth rates, market capitalizations, profitability, scale and/or other similar operating characteristics (which are referred to as the “comparable companies” in this summary of Morgan Stanley’s opinion). The following is the list of the comparable companies:

•        Outfront Media, Inc. (“Outfront”)

•        Lamar Advertising Company (“Lamar”)

For purposes of this analysis, Morgan Stanley analyzed the ratio of aggregate value (“AV”) to the estimated fiscal year 2026 Adjusted EBITDA (post-SBC) (such ratio, “AV/Adj. EBITDA (post-SBC)”). For purposes of its analyses, Morgan Stanley defined “aggregate value” as a company’s fully diluted equity value plus total debt, less cash and cash equivalents. Adjusted EBITDA (post-SBC), as well as certain other terms used in this section, such as Adjusted EBITDA (pre-SBC), related to the Management Projections, is defined in the section of this proxy statement titled “— Certain Company Management Projections.”

Based on its analysis of the relevant metrics for each of the comparable companies, Morgan Stanley selected a reference range of AV/Adj. EBITDA (post-SBC) multiples for the estimated fiscal year 2026 of 11.0x–13.0x. Morgan Stanley applied the selected reference range to the estimated AV/Adj. EBITDA (post-SBC) for the estimated fiscal year 2026, as set forth in the Management Projections. Morgan Stanley’s analysis resulted in the implied price per share range of Company Common Stock of $1.61 to $3.52.

No company utilized in the public trading comparables analysis is identical to the Company. In evaluating the comparable companies, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond the Company’s control. These include, among other things, the impact of competition on the Company’s business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of the Company and the industry, and in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.

Precedent Transactions Analysis

Morgan Stanley performed a selected precedent transactions analysis, which is designed to provide an implied value of a company based on publicly available financial terms for selected transactions. In connection with its analysis, Morgan Stanley compared publicly available statistics for five selected transactions in the outdoor advertising industry. For purposes of this analysis, Morgan Stanley analyzed the ratio of transaction value (“TV”) to last-twelve-months (“LTM”) EBITDA of the target company (“TV/LTM EBITDA”) for each selected transaction.

The selected transactions for Morgan Stanley’s analysis, together with their respective multiples, were:

Month and Year Announced	Buyer	Target	Transaction Value ($MM)	TV/LTM EBITDA
July 2014	CBS Outdoor Americas	Van Wagner (Certain Assets)	$690	10.8x
January 2016	Lamar	Clear Channel Outdoor Holdings, Inc. (Certain Assets)(1)	$459	12.5x
June 2018	JCDecaux	APN Outdoor	$833	12.9x
December 2018	Lamar	Fairway Outdoor Advertising (Certain Markets) from GTCR	$419	13.5x
October 2023	Bell Media	Outfront’s Canadian Business	$300	13.3x
Average			$540	12.6x
Median			$459	12.9x

____________

(1)      Consisting of certain assets related to the Company’s markets in Cleveland, Memphis, Des Moines, Reno and Seattle.

Based on its experience and professional judgment and taking into consideration the relevant multiples from the selected transactions, Morgan Stanley applied a range of TV/LTM EBITDA multiples of 12.0x to 14.0x to the Company’s estimated fiscal year 2025 Adjusted EBITDA (post-SBC) as set forth in the Management Projections. Based on this analysis and the number of fully diluted shares of Company Common Stock, as estimated and provided by the management of the Company as of such date, Morgan Stanley calculated an estimated range of implied values per share of Company Common Stock of $1.65 to $3.41, as set forth in Morgan Stanley’s presentation to the Company Board on February 8, 2026 (the “February 8 Morgan Stanley Presentation”).

No company or transaction utilized in the precedent transactions analysis is identical to the Company or the Merger. In evaluating the precedent transactions, Morgan Stanley made numerous judgments and assumptions with regard to general business, market and financial conditions, and other matters, which are beyond the control of the Company, such as the impact of competition on the business of the Company or the industry generally, industry growth and the absence of any adverse material change in the financial condition of the Company or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared.

Discounted Equity Value Analysis

Morgan Stanley performed a discounted equity value analysis, which is designed to provide insight into the potential future equity value of a company as a function of the company’s estimated future earnings. The resulting equity value is subsequently discounted to arrive at an estimate of the implied present value for such company’s potential future equity value.

To calculate the discounted equity values for the Company, Morgan Stanley utilized the Adjusted EBITDA (post-SBC) estimates from the Management Projections for estimated fiscal year 2028. Based upon the application of its professional judgment and experience, Morgan Stanley then applied a range of forward next-twelve-months (“NTM”) EBITDA multiples of 11.0x – 13.0x to the Company’s estimated NTM EBITDA to determine a range of implied aggregate equity values of the Company as of December 31, 2028. Morgan Stanley then calculated a range of implied equity values as of such date by subtracting the amount of the Company’s (i) then-estimated net debt of approximately $4,839.0 million as of December 31, 2025 (calculated as total debt less cash and cash equivalents and net proceeds from the Spanish Divestiture) and (ii) noncontrolling interests. Morgan Stanley then divided this range of implied equity values by the number of fully diluted shares of Company Common Stock, as estimated and provided by the management of the Company. Morgan Stanley then discounted this range of per share equity values to February 6, 2026, at a discount rate of 13.3% with such discount rate being selected by Morgan Stanley based on the Company’s estimated cost of equity (estimated using the capital asset pricing model method and based on Morgan Stanley’s professional judgment and experience). Using the Management Projections and as set forth in the February 8 Morgan Stanley Presentation, this analysis indicated a range of implied equity values per share of Company Common Stock of $2.13 to $4.12.

Discounted Cash Flow Analysis

Morgan Stanley performed a discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of the estimated future unlevered free cash flows and terminal value of such company. Morgan Stanley calculated a range of implied equity values per share of Company Common Stock as of February 6, 2026, based on estimates of future unlevered free cash flows, as calculated by Morgan Stanley, for estimated fiscal year 2026 through fiscal year 2030 contained in the Management Projections. For the purposes of this analysis, unlevered free cash flows were calculated using Adjusted EBITDA (post-SBC) with Morgan Stanley also using estimates for taxes, which were netted for applicable net operating losses, and capital expenditures and plus or minus changes in net working capital and certain other adjustments.

Morgan Stanley calculated a range of terminal values for the Company based on an NTM Adjusted EBITDA (post-SBC) exit multiple range of 10.0x to 12.0x, which was selected based on Morgan Stanley’s professional judgment and experience. The estimated unlevered free cash flows and the range of terminal values were then discounted to present value as of February 6, 2026 using a mid-year discounting convention by applying a discount rate range of 8.4% to 9.0%, which was selected based on Morgan Stanley’s professional judgment and experience, to reflect the Company’s estimated weighted average cost of capital.

To calculate the implied equity value from the discounted cash flow analysis, Morgan Stanley then subtracted the Company’s (i) then-estimated net debt of approximately $4,839.0 million as of December 31, 2025 (calculated as total debt less cash and cash equivalents and net proceeds from the Spanish Divestiture) and (ii) noncontrolling interests. To calculate the implied per share equity value, Morgan Stanley then divided the implied equity value by the number of fully diluted outstanding shares of Company Common Stock, as estimated and provided by the management of the Company. Using the Management Projections and as set forth in February 8 Morgan Stanley Presentation, this analysis indicated a range of implied equity values per share of Company Common Stock of $2.00 to $3.89.

Other Information

Morgan Stanley observed additional factors that were not considered part of Morgan Stanley’s financial analysis with respect to its opinion but were noted as reference data for the Company Board, including the following information described under the sections entitled “— Broker Price Targets,” “— Historical Trading Range,” “— Multiple High/Low” and “— Illustrative Leveraged Buyout (“LBO”) Analysis.”

Broker Price Targets

For reference only, Morgan Stanley reviewed and analyzed future public market trading price targets for shares of Company Common Stock prepared and published by six brokers. These forward targets reflected each broker’s estimate of the 12-month future public market trading price of shares of Company Common Stock. The range of undiscounted broker price targets was $1.35 to $1.75 per share of Company Common Stock.

The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for shares of Company Common Stock, and these estimates are subject to uncertainties, including the future financial performance of the Company and future financial market conditions.

Historical Trading Range

For reference only, Morgan Stanley reviewed the historical trading data of shares of Company Common Stock for the 52-week period ending October 16, 2025, and noted that the highest intraday trading price per share of Company Common Stock was $1.69 and the lowest intraday trading price per share of Company Common Stock was $0.81 during such period.

Multiple High/Low

For reference only, Morgan Stanley applied the historical high and low NTM EBITDA multiples for the 52-week period ending October 16, 2025 to the Company’s estimated fiscal year 2026 Adjusted EBITDA (post-SBC), then subtracted the Company’s current outstanding long-term indebtedness, net of cash and cash equivalents, to arrive at a range of implied equity values per share of Company Common Stock of $1.42 to $2.47. The highest multiple was 11.9x and the lowest multiple was 10.8x during such period.

Illustrative Leveraged Buyout (“LBO”) Analysis

For reference only, Morgan Stanley performed a hypothetical leveraged buyout analysis to determine the prices at which a financial sponsor might effect a leveraged buyout of the Company. Morgan Stanley assumed a transaction date of December 31, 2025 and a total debt to LTM Adjusted EBITDA post-SBC (“LTM 2025 EBITDA”) ratio of 8.0x. Morgan Stanley also assumed a subsequent exit transaction by the financial sponsor at December 31, 2030 with a valuation of the Company realized by the financial sponsor in such subsequent exit transaction calculated utilizing a range of ratios of aggregate value to LTM 2025 EBITDA of 11.0x to 13.0x. The implied acquisition price per share paid by the financial sponsor for purposes of this analysis was based on a target range of annualized internal rates of return for the financial sponsor of 15% to 20%. The resulting present value per share of Company Common Stock implied by this analysis was between $0.72 and $2.56 per share. Adjusted EBITDA (post-SBC) is defined in the section of this proxy statement titled “— Certain Company Management Projections.”

General

In connection with the review of the Merger by the Company Board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of the Company. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Many of these assumptions are beyond the control of the Company. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness of the Merger Consideration pursuant to the Merger Agreement from a financial point of view to Company stockholders (other than (a)(i) shares of Company Common Stock held by the Company as treasury stock or (ii) shares of Company Common Stock owned by Parent or any wholly owned subsidiary of the Company or Parent (including Merger Sub), in each case as of immediately prior to the Effective Time or (b) shares of Company Common Stock as to which holders (or, to the extent applicable, beneficial owners thereof) have properly exercised their statutory rights of appraisal in accordance with Section 262 of the DGCL) and in connection with the delivery of its opinion to the Company Board. These analyses do not purport to be appraisals or to reflect the prices at which shares of Company Common Stock might actually trade. The Merger Consideration was determined through arm’s-length negotiations between the Company and Parent and was approved by the Company Board. Morgan Stanley provided advice to the Company during these negotiations. Morgan Stanley did not, however, recommend any specific merger consideration to the Company or that any specific merger consideration constituted the only appropriate merger consideration for the Merger.

Morgan Stanley’s opinion and its presentation to the Company Board was one of many factors taken into consideration by the Company Board in deciding to approve, adopt and authorize the Merger Agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Company

Board with respect to the Merger Consideration or of whether the Company Board would have been willing to agree to a different merger consideration. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with its customary practice.

The Company Board retained Morgan Stanley based upon Morgan Stanley’s qualifications, experience and expertise. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Company, Parent, or their respective affiliates or any other company, or any currency or commodity, that may be involved in the Merger, or any related derivative instrument.

Under the terms of its engagement letter, Morgan Stanley provided the Company financial advisory services and a financial opinion in connection with the Merger, and the Company agreed to pay Morgan Stanley a fee of $5.0 million (the “Opinion Fee”), which became payable upon the execution of the Merger Agreement, and a transaction fee equal to 0.495% of the Transaction Value (as defined in the Company’s engagement letter with Morgan Stanley) against which any Opinion Fee paid will be offset, to the extent not previously offset, which is contingent upon consummation of the Merger. The Company also agreed to pay Morgan Stanley a discretionary fee, in the Company’s sole discretion, in an amount up to $8.25 million. The Company has also agreed to reimburse Morgan Stanley for its expenses incurred in performing its services. In addition, the Company has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley’s engagement.

In the two years prior to February 4, 2026 (the “Disclosure Date”), Morgan Stanley has provided financial advisory or financing services to the Company and has received aggregate fees between $5 million and $15 million in connection with such services. In the two years prior to the Disclosure Date, Morgan Stanley has provided financial advisory and financing services to Mubadala Capital and has received aggregate fees between $45 million and $70 million. In the two years prior to the Disclosure Date, Morgan Stanley has not provided financial advisory or financing services to TWG. In the two years prior to the Disclosure Date, Morgan Stanley has not provided financial advisory or financing services to ForgeLight Capital (“ForgeLight”), which served as a strategic partner to the Consortium. In the two years prior to the Disclosure Date, Morgan Stanley has not provided financial advisory or financing services to Newlight Partners (“Newlight”), which served as a strategic partner to the Consortium. Morgan Stanley may seek to provide financial advisory and financing services to the Company, Mubadala Capital, other members of the Consortium and their respective affiliates in the future and would expect to receive fees for the rendering of these services. As of the Disclosure Date, Morgan Stanley held an aggregate interest of less than 1% of the shares of Company Common Stock, between 1% and 2% in the common stock of Mubadala Capital and certain affiliates of Mubadala Capital which interests were held in connection with Morgan Stanley’s (i) investment management business, (ii) wealth management business, including client discretionary accounts or (iii) ordinary course trading activities, including hedging activities.

Opinion of Moelis

At the meeting of the Company Board on February 8, 2026 to evaluate and approve the Merger, Moelis delivered an oral opinion, which was subsequently confirmed by delivery of a written opinion, dated February 9, 2026, addressed to the Company Board to the effect that, as of the date of the opinion and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations set forth in the opinion, the Merger Consideration to be received in the Merger by the Company stockholders is fair, from a financial point of view, to such holders.

The summary of the written opinion of Moelis set forth below is qualified in its entirety by the full text of Moelis’ written opinion dated February 9, 2026, which sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken in connection with the opinion, and which is attached as Annex B-2 to this proxy statement and is incorporated herein by reference. Moelis’ opinion was provided for the use and benefit of the Company Board (solely in its capacity as such) in its evaluation of the Merger. Moelis’ opinion was limited solely to the fairness, from a financial point of view, of the Merger Consideration and does not address the Company’s underlying business decision to effect the Merger or the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available to the Company. Moelis’ opinion does not constitute a recommendation to any Company stockholder as to how such stockholder should vote or act with respect to the Merger or any other matter. Moelis’ opinion was approved by a Moelis fairness opinion committee.

In arriving at its opinion, Moelis, among other things:

1.      reviewed certain publicly available business and financial information, including publicly available research analysts’ financial forecasts relating to the Company;

2.      reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to Moelis by the Company, including financial forecasts (including the Management Projections) provided to or discussed with Moelis by the management of the Company;

3.      reviewed information regarding the capitalization of the Company furnished to Moelis by the Company;

4.      conducted discussions with members of the senior management and representatives of the Company concerning the information described in clauses 1 through 3 above, as well as the business and prospects of the Company generally;

5.      reviewed the reported prices and trading activity for the Company Common Stock;

6.      reviewed publicly available financial and stock market data of certain other companies in lines of business that Moelis deemed relevant;

7.      considered the results of discussions by or on behalf of the Company, including by Moelis at the Company’s direction, with third parties regarding potential transactions involving all or a portion of the Company;

8.      reviewed the financial terms of certain other transactions that Moelis deemed relevant;

9.      reviewed a draft, dated February 8, 2026, of the Merger Agreement;

10.    participated in certain discussions and negotiations among representatives of the Company and Parent and their advisors; and

11.    conducted such other financial studies and analyses and took into account such other information as Moelis deemed appropriate.

In connection with its analysis and opinion, Moelis relied on the information supplied to, discussed with or reviewed by Moelis being complete and accurate in all material respects. Moelis did not independently verify any such information (nor did Moelis assume any responsibility for the independent verification of any such information). With the Company’s consent, Moelis relied on the representation of the Company’s management that the Company’s management is not aware of any facts or circumstances that would make any such information inaccurate or misleading. Moelis also relied upon, without independent verification, the assessment of the Company and its legal, tax, regulatory and accounting advisors with respect to legal, tax, regulatory and accounting matters. With respect to the financial forecasts (including the Management Projections) referred to above, Moelis assumed, at the Company’s direction, that such financial forecasts were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future performance of the Company. Moelis’ opinion expressed no views as to the reasonableness of any financial forecasts or the assumptions on which they are based. In addition, Moelis did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of the Company, nor was Moelis furnished with any such evaluation or appraisal. For more information related to the Management Projections by the Company’s management, please see the section of this proxy statement titled “— Certain Company Management Projections.”

Moelis’ opinion does not address the Company’s underlying business decision to effect the Merger or the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available to the Company. Moelis’ opinion does not address any legal, regulatory, tax or accounting matters. Moelis was not asked to, nor did it, offer any opinion as to any terms of the Merger Agreement or any aspect or implication of the Merger, except for the fairness of the Merger Consideration from a financial point of view to the Company stockholders. Moelis did not express any opinion as to fair value, viability or the solvency of the Company following the closing of the Merger. In addition, Moelis noted that, pursuant to the Merger Agreement, (a)(i) the shares of Company Common Stock held by the Company as treasury stock or (ii) shares of Company Common Stock owned by Parent or any wholly owned subsidiary of the Company or Parent (including Merger Sub), in each case as of immediately prior to the Effective Time, or (b) shares of Company Common Stock as to which holders (or, to the extent applicable, beneficial owners thereof) have properly exercised their statutory rights of appraisal in accordance with Section 262 of the DGCL will not be converted into the right to receive the Merger Consideration, and Moelis expressed no opinion with respect to the treatment of such shares or as to the fairness of the Merger Consideration to the holders thereof. Moelis did not consider, and Moelis does not express any opinion as to, the terms of any voting or support agreement entered into in connection with the Merger or any other agreements entered into or amended in connection with the Merger or any of the transactions contemplated thereby.

In rendering its opinion, Moelis assumed that the final executed form of the Merger Agreement did not differ in any material respect from the draft that Moelis reviewed, that the Merger will be consummated in accordance with its terms without any waiver or modification that could be material to Moelis’ analysis, that the representations and warranties of each party set forth in the Merger Agreement are accurate and correct, and that the parties to the Merger Agreement will comply with all the material terms of the Merger Agreement. Moelis assumed that all governmental, regulatory or other consents or approvals necessary for the completion of the Merger will be obtained, except to the extent that any failures to obtain such consents or approvals would not be material to Moelis’ analysis. Moelis had not been asked to solicit and had not solicited indications of interest in a possible transaction with the Company from any party though it was contemplated that Moelis would be requested to solicit indications of interest in acquiring the Company following the execution of the Merger Agreement.

Moelis’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Moelis as of, the date on which the opinion was delivered, and Moelis assumes no responsibility to update its opinion for developments after the date on which it was delivered.

The opinion was for the use and benefit of the Company Board (solely in its capacity as such) in its evaluation of the Merger. The opinion did not constitute a recommendation as to how any holder of securities should vote or act with respect to the Merger or any other matter. The opinion did not address the fairness of the Merger or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of the Company, other than the fairness of the Merger Consideration from a financial point of view to the Company stockholders. In addition, Moelis does not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the Merger Consideration or otherwise. The opinion was approved by a Moelis fairness opinion committee.

Summary of Financial Analyses of Moelis

The following is a summary of the material financial analyses presented by Moelis to the Company Board at its meeting held on February 8, 2026, in connection with the delivery of its opinion. This summary describes the material analyses underlying Moelis’ opinion but does not purport to be a complete description of the analyses performed by Moelis in connection with its opinion.

Some of the summaries of financial analyses below include information presented in tabular format. To fully understand Moelis’ analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Moelis’ analyses.

For purposes of Moelis’ analyses:

•        Unless otherwise noted, “Adjusted EBITDA” (or “Adjusted EBITDA (post-SBC)”) was generally calculated as the relevant company’s earnings before interest, taxes, depreciation and amortization and reduced by stock-based compensation (“SBC”) expense; provided that references in this section to Adjusted EBITDA of the Company reflect the Company’s management estimates as reflected in the Management Projections as Adjusted EBITDA (post-SBC). With respect to the Management Projections by the Company’s management, Adjusted EBITDA (post-SBC), as well as certain other terms used in this section, such as Adjusted EBITDA (pre-SBC), related to the Management Projections, is defined in the section of this proxy statement titled “— Certain Company Management Projections.”

•        “Total Enterprise Value” (or “TEV”) was generally calculated as the market value of the relevant company’s fully diluted common stock (or other equivalent common equity interests) based on the company’s closing stock price on a specified date, plus (a) estimated net debt as of December 31, 2025, plus (b) the book value of preferred stock and non-controlling interests.

•        Unless the context otherwise requires, any “per share” related discussion refers to shares of Company Common Stock.

Discounted Cash Flow Analysis

Utilizing the Management Projections and other information and data provided by the Company, Moelis performed a discounted cash flow (“DCF”) analysis to calculate the present value of the estimated unlevered after-tax free cash flows projected to be generated by the Company and the present value of the estimated terminal value of the Company. In performing the DCF analysis of the Company, Moelis utilized a range of discount rates of 9.50% to 11.00% based on an estimated range of the Company’s weighted average cost of capital (“WACC”). The WACC range was derived using a “Capital Asset Pricing Model” and a size premium.

Moelis used the foregoing range of discount rates to calculate estimated present values, as of December 31, 2025, (a) of the estimated future unlevered after-tax free cash flows projected to be generated by the Company for the fiscal years ending December 31, 2026 through December 31, 2030 as set forth in the Management Projections and (b) the estimated terminal value of the Company which was calculated by applying a range of selected terminal multiples of 11.0x to 13.0x (being selected based on Moelis’ professional judgment and experience) to the estimate of the Company’s terminal year for the next twelve months Adjusted EBITDA (post-SBC) from the Company’s Management Projections. Moelis noted that the selected terminal multiple range was informed by the current and historical trading ranges of the Company and Outfront Media Inc. (“Outfront”), which, based on Moelis’ experience and professional judgment is the most similar publicly traded company. Moelis further noted that the Company then-currently traded, and has historically traded, at a discount relative to Outfront because the Company is more highly levered and not classified as a real estate investment trust (“REIT”), which provides tax benefits to Outfront.

Moelis separately calculated the net present value as of February 6, 2026 of the Company’s tax attributes, including net operating losses, with the utilization based on cash tax savings estimates provided by Company management for fiscal years ending December 31, 2026 through December 31, 2030 (in each case, discounted using a mid-year discounting convention) utilizing a range of discount rates of 9.50% to 11.00% based on an estimated range of the Company’s WACC with such discount rates determined based on Moelis’ professional judgment and experience.

Moelis then derived implied per share reference ranges from the resulting implied TEV reference ranges by (i) subtracting the Company’s then-estimated net debt of approximately $4,839.0 million as of December 31, 2025 (calculated as total debt less cash and cash equivalents and net proceeds from the Spanish Divestiture), (ii) adding the implied value of the Company’s tax attributes calculated as described above and (iii) dividing the resulting number by the fully diluted shares of Company Common Stock outstanding, as estimated and provided by the Company’s management. This analysis indicated the following implied per share reference range for the Company, as compared to the $2.43 per share merger consideration:

Implied Per Share Reference Range	Merger Consideration
$1.97 – $4.18	$2.43

Selected Publicly Traded Companies Analysis

Moelis reviewed financial and stock market information of two publicly traded companies engaged in out-of-home advertising (the “Selected Public Companies”), in each case, whose operations Moelis believed, based on its experience and professional judgment, to be generally relevant in certain respects to the Company for purposes of Moelis’ analysis.

Based on its professional judgment and experience, Moelis considered but did not rely upon JCDecaux SE (“JCDecaux”) due to differences in market focus, product mix and capital intensity of JCDecaux’s street furniture business.

Moelis reviewed, among other things, enterprise value to Adjusted EBITDA (post-SBC) multiples estimated for fiscal year 2026. Financial data for the Selected Public Companies was based on publicly available research analysts’ estimates, public filings and other publicly available information as of February 6, 2026.

The Selected Public Companies and their TEV to Adjusted EBITDA (post-SBC) multiples for fiscal year 2026 used by Moelis in this analysis are summarized in the following table:

Selected Public Companies	TEV/Adj. EBITDA (post-SBC) (2026E)
Outfront Media Inc. (“Outfront”)	14.2x
Lamar Advertising Company (“Lamar”)	15.8x
The Company (Wall Street Research)(as of 10/16/25)	11.3x
The Company (Management)(as of 10/16/25)	10.8x
The Company (Wall Street Research)(as of 2/6/26)	12.0x
The Company (Management)(as of 2/6/26)	11.6x

Based on the foregoing and using its professional judgment and experience, Moelis selected multiples reference ranges of 11.0x to 13.0x Adjusted EBITDA (post-SBC) for fiscal year 2026 for the Selected Companies. Moelis noted that the multiples reference range was based on the current trading multiples of the Company and Outfront, which, based on Moelis’ experience and professional judgment, is the most similar publicly traded company. Moelis further noted that the Company currently trades at a relative discount to Outfront because the Company is more highly levered and is not classified as a REIT, which provides tax benefits to Outfront.

Moelis then applied such multiples reference ranges to the Company’s estimated fiscal year 2026 Adjusted EBITDA (post-SBC) (as set forth in the Management Projections) to derive ranges of implied TEVs for the Company. Moelis then derived implied per share of reference ranges from the resulting implied TEV reference ranges by (i) subtracting the Company’s then-estimated net debt of approximately $4,839.0 million as of December 31, 2025 (calculated as total debt less cash and cash equivalents and net proceeds from the Spanish Divestiture) and (ii) dividing the resulting number by the fully diluted shares of Company Common Stock outstanding, in each case, as estimated and provided by the Company’s management. This analysis indicated the following implied per share reference range for the Company, as compared to the $2.43 per share merger consideration:

Implied Per Share Reference Range	Merger Consideration
$1.61 – $3.52	$2.43

Selected Precedent Transactions Analysis

Moelis reviewed financial information of certain selected transactions announced since 2016 involving target businesses engaged in out-of-home advertising and that are primarily billboard-based businesses in U.S. or similar geographies (the “Selected Precedent Transactions”) whose operations Moelis believed, based on its experience and professional judgment, were generally relevant in certain respects to the Company for purposes of Moelis’ analysis.

Moelis reviewed implied TEV of each target business as a multiple of the last twelve months EBITDA prior to the transaction announcement (“LTM EBITDA”) for each Selected Precedent Transaction, for the target businesses, as applicable, immediately preceding announcement of the relevant transaction. Implied TEVs were based on the announced purchase prices paid for the target businesses, as well as publicly available LTM EBITDA for such target businesses. This data is summarized in the following table:

Month and Year Announced	Buyer	Target	TEV ($MM)	TEV/LTM EBITDA
October 2023	Bell Media	Outfront’s Canadian Business	$300	13.3x
May 2022	Atairos	Ocean Outdoor	$541	12.4x
December 2018	Lamar Advertising	Fairway Outdoor (Five Markets)	$419	13.5x
July 2016	Lamar Advertising	Clear Channel Outdoor Holdings, Inc. (Cleveland/Memphis)	$219	12.6x
July 2016	Lamar Advertising	Clear Channel Outdoor Holdings, Inc. (Des Moines/Reno/Seattle)	$240	12.3x
June 2023	Blackstone	New Tradition	Not Public	Not Public
September 2021	Searchlight Capital	Adams Outdoor	Not Public	Not Public
July 2019	Lamar Advertising	Ashby Street Outdoor	Not Public	Not Public
May 2019	Reagan Outdoor	Fairway Outdoor (Indianapolis/North Central/Chattanooga)	Not Public	Not Public
June 2018	Netflix	Regency Outdoor	Not Public	Not Public
January 2016	American Outdoor	Clear Channel Outdoor Holdings, Inc. (Portland)	Not Public	Not Public
Average (All Transactions)			$345	13.2x
Median (All Transactions)			$240	13.0x

Moelis selected the precedent transactions using its professional judgment and experience based on the following criteria: (i) transactions in outdoor or out-of-home advertising, (ii) primarily billboard-based businesses, (iii) in the United States or similar geographies and (iv) over the last ten years prior to the date of the opinion. No single transaction is similar in scale to the Merger.

Based on the foregoing and using its professional judgment and experience, Moelis selected multiples ranges of 12.5x to 14.0x TEV/Adjusted EBITDA (post-SBC) for the Company’s estimated fiscal year 2025 Adjusted EBITDA (post-SBC). Moelis then applied such multiples ranges to estimated fiscal year 2025 Adjusted EBITDA (post-SBC) of the Company (as set forth in the Management Projections) to derive ranges of implied TEVs for the Company. Moelis then derived implied per share reference ranges from the resulting implied TEV reference ranges by (i) subtracting the Company’s then-estimated net debt of approximately $4,839.0 million as of December 31, 2025 (calculated as total debt less cash and cash equivalents and net proceeds from the Spanish Divestiture) and (ii) dividing the resulting number by the fully diluted shares of Company Common Stock outstanding, as estimated and provided by the Company’s management. This analysis indicated the following implied per share reference range for the Company, as compared to the $2.43 per share merger consideration:

Implied Per Share Reference Range	Merger Consideration
$2.09 – $3.41	$2.43

Other Information

Moelis also noted for the Company Board certain additional factors that were not relied upon by Moelis or considered part of Moelis’ financial analysis with respect to its opinion but were referenced for informational purposes, including, among other things:

Sum-of-the-Parts Valuation.    Moelis performed a sum-of-the-parts analysis of the Company by performing separate financial analyses of the Company’s America business and the Company’s Airports business. Moelis then calculated an implied per share equity value reference range for the Company based on the implied TEV reference range for the Company based on an Adjusted EBITDA (post-SBC) multiple of 7.5x to 9.5x with respect to the Company’s Airports business and 11.5x to 13.5x with respect to the Company’s America business, each selected by Moelis using its professional judgment and experience, and dividing the resulting number by the fully diluted shares of Company Common Stock outstanding, as estimated and provided by the Company’s management, which resulted in an implied per share reference range for the Company of $1.61 to $3.52.

Analyst Share Price Targets.    Moelis reviewed forward stock price targets for the Company Common Stock in four published, publicly available Wall Street research analysts’ reports as of (i) October 16, 2025, with respect to the unaffected share price target of the Company, and (ii) February 6, 2026 with respect to then-current share price of the Company, which indicated low and high stock price targets ranging from $1.35 to $1.75 per share with respect to the unaffected share price and $2.00 to $2.10 per share with respect to then-current share price. These stock price targets exclude, in each of the foregoing cases (i) and (ii), a Wall Street research analyst report which considers a case for the acquisition of the Company as a whole.

52-Week High-Low/Historical Stock Price Performance.    Moelis reviewed the historical trading prices for the Company Common Stock over a (i) 52-week period ending October 16, 2025, with respect to the unaffected share price of the Company, which reflected low and high stock prices during such period ranging from $0.81 to $1.69 per share and (ii) 52-week period ending February 6, 2026, with respect to the current share price of the Company Common Stock, which reflected low and high stock prices during such period ranging from $0.81 to $2.30 per share.

Leveraged Buyout Analysis (Base Case).    Moelis reviewed the theoretical per share purchase prices that could be paid by a hypothetical financial buyer in an acquisition of the Company based on the Company’s Management Projections and estimated exit values for the Company. The analysis assumes a target annualized internal rate of return of 15.00% to 25.00%, a range of exit multiples of 11.0x to 13.0x and a 5-year investment hold period. The analysis also assumes 6.8x of debt and 1.5x of preferred equity. This illustrative analysis indicated an implied per share reference range for the Company of approximately $0.40 to $2.80 per share.

Leveraged Buyout Analysis (REIT Case).    Moelis reviewed the theoretical per share purchase prices that could be paid by a hypothetical financial buyer in an acquisition of the Company based on the Company’s Management Projections and estimated exit values for the Company. The Leveraged Buyout Analysis (Base Case) referenced above assumes an exit through an acquisition of the Company as a whole after the 5-year hold period on December 31, 2030. The Leveraged Buyout Analysis (REIT Case), however, assumes an initial public offering as a REIT on January 1, 2031 and secondary shares of Company Common Stock being subsequently sold over the next two years. Assuming a target annualized internal rate of return of 15.00% to 25.00%, a range of exit multiples of 12.0x to 14.0x informed by the Adjusted EBITDA (post-SBC) described above, a 5-year investment hold period and 6.8x of debt and 1.5x of preferred equity, this illustrative analysis indicated an implied per share reference range for the Company of approximately $0.42 to $3.07.

Miscellaneous

This summary of the analyses is not a complete description of Moelis’ opinion or the analyses underlying, and factors considered in connection with, Moelis’ opinion. The preparation of a fairness opinion is a complex analytical process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Moelis’ opinion. In arriving at its fairness determination, Moelis considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Rather, Moelis made its fairness determination on the basis of its experience and professional judgment after considering the results of all of its analyses.

No company or transaction used in the analyses described above is identical to the Company, Parent or the Merger. In addition, such analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon Management Projections of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because the analyses described above are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, neither the Company nor Moelis nor any other person assumes responsibility if future results are materially different from those forecasts.

The Merger Consideration was determined through arm’s length negotiations between the Company and the Consortium and was approved by the Company Board. Moelis did not recommend any specific consideration to the Company or its board of directors, or that any specific amount or type of consideration constituted the only appropriate consideration to be paid in the Merger.

The Company Board retained Moelis as its financial advisor in connection with the Merger because Moelis has substantial experience in similar transactions and familiarity with the Company. Moelis is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, and valuations for corporate and other purposes.

Moelis acted as financial advisor to the Company in connection with the Merger. The Company agreed to pay Moelis certain fees for its services in connection with the Merger, including (i) an opinion fee of $4.0 million that became payable to Moelis upon delivery of the opinion (regardless of the conclusion reached in the opinion) and which shall be offset, to the extent paid, against the transaction fee referred to in clause (ii), (ii) a transaction fee equal to 0.405% of the Transaction Value (as defined in the Company’s engagement letter with Moelis) payable to Moelis upon the Closing and (iii) a discretionary fee, in the Company’s sole discretion, in an amount up to $6.75 million. The transaction fee referred to in clause (ii) is currently estimated to be approximately $25.0 million. In addition, the Company has agreed to reimburse Moelis for certain of its expenses, including reasonable attorney’s fees and disbursements, and to indemnify Moelis and related persons for various liabilities, including certain liabilities under the federal securities laws.

Moelis’ affiliates, employees, officers and partners may at any time own securities (long or short) of the Company, Parent, Mubadala Capital, TWG, ForgeLight, which served as a strategic partner to the Consortium, Newlight, which served as a strategic partner to the Consortium, and their respective related entities.

In the past three years prior to the date of the opinion, Moelis has acted as financial advisor to the Company in connection with sales of various businesses, each of which is unrelated to the Merger. As of February 4, 2026, Moelis had received fees from or on behalf of the Company of $18.375 million in connection with such sales and, if such potential sales are completed, Moelis estimates that it will receive additional fees of approximately $3.05 million in connection with such sales. In the past three years prior to the date of the opinion, Moelis has acted as financial advisor to Mubadala Capital and certain of its affiliates in connection with three transactions, each of which is unrelated to the Merger. As of February 4, 2026, Moelis had received fees from or on behalf of Mubadala Capital or its affiliates of approximately $2.8 million in connection with such transactions and, if such potential transactions are completed, Moelis estimates that it will receive additional fees of approximately $5.0 million in connection with these transactions. With respect to the foregoing current engagements, exact fees owed to Moelis upon successful completion of such transactions, if applicable, will depend on a variety of factors, including the length of the engagement, transaction values and other specifics of the transaction structures as agreed by the relevant transaction parties. Since January 2023, Moelis has not been engaged by (and has not received any fees from) TWG. Since January 2023, Moelis has not been engaged by (and has not received any fees from) Newlight, which served as a strategic partner to the Consortium. Since January 2023, Moelis has not been engaged by (and has not received any fees from) ForgeLight, which served as a strategic partner to the Consortium. In February 2021, Moelis was engaged as a financial advisor to a private company in which ForgeLight held a 29.52% voting interest, and two other stakeholders held a 40.83% and 29.65% voting interest respectively, in connection with a potential transaction. The potential transaction ultimately did not occur and Moelis did not receive any fees in connection with this engagement.

In the future, Moelis and its affiliates may provide investment banking or other services to the Company, Parent, Mubadala Capital, TWG, ForgeLight, which served as a strategic partner to the Consortium, Newlight, which served as a strategic partner to the Consortium, and/or their respective related entities, for which Moelis would expect to receive compensation for such services.

Certain Company Management Projections

The Company does not generally, as a matter of course, publicly disclose forecasts or projections as to future performance, earnings or other results, or make external disclosures of its anticipated financial position or results of operations given, among other things, the inherent difficulty of predicting financial performance for future periods and the likelihood that the underlying assumptions and estimates may not be realized, other than for providing, from time to time, estimates of certain expected financial results and operational metrics in its regular annual and quarterly earnings press releases and other investor materials. Projections as to future performance, revenues, earnings or other results, particularly for extended periods in the future, are inherently uncertain and unpredictable, including given subjectivity of the underlying assumptions and estimates. As a result, the Company does not endorse projections or other unaudited prospective financial information as necessarily predictive of actual future results.

In connection with the Company Board’s review of the Company’s standalone prospects and potential strategic transactions available to the Company and the process leading up to the evaluation of the Merger, in October 2025, the Company’s management initially prepared, among other things, unaudited, non-public, forward-looking forecasts with respect to fiscal years 2025 through 2030 (the “Initial Management Projections”). In January 2026, the Company’s management updated the Initial Management Projections to reflect revised preliminary, unaudited and non-public preliminary historical financial information for fiscal year 2025 as the Company’s financial performance, including revenue from continuing operations, had incrementally improved compared to the Initial Management Projections; otherwise, the Company did not update the unaudited, non-public and forward-looking forecasts with respect to fiscal years 2026 through 2030, which were reviewed by and used by the Company Board on February 8, 2026 (the “Final Management Projections” and, together with the Initial Management Projections, the “Management Projections”). The Management Projections for fiscal years 2025 through 2028 were made available to Parent and the Consortium in connection with their due diligence review of the Merger (as described in the section of this proxy statement titled “— Background of the Merger”). The Management Projections, as well as certain other financial data, also were provided to Morgan Stanley and Moelis for their respective use and reliance in connection with their respective financial analyses and opinions, in the section of this proxy statement titled “— Opinions of the Company Financial Advisors.”

The Management Projections were prepared by the Company’s management and are subjective in many respects. The Management Projections reflect numerous estimates and assumptions, including the Company’s continued standalone operation and other relevant factors relating to the Company’s strategic plan and were not prepared with a view to public disclosure and are included in this proxy statement only because such information was made available to the Company Board, the Company Financial Advisors and potential counterparties, including Parent, as described herein. The Management Projections were not prepared with a view to compliance with generally accepted accounting principles as applied in the United States, which we refer to herein as “GAAP,” the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, the Management Projections do not take into account any circumstances or events occurring after the date they were prepared, including the Merger. The Management Projections are not fact and should not be relied upon as necessarily indicative of actual future results, and readers of this proxy statement are cautioned not to place undue reliance on this information. Although this summary of the Management Projections is presented with numerical specificity with respect to the Final Management Projections, the Management Projections reflected numerous variables, assumptions and estimates as to future events made by the Company’s management that the Company’s management believed were reasonable at the time the Management Projections were prepared, taking into account the relevant information available to management at the time. Since the Management Projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. The Management Projections reflected numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the Company’s business, all of which are difficult to predict and inherently uncertain, and many of which are beyond the Company’s control. The Management Projections also reflected assumptions as to certain business strategies or plans that are subject to change. As a result, the Management Projections may not be realized and actual results may be significantly higher or lower than projected. The Management Projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments.

The Management Projections constitute forward-looking information and are subject to risks and uncertainties, including the various risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (as amended), and the other reports filed by the Company with the SEC, as well as those set forth in the section titled “Forward-Looking Statements” found elsewhere in this proxy statement. The Management Projections as mentioned above, have been prepared by, and are the responsibility of, the Company’s management. Neither Ernst & Young LLP (“EY”), nor any other independent accountant, has audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying Management Projections and, accordingly, EY does not express an opinion or any other form of assurance with respect thereto. EY’s report incorporated by reference in this proxy statement relates to the Company’s previously issued financial statements. It does not extend to the Management Projections and should not be read to do so.

The inclusion of the Final Management Projections in this proxy statement should not be regarded as an indication that the Company Board, the Company’s management, the Company’s advisors or other representatives, or any other recipient of this information, considered, or now considers, the Final Management Projections to be predictive of actual future results and should not be relied on as such. Actual results may differ materially (and will differ materially if the Merger is completed) from the Management Projections.

Except to the extent required by applicable federal securities laws, the Company does not intend, and expressly disclaims any responsibility to update or otherwise revise, any Management Projections to reflect circumstances existing after the date as of which such information was prepared or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying such information is shown to be in error.

The summary of the Final Management Projections is included in this proxy statement only because the Final Management Projections were made available to (A) the Company Board in connection with its consideration of the Merger and other strategic alternatives available to the Company, including remaining an independent public company (as described in the section of this proxy statement titled “— Background of the Merger” and “— Reasons for the Merger; Recommendation of the Company Board”), (B) to the respective representatives of Morgan Stanley and Moelis by the Company for use by the respective representatives of Morgan Stanley and Moelis in connection with their financial analyses and opinions (as described in the sections of this proxy statement titled “— Opinions of the Company Financial Advisors”) and (C), only with respect to fiscal years 2025 through 2028, to the Consortium (including Parent) and other potential counterparties as described in the sections of this proxy statement titled “— Background of the Merger” and “— Reasons for the Merger; Recommendation of the Company Board.”

The following table is a summary of the Final Management Projections:

	Fiscal years ending December 31,
(USD, in millions)	2025E	2026E	2027E	2028E	2029E	2030E
Revenue	$1,604	$1,652	$1,734	$1,814	$1,890	$1,966

Adjusted EBITDA (pre-SBC)(3)
America Segment Adjusted EBITDA(1)	$501	$539	$573	$611	$639	$667
Airports Segment Adjusted EBITDA(1)	95	93	99	90	94	98
Less: Adjusted Corporate expenses(2)	(91)	(87)	(89)	(91)	(93)	(96)
Adjusted EBITDA(3)(4)	$505	$545	$583	$610	$639	$668

Adjusted EBITDA less share-based compensation(5)	$479	$521	$559	$586	$615	$644

Adjusted EBITDA less share-based compensation and capital expenditures(6)	$418	$433	$471	$498	$527	$557

____________

(1)      Segment Adjusted EBITDA is the profitability metric reported to the Company’s Chief Operating Decision Maker for purposes of allocating resources and assessing segment performance. Segment Adjusted EBITDA is a GAAP financial measure calculated as revenue less direct operating expenses and selling, general and administrative expenses, excluding restructuring and other costs. Restructuring and other costs include costs associated with cost-saving initiatives such as severance, consulting and termination costs, and other special costs.

(2)      Adjusted Corporate expenses is a non-GAAP financial measure defined as corporate expenses excluding restructuring and other costs (as defined in footnote (1)) and share-based compensation expense.

(3)     Adjusted EBITDA is a non-GAAP financial measure defined as income (loss) from continuing operations, plus: income tax expense (benefit) attributable to continuing operations; non-operating expenses (income), including other expense (income), net, loss (gain) on extinguishment of debt, net, and interest expense, net; other operating expense (income), net; depreciation, amortization and impairment charges; restructuring and other costs (as defined in footnote (1)); and share-based compensation expense. As used elsewhere in this proxy statement, this measure is referred to as “Adjusted EBITDA (pre-SBC).”

(4)      Numbers may not foot due to rounding.

(5)      Adjusted EBITDA less share-based compensation is a non-GAAP financial measure. As used elsewhere in this proxy statement, this measure is referred to as “Adjusted EBITDA (post-SBC).”

(6)      Adjusted EBITDA less share-based compensation and capital expenditures is a non-GAAP financial measure.

Certain of the measures included in the Management Projections, including Adjusted EBITDA (i.e., Adjusted EBITDA (pre-SBC)), Adjusted Corporate expenses, Adjusted EBITDA less share-based compensation (i.e., Adjusted EBITDA (post-SBC)) and Adjusted EBITDA less share-based compensation and capital expenditures, are “non-GAAP financial measures,” which are financial performance measures that are not calculated in accordance with GAAP. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled measures used by other companies. The SEC rules which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures included in disclosures relating to a proposed business combination such as the Merger if the disclosure is included in a document such as this proxy statement. The Company has not prepared, and the Company Board has not considered, a reconciliation of these non-GAAP financial measures to applicable GAAP financial measures.

Certain Effects of the Merger

If the Merger Proposal is approved and the other conditions to the Closing are either satisfied or waived, Merger Sub will be merged with and into the Company upon the terms set forth in the Merger Agreement. As the surviving corporation in the Merger, the Company will continue to exist following the Merger as a wholly owned subsidiary of Parent.

Following the Closing, all shares of Company Common Stock will be beneficially owned by Parent and except as otherwise expressly agreed to in writing prior to the Effective Time by Parent and a Company stockholder, none of the Company’s current Company stockholders will have any direct ownership interest in, or be a stockholder of, the Company, the surviving corporation or Parent after the Closing.

At the Effective Time, and without any action by any Company stockholder, except as otherwise expressly agreed to in writing prior to the Effective Time by Parent and a Company stockholder, each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than any shares of Company Common Stock held by the Company as treasury stock, any shares of Company Common Stock owned by Parent or any wholly owned subsidiaries of the Company or Parent (including Merger Sub), or any shares of Company Common Stock as to which holders (or, to the extent applicable, beneficial owners thereof) have properly exercised their statutory rights of appraisal in accordance with Section 262 of the DGCL) will be automatically cancelled, extinguished and converted into the right to receive the Merger Consideration. See the section of this proxy statement titled “The Merger Agreement — Consideration to Be Received in the Merger.”

At the Effective Time:

Company Options.    Each Company Option that is outstanding as of immediately prior to the Effective Time will, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option. Accordingly, each Company Option that has an exercise price per share of Company Common Stock as of immediately prior to the Effective Time that is greater than or equal to the Merger Consideration will, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and forfeited for no consideration at the Effective Time.

Company RSUs.    Each Company RSU (other than a Director Substitute RSU) that is outstanding as of immediately prior to the Effective Time will, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, immediately vest and be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the Merger Consideration and (ii) the total number of shares of Company Common Stock subject to such Company RSU as of immediately prior to the Effective Time. Each Director Substitute RSU that is outstanding as of immediately prior to the Effective Time will, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into RSU Consideration with respect to a portion of the shares of Company Common Stock subject to the award, determined as the product of (i) the total number of shares of Company Common Stock subject to the Director Substitute RSU and (ii) the ratio of (A) the number of calendar quarters (including the quarter in which the Effective Time occurs) that have elapsed between January 1, 2026 and the Closing Date to (B) four.

Company PSUs — Completed Performance Periods.    Each Company PSU (including any portion thereof) for which the performance period has been completed at or prior to the Effective Time and that is outstanding and unvested as of immediately prior to the Effective Time will, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, immediately vest and be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (A) the Merger Consideration and (B) the total number of shares of Company Common Stock subject to such Company PSU as of immediately prior to the Effective Time (as determined assuming the payout factor applicable to such Company PSUs based on actual performance attained in accordance with the applicable award agreement governing such Company PSU).

Company PSUs — Uncompleted Performance Periods.    Each Company PSU (including any portion thereof) for which the performance period has not been completed at or prior to the Effective Time and that is outstanding and unvested as of immediately prior to the Effective Time (except with respect to the Company Stock Price PSUs, as described below) will, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into the right to receive the Unvested PSU Consideration. The Unvested PSU Consideration will vest and become payable in accordance with the service-based vesting schedule applicable to such Company PSU immediately prior to the Effective Time, subject to double-trigger accelerated vesting on any termination without “cause” or resignation for “good reason,” as such terms are defined in the CIC Severance Plan, following the Effective Time and prior to the regular vesting date. For the avoidance of doubt, any Unvested PSU Consideration will not be subject to any performance-based vesting requirements and will be subject solely to the service-based vesting requirements applicable to the applicable Company PSU as of immediately prior to the Effective Time.

Company PSUs — Company Stock Price PSUs.    Each Company Stock Price PSU that is outstanding as of immediately prior to the Effective Time will, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into (i) the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (A) the Merger Consideration and (B) one-third of the total number of shares of Company Common Stock subject to such Company Stock Price PSU as of immediately prior to the Effective Time and (ii) with respect to the remaining two-thirds of each such Company Stock Price PSU, the right to receive the Unvested Company Stock Price PSU Consideration, with such Unvested Company Stock Price PSU Consideration vesting and becoming payable on May 31, 2028, subject to continued employment through such date, and subject to double-trigger accelerated vesting on any termination without “cause” or resignation for “good reason,” as such terms are defined in the CIC Severance Plan, following the Effective Time and prior to May 31, 2028. For the avoidance of doubt, any Unvested Company Stock Price PSU Consideration will not be subject to any performance-based vesting requirements and will be subject solely to the service-based vesting requirements applicable to the applicable Company Stock Price PSU through May 31, 2028.

Company Common Stock is currently registered under the Exchange Act and trades on the NYSE under the ticker symbol “CCO.” Following the Closing, shares of Company Common Stock will be delisted from the NYSE. In addition, the registration of shares of Company Common Stock under the Exchange Act will be terminated and the Company will no longer be required to file periodic and other reports with the SEC with respect to Company Common Stock. Termination of registration of Company Common Stock under the Exchange Act will reduce the information required to be furnished by the Company to the Company stockholders and the SEC, and will make provisions of the Exchange Act, such as the requirement to file annual and quarterly reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with stockholders’ meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to the Company.

Effects on the Company if the Merger Is Not Completed

If the Merger Proposal is not approved by the Company stockholders, or if the Merger is not completed for any other reason, the Company stockholders will not receive any payment for their shares of Company Common Stock in connection with the Merger. Instead, the Company will remain an independent public company, Company Common Stock will continue to be listed and traded on the NYSE, Company Common Stock will continue to be registered under the Exchange Act, the Company will continue to file periodic and other reports with the SEC with respect to Company Common Stock and the Company stockholders will continue to own their shares of Company Common Stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of Company Common Stock.

If the Merger is not completed, there is no assurance as to the effect of these risks and opportunities on the future value of your shares of Company Common Stock, including the risk that the market price of Company Common Stock may decline to the extent that the current market price of Company Common Stock reflects a market assumption that the Merger will be completed. If the Merger is not completed, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, operations, financial condition, earnings or prospects of the Company will not be adversely affected. Pursuant to the Merger Agreement, under certain circumstances, the Company is permitted to terminate the Merger Agreement in order to enter into an alternative transaction and may be obligated to pay to Parent the Company Termination Fee. Further, under certain circumstances, Parent may be obligated to pay the Company the Parent Termination Fee. See the section of this proxy statement titled “The Merger Agreement — Termination of the Merger Agreement.”

Financing of the Merger

Equity Financing

In connection with the execution of the Merger Agreement, the Equity Financing Parties have committed, pursuant to the Equity Commitment Letters, to capitalize Parent, at or immediately prior to the Closing, with an aggregate equity contribution in an amount equal to the Equity Commitment, on the terms and subject to the conditions set forth in the applicable Equity Commitment Letter. TWG has committed to capitalize the Guarantor at or immediately prior to the Closing, with an aggregate equity contribution in an amount of up to $1.1 billion, on the terms and subject to the conditions set forth in the TWG ECL.

Funding of the Equity Commitment is subject to the terms, conditions and limitations set forth in the Equity Commitment Letters, which include (a) the satisfaction or waiver by Parent and Merger Sub, at the Closing, of all of the conditions to the Closing, as set forth in the Merger Agreement described in the section of this proxy statement titled “The Merger Agreement — Conditions to Consummation of the Merger,” (b) the substantially contemporaneous funding of the Debt Financing (or any alternative financing incurred to finance the Merger, if applicable) or the confirmation in writing that the Debt Financing (or such alternative financing) will be funded substantially contemporaneously with the Closing if the Equity Commitment is funded and (c) the substantially contemporaneous Closing.

The obligations of the respective Equity Financing Parties to fund their respective portion of the Equity Commitment will terminate automatically and immediately upon the earliest to occur of (a) the Effective Time, (b) the valid termination of the Merger Agreement in accordance with its terms (unless in the case of this clause (b), the Merger Agreement shall have been terminated by Parent (without the Company’s consent) and the Company shall have commenced a legal proceeding asserting a claim under or in respect of the Merger Agreement against Parent and seeking specific performance under the Merger Agreement), (c) any amendment or restatement of the Merger Agreement not consented to in writing by Parent or Merger Sub, (d) the date as of which the respective Equity Financing Party irrevocably funds to Parent an amount in cash equal to the respective portion of the Equity Commitment thereunder in full, (e) the fifth business day following the date on which any legal proceeding (subject to certain exceptions) is brought by the Company against any of the Equity Financing Parties or any affiliate thereof (other than Parent or Merger Sub) by the Company in connection with, the Equity Commitment Letters or the Merger Agreement or any transaction contemplated hereby and (f) the termination of the TWG ECL, pursuant to the terms thereunder.

The Company is an express third-party beneficiary of the Equity Commitment Letters entitled to specifically enforce the obligations of the Equity Financing Parties in connection with the Company’s exercise of its rights pursuant to and in accordance with the Company’s specific performance rights under the Merger Agreement.

Debt Financing/Debt Cooperation

In connection with the execution of Merger Agreement, Merger Sub entered into the Debt Commitment Letter, with the Lenders providing for commitments by such Lenders, to provide, in connection with the Merger, a 364-day senior secured bridge facility in an aggregate principal amount of up to approximately $3.369 billion, on the terms and subject to the conditions set forth in the Debt Commitment Letter (the “Bridge Facility” and commitments thereunder, the “Bridge Commitments”).

The amount of loans available to the borrower under the Bridge Facility (the “Borrower”) will be reduced by, among other things, (i) 101% of the aggregate principal amount of (x) any of the Company’s (I) 7.5% Senior Secured Notes due 2033, (II) 7.125% Senior Secured Notes due 2031 and/or (III) 7.875% Senior Secured Notes due 2030 (collectively, the “Senior Secured Notes”) as amended to waive any requirement to make a change of control offer under any indenture governing the Senior Secured Notes in connection with the transactions contemplated by the Merger Agreement, including the requirement to launch a change of control offer thereunder and certain other related amendments thereunder in connection with the transactions contemplated by the Merger Agreement (any Senior Secured Notes as so amended or otherwise modified, the “Amended Senior Secured Notes”) and (y) the aggregate principal amount of Senior Secured Notes that are subject to such change of control offer, if any, and are not repurchased or redeemed following any such change of control offer (the “Non-Tendered Senior Secured Notes”) (unless 90% or more of any series of Senior Secured Notes constitutes Senior Secured Notes that are subject to such change of control offer, if any, and repurchased or redeemed following any such change of control offer (the “Tendered Senior Secured Notes”), in which case there will be no mandatory reduction of Bridge Commitments under this clause (y) if Merger Sub provides written notice, within 30 days following the closing of the change of control offer, that it intends to redeem the remaining Non-Tendered Senior Secured Notes of such series in an amount equal to the principal amount of such Non-Tendered Senior Secured Notes which the Company elects to redeem in connection therewith under the applicable indenture governing such series of Senior Secured Notes (the “Call Amount”)), (ii) 101% of the (A) aggregate principal amount of all Tendered Senior Secured Notes and (B) Call Amount (if applicable) with respect to any Non-Tendered Senior Secured Notes covered by the notice described in clause (i)(y) above, (iii) upon the funding of one or more new senior secured term loan facilities obtained by Merger Sub (the “Refinancing First Lien Term Facility”), if any, or effectiveness of the Existing First Lien Credit Agreement (as defined below) as amended to waive any change of control under the Existing First Lien Credit Agreement in connection with the transactions contemplated by the Merger Agreement and to permit the incurrence of the Bridge Facility and certain other related amendments thereunder in connection with the transactions contemplated by the Merger Agreement (such Existing First Lien Credit Agreement, as amended, the “Amended Existing First Lien Credit Agreement”), $425,000,000 and (iv) 100% of the net cash proceeds of any indebtedness for borrowed money incurred by us or any of our subsidiaries (other than (a) the loans under the Bridge Facility, (b) any of one or more new senior secured term loan facilities, a new senior secured cash flow revolving credit facility, and/or a new asset-based revolving credit facility that Merger Sub may seek to obtain, (c) any revolving credit facilities, (d) capitalized leases, purchase money indebtedness and (e) other indebtedness for borrowed money in an aggregate principal amount not to exceed $500,000,000).

Substantially concurrently with the Closing, the borrowings or other credit support provided under the Bridge Facility will be used to (i) repurchase Senior Secured Notes which are tendered in one or more change of control offers launched before, on or after the Closing Date that, in each case, are consummated on or after the Closing Date, (ii) redeem and/or satisfy and discharge one or more series of Non-Tendered Senior Secured Notes, (iii) if the Refinancing First Lien Term Facility is not obtained prior to the Closing Date, refinance that certain Credit Agreement, dated as of August 23, 2019, by and among the Company, as the borrower, the lenders from time to time party thereto and Deutsche Bank AG New York Branch, as administrative agent and as collateral agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing First Lien Credit Agreement”) and (iv) pay the fees, premiums, expenses and other transaction costs incurred in connection therewith.

The funding (if applicable) and availability of the Bridge Facility, as applicable, on the Closing Date are subject solely to the satisfaction (or waiver by the commitment parties party to the Debt Commitment Letter) of a number of limited conditions, including the following: (i) Closing substantially concurrently with the initial funding (if applicable) and availability, as applicable, of the Bridge Facility (subject to customary limitations on amendments, modifications or waivers of the Merger Agreement), (ii) consummation of the equity contribution made to Parent pursuant to the Debt Commitment Letter, (iii) delivery of certain documentation with respect to the Borrower under the Bridge Facility required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, (iv) execution and delivery of definitive loan documentation and receipt of customary legal opinions and closing documents, notices and certificates, (v) execution and delivery of all documents necessary to perfect the security interests of the administrative agent of the Bridge Facility in the collateral under the Bridge Facility, (vi) payment of all fees and expenses required to be paid on the Closing Date pursuant to the Debt Commitment Letter and related fee letters substantially simultaneously with the Closing Date, (vii) the accuracy in all material respects of certain specified representations set forth in the Merger Agreement, but only to the extent that breach of such representations would give the Borrower (or an affiliate of the Borrower) the right to terminate its (or its affiliate’s) obligations pursuant to the terms of the Merger Agreement, and the accuracy in all material respects of certain specified representations set forth in the Debt Commitment Letter, (viii) no Company Material Adverse Effect has occurred since the date of the Merger Agreement that results in the Borrower or an affiliate of the Borrower having the right to terminate its (or its affiliate’s) obligations under the Merger Agreement and (ix) to the extent any Company Credit Agreement (as defined in the Merger Agreement) does not as of the Closing Date constitute (a) an Amended Existing First Lien Credit Agreement and/or (b) that certain ABL Credit Agreement, dated as of August 23, 2019, among, inter alios, the Company, as the parent borrower, the other borrowers from time to time party thereto, the lenders from time to time party thereto and Deutsche Bank AG New York Branch, as administrative agent and as collateral agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing ABL Credit Agreement”), as amended to waive any change of control under the Existing ABL Credit Agreement in connection with the transactions contemplated by the Merger Agreement, to permit the incurrence of the Bridge Facility and certain other related amendments thereunder in connection with the transactions contemplated by the Merger Agreement, then, in the case of the foregoing clauses (ix)(a) and (ix)(b), in each case, each such Company Credit Agreement, as applicable, has been, or substantially concurrently with the funding of the loans under the Bridge Facility (if any) is, repaid in full on the Closing Date and all commitments thereunder terminated.

The commitments of the lenders under the Debt Commitment Letter will terminate on the earliest of (a) the date that is five (5) business days after the Termination Date (as defined in the Merger Agreement, after giving effect to any extensions thereof pursuant to the terms of the Merger Agreement), (b) the date of the valid and legally binding termination of the Merger Agreement prior to the Closing, (c) the Closing Date (to the extent such date occurs without the funding or effectiveness of the Bridge Facility) and (d) the date Borrower delivers notice of the termination of all of the commitments in respect of the Bridge Facility.

Guarantee

In connection with the execution of the Merger Agreement, subject to the terms and conditions set forth in the limited guarantee, dated as of February 9, 2026 (the “Guarantee”), Guarantor guaranteed to the Company, if and when due and payable in accordance with the terms of the Merger Agreement, the due and punctual payment by Parent to the Company the sum of (a) (i) the Parent Termination Fee to the extent owed by Parent pursuant to Section 8.2(e) of the Merger Agreement or (ii) if the Parent Termination Fee is not payable pursuant to Section 8.2(e) of the Merger Agreement, damages, recovery or award (in an aggregate amount not to exceed an amount equal to the Parent Termination Fee) for any amounts payable by Parent or Merger Sub as monetary damages pursuant to the Merger Agreement, subject to all of the limitations set forth in the Merger Agreement, (b) the reimbursement obligations to the extent owed by Parent pursuant to Sections 6.6(f), 6.6(i) and 6.6(g) of the Merger Agreement, and (c) any Enforcement Costs to the extent owed by Parent pursuant to Section 8.2(h) of the Merger Agreement (the sum of the amounts set forth in clauses (a), (b) and (c), the “Guaranteed Obligations”), up to a maximum aggregate liability of $102,000,000 (the “Guarantor Liability Limitation”).

The Guarantee is irrevocable and unconditional, and will terminate upon the earliest to occur of (a) the Effective Time, (b) subject to the Guarantor Liability Limitation, the payment in full in cash by Guarantor of all amounts payable by it thereunder in respect of the Guaranteed Obligations, (c) the date of the valid termination of the Merger Agreement in accordance with its terms (if, and only if, at such time, the Company is not entitled to any Guaranteed Obligation in accordance with the terms of the Merger Agreement), (d) the date that is sixty (60) days following the valid termination of the Merger Agreement in accordance with its terms if at such time the Company may be entitled to any Guaranteed Obligation in accordance with the terms of the Merger Agreement, unless prior to the expiration of such sixty (60) day period, (i) the Company has delivered a written notice with respect to any of the Guaranteed Obligations asserting that Guarantor, Parent or Merger Sub is liable, in whole or in part, for any portion of the Guaranteed Obligations and (ii) the Company asserts a claim against Guarantor, Parent or Merger Sub for any Guaranteed Obligation and, if the Company remains unpaid and the Company commences an action with respect to the Guarantee, in which case the Guarantee shall survive; provided that, with respect to the foregoing clause (d), Guarantor shall have no further liability or obligation under the Guarantee from and after the earlier of (A) a final, non-appealable resolution of such action from a court of the competent jurisdiction in accordance with the terms of the Guarantee determining that Guarantor does not owe any amount under the Guarantee and (B) a written agreement between Guarantor and the Company to terminate the Guarantee, and (e) the date upon which the Company or any of its affiliates acting on its behalf (i) seeks to impose liability upon Guarantor in excess of the Guarantor Liability Limitation or otherwise challenges any limit on the liability of Guarantor thereunder, or (ii) makes any claim arising under, or in connection with, the Guarantee, the Merger Agreement, the Equity Commitment Letters or any other agreement contemplated thereby (subject to certain exceptions).

Interests of the Company’s Directors and Executive Officers in the Merger

In considering the recommendations of the Company Board with respect to the Merger, Company stockholders should be aware that the Company’s directors and executive officers have certain interests, including financial interests, in the Merger that may be different from, or in addition to, the interests of Company stockholders generally. The Company Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement, and in making its recommendation that Company stockholders adopt the Merger Agreement. See the section of this proxy statement titled “— Background of the Merger” and the section of this proxy statement titled “— Reasons for the Merger; Recommendation of the Company Board.” These interests are described in more detail below, and certain of them are quantified in the narrative and the tables below.

Treatment of the Company’s Equity Awards

Company Options.    At the Effective Time, each Company Option that is outstanding as of immediately prior to the Effective Time will, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option. Accordingly, each Company Option that has an exercise price per share of Company Common Stock as of immediately prior to the Effective Time that is greater than or equal to the Merger Consideration will, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and forfeited for no consideration at the Effective Time.

Company RSUs.    At the Effective Time, each Company RSU (other than a Director Substitute RSU) that is outstanding as of immediately prior to the Effective Time will, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, immediately vest and be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the Merger Consideration and (ii) the total number of shares of Company Common Stock subject to such Company RSU as of immediately prior to the Effective Time. Each Director Substitute RSU that is outstanding as of immediately prior to the Effective Time will, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into RSU Consideration with respect to a portion of the shares of Company Common Stock subject to the award, determined as the product of (i) the total number of shares of Company Common Stock subject to the Director Substitute RSU and (ii) the ratio of (A) the number of calendar quarters (including the quarter in which the Effective Time occurs) that have elapsed between January 1, 2026 and the Closing Date to (B) four.

Company PSUs — Completed Performance Periods.    At the Effective Time, each Company PSU (including any portion thereof) for which the performance period has been completed at or prior to the Effective Time and that is outstanding and unvested as of immediately prior to the Effective Time will, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, immediately vest and be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (A) the Merger Consideration and (B) the total number of shares of Company Common Stock subject to such Company PSU as of immediately prior to the Effective Time (as determined assuming the payout factor applicable to such Company PSUs based on actual performance attained in accordance with the applicable award agreement governing such Company PSU).

Company PSUs — Uncompleted Performance Periods.    At the Effective Time, each Company PSU (including any portion thereof) for which the performance period has not been completed at or prior to the Effective Time and that is outstanding and unvested as of immediately prior to the Effective Time (except with respect to the Company Stock Price PSUs, as described below) will, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into the right to receive the Unvested PSU Consideration. The Unvested PSU Consideration will vest and become payable in accordance with the service-based vesting schedule applicable to such Company PSU immediately prior to the Effective Time, subject to double-trigger accelerated vesting on any termination without “cause” or resignation for “good reason,” as such terms are defined in the CIC Severance Plan, following the Effective Time and prior to the regular vesting date. For the avoidance of doubt, any Unvested PSU Consideration will not be subject to any performance-based vesting requirements and will be subject solely to the service-based vesting requirements applicable to the applicable Company PSU as of immediately prior to the Effective Time.

Company PSUs — Company Stock Price PSUs.    At the Effective Time, each Company Stock Price PSU that is outstanding as of immediately prior to the Effective Time will, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into (i) the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (A) the Merger Consideration and (B) one-third of the total number of shares of Company Common Stock subject to such Company Stock Price PSU as of immediately prior to the Effective Time and (ii) with respect to the remaining two-thirds of each such Company Stock Price PSU, the right to receive the Unvested Company Stock Price PSU Consideration, with such Unvested Company Stock Price PSU Consideration vesting and becoming payable on May 31, 2028, subject to continued employment through such date, and subject to double-trigger accelerated vesting on any termination without “cause” or resignation for “good reason,” as such terms are defined in the CIC Severance Plan, following the Effective Time and prior to May 31, 2028. For the avoidance of doubt, any Unvested Company Stock Price PSU Consideration will not be subject to any performance-based vesting requirements and will be subject solely to the service-based vesting requirements applicable to the applicable Company Stock Price PSU through May 31, 2028.

Quantification of Equity Award Payments.    All Unvested Company RSUs (other than the Director Substitute RSUs) held by our non-employee directors will fully vest at the Effective Time, subject to the non-employee director’s continued service through the Effective Time. The estimated aggregate amount that would be payable to the Company’s nine non-employee directors for such Company RSUs if the Effective Time occurred on April 1, 2026 is $1,372,583. For an estimate of the amounts that would be payable to each of the Company’s named executive officers with regard to their Company Options, Company RSUs and Company PSUs, see the section of this proxy statement titled “— Quantification of Payments and Benefits.” The estimated aggregate value of Company RSUs and Company PSUs held by Bob McCuin, our only executive officer who is not a named executive officer, that would become vested if immediately after the Closing such executive officer incurred a qualifying termination is $4,324,183.

Executive Change in Control Severance Plan

Each of the Company’s current executive officers is eligible to participate in the CIC Severance Plan, which provides for enhanced severance benefits in the event that, within 12 months following a change in control, the executive officer’s employment is terminated without “cause” or the executive officer resigns for “good reason” (both as defined in the CIC Severance Plan) (each, a “qualifying termination”).

The CIC Severance Plan provides that, in the event of a qualifying termination, the executive officer will be entitled to the following:

•        cash payment equal to the product of (i) the Applicable Severance Multiplier (as defined in the CIC Severance Plan) (i.e., 2.0 for Mr. Wells, 1.5 for Messrs. Sailer and McCuin and Ms. Feldman, and 1.0 for Mr. Dilger), times (ii) the sum of such participant’s (a) base salary and (b) target annual bonus;

•        payment of a pro-rated annual bonus for the year of termination, based on actual performance;

•        payment of any earned but unpaid annual bonus for the year prior to termination; and

•        Company-paid COBRA premiums for the Applicable Benefits Period (as defined in the CIC Severance Plan) (i.e., 24 months for Mr. Wells, 18 months for Messrs. Sailer and McCuin and Ms. Feldman and 12 months for Mr. Dilger).

Employment Agreements with Executive Officers

Each of Scott R. Wells (President & Chief Executive Officer), David J. Sailer (Executive Vice President, Chief Financial Officer), Lynn A. Feldman (Executive Vice President, Chief Legal and Administrative Officer and Corporate Secretary) and Jason A. Dilger (Senior Vice President, Chief Accounting Officer) is party to an employment agreement with the Company and Bob McCuin (Executive Vice President and Chief Revenue Officer) is party to an offer letter with the Company (collectively, the “Employment Agreements”). Under the Employment Agreements, each such executive officer is eligible to receive certain severance payments and benefits upon a qualifying termination, to the extent not duplicated by any severance payments and benefits owed to such executive officer pursuant to the CIC Severance Plan.

The Employment Agreement for Mr. Wells provides that, upon a qualifying termination or upon the Company’s non-renewal of the employment term, Mr. Wells will be entitled to the following severance payments and benefits in addition to the amounts payable pursuant to the CIC Severance Plan, as described above:

•        a separation bonus in an amount equal to the target annual bonus for the year in which Mr. Wells’ employment terminates; and

•        accelerated vesting of time-vesting equity awards scheduled to vest within the 12 months following termination and a portion of the Company PSUs (determined based on the termination date in relation to the end of the applicable performance period) will remain outstanding and eligible to vest at the end of the applicable performance period based on the applicable performance metrics as outlined in the applicable award agreement (the “Equity Acceleration”).

The Employment Agreements for Messrs. Sailer and Dilger and Ms. Feldman each provide that, upon a termination without “cause” (as defined in the applicable Employment Agreement) or upon the Company’s non-renewal of the employment term, or with respect to Mr. Sailer and Ms. Feldman, a resignation for “good reason” (as defined in the applicable Employment Agreement), such executive officer will be entitled to the Equity Acceleration in addition to the amounts payable pursuant to the CIC Severance Plan, as described above.

The Employment Agreement for Mr. McCuin does not provide for any additional severance payments or benefits upon a qualifying termination, other than those amounts payable pursuant to the CIC Severance Plan.

Payments and benefits under each of the Employment Agreements and the CIC Severance Plan are subject to the applicable executive officer’s execution and non-revocation of a general release of claims in favor of the Company and continued compliance with restrictive covenant obligations.

Quantification of Payments.    For an estimate of the amounts that would be payable to each of the Company’s named executive officers under the CIC Severance Plan and the Employment Agreements in the event of a qualifying termination during the change of control period, see the section of this proxy statement titled “— Quantification of Payments and Benefits.” The estimated aggregate amount that would be payable under the CIC Severance Plan and the Employment Agreements to Bob McCuin, our only executive officer who is not a named executive officer, if immediately after the Closing such executive officer incurred a qualifying termination is $2,283,738.

2026 Annual Bonuses

Pursuant to the Merger Agreement, each individual who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time and who continues to be an employee of Parent or one of its Subsidiaries (including the surviving corporation) immediately following the Effective Time (each, a “Continuing Employee”), who as of immediately prior to the Effective Time is eligible for an annual bonus for 2026 and who remains employed with Parent or its Subsidiaries through the regular payment date for such bonus, shall be eligible to receive in cash, on such regular payment date, an annual bonus payment in respect of the 2026 performance period in an amount that is determined based on the target level of attainment of the applicable performance measures under the applicable bonus plan as in effect on the Closing Date, with any above target payouts made in Parent’s sole discretion (provided that (i) for any annual bonus based in whole or in part on achieving sales performance targets (a “Sales-Based Bonus”), the portion of such annual bonus that is a Sales-Based Bonus will be determined based on the actual level of attainment of the applicable performance measures, and (ii) annual bonuses payable to non-exempt employees will be determined in the discretion of the Company consistent with past practice, but shall not exceed the amount payable based on the greater of the target and actual level of attainment of the applicable performance measures) (collectively, the “2026 Annual Bonuses”). However, any Continuing Employee whose employment is terminated following the Closing and prior to the payment of the 2026 Annual Bonuses due to a termination of employment by the Company (or its employing Affiliate) for reasons other than cause, or due to such Continuing Employee’s resignation for “good reason” if the Continuing Employee is subject to a severance arrangement providing for severance eligibility based on “good reason,” will, in addition to any other severance entitlement (but not in addition to any right to a pro rata bonus on termination) and subject to the execution of a customary release of claims, be entitled to payment of a 2026 Annual Bonus payable no later than the regular payment date, calculated based on the amount payable based on the actual level of attainment of the applicable performance measures under such applicable bonus plan, and prorated based on the portion of the 2026 performance period elapsed through the date of such Continuing Employee’s termination or resignation.

Retention Program

In connection with entry into the Merger Agreement, the Company entered into letter agreements with each of Messrs. Wells, Sailer, Dilger, McCuin and Ms. Feldman, providing for the payment of retention bonuses (the “Retention Bonus Agreements”). Pursuant to the Retention Bonus Agreements, the retention bonus amounts set forth opposite each applicable named executive officer’s name in the table below (the “Retention Bonuses”) will vest and become payable immediately prior to the Closing, subject to the applicable named executive officer’s continued employment through the Closing. If the applicable executive officer’s employment is terminated by the Company without “cause” (as defined in the applicable Retention Bonus Agreements) or, for Messrs. Wells, Sailer, McCuin and Ms. Feldman, due to a resignation with “good reason” or “good cause” (each, as defined in the applicable Retention Bonus Agreement) prior to the Effective Time, then such named executive officer’s Retention Bonus will vest and become payable upon such termination of employment.

Executive Officer	Retention Bonus Amount ($)
Scott R. Wells	$660,000
David J. Sailer	$412,500
Lynn A. Feldman	$412,500
Jason A. Dilger	$174,000
Bob McCuin	$268,000

Arrangements with Parent

As of the date of this proxy statement, none of our executive officers has had any discussions or negotiations, or entered into any agreement, with Parent or any of its affiliates regarding the potential terms of their individual employment arrangements or the right to purchase or participate in the equity of Parent or one or more of its affiliates following the Closing. Prior to or following the Closing, however, certain executive officers may have discussions, or may enter into agreements with, Parent, the Company, or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, Parent or one or more of its affiliates.

Other Compensation Actions

In addition to the payments and benefits above, under the terms of the Merger Agreement, the Company may take certain compensation actions prior to the completion of the Merger that will affect the Company’s directors and executive officers, although determinations related to such actions have not been made as of the date of this proxy statement and the impact of such actions is not reflected in the amounts estimated above. Under the Merger Agreement, the Company may take certain actions before the Effective Time to mitigate the amount of potential “excess parachute payments” for “disqualified individuals” (each as defined in Section 280G of the U.S. Internal

Revenue Code of 1986, as amended (the “Code”)), including for the executive officers. As of the date of this proxy statement, the Company has not approved any specific actions to mitigate any impact of Section 280G of the Code on the Company or any disqualified individuals.

Indemnification of Directors and Insurance and Insurance

Pursuant to the terms of the Merger Agreement, the Company’s directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies. See the section of this proxy statement titled “The Merger Agreement — Indemnification of Directors and Officers and Insurance.”

Quantification of Payments and Benefits

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation of each of the Company’s named executive officers, that is based on or otherwise relates to the Merger and that will or may become payable to the named executive officers at the completion of the Merger or on a qualifying termination of employment upon or following the date of the Closing. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section, we use such term to describe the Merger-related compensation payable to the Company’s named executive officers. The “golden parachute” compensation payable to these individuals is subject to a non-binding advisory vote of the Company stockholders. The “named executive officers” presented in this disclosure are the Company’s named executive officers as disclosed in Amendment No. 1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, other than Mr. Justin Cochrane (Former Chief Executive Officer of Clear Channel UK and Clear Channel Europe), whose employment with the Company ended on March 31, 2025, and thus is not entitled to any payments in connection with the Merger.

The table below sets forth, for the purposes of this golden parachute disclosure, the amount of payments and benefits (on a pre-tax basis) that each of the Company’s named executive officers would receive based on the following assumptions: (i) the Closing occurs on April 1, 2026; (ii) each named executive officer experiences a qualifying termination on such date; (iii) each named executive officer’s base salary rate and annual target bonus remains unchanged from that in effect as of the date of this proxy statement; (iv) the number of Company Options, Company RSUs and Company PSUs outstanding as of the date hereof, (v) the Merger Consideration is equal to $2.43 per share of Company Common Stock and (vi) each named executive officer has properly executed any required releases and complied with all requirements necessary in order to receive the payments and benefits. Some of the assumptions used in the table below are based upon information not currently available and, as a result, the actual amounts to be received by any of the individuals below may materially differ from the amounts set forth below. Additional detail regarding the named executive officers’ interests in the merger is provided in the section entitled “— Interests of the Company’s Directors and Executive Officers in the Merger.”

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ benefits ($)(3)	Total ($)
Scott R. Wells	$6,299,014	$21,424,850	$23,894	$27,747,758
David Sailer	$2,849,486	$7,923,419	$41,257	$10,814,162
Lynn Feldman	$2,849,486	$6,707,083	$40,979	$9,597,548
Jason Dilger	$962,244	$971,061	$27,311	$1,960,616

____________

(1)      The amount shown for each named executive officer consists of: (a) a lump sum cash severance payment equal to the Applicable Severance Multiplier times the sum of the named executive officer’s (i) annual base salary and (ii) current year target annual bonus, (b) the named executive officer’s annual bonus for the 2026 calendar year prorated based on the period from January 1, 2026 through the assumed date of the Closing and (c) each named executive officer’s Retention Bonus, in each case, as set forth in more detail in the table below this footnote. The severance payment and the prorated 2026 annual bonus are considered to be double-trigger payments, which means that both a change in control, such as the Merger, and a qualifying termination of employment must occur prior to any payment being provided to the named executive officer. The Retention Bonus is payable to the named executive officers immediately prior to the completion of the Merger, subject to their continued employment through such date. The Retention Bonuses are considered to be single-trigger payments.

Name	Cash Severance ($)	Prorated Annual Bonus ($)	Retention Bonus ($)	Total ($)
Scott R. Wells	$5,280,000	$359,014	$660,000	$6,299,014
David Sailer	$2,250,000	$186,986	$412,500	$2,849,486
Lynn Feldman	$2,250,000	$186,986	$412,500	$2,849,486
Jason Dilger	$717,750	$70,494	$174,000	$962,244

____________

(2)      As described in the section entitled “— Treatment of the Company’s Equity Awards,” all Company Options have an exercise price that is higher than the Merger Consideration and thus are expected to be cancelled without payment; Company RSUs held by the named executive officers are subject to single-trigger vesting and payment in cash upon the Closing based on the Merger Consideration; Company PSUs with uncompleted performance periods are subject to double-trigger vesting and would be settled upon a qualifying termination based on the Merger Consideration, except that 1/3 of the Company Stock Price PSUs are subject to single-trigger vesting and payment in cash upon the Closing based on the Merger Consideration (with performance determined in accordance with the Merger Agreement); and Company PSUs for which the applicable performance period has been completed are fully vested and are subject to payment in cash upon the Closing based on the number of shares earned based on actual achievement of the performance metrics multiplied by the Merger Consideration.

Name	Company RSUs (#)	Company RSUs ($)	Company PSUs (#)	Company PSUs ($)	Total ($)
Scott R. Wells	1,227,994	$2,984,025	7,588,817	$18,440,825	$21,424,850
David Sailer	538,528	$1,308,623	2,722,138	$6,614,796	$7,923,419
Lynn Feldman	486,580	$1,182,389	2,273,537	$5,524,694	$6,707,083
Jason Dilger	223,485	$543,069	176,129	$427,992	$971,061

____________

(3)      The amounts shown in this column represent the monthly COBRA premium in effect as of the date of this proxy statement for the level of coverage in which the applicable named executive officer participates as of such date multiplied by the following number of months: 24 months for Mr. Wells, 18 months for Mr. Sailer and Ms. Feldman and 12 months for Mr. Dilger.

Material U.S. Federal Income Tax Considerations

The following discussion summarizes certain material U.S. federal income tax considerations applicable to Company stockholders who receive cash in exchange for shares of Company Common Stock pursuant to the Merger. This discussion is for general informational purposes only and does not purport to be a complete analysis of all potential tax consequences of the Merger. This discussion is based upon the provisions of the Code, the U.S. Treasury Regulations promulgated thereunder and judicial decisions and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements set forth herein. The U.S. federal income tax laws are complex and subject to varying interpretation. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service (referred to herein as the “IRS”) regarding any of the tax issues discussed herein. There can be no assurance that the IRS will not challenge one or more of the tax consequences of the Merger described in this proxy statement.

This discussion assumes that Company stockholders hold their shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is general in nature and does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder of Company Common Stock in light of such holder’s individual circumstances, nor does it address U.S. state or local, non-U.S., or estate or gift taxes, the alternative minimum tax, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, the Medicare tax on net investment income or any other aspect of any U.S. federal tax other than U.S. federal income tax. This discussion also does not address tax considerations that may be relevant to Company stockholders subject to special treatment under the U.S. federal income tax laws, such as, but not limited to, banks or other financial institutions, brokers or dealers in securities or currencies, mutual funds, partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities and their partners or members, subchapter S corporations, tax-exempt organizations, holders of more than 5% of the outstanding Company Common Stock (other than as described herein), governmental organizations, retirement or other tax-deferred accounts, insurance companies, traders in securities who elect mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, persons purchasing or selling notes as part of a wash sale for tax purposes, corporations that accumulate earnings to avoid U.S. federal income tax, U.S. expatriates and former citizens or long-term residents of the United States, persons subject to base erosion and anti-abuse tax under Section 59A of the Code, holders who acquired their Company Common Stock through the exercise of Company Options or otherwise as compensation, holders who hold their Company Common Stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, U.S. holders that hold notes through non-U.S. brokers or other non-U.S. intermediaries, real estate investment trusts, regulated investment companies, holders deemed to sell their shares of Company Common Stock under the constructive sale provisions of the Code, entities subject to the U.S. anti-inversion rules, persons that are required to recognize income for tax purposes no later than the time when such income is taken into account in applicable financial statements (within the meaning of Section 451 of the Code), persons who own (directly, indirectly or constructively) an equity interest in Parent or the surviving corporation and holders who exercise appraisal rights in connection with the merger under the DGCL.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Company Common Stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner and activities of the partner and the partnership. If you are a partnership holding Company Common Stock or a partner of a partnership holding Company Common Stock, you are urged to consult your own tax advisor regarding the U.S. federal income tax consequences of the Merger relevant to you.

This discussion is for informational purposes only and is not tax advice. Company stockholders are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of the Merger to them in light of their particular circumstances, as well as any tax consequences of the Merger arising under the U.S. federal tax laws other than those pertaining to income tax, including estate or gift tax laws, “golden parachute” rules, or under any state, local or non-U.S. tax laws or under any applicable income tax treaty.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company Common Stock that, for U.S. federal income tax purposes, is:

•        an individual who is a citizen or resident of the United States;

•        a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

•        a trust if (a) its administration is subject to the primary supervision of a court within the United States and one or more United States persons as described in Section 7701(a)(30) of the Code have the authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person (within the meaning of the Code); and

•        an estate, the income of which is subject to U.S. federal income tax regardless of its source.

For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of Company Common Stock that is, for U.S. federal income tax purposes, an individual, a corporation, a trust or an estate that is not a U.S. holder.

U.S. Holders

The receipt of cash in exchange for shares of Company Common Stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. A U.S. holder will generally recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the Merger (determined before the deduction of any applicable withholding taxes) and such U.S. holder’s adjusted tax basis in the shares of Company Common Stock exchanged for cash pursuant to the Merger. A U.S. holder’s adjusted tax basis in a share of Company Common Stock will generally be equal to the amount the U.S. holder paid for such share of Company Common Stock. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period for such shares of Company Common Stock exceeds one year as of the date of the Closing. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of federal income taxation. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Gain or loss must be calculated separately for each block of Company Common Stock (i.e., Company Common Stock acquired at the same time and at the same price in a single transaction). U.S. holders who own separate blocks of Company Common Stock should consult their own tax advisors with respect to these rules.

A U.S. holder may, unless an exception applies, be subject to information reporting and backup withholding (currently at a rate of 24%) with respect to the cash received pursuant to the Merger unless such U.S. holder provides its correct taxpayer identification number (referred to as the “TIN”) on IRS Form W-9 (or if appropriate, a substitute or successor form) and certifies under penalties of perjury that such TIN is correct and that such U.S. holder is not subject to backup withholding. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the IRS in a timely manner and other requirements are satisfied.

Non-U.S. Holders

Any gain recognized on the receipt of cash pursuant to the Merger by a non-U.S. holder will generally not be subject to U.S. federal income tax unless:

•        the gain is effectively connected with the conduct of a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or, in the case of an individual, a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder will generally be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a foreign corporation, such corporation may be subject to branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on earnings and profits (as determined for U.S. federal income tax purposes) effectively connected with a U.S. trade or business, subject to certain adjustments;

•        the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the Merger and certain other conditions are met, in which case the non-U.S. holder will generally be subject to a 30% tax (or tax at such lower rate as may be specified under an applicable income tax treaty) on the non-U.S. holder’s net gain realized in the Merger, which may be offset by certain U.S.-source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States), provided that such non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

•        the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (a) the five-year period ending on the date of the Merger and (b) the non-U.S. holder’s holding period in Company Common Stock (such period described in clause (a) and (b), the “Relevant Period”), and, at any time during such Relevant Period, the non-U.S. holder owned (directly, indirectly or constructively) more than 5% of the outstanding Company Common Stock. Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurances in this regard, the Company believes that it may be as of, or otherwise has been during the five-year period ending on, the date of the Merger a “United States real property holding corporation” for U.S. federal income tax purposes. However, assuming that the Company Common Stock is treated as regularly traded on an established securities market at the time of the Merger, non-U.S. holders that do not own (directly, indirectly or constructively) more than 5% of the shares of Company Common Stock at any time during the Relevant Period will generally not be subject to U.S. federal income tax as a result of the Merger. The Company Common Stock is currently traded on the NYSE, and we expect the Company Common Stock to be regularly quoted by brokers or dealers making a market in the Company Common Stock through the date of the Merger, which is expected to satisfy the requirement that the Company Common Stock be regularly traded on an established securities market for these purposes. However, no assurances can be given that, at any given time, the Company Common Stock will be treated as regularly traded on an established securities market for these purposes.

Non-U.S. holders should consult their own tax advisors regarding the applicability of U.S. federal income tax with respect to real property to the non-U.S. holder’s disposition of Company Common Stock, including any associated tax payment or tax return filing obligations.

A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding (currently at a rate of 24%) with respect to the cash received by such non-U.S. holder pursuant to the Merger unless such non-U.S. holder provides an applicable and properly executed IRS Form W-8 certifying under penalties of perjury the holder’s non-U.S. status (and the payor or applicable withholding agent does not have actual knowledge or reason to know that the non-U.S. holder is a United States person as defined under the Code) or otherwise establishes an exemption. Copies of information returns that are filed with the IRS may be made available under an applicable tax treaty or information exchange agreement to the taxing authorities of the country in which the non-U.S. holder resides or is established. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that the non-U.S. holder furnishes the required information to the IRS in a timely manner and other applicable requirements are satisfied. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

THE FOREGOING DISCUSSION IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER. THIS SUMMARY IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. IN ADDITION, THIS DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT ON, A HOLDER’S INDIVIDUAL CIRCUMSTANCES. ACCORDINGLY, EACH HOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER IN LIGHT OF SUCH HOLDER’S PARTICULAR CIRCUMSTANCES, INCLUDING THE TAX CONSEQUENCES WITH RESPECT TO ANY NON-INCOME TAX OR ANY STATE, LOCAL OR NON-U.S. TAX LAWS.

Regulatory Approvals Required for the Merger

Antitrust

Each party to the Merger Agreement will use its reasonable best efforts to (i) take (or cause to be taken) all actions; (ii) do (or cause to be done) all things; and (iii) assist and cooperate with the other parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable law or otherwise to consummate and make effective, as promptly as reasonably practicable, the Merger and the transactions contemplated by the Merger Agreement, including by (A) causing the conditions to the Merger precedent to the Closing to be satisfied; and (B)(I) obtaining all consents, waivers, approvals, orders and authorizations from governmental authorities; and (II) making all registrations, declarations and filings with governmental authorities, in each case that are necessary or advisable to consummate the transactions contemplated by the Merger Agreement.

Each party will (i) within 20 business days of entering into the Merger Agreement, file with the FTC and the Antitrust Division a Notification and Report Form relating to the Merger Agreement and the Merger as required by the HSR Act; and (ii) within 15 business days of entering into the Merger Agreement, file such notification filings, forms and submissions, including any draft notifications in jurisdictions requiring pre-notification, with any governmental authority as are required by other applicable laws (including antitrust laws and foreign investment laws) in connection with the Merger. In relation to this, each party will supply (or cause to be supplied), any additional information that may be required or requested by the FTC, the Antitrust Division or the governmental authorities of any other applicable jurisdiction in which any such filing is made. On March 10, 2026, both the Company and Parent filed their respective notification and report forms under the HSR Act.

If and to the extent necessary to obtain clearances, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations pursuant to the HSR Act, CFIUS, any other antitrust laws or any foreign investment laws applicable to the Merger, and to avoid or eliminate each and every impediment under any antitrust laws or foreign investment laws applicable to the Merger as promptly as reasonably practicable and in any event at least five business days prior to the Termination Date, each of the Company, Parent and Merger Sub shall offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, and take all actions necessary to avoid or eliminate each and every impediment and obtain all clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations under the HSR Act, CFIUS, any other foreign investment laws and any other antitrust laws including (i) the sale, divestiture, transfer, license, disposition, or hold separate (through the establishment of a trust or otherwise), of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, properties, products or businesses of the Company and its subsidiaries; (ii) the termination, modification, or assignment of existing relationships, joint ventures, contracts, or obligations of the Company and its subsidiaries; (iii) the modification of any course of conduct regarding future operations of the Company and its subsidiaries; and (iv) any other restrictions on the activities of the Company and its subsidiaries, including the freedom of action of the Company and its subsidiaries with respect to, or their ability to retain, one or more of their respective operations, divisions, businesses, product lines, customers, assets or rights or interests, or their freedom of action with respect to the assets, properties, or businesses to be acquired pursuant to the Merger Agreement; in each case, so as to allow the consummation of the Merger as soon as reasonably practicable and, in any event, at least five business days prior to the Termination Date.

Notwithstanding anything in the Merger Agreement to the contrary, nothing in the Merger Agreement shall require Parent, Merger Sub or their respective affiliates, to, and the Company will not, without prior written consent of Parent, agree or otherwise be required to take any action contemplated by the Merger Agreement, with respect to any of Parent’s affiliates (excluding Merger Sub, but including (x) the Consortium, and (y) any portfolio company (as such term is commonly understood in the private equity industry) or investment of the Consortium or of any such investment fund or investment vehicle), or any interest therein; provided, further, that, notwithstanding the foregoing, nothing in the Merger Agreement shall require the Parties to enter into any agreement or consent decree with the Antitrust Division, FTC or any other governmental authority or take, or agree to take, any other action that is not conditioned on the Closing.

The Company and Parent shall cooperate with each other and use their respective reasonable best efforts to oppose any request for, the entry of, and seek to have vacated or terminated, any order, judgment, decree, injunction or writ of any governmental authority that could restrain, prevent or delay any required consents, clearances, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations applicable to the Merger, including by defending through litigation, any action asserted by any person in any court or before any governmental authority and by exhausting all avenues of appeal, including appealing properly any adverse decision or order by any governmental authority, it being understood that each party shall bear its own fees, costs and expenses of all such actions.

CFIUS

The Closing is also conditioned upon any review or investigation by CFIUS of the transactions contemplated by the Merger Agreement having been concluded, and (i) the parties having received written notice from CFIUS stating that (A) CFIUS has concluded that the transactions contemplated by the Merger Agreement are not “covered transactions” and not subject to review under Section 721 of the Defense Production Act of 1950, as amended, and 31 C.F.R. Part 800 (together, the “DPA”) or (B) CFIUS has concluded a review, or investigation, of the notification voluntarily provided pursuant to the DPA with respect to the transactions contemplated by the Merger Agreement and has concluded that there are no unresolved national security concerns, and has therefore completed all action under the DPA or (ii) if CFIUS sends a report to the President of the United States (the “President”) requesting the President’s decision, then (A) the President having announced a decision not to take any action to suspend or prohibit the transactions contemplated by the Merger Agreement or (B) having received a report from CFIUS requesting the President’s decision, the President having not taken any action to suspend or prohibit the transactions contemplated by the Merger Agreement after fifteen (15) days from the earlier of the date the President received such report from CFIUS or the end of the investigation period (“CFIUS Approval”).

CFIUS Approval shall be obtained without the Parent, Merger Sub, or any of their respective affiliates being required to (i) take any action that would individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, properties, financial condition or results of operations of (A) the Company and its subsidiaries, taken as a whole, or (B) Parent and its subsidiaries (after giving effect to the consummation of the Merger), taken as a whole, measured on a scale relative to Parent and its subsidiaries (after giving effect to the consummation of the Merger but without giving effect to such action), taken as a whole, (ii) effectuate (A) the sale, divestiture, transfer, license, disposition, or hold separate (through the establishment of a trust or otherwise), of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, properties, products or businesses of the Parent, Guarantors, their respective affiliates and the respective businesses and portfolio companies of Parent, Guarantors and such affiliates and their respective assets, properties and rights, in each case other than the Company and its subsidiaries or the assets, properties, or rights of the Company and its subsidiaries (the “Parent Business”); (B) the termination, modification, or assignment of existing relationships, joint ventures, Contracts, or obligations of the Parent Business; (C) the modification of any course of conduct regarding future operations of the Parent Business; and (D) any other restrictions on the activities of the Parent Business, including the freedom of action of the Parent Business with respect to, or their ability to retain, one or more of their respective operations, divisions, businesses, product lines, customers, assets or rights or interests, or their freedom of action with respect to the assets, properties, or businesses to be acquired pursuant to the Merger Agreement, or (iii) take certain other actions further described in the Merger Agreement (each of (i), (ii) or (iii), a “Burdensome Condition”).

The parties have agreed to cooperate and use their reasonable best efforts to obtain the CFIUS Approval. On March 10, 2026, the Company and Parent submitted to CFIUS a draft notice with respect to the transactions contemplated by the Merger Agreement pursuant to the DPA. CFIUS will provide comments on such draft notice and the parties shall then submit to CFIUS a final notice with respect to the transactions contemplated by the Merger Agreement pursuant to the DPA. Upon the acceptance of such a notice, CFIUS will initiate a 45-calendar day review period, at the end of which, if it determines that there are no unresolved national security concerns, it will conclude all action under the DPA. If CFIUS determines that certain circumstances warrant additional review, it will commence a 45-calendar day investigation no later than the end of the initial 45-day review period. This period of investigation may be extended by the CFIUS Chairperson for an additional 15 calendar days in the event of extraordinary circumstances. If CFIUS has no unresolved national security concerns at the end of the investigation, it will conclude all action under the DPA. On the other hand, if CFIUS has unresolved national security concerns that it believes cannot be mitigated, at the end of such investigation, it will send a report to the President of the United States, who may act to suspend or prohibit the transaction. At any time during the course of CFIUS review or investigation, CFIUS may request that the parties take actions to mitigate any unresolved national security concerns it has identified. Where CFIUS has completed all action with respect to the transaction, the President of the United States has announced a decision not to exercise his authority under the DPA with respect to the transaction, or the statutory time for a Presidential decision has lapsed, the President and CFIUS shall not further exercise the authority available to them under the DPA, including divestment authority, thereby providing a “safe harbor” for the transaction.

Legal Proceedings Regarding the Merger

As of the date of this proxy statement, there are no pending lawsuits challenging the Merger. However, potential plaintiffs may file lawsuits challenging the Merger. The outcome of any future litigation is uncertain. Such litigation, if not resolved, could prevent or delay the Closing and result in substantial costs to the Company, including any costs associated with the indemnification of directors and officers. One of the conditions to the Closing is the absence of any law, injunction or order (whether temporary, preliminary or permanent) from any governmental authority of competent jurisdiction prohibiting, enjoining or otherwise making illegal the consummation of the Merger. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the Merger on the agreed-upon terms, then such injunction may prevent the Merger from being consummated, or from being consummated within the expected time frame.

Delisting and Deregistration of Company Common Stock

If the Merger is completed, the shares of Company Common Stock will be delisted from NYSE and deregistered under the Exchange Act, and shares of Company Common Stock will no longer be publicly traded.

THE MERGER AGREEMENT

This section describes the material terms and conditions of the Merger Agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement.

This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety. This section is not intended to provide you with factual information about the Company. Such information can be found elsewhere in this proxy statement and in the public filings the Company makes with the SEC, which may be obtained by following the instructions set forth in the section titled “Where You Can Find Additional Information.”

Explanatory Note Regarding the Merger Agreement

The Merger Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the Merger Agreement were made by the parties thereto only for the purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement (such disclosures include information that has been included in the Company’s public disclosures, as well as additional nonpublic information); may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to you. You should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Structure of the Merger

Upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into the Company, whereupon the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation and as a wholly owned subsidiary of Parent.

Consummation and Effectiveness of the Merger

The Merger will become effective at such time as the certificate of merger has been duly filed with the Secretary of State of the State of Delaware, or at such other time as Parent, Merger Sub and the Company agree in writing and specify in the certificate of merger (i.e., the Effective Time). The Closing will take place at 9:00 a.m., Eastern Time, on a date to be agreed upon by Parent, Merger Sub and the Company that is no later than the fifth business day after the satisfaction or waiver (to the extent permitted by the Merger Agreement) of the last to be satisfied or waived of the conditions set forth in the Merger Agreement (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted by the Merger Agreement) of such conditions at the Closing) or such other time and date as Parent, Merger Sub and the Company mutually agree in writing. Notwithstanding the foregoing, Parent, Merger Sub and the Company have agreed that, unless otherwise agreed to in writing by Parent, the Closing shall not take place prior to March 26, 2026.

Consideration to Be Received in the Merger

Subject to the terms and conditions of the Merger Agreement, at the Effective Time, (i) each share of common stock of Merger Sub that is issued and outstanding immediately prior to the Effective Time will automatically be cancelled and converted into and become one share of common stock of the surviving corporation; (ii) each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares or Dissenting Company Shares (each as defined below)) will be automatically cancelled, extinguished and converted into the right to receive the Merger Consideration; and (iii) each Owned Company Share will automatically be cancelled and extinguished without any conversion thereof or consideration paid therefor.

Procedures for Receiving Merger Consideration

Prior to the Closing, Parent will select a nationally recognized bank or trust company reasonably acceptable to the Company to act as the payment agent for the payment of the aggregate consideration to which Company stockholders are entitled pursuant to the Merger Agreement, and at or prior to the Closing, Parent will deposit or cause to be deposited with the payment agent an amount in cash necessary to pay for the shares of Company Common Stock (other than shares of Company Common Stock that are (A) held by the Company as treasury stock or (B) owned by Parent or any wholly owned subsidiaries of the Company or Parent (including Merger Sub) as of immediately prior to the Effective Time (the “Owned Company Shares”) or shares of Company Common Stock held by a holder (or, to the extent applicable, beneficial owner thereof) who has properly exercised statutory appraisal rights in accordance with, and who has complied with, Section 262 of the DGCL with respect to such shares of Company Common Stock (the “Dissenting Company Shares”)) converted into the right to receive the Merger Consideration.

Promptly (and in any event no later than three (3) business days) after the Effective Time, Parent and the surviving corporation will cause the payment agent to send to each holder of record as of immediately prior to the Effective Time (other than Owned Company Shares and Dissenting Company Shares, as applicable) of one or more certificates (“Certificates”) (if any) (i) a letter of transmittal in customary form (which shall specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the payment agent) and (ii) instructions for effecting the surrender of the Certificates in exchange for the Merger Consideration payable with respect to the shares of Company Common Stock formerly represented by the Certificates. Upon surrender of Certificates for cancellation to the payment agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock represented by such Certificates by (y) the Merger Consideration, and the Certificates so surrendered will be cancelled. With respect to holders of record of uncertificated shares of Company Common Stock (“Uncertificated Shares”), upon the payment agent’s receipt of an “agent’s message” (or such other evidence as the payment agent may reasonably request), the holder of such Uncertificated Shares will be entitled to receive in exchange an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Company Common Stock represented by such holder’s transferred Uncertificated Shares by (2) the Merger Consideration, and the transferred Uncertificated Shares will be cancelled.

At or immediately prior to the Effective Time, Parent will deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, the aggregate consideration owed at the Effective Time to all holders of Company Options, Company RSUs and vested Company PSUs (such awards, the “Vested Company Equity Awards” and such holders of Vested Company Equity Awards the “Vested Company Equity Award Holders”). As promptly as reasonably practicable, but in any event in no later than the first payroll date that is at least 10 business days after the Closing Date, the Vested Company Equity Award Holders will be paid by the Company or the surviving corporation, through its payroll system or payroll provider (or accounts payable, in respect of any portion of the consideration payable in respect of the Vested Company Equity Awards to a Vested Company Equity Award Holder who is not, and was not at any time during the vesting period of the applicable Vested Company Equity Award, an employee of the Company for employment tax purposes), all amounts required to be paid to such holders in respect of Vested Company Equity Awards, less any required tax withholding. Payments of Unvested PSU Consideration and Unvested Stock Price PSU Consideration will be paid by the surviving corporation through its payroll system or payroll provider if and when such amounts become vested, as described herein.

Each of the payment agent, Parent, the Company, the surviving corporation and each of their respective affiliates and agents will be entitled to deduct and withhold from any cash amounts otherwise payable pursuant to the Merger Agreement to any holder or former holder of shares of Company Common Stock or Company Equity Awards (as defined in the Merger Agreement), such amounts as may be required to be deducted and withheld under applicable law with respect to taxes. Any amounts so deducted or withheld and paid over to the appropriate governmental authority will be treated for all purposes as having been paid to the person in respect of which such deduction or withholding was made.

Treatment of Company Equity Awards in the Merger

Company Options.    At the Effective Time, each Company Option that is outstanding as of immediately prior to the Effective Time will, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option. Accordingly, each Company Option that has an exercise price per share of Company Common Stock as of immediately prior to the Effective Time that is greater than or equal to the Merger Consideration will, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and forfeited for no consideration at the Effective Time.

Company RSUs.    At the Effective Time, each Company RSU (other than a Director Substitute RSU) that is outstanding as of immediately prior to the Effective Time will, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, immediately vest and be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the Merger Consideration and (ii) the total number of shares of Company Common Stock subject to such Company RSU as of immediately prior to the Effective Time. Each Director Substitute RSU that is outstanding as of immediately prior to the Effective Time will, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into RSU Consideration with respect to a portion of the shares of Company Common Stock subject to the award, determined as the product of (i) the total number of shares of Company Common Stock subject to the Director Substitute RSU and (ii) the ratio of (A) the number of calendar quarters (including the quarter in which the Effective Time occurs) that have elapsed between January 1, 2026 and the Closing Date to (B) four.

Company PSUs — Completed Performance Periods.    At the Effective Time, each Company PSU (including any portion thereof) for which the performance period has been completed at or prior to the Effective Time and that is outstanding and unvested as of immediately prior to the Effective Time will, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, immediately vest and be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (A) the Merger Consideration and (B) the total number of shares of Company Common Stock subject to such Company PSU as of immediately prior to the Effective Time (as determined assuming the payout factor applicable to such Company PSUs based on actual performance attained in accordance with the applicable award agreement governing such Company PSU).

Company PSUs — Uncompleted Performance Periods.    At the Effective Time, each Company PSU (including any portion thereof) for which the performance period has not been completed at or prior to the Effective Time and that is outstanding and unvested as of immediately prior to the Effective Time (except with respect to the Company Stock Price PSUs, as described below) will, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into the right to receive the Unvested PSU Consideration. The Unvested PSU Consideration will vest and become payable in accordance with the service-based vesting schedule applicable to such Company PSU immediately prior to the Effective Time, subject to double-trigger accelerated vesting on any termination without “cause” or resignation for “good reason,” as such terms are defined in the CIC Severance Plan, following the Effective Time and prior to the regular vesting date. For the avoidance of doubt, any Unvested PSU Consideration will not be subject to any performance-based vesting requirements and will be subject solely to the service-based vesting requirements applicable to the applicable Company PSU as of immediately prior to the Effective Time.

Company PSUs — Company Stock Price PSUs.    At the Effective Time, each Company Stock Price PSU that is outstanding as of immediately prior to the Effective Time will, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into (i) the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (A) the Merger

Consideration and (B) one-third of the total number of shares of Company Common Stock subject to such Company Stock Price PSU as of immediately prior to the Effective Time and (ii) with respect to the remaining two-thirds of each such Company Stock Price PSU, the right to receive the Unvested Company Stock Price PSU Consideration, with such Unvested Company Stock Price PSU Consideration vesting and becoming payable on May 31, 2028, subject to continued employment through such date, and subject to double-trigger accelerated vesting on any termination without “cause” or resignation for “good reason,” as such terms are defined in the CIC Severance Plan, following the Effective Time and prior to May 31, 2028. For the avoidance of doubt, any Unvested Company Stock Price PSU Consideration will not be subject to any performance-based vesting requirements and will be subject solely to the service-based vesting requirements applicable to the applicable Company Stock Price PSU through May 31, 2028.

Dissenting Company Shares

If and to the extent required by the DGCL, the Dissenting Company Shares will not be converted into the right to receive the Merger Consideration, but instead holders and beneficial owners of such Dissenting Company Shares will be entitled to receive payment of the fair value of such Dissenting Company Shares in accordance with the provisions of Section 262 unless and until any such holder (or, to the extent applicable, such beneficial owner) fails to perfect or effectively withdraws or loses their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder (or, to the extent applicable, beneficial owner) fails to perfect or effectively withdraws or loses the right to appraisal under Section 262, then the right of such holder or beneficial owner to receive those rights under and to be paid such consideration as is determined pursuant to Section 262, will cease and such Dissenting Company Shares shall thereupon be treated as if they had been converted into, at the Effective Time, the right to receive the Merger Consideration without interest thereon, and the surviving corporation shall remain liable for payment of the Merger Consideration without interest thereon for such Dissenting Company Shares in accordance with the Merger Agreement. The Company will provide reasonably prompt notice to Parent of any demands received by the Company for appraisal of any shares of Company Common Stock, and Parent will have the opportunity to direct all negotiations and proceedings with respect to such demands; provided, that Parent will keep the Company reasonably informed of the status of material negotiations and proceedings. Prior to the Closing, except with the prior written consent of Parent, the Company will not make any payment with respect to, or settle or offer to settle, or otherwise negotiate any such demands.

Effects of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

The Merger Agreement provides that, from and after the Effective Time, all (i) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the surviving corporation; and (ii) debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the surviving corporation. If the Merger is consummated, the Company will cease to be a publicly traded company. If the Merger is consummated, you will not own any shares of capital stock of the surviving corporation.

At the Effective Time, (i) the Company’s Charter, as in effect immediately prior to the Effective Time, will be amended and restated in its entirety to be read as set forth in the applicable exhibit attached to the Merger Agreement and, as so amended and restated, will be the certificate of incorporation of the surviving corporation and (ii) the bylaws of Merger Sub as in effect immediately prior to the Effective Time will become the bylaws of the surviving corporation, except that all references to Merger Sub shall be automatically amended and shall become references to the surviving corporation.

In addition, from and after the Effective Time until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the board of directors of Merger Sub at the Effective Time will be the board of directors of the surviving corporation and (ii) the officers of the Company at the Effective Time will be the officers of the surviving corporation.

Representations and Warranties

The Company, Parent and Merger Sub made representations and warranties in the Merger Agreement regarding themselves and, as applicable, their respective subsidiaries that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement (including “knowledge” and materiality qualifications and qualifications referring to dollar thresholds) and are further modified and limited by the Company

Disclosure Letter (as defined in the Merger Agreement) delivered by the Company to Parent. The representations and warranties made by the Company are also subject to, and qualified by, certain information in the Company’s filings made with the SEC at least one business day before the date of the Merger Agreement.

The Company’s representations and warranties to Parent and Merger Sub in the Merger Agreement relate to, among other things:

•        due organization, valid existence, good standing and authority and qualification to conduct business with respect to the Company and each of its subsidiaries;

•        the Company’s corporate power and authority to enter into and perform its obligations under the Merger Agreement and the enforceability of the Merger Agreement;

•        the necessary approval of the Company Board, receipt of a fairness opinion from the Company Financial Advisors and the inapplicability of certain anti-takeover statutes or regulations to the transactions;

•        required consents, approvals and regulatory filings in connection with the Merger Agreement and performance of the Company’s obligations thereunder;

•        the absence of conflicts with laws, organizational documents and material contracts of the Company and its subsidiaries;

•        the capital structure of the Company and its subsidiaries;

•        compliance with SEC rules regarding filings and financial statements;

•        disclosure controls and procedures;

•        internal accounting controls and procedures;

•        the absence of specified undisclosed liabilities;

•        between September 30, 2025 and February 9, 2026, that (i) no Company Material Adverse Effect had occurred and (ii) except in connection with the Merger Agreement and the transactions contemplated thereby, the business of the Company and its subsidiaries had been conducted, in all material respects, in the ordinary course of business;

•        the existence and enforceability of specified categories of the Company’s and its subsidiaries’ material contracts, any notices with respect to termination or non-renewal, or disputes with respect to, such material contracts, and the performance by the Company and its subsidiaries in all material respects of their respective obligations under such material contracts;

•        real property owned or leased by the Company and its subsidiaries;

•        environmental matters;

•        intellectual property matters;

•        data protection matters;

•        tax matters;

•        employee benefit plans;

•        labor matters;

•        compliance with laws;

•        the absence of pending and threatened litigation and orders;

•        insurance matters;

•        trade and anti-corruption compliance;

•        the absence of any investment banker, broker, finder or other financial intermediary, other than Morgan Stanley and Moelis, that has been retained by or is authorized to act on behalf of the Company or any of its subsidiaries who will be entitled to any fee or commission from the Company or any of its subsidiaries in connection with the Transactions;

•        accuracy of information provided in this proxy statement;

•        related party transactions; and

•        the exclusivity and terms of the representations and warranties made by the Company, Parent and Merger Sub.

In addition, the Merger Agreement contains representations and warranties of Parent and Merger Sub relating to, among other things:

•        due organization, valid existence, good standing and authority and qualification to conduct business with respect to Parent and Merger Sub;

•        Parent’s and Merger Sub’s corporate power and authority to enter into and perform their respective obligations under the Merger Agreement and the enforceability of the Merger Agreement;

•        the necessary approval of the board of directors or similar governing body of each of Parent and Merger Sub;

•        the absence of conflicts with laws, organizational documents and material contracts;

•        required consents, approvals and regulatory filings in connection with the Merger Agreement and the performance by Parent and Merger Sub of their respective obligations thereunder;

•        the absence of pending and threatened litigation and orders;

•        ownership of Company Common Stock;

•        the absence of certain arrangements between Parent and its subsidiaries, on the one hand, and the Company stockholders (other than the persons executing the Support Agreements), on the other hand;

•        the absence of any investment banker, broker, finder or other financial intermediary that has been retained by or is authorized to act on behalf of Parent or any of its subsidiaries who will be entitled to any fee or commission from the Company in connection with the transactions contemplated by the Merger Agreement;

•        operations of Parent and Merger Sub;

•        the absence of a requirement for a vote or approval of the stockholders of Parent;

•        delivery and enforceability of the Guarantee;

•        delivery and enforceability of each of the Equity Commitment Letters and Debt Commitment Letter (as well as any ancillary agreements related thereto);

•        solvency of the surviving corporation and its subsidiaries;

•        accuracy of information provided in this proxy statement; and

•        the exclusivity and terms of the representations and warranties made by the Company, Parent and Merger Sub.

Some of the representations and warranties in the Merger Agreement made by the Company are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the Merger Agreement, “Company Material Adverse Effect” means any condition, change, event, effect, occurrence or development that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (subject to the limitations set forth below):

(i)     any general economic conditions, or conditions in the global, international or regional economy generally, including changes in inflation, supply chain disruptions, and labor shortages;

(ii)    any general conditions in the equity, credit, debt, financial, currency or capital markets, including (A) changes in interest rates or credit ratings; (B) changes in exchange rates for the currencies of any country; or (C) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;

(iii)   any general conditions in the industries in which the Company and its subsidiaries conduct business or in any jurisdiction or geographical area in which the Company or any of its subsidiaries conducts business, or changes therein;

(iv)   any political or geopolitical conditions, outbreak of hostilities, armed conflicts, acts of war (whether or not declared), rebellion, insurrection, sabotage, cyberattack, cyberterrorism, terrorism or military actions, including any escalation or worsening of, or any law or sanction, mandate, directive, pronouncement or guideline issued by a Governmental Authority in response to, any of the foregoing;

(v)    earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires, nuclear incidents, foreign or domestic social protest or social unrest or other natural or man-made disasters, weather conditions, power outages or electrical black-outs, and other force majeure events, including any escalation or worsening of, or any law or sanction, mandate, directive, pronouncement or guideline issued by a Governmental Authority in response to, any of the foregoing or any actual or potential sequester, stoppage, shutdown, default or similar event or occurrence of any Governmental Authority, including any shutdown or furlough of the U.S. federal government or its employees;

(vi)   the execution, delivery or performance of the Merger Agreement or any agreement contemplated hereby, or the announcement of the Merger Agreement or the pendency or consummation of the Merger, including the impact thereof on the relationships, contractual or otherwise, of the Company and its subsidiaries with customers, suppliers, vendors, lenders, lessors, joint venture partners, employees (including any employee attrition), regulators, Governmental Authorities or other commercial relationships, or the identity of Investors (as defined in the Merger Agreement), Guarantors, Parent, Merger Sub or the respective Affiliates (as defined in the Merger Agreement) of the foregoing with respect to the Company or its business (provided that the exception in this clause (vi) with respect to the execution, delivery or performance of the Merger Agreement or any agreement contemplated hereby, or the announcement of the Merger Agreement or the pendency or consummation of the Merger shall not apply with respect to (A) the representations and warranties contained in Section 3.5, Section 3.6, Section 3.16(j), Section 3.17(d) (solely to the extent it addresses whether the execution, delivery or performance of the Merger Agreement, or the consummation of the Transactions, will result in any material violation of Applicable Data Protection Requirements), Section 3.19(f), Section 3.19(j), Section 3.21(b)(iv) (solely to the extent it addresses whether a Governmental Authorization will be terminated, suspended or revoked as a result of the Transactions), or Section 3.22(c) (solely to the extent such representations cover legal proceedings or orders in effect on the date of the Merger Agreement that arise out of the Merger Agreement or the Transactions) of the Merger Agreement or (B) the condition to Closing in Section 7.2(a) of the Merger Agreement solely to the extent it relates to such representations and warranties);

(vii)  any action taken or refrained from being taken, in each case that is taken or not taken at the express written request or with the prior written consent of Parent, or as expressly required pursuant to the terms of the Merger Agreement (other than Section 5.1 of the Merger Agreement), in each case following the date of the Merger Agreement;

(viii) any changes or proposed changes in GAAP or other accounting standards, or in any applicable Laws (or the enforcement or interpretation by any Governmental Authority of any of the foregoing) or in any regulatory or legislative conditions, including the adoption, implementation, repeal, modification or proposal of any Law, regulation or policy (or the enforcement or interpretation by any Governmental Authority thereof) by any Governmental Authority;

(ix)   any epidemics, pandemics, plagues, other outbreaks of illness or public health events (including quarantine restrictions mandated or recommended by any Governmental Authority in response to any of the foregoing and any other certain health and safety measures), including any escalation or worsening of any of the foregoing;

(x)    any anti-dumping actions, international tariffs, sanctions, trade policies or disputes or any “trade war” or similar actions;

(xi)   any changes in the price or trading volume of the Company Common Stock or to the Company’s credit ratings (it being understood that the underlying cause of such change may, in and of itself, be taken into consideration when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not otherwise excluded hereunder);

(xii)  any failure by the Company and its subsidiaries to meet (A) any internal or public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood, in each case, that the underlying cause of any such failure may, in and of itself, be taken into consideration when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not otherwise excluded hereunder); or

(xiii) any transaction litigation or any demand or legal proceeding for appraisal of the fair value of any shares of Company Common Stock pursuant to the DGCL in connection herewith,

except, in each case of clauses (i), (ii), (iii), (iv), (v), (viii), (ix) and (x), solely to the extent that such changes, events, effects or developments have had a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to other companies operating in the industries in which the Company and its subsidiaries conduct business, such effect may be taken into account when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur; provided that only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur.

Certain of Parent’s and Merger Sub’s representations and warranties in the Merger Agreement are qualified by a “Parent Material Adverse Effect” standard (that is, they will not be deemed to be untrue and incorrect unless their failure to be true and correct would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect). For purposes of the Merger Agreement, a Parent Material Adverse Effect means a failure of any such representations and warranties of Parent and Merger Sub to be true and correct that would, individually or in the aggregate, reasonably be expected to prevent, materially delay, or have a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under the Merger Agreement or to consummate the Transactions.

Conduct of Business by the Company Prior to Consummation of the Merger

The Merger Agreement provides that, between February 9, 2026 until the earlier to occur of the valid termination of the Merger Agreement and the Effective Time (the “Interim Period”), except (i) as required by the Merger Agreement; (ii) as set forth in the Company Disclosure Letter; (iii) as required by applicable law; or (iv) as approved by Parent in writing (which approval shall not be unreasonably withheld, conditioned or delayed and shall be deemed given if Parent provides no written response within seven business days after a written request by the Company for such approval), the Company shall, and shall cause each of its subsidiaries to, use its commercially reasonable efforts to (A) conduct its business and operations in all material respects in the ordinary course of business, (B) preserve substantially intact its current business organization and (C) preserve intact in all material respects its significant commercial relationships with third parties.

In addition, the Company has agreed that, during the Interim Period, subject to the same exceptions described above, the Company will not, and will cause its subsidiaries not to, among other things:

•        amend or otherwise change the organizational documents of the Company or any of its subsidiaries (other than in a de minimis respect);

•        propose, enter into or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•        issue, sell, deliver or agree or commit to issue, sell or deliver any Company Securities (as defined in the Merger Agreement), except (i) upon the vesting, exercise or settlement of, Company Equity Awards (as defined in the Merger Agreement), in each case, outstanding on the date of the Merger Agreement or granted after the date of the Merger Agreement in compliance with the Merger Agreement; or (ii) as contemplated by Section 5.2(h) of the Company Disclosure Letter;

•        except for transactions solely among the Company and its wholly owned subsidiaries or solely among the wholly owned subsidiaries of the Company, reclassify, split, combine, subdivide or redeem, repurchase, purchase or otherwise acquire or amend the terms of, directly or indirectly, any of its capital stock or other equity or voting interest, other than (i) the acquisitions of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Options to pay the exercise price of such Company Options, (ii) the withholding of shares of Company Common Stock to satisfy tax obligations incurred in connection with the exercise of Company Options or the vesting and settlement of Company RSUs or Company PSUs, and (iii) the acquisition by the Company of Company Options, Company RSUs or Company PSUs in connection with the forfeiture of such awards, in each case, in accordance with their respective terms;

•        authorize, declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, except for (i) regular quarterly (or similar) dividends of joint ventures or similar non-wholly-owned entities (with payment practices consistent with past practice) or (ii) dividends or other distributions made by any direct or indirect subsidiary of the Company to the Company or one of its other wholly owned subsidiaries;

•        (i) incur, assume, endorse, guarantee, or otherwise become liable for any indebtedness for borrowed money, except (A) borrowings in the ordinary course of business under the Company’s credit facilities (which credit facilities, for the avoidance of doubt, shall not include the Existing Notes (as defined in the Merger Agreement)) as in effect on the date of the Merger Agreement, (B) guarantees or credit support provided by the Company or any of its subsidiaries of the obligations of the Company or any of its subsidiaries to the extent such indebtedness is in existence on the date of the Merger Agreement or incurred in compliance with Section 5.2(f) of the Merger Agreement, (C) performance bonds, letters of credit and surety bonds entered into in the ordinary course of business consistent with past practice, (D) any indebtedness among the Company and its subsidiaries or among the Company’s subsidiaries, in each case issued, made or entered into in the ordinary course of business consistent with past practice and (E) other indebtedness for borrowed money not exceeding $10,000,000 in the aggregate outstanding at any given time or (ii) enter into any swap or hedging transaction or other derivative agreements other than in the ordinary course of business consistent with past practice;

•        other than in the ordinary course of business consistent with past practice, and other than with respect to Owned Real Property (as defined in the Merger Agreement) currently under contract, sell or otherwise transfer any rights to any Owned Real Property, or enter into any contract (including any option agreement, right of first refusal or similar right) (i) granting any person the right to acquire any Owned Real Property in excess of $5,000,000 in value, or (ii) to acquire any ownership interest in real property in excess of $5,000,000;

•        except (i) to the extent required by applicable law or (ii) to the extent required by any Employee Plan (as defined in the Merger Agreement) as in effect on the date of the Merger Agreement, (A) grant any loan to, increase the compensation or benefits of or pay any bonus to any participant, (B) grant any severance, change of control, retention, termination or similar compensation or benefits to any participant, (C) amend in any material respect, adopt, establish, agree to establish, enter into or terminate any Employee Plan or collective bargaining agreement or other labor union contract, (D) take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to become payable to any current or former employee or other individual service provider of the Company or any of its subsidiaries, other than as expressly provided by the Merger Agreement, (E) terminate the employment or service of any employee or other individual service provider of the Company or any of its subsidiaries, other than terminating the employment or service of any employee or other individual service provider of the Company or any of its subsidiaries (x) with an annual base salary equal to or less than $200,000 in the ordinary course of business or (y) for cause as determined by the Company or any of its subsidiaries in good faith, or (F) hire, engage or promote any person who is or would be an employee or other individual service provider of the Company or any of its subsidiaries, other than hiring, engaging or promoting an employee or other individual service provider (x) with an annual base salary equal to or less than $200,000 (immediately following such hiring, engagement or promotion) in the ordinary course of business consistent with past practice, or (y) in the ordinary course of business to replace an employee or other individual service provider with an annual base salary that exceeds $200,000 who resigns (other than any such resignation reasonably resulting from actions taken by the Company or its subsidiaries that are materially adverse to such employee or individual service provider) or is terminated for cause pursuant to clause (E) above;

•        settle any legal proceeding for an amount in excess of $1,500,000 individually or $5,000,000 in the aggregate other than (i) any settlement where the amount paid or to be paid by the Company or any of its subsidiaries in excess of the amounts set forth above is substantially covered by insurance coverage maintained by the Company or any of its subsidiaries or (ii) any settlement of transaction litigation in compliance with Section 6.13 of the Merger Agreement, provided, that any such settlement does not (x) involve any admission of wrongdoing or liability or (y) impose any restriction on the business of the Company or any of its subsidiaries;

•        change the Company’s or its subsidiaries’ methods, principles or practices of financial accounting in any material respect, except as required by GAAP, Regulation S-X of the Exchange Act (or any interpretation thereof by any Governmental Authority), or by any Governmental Authority or applicable law;

•        incur any capital expenditures other than (i) expenditures that are part of the annual budget for capital expenditures set forth in Section 5.2(k) of the Company Disclosure Letter (the “Capital Plan”), (ii) expenditures that do not exceed, in the aggregate, 125% of the Capital Plan, (iii) delayed capital expenditures from a previous annual capital expenditure budget; or (iv) expenditures pursuant to obligations imposed by any contract in effect as of the date of the Merger Agreement and which involve capital expenditures below $5,000,000 individually;

•        other than in the ordinary course of business (i) enter into or become bound by any material contract, (ii) amend or otherwise modify in any material respect or terminate (other than any material contract that has expired in accordance with its terms) any material contract or (iii) waive, accelerate or release any material rights or remedies under any material contract, except in each case that the Company and its subsidiaries may enter into, replace, extend or renew any material contract, in each case, on terms substantially consistent with, or on terms more favorable to the Company and/or its subsidiaries, than the contract it is replacing, extending or renewing; provided, the immediately foregoing shall not prohibit or restrict the Company or any of its subsidiaries from entering into a contract to the extent that such contract implements an act that is specifically the subject matter of and permitted by any other paragraph of Section 5.2 of the Merger Agreement;

•        (i) change any annual tax accounting period or material method of tax accounting, (ii) make, change or revoke any material tax election (in each case, other than in the ordinary course of business consistent with past practice), (iii) settle or compromise any material audit or proceeding in respect of any material tax liabilities in an amount in excess of $3,000,000 individually or $5,000,000 in the aggregate (other than any settlement or compromise where the amount is not in excess of the reserves established by the Company or its subsidiaries for such audit or proceeding), (iv) file any material amended tax return (other than as required by law or in the ordinary course of business consistent with past practice), (v) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or non-U.S. law) with respect to any material tax, (vi) surrender any right to claim a material tax refund (other than in the ordinary course of business consistent with past practice, including electing to carry forward overpayments attributable to such refunds), (vii) enter into any written tax indemnification, sharing, allocation, reimbursement, or similar written agreement (other than pursuant to any customary tax indemnification, sharing allocation or reimbursement provisions contained in any agreement entered into in the ordinary course of business, the primary purpose of which does not relate to taxes), or (viii) request any ruling from any Governmental Authority with respect to material taxes;

•        acquire any interest in any person, division, assets, properties, businesses or equity securities thereof (including by merger, consolidation or acquisition of stock or assets), other than (i) in or from any wholly owned subsidiary of the Company, (ii) assets in the ordinary course of business consistent with past practice or (iii) that do not exceed $25,000,000 in aggregate consideration;

•        sell, assign, license, lease, transfer, or otherwise dispose of, or create any lien on (other than any Permitted Lien) (as defined in the Merger Agreement), any of the Company’s or its subsidiaries’ material assets other than (i) to secure Indebtedness and other obligations permitted under Section 5.2(f) of the Merger Agreement, (ii) in the ordinary course of business consistent with past practice, (iii) not in excess of $25,000,000 in aggregate value, or (iv) to the Company or to a wholly owned subsidiary of the Company;

•        sell, assign, license, sublicense, encumber, impair, abandon, transfer, otherwise dispose of, allow to lapse or fail to maintain any material Company Intellectual Property (as defined in the Merger Agreement), other than (i) by granting non-exclusive licenses to customers or suppliers in the ordinary course of business consistent with past practice; or (ii) by allowing to lapse Company Registered Intellectual Property (as defined in the Merger Agreement) that is not material to the operation of the business of the Company and its subsidiaries in the ordinary course of business consistent with past practice;

•        engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of the Company or other person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

•        (i) take any actions that violate contracts for the Spanish Divestiture in effect as of the date of the Merger Agreement and copies of which have been delivered to Parent or (ii) take any actions with the intention to materially delay or materially impede the consummation of the Spanish Divestiture; or

•        authorize, agree, resolve or commit to take any of the actions prohibited by Section 5.2 of the Merger Agreement.

Regulatory Filings; Efforts

Each party to the Merger Agreement will use its reasonable best efforts to (i) take (or cause to be taken) all actions; (ii) do (or cause to be done) all things; and (iii) assist and cooperate with the other parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable law or otherwise to consummate and make effective, as promptly as practicable, the Merger and the transactions contemplated by the Merger Agreement, including by (A) causing the conditions precedent to the Closing to be satisfied; and (B)(I) obtaining all consents, waivers, approvals, orders and authorizations from governmental authorities; and (II) making all registrations, declarations and filings with governmental authorities, in each case that are necessary or advisable to consummate the transactions contemplated by the Merger Agreement.

Each party will (i) within 20 business days of entering into the Merger Agreement, file with the FTC and the Antitrust Division a Notification and Report Form relating to the Merger Agreement and the Merger as required by the HSR Act; (ii) within 20 business days of entering into the Merger Agreement, make any draft filing required in connection with the CFIUS Approval in connection with the DPA and (iii) file such notification filings, forms and submissions, including any draft notifications in jurisdictions requiring pre-notification, with any governmental authority as are required by any other applicable laws (including antitrust laws and foreign investment laws) in connection with the Merger. In relation to this, each party will supply (or cause to be supplied), any additional information that may be required or requested by the FTC, the Antitrust Division or the governmental authorities of any other applicable jurisdiction in which any such filing is made.

If and to the extent necessary to obtain the necessary clearances, consents, approvals, waivers, actions, waiting period expiration or terminations, non-actions or other authorizations pursuant to the HSR Act, CFIUS, any other antitrust law or any foreign investment laws applicable to the Merger, and to avoid or eliminate each and every impediment under any antitrust laws or foreign investment laws applicable to the Merger as promptly as reasonably practicable and in any event at least five business days prior to the Termination Date, each of the Company, Parent and Merger Sub shall offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, and take all actions necessary to avoid or eliminate each and every impediment and obtain all clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations under the HSR Act, CFIUS, any other foreign investment laws and any other antitrust laws including (i) the sale, divestiture, transfer, license, disposition, or hold separate (through the establishment of a trust or otherwise), of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, properties, products or businesses of the Company and its subsidiaries; (ii) the termination, modification, or assignment of existing relationships, joint ventures, contracts, or obligations of the Company and its subsidiaries; (iii) the modification of any course of conduct regarding future operations of the Company and its subsidiaries; and (iv) any other restrictions on the activities of the Company and its subsidiaries, including the freedom of action of Company and its subsidiaries with respect to, or their ability to retain, one or more of their respective operations, divisions, businesses, product lines, customers, assets or rights or interests, or their freedom of action with respect to the assets, properties, or businesses to be acquired pursuant to the Merger Agreement; in each case, so as to allow the Closing as soon as reasonably practicable and, in any event, at least five business days prior to the Termination Date.

Notwithstanding anything in the Merger Agreement to the contrary, nothing in the Merger Agreement shall require Parent, Merger Sub or their respective affiliates, to (A) take any action that would individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, properties, financial condition or results of operations of (1) the Company and its subsidiaries, taken as a whole, or (2) Parent and its subsidiaries (after giving effect to the consummation of the Merger), taken as a whole, measured, in the case of this clause (2), on a scale relative to Parent and its subsidiaries (after giving effect to the consummation of the Merger but without giving effect to such action), taken as a whole, (B) take any action that is contemplated by clauses (i) through (iv) above as if the references to the “Company and its subsidiaries” were replaced with references to “Parent, Investors, Guarantors, their respective Affiliates and the respective businesses and portfolio companies of Parent, Investors, Guarantors and such Affiliates and their respective assets, properties and rights, in each case other than the Company and its subsidiaries or the assets, properties, or rights of the Company and its subsidiaries” or (C) take certain other actions as agreed between the parties (and any such effect under clause (A), (B) or (C), a “Burdensome Condition”). Additionally, the Company shall not, without prior written consent of Parent, agree or otherwise be required to take any such actions set forth under clause (A), (B) or (C) of the previous sentence.

The Company and Parent will cooperate with each other and use their respective reasonable best efforts to oppose any request for, the entry of, and seek to have vacated or terminated, any order, judgment, decree, injunction or writ of any governmental authority that could restrain, prevent or delay any required consents, clearances, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations applicable to the Merger, including by defending through litigation, any action asserted by any person in any court or before any governmental authority and by exhausting all avenues of appeal, including appealing properly any adverse decision or order by any governmental authority. Each party shall bear its own fees, costs and expenses of any litigation relating to antitrust clearance processes.

The “Go-Shop” Period — Solicitation of Other Offers

Under the Merger Agreement, during the period beginning on February 9, 2026 and continuing until March 26, 2026 (i.e., the Go-Shop Period), the Company and its representatives were permitted to, directly and indirectly: (i) solicit, initiate, seek, encourage and facilitate Acquisition Proposals or inquiries, indications of interest or requests for information that may reasonably be expected to lead to an Acquisition Proposal; (ii) subject to the entry into an Acceptable Confidentiality Agreement, provide access to non-public information or afford access to the books, records or personnel of the Company and its subsidiaries so long as the Company provided to Parent any non-public information concerning the Company and its subsidiaries that was provided to any person during such

Go-Shop Period which was not previously provided to Parent concurrently or substantially concurrently; (iii) enter into, engage in and maintain discussions and negotiations with respect to Acquisition Proposals or inquiries that may reasonably be expected to lead to Acquisition Proposals, and (iv) otherwise cooperate with, participate in or facilitate the making of any Acquisition Proposal, including granting a waiver under pre-existing standstill or similar provision.

During the Go-Shop Period, the Company was required to (i) disclose the identity of any party that submits an Acquisition Proposal and the proposed financing sources to Parent, along with the terms of such proposal and any material documents related thereto and (ii) provide Parent with copies of any material documents, in each case, within 24 hours.

If the Company terminated the Merger Agreement in order to enter into a definitive agreement with respect to a Superior Proposal during the Go-Shop Period, the Company would have been required to pay a reduced Company Termination Fee in an amount equal to $19,900,000.

For purposes of the Merger Agreement:

•        “Acceptable Confidentiality Agreements” means any confidentiality agreement containing substantive terms that are not less favorable, in any material respect, to the Company than those contained in the confidentiality agreement between an affiliate of Mubadala Capital and the Company dated as of September 23, 2025, except that such confidentiality agreement need not contain any “standstill” or similar provision or otherwise prohibit the making of, or amendment to, any Acquisition Proposal.

•        “Acquisition Proposal” means, other than the transactions contemplated by the Merger Agreement, any single or series of related proposals or offers from a third party or group relating to (i) any acquisition or purchase of more than 20% of the assets of the Company and its subsidiaries, taken as a whole, or more than 20% of Company Common Stock after giving effect to the consummation of such purchase or other acquisition; (ii) any tender offer or exchange offer that if consummated would result in any person or group beneficially owning more than 20% of Company Common Stock after giving effect to the consummation of such tender or exchange offer; or (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution, share exchange or other transaction involving the Company in which a third party or its stockholders would hold more than 20% of the voting power or equity interests of the Company or the surviving entity after giving effect to the consummation of such transaction.

•        “Superior Proposal” means a bona fide written Acquisition Proposal (except the references therein to “20%” are replaced by “50%”) made by a third party which the Company Board determines in good faith, after consultation with its financial and outside legal advisors, would result in a transaction that is more favorable from a financial point of view to the Company stockholders than the transactions contemplated by the Merger Agreement, after taking into account all legal, financial and regulatory aspects of such proposal (including certainty and timing of closing, financing arrangements and the form, amount and timing of payment of consideration), the identity of the third party making the proposal, and any revisions to the terms of the Merger Agreement committed to by Parent in writing prior to the time of such determination.

The “No-Shop” Period — No Solicitation of Other Offers

From and after the expiration of the Go-Shop Period (the “No-Shop Period Start Date”) until the Effective Time or the date, if any, on which the Merger Agreement is validly terminated, the Company will, and will cause its subsidiaries and its and their respective directors and officers to, and use reasonable best efforts to cause its other representatives to, not:

•        solicit, initiate, propose, knowingly induce, knowingly encourage or knowingly facilitate any proposal, offer, inquiry, indication of interest or expression of intent that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;

•        furnish to any third party any information in respect of the Company or any of its subsidiaries or afford to any third party access to the business, properties, assets, books, records or personnel, of the Company or any of its subsidiaries, in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage or knowingly facilitate, any proposal, offer, inquiry, indication of interest or expression of intent that constitutes or would reasonably be expected to lead to an Acquisition Proposal;

•        participate or engage in discussions or negotiations with any third party with respect to any proposal, offer, inquiry, indication of interest or expression of intent that constitutes or would reasonably be expected to lead to an Acquisition Proposal, in each case, other than solely to inform such third party of the existence of the terms of the no-shop provision of the Merger Agreement; or

•        enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an Acquisition Transaction (as defined in the Merger Agreement), other than an Acceptable Confidentiality Agreement.

Notwithstanding these restrictions, if at any time after the No-Shop Period Start Date and prior to the receipt of the Requisite Stockholder Approval, the Company receives a written Acquisition Proposal from a third party that did not result from a breach of the non-solicitation provisions and the Company Board determines in good faith, after consultation with its financial and outside legal advisors, that such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal and that failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law, the Company and its representatives may (x) furnish non-public information and afford access to the books, records or officers of the Company to such third party, subject to an Acceptable Confidentiality Agreement, and (y) engage in discussions and negotiations with such third party with respect to the Acquisition Proposal.

Financing Cooperation

The Company has agreed to use its reasonable best efforts to, and to cause its subsidiaries and their respective representatives to furnish to Parent the Required Financing Information (as defined in the Merger Agreement) and use its respective reasonable best efforts to provide Parent with such customary cooperation as reasonably requested by Parent and Merger Sub to arrange, syndicate and obtain any debt financing to be obtained to fund the transactions contemplated by the Debt Commitment Letter including using reasonable best efforts in: (i) in each case, upon prior written notice, causing management of the Company to participate in a reasonable number of telephonic meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with ratings agencies to the extent customary for the Debt Financing at times and locations to be mutually agreed, (ii) providing reasonable and customary assistance to Parent and Merger Sub with the preparation of customary rating agency presentations including providing customary authorization and representation letters authorizing the distribution of pertinent information relating to the Company and its subsidiaries to prospective lenders or investors and containing representations with respect to presence of or absence of material non-public information relating to the Company and its subsidiaries and the accuracy of the information relating to the Company and its subsidiaries contained therein, lender presentations, private placement memoranda, and bank information memoranda, any syndication memoranda and any other customary marketing material required in connection with the Debt Financing, (iii) assisting Parent and Merger Sub in connection with the preparation of any pledge and security documents and other definitive financing documents as may be reasonably requested by Parent or Merger Sub and facilitating the pledging of the Company’s collateral and relevant subsidiaries, (iv) furnishing Parent and Merger Sub with certain required financing information; it being understood that Parent shall (and, for the avoidance of doubt, the Company shall not) be responsible for the preparation of any pro forma financial statements and marketing materials for the Debt Financing, (v) assisting in the taking of all corporate and other actions, subject to the occurrence of the Closing, reasonably necessary to permit the consummation of the Debt Financing on the Closing Date; it being understood that no such corporate or other action will take effect prior to the consummation of the Merger and the directors of the Company will not approve the Debt Financing prior to the Closing Date, (vi) provide at least four business days prior to the Closing Date all documentation and other information required by bank regulatory authorities under applicable “know-your-customer,” anti-money laundering rules and regulations and beneficial ownership rules and regulations, including the USA PATRIOT Act of 2001 and 31 C.F.R. §1010.230 including necessary internal bank regulatory policies, relating to the Company or any of its subsidiaries to the extent they are intended, immediately following the Closing, to be obligors in respect of the Debt Financing, in each case as reasonably requested by Parent or Merger Sub at least nine business days prior to the Closing Date (it being understood and agreed that this clause (vi) shall not be subject to any “commercially reasonable efforts” qualifier otherwise contained in the Merger Agreement) and (vii) to the extent reasonably requested by Parent, providing reasonable and customary assistance to Merger Sub in obtaining private corporate and facilities credit ratings with respect to the Debt Financing.

No such requested cooperation from the Company or any of its subsidiaries will require it to (i) waive or amend any terms of the Merger Agreement or pay any fees or reimburse any expenses prior to the Effective Time, (ii) enter into any definitive agreement or documentation, the effectiveness of which is not conditioned upon the consummation of the Merger, (iii) give any indemnities or incur any fees that are effective prior to the Effective Time or (iv) take any action that would unreasonably or materially interfere with the conduct of the business of the Company and its subsidiaries, breach any confidentiality obligations or create a risk of damage or destruction to any property or assets of the Company or any of its subsidiaries.

Cooperation with respect to Existing Indebtedness

Cooperation with respect to Existing Credit Agreement Consents

Pursuant to the Merger Agreement, between signing of the Merger Agreement and the Closing Date, if requested by Parent, the Company is required to use our commercially reasonable efforts to seek an Existing Credit Agreement Consent (as defined in the Merger Agreement) with respect to the Company Credit Agreements to seek the requisite irrevocable waivers and/or amendments in respect of certain sections of the applicable Company Credit Agreements such that under the applicable Company Credit Agreements, the transactions will (i) not constitute and will not give rise to a “Change of Control,” “default” or “event of default” (or equivalent term) and (ii) be permitted under such applicable Company Credit Agreements including any other amendment to or waiver of any provisions of such applicable Company Credit Agreements as reasonably requested by Parent in connection with the transactions contemplated by the Merger Agreement, on such terms and conditions, as directed and approved by Parent in consultation with us. Parent is responsible for the preparation of the Existing Credit Agreement Consents documents. Parent is required to consult with us and afford us a reasonable opportunity to review and comment on the necessary documentation in connection with any Existing Credit Agreement Consents and other related documents. The Company is required to provide, and to use our reasonable best efforts to cause our representatives to provide, all cooperation reasonably requested by Parent in connection therewith.

The Merger Agreement provides that with respect to the Company Indebtedness (as defined in the Merger Agreement), if an Existing Credit Agreement Consent is not obtained in respect to any such Company Indebtedness prior to the date that is ten (10) business days prior to Closing, the Company will deliver to Parent (a) executed payoff letters on the Closing Date and (b) drafts of payoff letters at least five (5) business days prior to Closing, in each case, in customary form from the lenders (or their applicable representative) with respect to each applicable Company Credit Agreement. At or prior to the Effective Time, Parent and Merger Sub will pay (or cause to be paid) on behalf of us the Payoff Amount (as defined in the Merger Agreement) to the recipients thereof in accordance with the terms of the applicable payoff letter under the Merger Agreement.

Cooperation with respect to Existing Notes

As of the date of this proxy statement, the Company has outstanding three series of senior secured notes (collectively, the “Existing Secured Notes”): (i) $865,000,000 aggregate principal amount of its 7.875% Senior Secured Notes due 2030, (ii) $1,150,000,000 aggregate principal amount of its 7.125% Senior Secured Notes due 2031, and (iii) $900,000,000 aggregate principal amount of its 7.500% Senior Secured Notes due 2033. Each series of Existing Secured Notes has been issued pursuant to a separate indenture (each, a “Secured Indenture”) with U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and collateral agent. In addition, as of the date of this proxy statement, the Company has outstanding two series of senior unsecured notes (collectively the “Existing Unsecured Notes”): (i) $905.95 million aggregate principal amount of its 7.500% Senior Notes due 2029 and (ii) $899.311 million aggregate principal amount of its 7.750% Senior Notes due 2028. Each series of Existing Unsecured Notes has been issued pursuant to a separate indenture with the Trustee (each an “Unsecured Indenture” and, together with the Secured Indentures, the “Indentures”).

Pursuant to the Merger Agreement, if requested by Parent in writing with sufficient advance notice, the Company and its subsidiaries are required to use commercially reasonable efforts to take such actions as may be reasonably requested and necessary to facilitate the redemption, satisfaction and/or discharge of one or more series of our outstanding notes at the Closing pursuant to the applicable Indenture. To the extent that Parent requests any such redemption, satisfaction and/or discharge, at the Closing, Parent or its designee (which may be the Company) is required to deposit with the appropriate trustee or other recipient cash or cash equivalents sufficient to actually effect such redemption, satisfaction and/or discharge and, if applicable, release of any liens securing the applicable Indenture.

Because Parent is not a “Permitted Holder” as defined in each of the Indentures, the Closing would constitute a “Change of Control” under each Indenture, which would require the Company to make an offer to purchase all outstanding Existing Secured Notes of the applicable series at a price in cash equal to 101.0% of the aggregate principal amount thereof, plus accrued and unpaid interest. Under the Merger Agreement, between signing of the Merger Agreement and the Closing Date, if requested by Parent, the Company is required to use our reasonable best efforts to commence a consent solicitation (the “Consent Solicitation”) with respect to the Existing Secured Notes to seek consents from holders of a majority of the notes contained in each series of Existing Secured Notes, on such terms and conditions, including with respect to consent fees, as proposed by Parent. Parent is responsible for the preparation of the Consent Solicitation documents. Parent is required to consult with the Company and afford us a reasonable opportunity to review and comment on the necessary consent solicitation statement (the “Consent Solicitation Statement”), supplemental indentures and other related documents. The Company is required to provide, and to use our reasonable best efforts to cause our representatives to provide, all cooperation reasonably requested by Parent in connection therewith. In connection with the foregoing, the Company, at the direction of Parent, expects to commence a Consent Solicitation with respect to each series of Existing Secured Notes seeking the requisite consents from holders of each series of Existing Secured Notes to, among other things, amend the definition of “Change of Control” to provide that the Merger and other transactions contemplated by the Merger Agreement shall not constitute a “Change of Control” under any of the Secured Indentures.

Following the expiration of the Consent Solicitation and assuming receipt of the requisite consents, the Company is required to execute appropriate supplemental indentures providing for the amendments, waivers or other modifications contemplated by the Consent Solicitation documents, and to use commercially reasonable efforts to cause the trustee under the applicable Indenture to enter into the applicable supplemental indenture. Although any waiver of a change-of-control provision may become operative prior to the Effective Time and the supplemental indenture may become effective earlier, the proposed amendments in the supplemental indenture shall not become operative unless and until the Effective Time has occurred. The form and substance of each supplemental indenture must be reasonably satisfactory to both Parent and the Company.

In addition, if requested by Parent, the Company is required to use our reasonable best efforts to commence one or more offers to purchase all outstanding Existing Secured Notes at a price in cash equal to 101.0% of the aggregate principal amount thereof, plus accrued and unpaid interest (each a “Change-of-Control Offer” and, together, the “Change of Control Offers”), which offers shall be expressly conditioned on the occurrence of the Closing, pursuant to the terms of the relevant Indenture. Parent is responsible for the preparation of the documentation relating to such offers and is required to consult with us and afford us a reasonable opportunity to review and comment. The Company is required to provide, and to use our reasonable best efforts to cause our representatives to provide, all cooperation reasonably requested by Parent in connection therewith. The form and substance of the documentation relating to any Change of Control Offers must be reasonably satisfactory to both Parent and the Company.

Indemnification of Directors and Officers and Insurance

For a period of six (6) years following the Effective Time, the surviving corporation and its subsidiaries will, and Parent will cause the surviving corporation and its subsidiaries to, subject to applicable law, honor and fulfill, in all respects, the obligations of the Company and its subsidiaries pursuant to any indemnification agreements between the Company and any of its subsidiaries, on the one hand, and any of their respective current or former directors or officers, on the other hand (each, together with such person’s heirs, executors and administrators, an “Indemnified Person” and, collectively, the “Indemnified Persons”), in each case existing on the date of the Merger Agreement. In addition, for a period of six (6) years following the Effective Time, the surviving corporation and its subsidiaries will, and Parent will cause the surviving corporation and its subsidiaries to, cause all the organizational documents of the surviving corporation and its subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the organizational documents of the Company and its subsidiaries that are in effect as of the date of the Merger Agreement, which provisions will not be repealed, amended or otherwise modified in any manner that would adversely affect the rights of the Indemnified Persons thereunder, except as required by applicable law.

For a period of six (6) years following the Effective Time, the surviving corporation will, and Parent will cause the surviving corporation to, indemnify and hold harmless, subject to and to the fullest extent permitted by applicable law, and any of its subsidiaries or affiliates in effect on the date of the Merger Agreement, shall indemnify and hold harmless each Indemnified Person from and against any costs, fees and expenses, including attorneys’ fees and investigation expenses, judgments, fines, penalties, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any legal proceeding, whether civil, criminal, administrative or investigative, whenever asserted, to the extent that such legal proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to the fact that an Indemnified Person is or was a director, officer employee or agent of the Company or such subsidiary or affiliate; any action or omission, or alleged action or omission, in such Indemnified Person’s capacity as a director, officer, employee or agent of the Company or any of its subsidiaries or other affiliates, or taken at the request of the Company or such subsidiary or affiliate (including in connection with serving at the request of the Company or such subsidiary or affiliate as a director, officer, employee, agent, trustee or fiduciary of another person (including any employee benefit plan), regardless of whether such action or omission, or alleged action or omission, occurred prior to, at or after the Effective Time); or the Merger, as well as any actions taken by the Company, Parent or Merger Sub with respect to the Merger (including any disposition of assets of the surviving corporation or any of its subsidiaries that is alleged to have rendered the surviving corporation or any of its subsidiaries insolvent).

If, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to the Merger Agreement terms described in the paragraph directly above, then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved. In the event of any such legal proceeding, the surviving corporation will advance all fees and expenses (including fees and expenses of any counsel) as incurred by an Indemnified Person in the defense of such legal proceeding, provided that the Indemnified Person shall provide an undertaking to repay such advances if it is ultimately determined by final non-appealable judgment by a court of competent jurisdiction that such Indemnified Person is not entitled to indemnification. None of Parent, the surviving corporation nor any of their respective affiliates will settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any legal proceeding for which indemnification may be sought by an Indemnified Person pursuant to the Merger Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of such legal proceeding. Any determination required to be made with respect to whether the conduct of any Indemnified Person complies or complied with any applicable standard will be made by independent legal counsel selected by the surviving corporation (which counsel will be reasonably acceptable to such Indemnified Person), the fees and expenses of which will be paid by the surviving corporation.

For a period of six years following the Effective Time, the surviving corporation shall (and Parent shall cause the surviving corporation to) maintain in effect the Company’s current directors’ and officers’ liability insurance policy in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are equivalent to those of the director and officer insurance in effect as of immediately prior to the Effective Time; provided that the surviving corporation will not be obligated to pay annual premiums in excess of 300% of the annual premium amount paid by the Company for coverage for its last full fiscal year ended prior to the Effective Time, which amount is referred to as the maximum annual premium. If the annual premiums of such insurance coverage exceed the maximum annual premium, then the surviving corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the maximum annual premium from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier. In satisfaction of the foregoing obligations, prior to the Effective Time, the Company will purchase a prepaid “tail” policy with respect to directors’ and officers’ liability insurance policies so long as the aggregate cost for such “tail” policy does not exceed the maximum annual premium. If the Company elects to purchase such a “tail” policy prior to the Effective Time, the surviving corporation shall (and Parent shall cause the surviving corporation to) maintain such “tail” policy in full force and effect for a period of no less than six (6) years after the Effective Time and continue to honor its obligations under such “tail” policy. If the Company is unable to obtain the “tail” policy and Parent or the surviving corporation are unable to obtain the insurance described in the Merger Agreement for an annual cost less than or equal to the maximum annual premium, Parent shall cause the surviving corporation to instead obtain as much comparable insurance as possible for an aggregate annual premium not exceeding the maximum annual premium.

Continuing Employee Matters

For a period of twelve months following the Effective Time, the surviving corporation and its subsidiaries shall (and Parent shall cause the surviving corporation and its subsidiaries to) maintain for the benefit of each continuing employee (i) a base salary or wage rate, as applicable, cash incentive opportunities (including bonus and commission) and equity and equity-based compensation that are, in the aggregate, no less favorable than those in effect for such continuing employee immediately before the Effective Time; (ii) severance and termination benefits that are, in the aggregate, no less favorable than those applicable to such continuing employee immediately before the Effective Time; and (iii) all other benefit or compensation plans, programs, policies, agreements or arrangements of the surviving corporation or any of its subsidiaries (including but not limited to nonqualified deferred, compensation but excluding any equity and equity-based or other long-term compensation or benefits and any compensation or benefits under a defined benefit pension plan or post-employment health and welfare plan, retention benefits, change in control benefits, and other one-time benefits) at levels that are substantially comparable in the aggregate to those in effect for such continuing employee under the Company employee plans as of immediately prior to the Effective Time.

With respect to each benefit or compensation plan, program, policy, arrangement or agreement that is made available to any continuing employee at or after the Effective Time (each such plan, a “New Plan”), Parent and its subsidiaries (including the surviving corporation) shall (and Parent shall cause the surviving corporation and its subsidiaries to) cause to be granted to such continuing employee credit for all service with the Company and its subsidiaries prior to the Effective Time for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual, and severance entitlement or termination pay), except to the extent that it would result in duplication of compensation or benefits for the same period of service, or for purposes of any defined benefit pension plan, or retiree medical benefits. In addition, and without limiting the generality of the foregoing, Parent will cause the surviving corporation and its subsidiaries to use commercially reasonable efforts to cause (i) each continuing employee to be immediately eligible to participate, without any waiting period, in any and all New Plans to the extent that coverage pursuant to any such New Plan replaces coverage pursuant to a corresponding Company employee plan (each such plan, an “Old Plan”); (ii) for purposes of each New Plan providing life insurance, medical, dental, pharmaceutical, vision or disability benefits, all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for the continuing employees and their covered dependents to the extent such conditions were inapplicable, met or waived under the comparable employee plan in which such continuing employee participated immediately prior to the Effective Time; (iii) for purposes of each New Plan providing medical, dental, pharmaceutical, or vision benefits, the surviving corporation and its subsidiaries will cause any eligible expenses incurred by the continuing employees and their covered dependents during the portion of the plan year under the Old Plan ending on the date that continuing employees’ participation in the corresponding New Plan begins to be given full credit under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such continuing employees and their covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan; and (iv) the surviving corporation and its subsidiaries shall credit the accounts of the continuing employees under any New Plan that is a flexible spending account plan with any unused balances in the account of such continuing employees under the Old Plan that is a flexible spending account plan. Any vacation or paid time off accrued but unused by a continuing employee as of immediately prior to the Effective Time will be credited to such continuing employee following the Effective Time, and will not be forfeited on account of accrual limits or other forfeiture.

Pursuant to the Merger Agreement, each Continuing Employee, who as of immediately prior to the Effective Time is eligible for an annual bonus for 2026 and who remains employed with Parent or its Subsidiaries through the regular payment date for such bonus, shall be eligible to receive in cash, on such regular payment date, an annual bonus payment in respect of the 2026 performance period in an amount that is determined based on the target level of attainment of the applicable performance measures under the applicable bonus plan as in effect on the Closing Date, with any above target payouts made in Parent’s sole discretion (provided that any annual bonus payable based on sales-based performance measures will be determined based on the actual level of attainment of the applicable performance measures and annual bonuses payable to non-exempt employees will be determined in the discretion of the Company consistent with past practice but shall not exceed the amount payable based on the greater of the target and actual level of attainment of the applicable performance measures). However, any Continuing Employee whose employment is terminated following the Closing and prior to the payment of the 2026 Annual Bonuses due to a termination of employment by the Company (or its employing Affiliate) for reasons other than cause, or due to such Continuing Employee’s resignation for “good reason” if the Continuing Employee is subject to a severance arrangement providing for severance eligibility based on “good reason,” will, in addition to any other severance entitlement (but not in addition to any right to a pro rata bonus on termination) and subject to the execution of a customary release of claims, be entitled to payment of a 2026 Annual Bonus payable no later than the regular payment date, calculated based on the amount payable based on the actual level of attainment of the applicable performance measures under such applicable bonus plan, and prorated based on the portion of the 2026 performance period elapsed through the date of such Continuing Employee’s termination or resignation.

Other Covenants and Agreements

The Merger Agreement contains other covenants and agreements, including a covenant in which each of Parent and the Company covenant or agree to consult with each other before issuing, and give each other the reasonable opportunity to review and comment upon, any press release or other public statements (including media interviews and calls with analysts, institutional investors or similar persons) with respect to the Merger, and shall not issue any such press release or make any such public statement without consulting with the other party, except as otherwise provided in the Merger Agreement.

In addition, the Company will, prior to the Effective Time:

•        provide Parent with prompt written notice of all transaction litigation (including by providing copies of all pleadings and material correspondence with respect thereto) and keep Parent reasonably informed with respect to the status thereof. Parent will have the opportunity to participate in (but not control) the defense, settlement or prosecution of any transaction litigation; and consult with Parent with respect to the defense, settlement and prosecution of any transaction litigation. The Company may not compromise or settle any transaction litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed);

•        cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things reasonably necessary, proper or advisable on its part under applicable laws and the rules and regulations of the NYSE to cause the de-listing by the Company of the Company Common Stock from the NYSE as promptly as practicable after the Effective Time and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after such de-listing;

•        be permitted to take all such actions as may be reasonably necessary or advisable to cause any dispositions of equity interests of the Company (including derivative securities) in connection with the Merger by each individual who is a director or executive officer of the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act; and

•        as promptly as reasonably practicable after (and in any event within five (5) business days of) the No-Shop Start Date, prepare and file with the SEC a preliminary proxy statement and, shall use its reasonable best efforts to, as promptly as reasonably practicable and in no event more than five (5) business days, following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the proxy statement, which confirmation will be deemed to have occurred if the SEC has not affirmatively notified the Company by 11:59pm, Eastern Time, on the tenth calendar day following such filing with the SEC that the SEC will or will not be reviewing the proxy statement.

Conditions to Consummation of the Merger

The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or written waiver by all parties, if permissible under applicable law) at the Closing of each of the following conditions:

•        the Requisite Stockholder Approval having been obtained;

•        the expiration or termination of the applicable waiting period (including any extension thereof) applicable to the transactions under the HSR Act and the receipt of clearances, approvals and consents required to be obtained under certain other antitrust laws, foreign investment laws and other applicable laws; and

•        the absence of any law, order, judgment, decree, injunction or ruling (whether temporary, preliminary or permanent) of any governmental authority making the Merger illegal or otherwise prohibiting the Merger.

In addition, the obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or waiver by each of Parent and Merger Sub) of the following further conditions:

•        certain fundamental representations and warranties of the Company (relating to organization, good standing, corporate power and authority, Company Board approval, required stockholder approval, non-contravention, capitalization and brokers) being true and correct in all material respects as of the Closing Date;

•        the representations and warranties of the Company relating to capitalization being true and correct in all respects, except for inaccuracies that do not result in an increase in the aggregate consideration payable by Parent in the Merger by more than $3,300,000;

•        the representations and warranties of the Company relating to the absence of a Company Material Adverse Effect being true and correct in all respects;

•        the other representations and warranties of the Company being true and correct in all respects (disregarding materiality and Company Material Adverse Effect qualifications), except where the failure to be true and correct would not have a Company Material Adverse Effect;

•        the Company having complied with and performed in all material respects the covenants and obligations in the Merger Agreement that the Company is required to comply with or to perform at or prior to the Closing;

•        the absence of any Company Material Adverse Effect having occurred since the date of the Merger Agreement;

•        the receipt by Parent of a certificate executed on behalf of the Company by its authorized representative to the effect that the conditions described in the first through seventh bullets above have been satisfied; and

•        no Burdensome Condition having been imposed in connection with regulatory approvals.

In addition, the obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company) of the following further conditions:

•        the representations and warranties made by Parent and Merger Sub being true and correct in all respects (disregarding materiality qualifications), except where the failure to be true and correct would not have a Parent Material Adverse Effect;

•        Parent and Merger Sub having complied with and performed in all material respects the covenants and obligations in the Merger Agreement that Parent and Merger Sub is required to comply with or to perform at or prior to the Closing; and

•        the receipt by the Company of a certificate executed on behalf of Parent and Merger Sub by a duly authorized officer certifying that the foregoing conditions have been satisfied.

Termination of the Merger Agreement

The Merger Agreement may be terminated and the Merger and the other transactions contemplated by the Merger Agreement may be abandoned at any time prior to the Effective Time notwithstanding receipt of the Requisite Stockholder Approval (except as expressly noted), only as follows:

•        Mutual Consent.    By mutual written agreement of the Company and Parent.

•        Order.    By either the Company or Parent, if any permanent law or order preventing the consummation of the Merger is in effect that prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable; provided that the right to terminate is not available to a party whose failure to perform its obligations was primarily the cause of such law or order.

•        Termination Date.    By either the Company or Parent, if the Closing has not occurred by 11:59 p.m., Eastern Time, on November 9, 2026 (the “Termination Date”); provided that if as of the Termination Date, any regulatory conditions (including conditions related to antitrust, foreign investment or CFIUS) shall not have been satisfied or waived, the Termination Date shall be automatically extended to February 9, 2027; provided further that the right to terminate is not available to a party whose failure to perform was primarily the cause of the failure to consummate the Merger by the Termination Date.

•        Required Stockholder Approval.    By either the Company or Parent, if the Company fails to obtain the Requisite Stockholder Approval at a Company Stockholder Meeting (as defined in the Merger Agreement) at which a vote is taken on the Merger. For the avoidance of doubt, the Special Meeting will constitute the Company Stockholder Meeting.

•        Company Breach.    By Parent, if the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform would result in a failure of a condition set forth in the Merger Agreement, except that if such breach is capable of being cured prior to the Termination Date, Parent will not be entitled to terminate the Merger Agreement prior to the delivery by Parent to the Company of written notice of such breach, delivered prior to the earlier of (A) at least thirty (30) days prior to such termination and (B) the Termination Date, stating Parent’s intention to terminate the Merger Agreement and the basis for such termination, it being understood that Parent will not be entitled to terminate the Merger Agreement if such breach has been cured prior to termination (to the extent capable of being cured); further, Parent will not have the right to terminate the Merger Agreement if it or Merger Sub is then in material breach of any representations, warranties, covenants or other agreements contained in the Merger Agreement that would result in a failure of a condition set forth in the Merger Agreement.

•        Company Board Recommendation Change.    By Parent, if at any time prior to the Company’s receipt of the Requisite Stockholder Approval, the Company Board has effected a Company Board Recommendation Change.

•        Parent or Merger Sub Breach.    By the Company, if Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform would result in a failure of a condition set forth in the Merger Agreement, except that if such breach is capable of being cured prior to the Termination Date, the Company will not be entitled to terminate the Merger Agreement prior to the delivery by the Company to Parent of written notice of such breach, delivered prior to the earlier of (A) at least thirty (30) days prior to such termination and (B) the Termination Date, stating the Company’s intention to terminate the Merger Agreement and the basis for such termination, it being understood that the Company will not be entitled to terminate the Merger Agreement if such breach has been cured prior to termination (to the extent capable of being cured); further, the Company will not have the right to terminate the Merger Agreement if it is then in material breach of any representations, warranties, covenants or other agreements contained in the Merger Agreement that would result in a failure of a condition set forth in the Merger Agreement.

•        Superior Proposal.    By the Company, at any time prior to the receipt of the Requisite Stockholder Approval, if the Company (i) has complied in all material respects with its non-solicitation obligations, (ii) substantially concurrently with such termination enters into a binding written definitive agreement providing for a Superior Proposal, and (iii) pays to Parent the Company Termination Fee prior to or concurrently with such termination.

•        Parent Failure to Close.    By the Company, (i) if all of the conditions to the obligations of Parent and Merger Sub to consummate the Merger are satisfied or waived (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, so long as such conditions are at the time of termination capable of being satisfied as if such time were the Closing), (ii) the Company has irrevocably confirmed to Parent in writing that all of the conditions set forth in the Merger Agreement have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, so long as such conditions are at the time of termination capable of being satisfied), (iii) Parent fails to consummate the transaction by the date that is three business days after the later of (x) the date of delivery of notice of termination of the Merger Agreement and (y) the first date on which Parent is required to consummate the Closing pursuant to the Merger Agreement, and (iv) the Company has irrevocably confirmed to Parent in writing that it is ready, willing, able and prepared to consummate the Closing.

In the event that the Merger Agreement is validly terminated, the Merger Agreement will become void and have no effect, without any liability on the part of any party thereto, except that certain provisions will survive termination, including provisions relating to financing cooperation reimbursement, public statements, termination fees and certain general provisions. Notwithstanding the foregoing, nothing in the Merger Agreement shall relieve any party from any liability for fraud or Willful and Material Breach of the Merger Agreement prior to such termination.

Termination Fees

Company Termination Fee.    The Company will be required to pay the Company Termination Fee to Parent in the following circumstances:

•        Tail-Fee Scenario.    If the Merger Agreement is validly terminated pursuant to (A) the Termination Date termination right (and the Company Stockholder Meeting has not been held), as a result of the failure to obtain the Requisite Stockholder Approval, or as a result of a Company Breach; (B) an Acquisition Proposal was publicly announced and not publicly withdrawn at least five (5) business days prior to the time of the breach or the Company Stockholder Meeting; and (C) within 12 months following such termination, an Acquisition Transaction is entered into or consummated, then the Company shall promptly (and in any event within three (3) business days) upon the earlier of entry into such definitive agreement or the consummation of such Acquisition Transaction pay, or cause to be paid, to Parent (or its designee) the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent. For purposes of this bullet, all references to “20%” in the definition of “Acquisition Transaction” (as defined in the Merger Agreement) will be deemed to be references to “50%”;

•        Company Board Recommendation Change.    If the Merger Agreement is terminated by Parent following a Company Board Recommendation Change, then the Company shall pay the Company Termination Fee within three (3) business days following such termination.

•        Superior Proposal.    If the Merger Agreement is terminated by the Company to enter into a Superior Proposal then the Company shall pay the Company Termination Fee.

•        Parent Termination Fee.    Parent will be required to pay the Parent Termination Fee of $92,900,000 to the Company if the Merger Agreement is terminated:

•        by the Company for a Parent or Merger Sub Breach with respect to a breach of the financing provisions or the regulatory efforts provisions of the Merger Agreement;

•        by the Company for a Parent Failure to Close; or

•        by the Company or Parent at the Termination Date, at a time at which the Company had the right to terminate for a Parent or Merger Sub Breach (as described above) or a Parent Failure to Close.

In no event shall the Company be required to pay the Company Termination Fee or Parent be required to pay the Parent Termination Fee on more than one occasion.

Superior Proposal and Change of Recommendation

Except for the exceptions set forth below, the Company Board will not (A) withhold, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, the Company Board Recommendation; (B) adopt, approve, endorse, recommend or otherwise declare advisable an Acquisition Proposal; (C) in the event that an Acquisition Proposal is publicly announced or a material modification is publicly announced, fail to reaffirm the Company Board Recommendation within ten (10) business days following the written request of Parent (provided, however, that Parent may make such request no more than one (1) time in respect of each Acquisition Proposal or material modification thereof); (D) in the event that any Acquisition Proposal that is structured as a tender or exchange offer is commenced, fail to recommend against acceptance of such tender or exchange offer by the Company stockholders within ten (10) business days of commencement thereof pursuant to Rule 14d-2 of the Exchange Act or (E) fail to include the Company Board Recommendation in the Proxy Statement in connection with the Company Stockholder Meeting.

Notwithstanding the restrictions described above, at any time prior to the receipt of the Requisite Stockholder Approval, the Company Board is permitted (i) to terminate the Merger Agreement to concurrently enter into a definitive Alternative Acquisition Agreement (as defined in the Merger Agreement) with respect to a Superior Proposal and/or (ii) to effect any Company Board Recommendation Change, if, in either case, the Company Board determines in good faith, after consultation with its financial and outside legal advisors, that failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law, and the following conditions are met:

•        (A) the Company Board has received an Acquisition Proposal that it has determined constitutes a Superior Proposal; (B) the Company has provided at least four (4) business days’ advance written notice to Parent of its intention to take such action, including a reasonably detailed description of the material terms of the Superior Proposal and copies of any written material relating to such Superior Proposal; (C) during such four- (4-) business day “match” period, the Company will negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of the Merger Agreement so that the Superior Proposal ceases to constitute a Superior Proposal; and (D) following the end of the match period, the Company Board has determined that the Superior Proposal continues to constitute a Superior Proposal, taking into account any changes to the Merger Agreement offered in writing by Parent. In the event of any material modifications to such Acquisition Proposal, the Company will be required to deliver a new written notice and comply with a subsequent three-business day match period.

•        The Company Board has considered in good faith any modifications to the terms and conditions of the Merger Agreement and Financing Letters (as defined in the Merger Agreement) by Parent and has determined in good faith (after consultation with financial advisors and outside legal counsel) that the failure to effect a Company Board Recommendation Change would continue to be inconsistent with the Company Board’s fiduciary duties.

•        The Company has received a bona fide written Acquisition Proposal that did not result from a breach in any material respect of the “No-Shop” provisions in the Merger Agreement and the Company Board has determined in good faith (after consultation with financial advisors and outside legal counsel) that such Acquisition Proposal constitutes a Superior Proposal and the failure to take such action would be inconsistent with the Company Board’s fiduciary duties under applicable Law.

Amendment and Waiver

The parties to the Merger Agreement may amend the Merger Agreement by their written and signed agreement. However, after receipt of the Requisite Stockholder Approval no amendment may be made to the Merger Agreement that requires the approval of the Company stockholders pursuant to the DGCL without such approval.

At any time prior to the Effective Time, Parent and the Company may, subject to the terms of the Merger Agreement and to the extent legally allowed, (x) extend the time for performance of any of the obligations or other acts of the other party, as applicable; (y) waive any inaccuracies in the representations and warranties of the other party contained therein or in any document delivered pursuant thereto and (z) subject to the requirements of applicable law, waive compliance by the other party with any of the Merger Agreement’s conditions contained therein applicable to such party.

Governing Law; Jurisdiction and Waiver of Jury Trial

The Merger Agreement and all actions, proceedings, causes of action, claims or counterclaims (whether based on contract, tort, statute or otherwise) based upon, arising out of or relating to the Merger Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement of the Merger Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with the Merger Agreement or as an inducement to enter into the Merger Agreement), shall be governed by, and construed in accordance with, the laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws, including any statutes of limitations, of any jurisdiction other than the State of Delaware.

Each party to the Merger Agreement has agreed to irrevocably submit to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware), in the event that any dispute or controversy arises out of the Merger Agreement, the Guarantee or the transactions thereby and has agreed that all claims with respect to such proceeding shall be brought, tried and determined only in such court. The parties to the Merger Agreement have agreed that a final judgment in any such proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Each party further irrevocably waived any and all right to trial by jury in any legal proceeding arising out of or related to the Merger Agreement or the transactions contemplated by the Merger Agreement.

Specific Performance

In the Merger Agreement, Parent, Merger Sub and the Company agreed that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of the Merger Agreement are not performed in accordance with their specific terms or are otherwise breached. The parties acknowledged and agreed that: (A) the parties will be entitled to an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement, without proof of actual damages, in addition to any other remedy to which any party is entitled at law or in equity; (B) neither the ability of either party to recover damages for fraud or any Willful and Material Breach (as defined in the Merger Agreement) of the Merger Agreement nor the termination fee provisions are intended to and do not adequately compensate the parties for the harm that would result from a breach, and will not be construed to diminish or impair any party’s right to specific performance; (C) the right of specific enforcement is an integral part of the Merger and without that right, neither party would have entered into the Merger Agreement; and (D) the parties agree not to raise any objections to the granting of specific performance or other equitable relief.

Notwithstanding the foregoing, the Company will be entitled to an injunction, specific performance or other equitable remedy to cause Parent to cause the Equity Financing to be funded and to consummate the Closing if and solely if (A) all of the conditions to Parent’s and Merger Sub’s obligations have been and continue to be satisfied (other than conditions to be satisfied at the Closing, each of which is capable of being satisfied); (B) the Debt Financing has been funded or will be funded at the Closing if the Equity Financing is funded; (C) the Company has irrevocably certified in writing to Parent that all closing conditions have been and continue to be satisfied and that it will take all actions to consummate the Closing; and (D) Parent and Merger Sub fail to consummate the Merger within three (3) business days following receipt of such notice.

MARKET INFORMATION AND DIVIDENDS

The Company Common Stock is listed and traded on the NYSE under the trading symbol “CCO.” The closing price of Company Common Stock on the NYSE on February 6, 2026, the last trading day prior to the public announcement of the execution of the Merger Agreement, was $2.17 per share of Company Common Stock, each share of which is entitled to one vote. On April 1, 2026, the most recent practicable date before this proxy statement was mailed to the Company stockholders, the closing price for Company Common Stock on the NYSE was $2.37 per share of Company Common Stock.

As of March 20, 2026, 498,488,033 shares of Company Common Stock were issued and outstanding, held by 37 Company stockholders that are holders of record.

The Company has not declared or paid any dividends on Company Common Stock in its past three fiscal years and does not currently intend to pay cash dividends in the foreseeable future. Any future determination to pay cash dividends will be made at the discretion of the Company Board and will depend on, among other things, the Company’s results of operations, cash requirements, financial condition, contractual restrictions contained in current or future financing instruments and other factors that the Company Board may deem relevant.

SUPPORT AGREEMENTS

In connection with the execution of the Merger Agreement, on February 9, 2026, Parent entered into the Support Agreements with: (i) certain investment funds affiliated with Legion Partners, L.P., (ii) certain investment funds affiliated with Ares Management LLC, (iii) certain funds affiliated with Pacific Investment Management Company LLC and (iv) Arturo Moreno, in each case, pursuant to which the Company has certain third-party beneficiary rights. Under the Support Agreements, the Company stockholders party thereto have agreed to, among other things, vote or execute consents with respect to all of their shares of Company Common Stock in favor of the adoption of the Merger Agreement and approval of the Merger and against any Acquisition Proposal, subject to certain terms and conditions contained therein, and against (a) any Acquisition Proposal, (b) any action, proposal, transaction or agreement that would reasonably be expected to result in any condition of the Merger Agreement not being satisfied and (c) any other action, agreement, or proposal that would reasonably be expected to prevent, materially impede, adversely affect or materially delay the Closing or the transactions. The adoption of the Merger Agreement by the affirmative vote of the Company stockholders holding a majority of the outstanding shares of Company Common Stock entitled to vote at the Special Meeting (i.e., the Requisite Stockholder Approval) is the only vote or approval of the holders of any of the Company’s capital stock necessary to adopt the Merger Agreement and consummate the Merger.

Until the Company’s receipt of the Requisite Stockholder Approval, each stockholder that is party to a Support Agreement agrees not to directly or indirectly (i) transfer, sell, assign, hedge, pledge, encumber, hypothecate, grant a security interest in, gift, distribute or otherwise dispose (collectively, “Transfer”) all or any portion of its respective Company Common Stock (“Subject Shares”) or (ii) enter into any agreement or other arrangement with respect to the Transfer of any Subject Shares; provided, however, that such stockholder may transfer any such shares to any affiliate of such stockholder, so long as such transferee agrees in writing to be bound by the Support Agreement. Any transfer or attempted transfer of any such shares in violation of the transfer restrictions set forth in the Support Agreements shall be null and void and of no effect whatsoever.

Each of the Support Agreements terminates upon the earliest to occur of (a) the Effective Time, (b) the valid termination of the Merger Agreement in accordance with the terms therein, (c) a Company Board Recommendation Change, (d) with respect to any Company stockholder that is party to such Support Agreement, the election of such stockholder in its, his or her sole discretion to terminate such Support Agreement following any amendment of any terms or provision of the original unamended Merger Agreement, without the prior written consent of such stockholder, that reduces or changes the form of consideration payable pursuant to the Merger Agreement, (e) the date that is twelve months from the date of the respective Support Agreement or (f) with respect to any Company stockholder that is party to such Support Agreement, as set forth in a mutual written agreement of the Company, Parent and such stockholder (the earliest such date set forth in clauses (a) through (f), the “Support Agreement Termination Date”).

Each Company stockholder that is a party to a Support Agreement has agreed to waive all appraisal rights under Section 262 of the DGCL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of the Company Common Stock as of March 20, 2026, for:

•        each person or group known to us who beneficially owns more than 5% of the Company Common Stock;

•        each of our directors;

•        each of our named executive officers; and

•        all of our directors and executive officers as a group.

Each stockholder’s percentage ownership is based on 498,488,033 shares of Company Common Stock outstanding as of March 20, 2026. Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Company Common Stock subject to Company Options, Company RSUs or Company PSUs that are currently exercisable or will vest within 60 days of March 20, 2026, are deemed to be outstanding and beneficially owned by the person holding the Company Options, Company RSUs and Company PSUs. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of Company Common Stock shown as beneficially owned by the stockholder.

Name and Address of Beneficial Owner(a)	Number of Shares of Company Common Stock	Percent of Company Common Stock(b)
Holders of More than 5%:
PIMCO(c)	104,722,539	21%
Arturo R. Moreno(d)	67,612,859	13.6%
Ares Management(e)	41,197,491	8.3%
Legion Partners(f)	26,239,967	5.3%

Named Executive Officers, Executive Officers and Directors:
Scott R. Wells(g)	3,753,674	*
David J. Sailer(h)	842,737	*
Lynn A. Feldman(i)	1,261,033	*
Jason A. Dilger(j)	544,039	*
Justin Cochrane(k)	814,474	*
John Dionne(l)	689,462	*
Lisa Hammitt(m)	436,926	*
Andrew Hobson(n)	784,558	*
Tim Jones(o)	127,269	*
Thomas King(p)	808,488	*
Joe Marchese(q)	815,019	*
W. Benjamin Moreland(r)	2,523,896	*
Ted White(s)	26,239,967	5.3%
Jinhy Yoon(t)	142,724	*
All directors and executive officers as a group (14 individuals)(u)	39,550,112	7.9%

____________

*        Means less than 1%.

(a)      Unless otherwise indicated, the address for all beneficial owners is c/o Clear Channel Outdoor Holdings, Inc., 4830 North Loop 1604W, Suite 111, San Antonio, Texas 78249.

(b)      Percentage of ownership calculated in accordance with Rule 13d-3(d)(1) under the Exchange Act.

(c)      As reported on a Schedule 13D/A filed on February 11, 2026, Pacific Investment Management Company LLC (“PIMCO”) has sole voting and investment power with respect to all the shares reported above. The business address of the reporting person is 650 Newport Center Drive, Newport Beach, California 92660.

(d)      As reported on a Schedule 13D/A filed on February 11, 2026, Mr. Arturo Moreno has sole voting and investment power with respect to all the shares reported above. The business address of the reporting person is 4455 E. Camelback Road, Suite C140, Phoenix, Arizona 85018.

(e)      As reported on a Schedule 13D/A on February 11, 2026, the shares of Company Common Stock reflected above may be deemed to be beneficially owned by one or more of the following persons: ASSF IV AIV B Holdings III, L.P., ASSF IV AIV B, L.P., ASSF Operating Manager IV, L.P., ASOF Holdings I, L.P., ASOF II Holdings I, L.P., ASOF II A (DE) Holdings I, L.P., ASOF Investment Management LLC, ACOF VI Holdings, L.P., ACOF Investment Management LLC, Ares Management LLC, Ares Management Holdings L.P., Ares Holdco LLC, Ares Management Corporation, Ares Voting LLC, Ares Management GP LLC and Ares Partners Holdco LLC. The business address of each reporting person is 1800 Avenue of the Stars, Suite 1400, Los Angeles, California 90067.

(f)      As reported on a Form 4 filed on February 20, 2026 and a Schedule 13D/A filed on February 11, 2026, the following persons have shared voting and investment power with respect to the following number of shares of Company Common Stock of the Company: Legion Partners, L.P. I, with respect to 21,869,019 shares, Legion Partners, L.P. II, with respect to 1,943,844 shares, Legion Partners Special Opportunities, L.P. XVI, with respect to 2,122,933 shares, Legion Partners, LLC, with respect to 25,935,796 shares, Legion Partners Asset Management, LLC, with respect to 26,239,067 shares (which includes 9,414 unvested Company RSUs that will vest within 60 days of March 20, 2026) and Legion Partners Holdings, LLC, Christopher S. Kiper and Ted White, with respect to 26,239,967 shares (which includes 9,414 unvested Company RSUs that will vest within 60 days of March 20, 2026). The business address of each reporting person is 12121 Wilshire Blvd, Suite 1240, Los Angeles, California 90025.

(g)      Represents 2,755,185 shares of Company Common Stock, vested Company Options representing 25,654 shares of Company Common Stock and 972,835 unvested Company RSUs that will vest within 60 days of March 20, 2026. Excludes 1,043,209 unvested performance units that could vest within 60 days of March 20, 2026, assuming they are earned at target payout.

(h)      Represents 436,897 shares of Company Common Stock, vested Company Options representing 8,978 shares of Company Common Stock and 396,862 unvested Company RSUs that will vest within 60 days of March 20, 2026. Excludes 194,444 unvested performance units that could vest within 60 days of March 20, 2026, assuming they are earned at target payout.

(i)      Represents 871,743 shares of Company Common Stock, vested Company Options representing 11,043 shares of Company Common Stock and 378,247 unvested Company RSUs that will vest within 60 days of March 20, 2026. Excludes 305,555 unvested performance units that could vest within 60 days of March 20, 2026, assuming they are earned at target payout.

(j)      Represents 360,185 shares of Company Common Stock, vested Company Options representing 3,078 shares of Company Common Stock and 180,776 unvested Company RSUs that will vest within 60 days of March 20, 2026. Excludes 110,339 unvested performance units that could vest within 60 days of March 20, 2026, assuming they are earned at target payout.

(k)      Represents 814,474 shares of Company Common Stock.

(l)      Represents 678,479 shares of Company Common Stock and 10,983 unvested Company RSUs that will vest within 60 days of March 20, 2026.

(m)    Represents 436,926 shares of Company Common Stock.

(n)      Represents 774,098 shares of Company Common Stock and 10,460 unvested Company RSUs that will vest within 60 days of March 20, 2026.

(o)      Represents 127,269 shares of Company Common Stock.

(p)      Represents 798,551 shares of Company Common Stock and 9,937 unvested Company RSUs that will vest within 60 days of March 20, 2026.

(q)      Represents 805,344 shares of Company Common Stock and 9,675 unvested Company RSUs that will vest within 60 days of March 20, 2026.

(r)      Represents 2,510,821 shares of Company Common Stock and 13,075 unvested Company RSUs that will vest within 60 days of March 20, 2026.

(s)      Mr. White is a Managing Director of Legion Partners Asset Management, LLC and has shared voting and investment power with respect to the shares of Company Common Stock reported by Legion Partners as set forth in footnote (f) above.

(t)      Represents 142,724 shares of Company Common Stock.

(u)      As of March 20, 2026, includes Company Common Stock beneficially owned by all of our directors and executive officers as a group (which group excludes Justin Cochrane who ceased being an executive officer on March 28, 2025 and includes Robert McCuin who became an executive officer on February 18, 2026) as follows: (1) 11,009,022 shares of Company Common Stock held by such persons (excluding shares beneficially owned by Ted White); (2) 26,230,553 shares beneficially owned by Ted White as set forth in footnotes (f) and (s) above; (3) vested Company Options representing 62,862 shares of Company Common Stock; and (4) 2,247,675 Company RSUs that will vest within 60 days of March 20, 2026 (including Company RSUs beneficially owned by Ted White). Excludes 1,931,324 unvested performance units that could vest within 60 days of March 20, 2026 assuming they are earned at target payout.

APPRAISAL RIGHTS

General

If the Merger is consummated, Company stockholders that are holders of record and beneficial owners who do not vote (whether in person or by proxy) in favor of the Merger Proposal, and who are entitled to have their shares appraised by the Delaware Court of Chancery, may receive payment in cash for the “fair value” of their shares of Company Common Stock, as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the Court, in lieu of the consideration that the record or beneficial owners of Company Common Stock would otherwise be entitled to pursuant to the Merger Agreement, subject to the requirements and limitations set forth in Section 262 of the DGCL described herein. These rights are known as appraisal rights. Stockholders and beneficial owners electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. Strict compliance with the statutory procedures is required to perfect appraisal rights under Delaware law.

This section is intended as a brief summary of the material provisions of Delaware law, including the DGCL pertaining to appraisal rights. The following discussion, however, is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is accessible at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and incorporated by reference herein. All references in Section 262 of the DGCL and in this summary to “stockholder” (and all references in this summary to “holder”) are to the holder of record of the shares of Company Common Stock immediately prior to the Effective Time as to which appraisal rights are asserted. All references within Section 262 of the DGCL and this summary to “beneficial owner” mean the beneficial owner of shares of Company Common Stock held either in voting trust or by a nominee on behalf of such person. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. The following discussion does not constitute any legal or other advice, nor does it constitute a recommendation as to whether or not a Company stockholder or beneficial owner should exercise its right to seek appraisal under Section 262 of the DGCL. In view of the complexity of the provisions of Section 262 of the DGCL, stockholders and beneficial owners wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.

Subject to certain exceptions specified in Section 262 of the DGCL and summarized below, holders and beneficial owners of shares of Company Common Stock who: (a) submit a proper written demand for appraisal of such shares to the Company prior to the vote on the adoption of the Merger Agreement; (b) do not vote such shares (and ensure that such shares are not voted) in favor of the adoption of the Merger Agreement; (c) continuously are the holders of record or beneficial owners, as the case may be, of such shares through the Effective Time; and (d) otherwise comply with the applicable procedures and requirements set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Delaware Court of Chancery and receive payment in cash of the “fair value” of such shares (as determined by the Delaware Court of Chancery, exclusive of any element of value arising from the accomplishment or expectation of the Merger) as of the completion of the Merger instead of the Merger Consideration. Any such Company stockholder or beneficial owner awarded “fair value” for the holder’s shares by the court would receive payment of that fair value in cash, together with interest, if any, in lieu of the right to receive the Merger Consideration. It is possible that any such “fair value” as determined by the Delaware Court of Chancery may be more or less than, or the same as, that which Company stockholders will receive pursuant to the Merger Agreement.

Section 262 of the DGCL requires that stockholders as of the record date for notice of the Special Meeting to vote on the adoption of the Merger Agreement for whom appraisal rights are available be notified not less than 20 days before the Special Meeting. A copy of Section 262 of the DGCL or information directing the stockholders to a publicly available electronic resource at which Section 262 of the DGCL may be accessed without subscription or cost must be included with such notice.

This proxy statement constitutes our notice to the Company stockholders of the availability of appraisal rights in connection with the Merger in compliance with the requirements of Section 262 of the DGCL and a copy of the applicable statutory provisions is accessible at the following publicly available website without subscription or cost: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Stockholders or beneficial owners who wish to exercise appraisal rights or who wish to preserve the right to do so should review the following summary and the applicable statutory provisions carefully. Failure to comply with the procedures of Section 262 of the DGCL in a timely and proper manner will result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of the Company unless certain stock ownership conditions are satisfied by the Company stockholders and beneficial owners seeking appraisal. Because of the complexity of the procedures for exercising the right to seek appraisal, stockholders and beneficial owners who wish to exercise appraisal rights are urged to consult with their own legal and financial advisors in connection with compliance under Section 262 of the DGCL. A Company stockholder who loses his, her, their or its appraisal rights will be entitled to receive the Merger Consideration.

How to Exercise and Perfect Your Appraisal Rights

If you are a Company stockholder or beneficial owner and wish to exercise the right to seek an appraisal of your shares of Company Common Stock, you must satisfy all of the following conditions:

•        you must deliver to the Company a written demand for appraisal before the vote on the Merger Agreement at the Special Meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from, voting against or otherwise failing to vote for the adoption of the Merger Agreement. Voting against or failing to vote for the adoption of the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. The demand must reasonably inform us of the identity of the holder of record holding the shares for which appraisal is demanded, the intention of the person to demand appraisal of his, her or its shares and, in case of a demand made by a beneficial owner, must be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of the shares and a statement that such documentary evidence is a true and correct copy of what it purports to be and must provide an address at which such beneficial owner consents to receive notices given by the surviving corporation under Section 262 of the DGCL and to be set forth on the verified list required by Section 262(f) of the DGCL. A stockholder’s and beneficial owner’s failure to make a written demand for appraisal before the vote with respect to the Merger is taken will constitute a waiver of appraisal rights;

•        you must not vote in favor of, or consent in writing to, the adoption of the Merger Agreement with respect to such shares. A vote in favor of the adoption of the Merger Agreement, whether by proxy submitted by mail, over the Internet or by telephone or at the Special Meeting, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must effectively revoke that proxy pursuant to one of the means described in this proxy statement;

•        you must continuously hold (in the case of a stockholder demanding appraisal) or beneficially own (in the case of a beneficial owner demanding your appraisal) your shares of Company Common Stock from the date of making the demand through the Effective Time. You will lose your appraisal rights if you are a holder of record and transfer the shares, or if you are a beneficial owner and cease to beneficially own such shares, before the Effective Time;

•        any stockholder or beneficial owner who has complied with the requirements of Section 262 of the DGCL or the Company must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the Effective Time. The Company is under no obligation to file any petition and has no present intention of doing so; and

•        you must otherwise comply with the applicable procedures and requirements set forth in Section 262 of the DGCL.

If you fail to comply with any of these conditions and the Merger is completed, you will be entitled to receive the Merger Consideration, but you will have no appraisal rights with respect to your shares of Company Common Stock.

In addition, because the Company Common Stock is listed on a national securities exchange and is expected to continue to be listed on such exchange immediately prior to the Closing, the Delaware Court of Chancery will dismiss appraisal proceedings as to all holders and beneficial owners of shares of Company Common Stock who are otherwise entitled to appraisal rights, unless (a) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of Company Common Stock eligible for appraisal or (b) the value of the consideration provided in the Merger for such total number of shares entitled to appraisal exceeds $1 million. We refer to conditions (a) and (b) as the “ownership thresholds.” At least one of the ownership thresholds must be met in order for the Company stockholders to be entitled to seek appraisal with respect to such shares of Company Common Stock.

Voting, via the Internet during the Special Meeting or by proxy, against, abstaining from voting on or failing to vote on the adoption of the Merger Agreement will not constitute a written demand for appraisal as required by Section 262 of the DGCL. The written demand for appraisal is in addition to and separate from any proxy or vote. However, you must not vote your shares via the Internet during the Special Meeting or by proxy in favor of the adoption of the Merger Agreement in order to exercise your appraisal rights with respect to such shares.

Who May Exercise Appraisal Rights

Only a holder of record or beneficial owner of shares of Company Common Stock may assert appraisal rights for the shares of Company Common Stock registered in that holder’s name. A demand for appraisal must be executed by or on behalf of the holder of record or beneficial owner of the shares. The demand should set forth, fully and correctly, the name of the stockholder holding the shares in record name as it appears on the stock certificates (or in the stock ledger).

A holder of record of shares of Company Common Stock is entitled to demand appraisal of the shares registered in that holder’s name. A demand for appraisal in respect of shares of Company Common Stock by a holder of record must reasonably inform the Company of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares.

In addition, a beneficial owner may, in such person’s name, demand in writing appraisal of such beneficial owner’s Company Common Stock. A demand for appraisal in respect of such shares of Company Common Stock should be executed by or on behalf of the beneficial owner and must reasonably inform the Company of the identity of the beneficial owner and that the beneficial owner intends thereby to demand an appraisal of such owner’s shares. The demand made by such beneficial owner must also (a) reasonably identify the holder of record of the shares for which the demand is made, (b) provide documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (c) provide an address at which such beneficial owner consents to receive notices given by the Company and the office of Register in Chancery and to be set forth on the verified list required by Section 262(f) of the DGCL. If the shares with respect to which a demand is made are owned of record or beneficially owned in a fiduciary capacity, such as by a trustee, guardian, or custodian, such demand should be executed by or on behalf of the record owner or beneficial owner in such capacity.

A holder of record, such as a bank, broker or other nominee, who holds shares of Company Common Stock as a nominee or intermediary for others, may exercise his, her or its right of appraisal with respect to the shares of Company Common Stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Company Common Stock as to which appraisal is sought. Where no number of shares of Company Common Stock is expressly mentioned, the demand will be presumed to cover all shares of Company Common Stock held in the name of the holder of record or beneficially owned by the beneficial owner.

If you own shares of Company Common Stock jointly with one or more other persons, as in a joint tenancy or tenancy in common, demand for appraisal should be executed by or for you and all other joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a holder of record; however, the agent must identify the holder or holders of record and expressly disclose the fact that, in exercising the demand, such person is acting as an agent.

Stockholders who hold their shares in brokerage or bank accounts or other nominee forms, and who wish to exercise appraisal rights, should consult with their brokers, banks and other nominees, as applicable, to determine the appropriate procedure for the broker, bank or other nominee holder to make a demand for appraisal of those shares. A person having a beneficial interest in shares held of record in the name of another person, such as a broker, bank or other nominee, must act promptly to cause the holder of record to follow properly and in a timely manner the steps necessary to perfect appraisal rights.

If you elect to exercise appraisal rights under Section 262 of the DGCL, all written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Clear Channel Outdoor Holdings, Inc.

4830 North Loop 1604W, Suite 111

San Antonio, Texas 78249

Attention: Executive Vice President, Chief Legal and Administrative Officer and Corporate Secretary

Surviving Corporation’s Actions After Completion of the Merger

If the Merger is consummated, the surviving corporation will give written notice of the Effective Time within ten days after the Effective Time to the Company stockholders and beneficial owners who did not vote in favor of the adoption of the Merger Agreement and who made a written demand for appraisal in accordance with Section 262 of the DGCL and otherwise complied with Section 262 of the DGCL. At any time within 60 days after the Effective Time, any person entitled to appraisal who did not commence an appraisal proceeding or join in such a proceeding as a named party will have the right to withdraw the demand and to accept the Merger Consideration in accordance with the Merger Agreement for his, her or its shares of Company Common Stock. In addition, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder or beneficial owner without the approval of the Delaware Court of Chancery, which approval may be conditioned on the terms the Delaware Court of Chancery deems just (including without limitation, a reservation of jurisdiction for any application to the Delaware Court of Chancery made with respect to the allocation of the expenses of the proceeding); provided, however, that this provision will not affect the right of any Company stockholder or beneficial owner that has made an appraisal demand but who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s or beneficial owner’s demand for appraisal and to accept the terms and the Merger Consideration offered in the Merger within 60 days after the Effective Time. Within 120 days after the Effective Time, either a holder of record or a beneficial owner of Company Common Stock, provided such person has complied with the requirements of Section 262 of the DGCL and is otherwise entitled to appraisal rights, or the surviving corporation must commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder or beneficial owner, demanding an appraisal of the value of the shares of Company Common Stock held by all persons who have properly demanded appraisal. The surviving corporation is under no obligation to file an appraisal petition and has no present intention of doing so. If you desire to have your shares appraised, you should initiate any petitions necessary for the perfection of your appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL. If, within 120 days after the Effective Time, no petition has been filed as provided in Section 262 of the DGCL, all rights to appraisal will cease and any person who previously demanded appraisal will become entitled only to the Merger Consideration, in accordance with and pursuant to the terms of the Merger Agreement. Any failure to file such a petition within the period specified in Section 262 could nullify a previous written demand for appraisal.

Within 120 days after the Effective Time, any stockholder or beneficial owner who has complied with the provisions of Section 262 of the DGCL will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares of Company Common Stock not voted in favor of the adoption of the Merger Agreement and with respect to which the Company has received demands for appraisal, and the aggregate number of holders or beneficial owners holding or owning those shares (for which purpose the holder of record of shares held by a beneficial owner who has made a demand for appraisal shall not be considered a separate stockholder holding such shares). The surviving corporation must give this statement to you within the later of (a) ten days after receipt by the surviving corporation of the request therefor or (b) ten days after expiration of the period for delivery of demands for appraisal.

If a petition for appraisal is duly filed by you or another holder of record or beneficial owner of Company Common Stock who has properly exercised his, her or its appraisal rights in accordance with the provisions of Section 262 of the DGCL, and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all holders and beneficial owners who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed, by registered or certified mail, to the surviving corporation and all persons shown on the verified list at the addresses stated therein. The costs of these notices are borne by the surviving corporation. After notice to persons who demanded appraisal of their shares of Company Common Stock as may be required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those persons who have complied with Section 262 and who have become entitled to appraisal thereunder. The Delaware Court of Chancery will then determine which stockholders and beneficial owners are entitled to appraisal rights and may require the persons demanding appraisal for their shares represented by certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and the Delaware Court of Chancery may dismiss the proceedings as to any such person who fails to comply with this direction. The Delaware Court of Chancery will also dismiss proceedings as to all Company stockholders and beneficial owners if neither of the ownership thresholds described above is met. Where proceedings are not dismissed or the demand for appraisal is not successfully withdrawn, the appraisal proceeding will be conducted as to the shares of Company Common Stock for which the applicable stockholders and beneficial owners thereof are entitled to appraisal, in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. The Delaware Court of Chancery will thereafter determine the fair value of such shares of Company Common Stock at the Effective Time, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. However, the surviving corporation has the right, at any point prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person entitled to appraisal. Notwithstanding the foregoing or anything herein to the contrary, if the surviving corporation makes a voluntary cash payment at any time before the entry of judgment in the appraisal proceeding pursuant to subsection (h) of Section 262 of the DGCL, interest will accrue thereafter only on the sum of (a) the difference, if any, between the amount paid by the surviving corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery and (b) interest accrued on the amount of the voluntary cash payment before such payment was made, unless such interest was paid at the time the voluntary cash payment is made. Upon application by the surviving corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, less any amounts already paid in a voluntary cash payment, with interest thereon, if any, to the persons entitled to receive the same. Payment shall be so made to each such person upon such terms and conditions as the Delaware Court of Chancery may order.

After the Delaware Court of Chancery determines the stockholder is entitled to appraisal, and that at least one of the ownership thresholds above has been satisfied, then the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceedings, the Delaware Court of Chancery will determine the “fair value” of the shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining the fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.”

The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which were known, or which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. The Delaware Supreme Court has recently indicated that transaction price is one of the relevant factors the Delaware Court of Chancery may consider in determining fair value and that absent deficiencies in the sale process the transaction price may be given “considerable weight.” Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

You should be aware that the fair value of your shares of Company Common Stock as determined under Section 262 of the DGCL could be more than, the same as, or less than the value that you are entitled to receive under the terms of the Merger Agreement and that an opinion of any investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL.

Moreover, neither the Company nor Parent anticipates offering more than the Merger Consideration to any Company stockholder or beneficial owner exercising appraisal rights and reserves the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 of the DGCL and to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of Company Common Stock is less than the Merger Consideration. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery.

If any stockholder who demands appraisal of his, her, or its shares of Company Common Stock under Section 262 fails to perfect, or loses or successfully withdraws, such holder’s right to appraisal, the stockholder’s shares of Company Common Stock will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration less applicable withholding taxes. If no party files a petition for appraisal within 120 days after the Effective Time or if neither of the ownership thresholds above has been satisfied in respect of such shares, then all of the Company stockholders and beneficial owners will lose the right to an appraisal and will instead receive the Merger Consideration described in the Merger Agreement, without interest thereon.

The Delaware Court of Chancery may determine the costs of the appraisal proceeding and may tax those costs to the parties as the Delaware Court of Chancery determines to be equitable under the circumstances. Upon application of any person whose name appears on the verified list filed by the surviving corporation who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may order all or a portion of such, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of Company Common Stock entitled to appraisal not dismissed pursuant to Section 262(k) of the DGCL or subject to such an award pursuant to a reservation of jurisdiction under Section 262(k) of the DGCL. In the absence of such an order, each party to the appraisal proceeding bears its own expenses of its attorneys and experts.

If you have duly demanded an appraisal in compliance with Section 262 of the DGCL you may not, on or after the Effective Time, vote the shares subject to the demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of Company Common Stock as of a record date prior to the Effective Time.

If you have not commenced an appraisal proceeding or joined such a proceeding as a named party you may withdraw a demand for appraisal and accept the Merger Consideration by delivering a written withdrawal of the demand for appraisal and an acceptance of the Merger Consideration to the surviving corporation within 60 days after the Effective Time. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder or beneficial owner without the approval of the Delaware Court of Chancery, which may be conditioned on the terms the Delaware Court of Chancery deems just (including without limitation, a reservation of jurisdiction for any application to the Delaware Court of Chancery made with respect to the allocation of the expenses of the proceeding); provided, however, that this provision will not affect the right of any Company stockholder or beneficial owner that has made an appraisal demand but who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s or beneficial owner’s demand for appraisal and to accept the terms and the Merger Consideration offered in the Merger within 60 days after the Effective Time. If you fail to perfect, successfully withdraw your demand for appraisal, or lose the appraisal right, your shares of Company Common Stock will be converted into the right to receive the Merger Consideration, without interest thereon.

Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights will result in the loss of your appraisal rights. In that event, you will be entitled to receive the Merger Consideration for your shares of Company Common Stock in accordance with the Merger Agreement without interest. In view of the complexity of the provisions of Section 262 of the DGCL, if you are a Company stockholder or beneficial owner and are considering exercising your appraisal rights under the DGCL, you are urged to consult your own legal and financial advisor.

Holders and beneficial owners of Company Common Stock considering seeking to exercise their appraisal rights should be aware that the fair value of their shares of Company Common Stock as determined under Section 262 could be more than, the same as or less than the Merger Consideration if they did not seek appraisal of their shares of Company Common Stock. Failure to comply strictly with all of the procedures set forth in Section 262 will result in a loss of statutory appraisal rights. The process of demanding and exercising appraisal rights requires compliance with the prerequisites of Section 262 of the DGCL. Consequently, and in view of the complexity of the provisions of Section 262, if you wish to exercise your appraisal rights, you are urged to consult with your own legal and financial advisors in connection with compliance under Section 262 of the DGCL. To the extent there are any inconsistencies between the foregoing summary and Section 262 of the DGCL, the DGCL will govern.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if your shares are registered in your name. You can notify us by sending a written request to Clear Channel Outdoor Holdings, Inc., Investor Relations, 4830 North Loop 1604W, Suite 111, San Antonio, Texas 78249 or by calling (210) 832-3700. Upon written or oral request, we will promptly deliver a separate copy of this proxy statement to a beneficial owner at a shared address to which a single copy of the proxy statement was delivered.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is consummated, we will not have public stockholders and there will be no public participation in any future stockholder meetings. However, if the Merger is not consummated, you will continue to be entitled to attend and participate in stockholder meetings, including our annual meetings of stockholders, and we will provide notice of or otherwise publicly disclose the date on which our 2026 annual meeting of stockholders will be held (to the extent so held).

If the Merger is consummated in 2026, the Company does not expect to hold a 2026 annual meeting of the Company stockholders. However, if the Merger is not consummated in 2026, the Company expects to hold a 2026 annual meeting of stockholders.

As described in our proxy statement for the Company’s 2025 annual meeting of stockholders filed on April 10, 2025 and held on May 29, 2025, stockholders interested in submitting a proposal for inclusion in our proxy materials for an annual meeting of stockholders may do so by following the procedures prescribed in SEC Rule 14a-8. In general, to be eligible for inclusion, stockholder proposals were required to be received by the Corporate Secretary of the Company by December 17, 2025 and must otherwise comply with the SEC’s rules; however, if the date of any 2026 annual meeting of stockholders (if held) changes by more than 30 days from the date of our 2025 annual meeting of stockholders (as is expected), then the deadline will be communicated a reasonable time before the Company begins to print and mail its proxy materials. Proposals should be sent to: Corporate Secretary, Clear Channel Outdoor Holdings, Inc., 4830 North Loop 1604W, Suite 111, San Antonio, Texas 78249.

If you intend to present a proposal at an annual meeting of stockholders (other than pursuant to Rule 14a-8), or if you want to nominate one or more directors at an annual meeting of stockholders, you must comply with the advance notice provisions of the Company’s Bylaws, which require, among other things, that you give timely notice in writing to the Corporate Secretary at the address set forth above. Our Corporate Secretary must receive the notice no earlier than the close of business on the 120th day prior to the first anniversary of the 2025 annual meeting of stockholders and no later than the close of business on the 90th day prior to the first anniversary of the 2025 annual meeting of stockholders; however, if the date of our 2026 annual meeting of stockholders (if held) is more than 30 days after the first anniversary of the date of our 2025 annual meeting of stockholders (as is expected), then our Corporate Secretary must receive the notice no earlier than the close of business on the 120th calendar day prior to the date of any such 2026 annual meeting of stockholders and not later than the close of business on the later of (a) the 90th calendar day prior to the date of any such 2026 annual meeting of stockholders and (b) the 10th calendar day following the day on which public announcement of the date of any such 2026 annual meeting of stockholders is first made by the Company. You may contact the Company’s Corporate Secretary at the address set forth above for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

In addition to satisfying the requirements of the Bylaws, to comply with the requirements set forth in Rule 14a-19 of the Exchange Act (the universal proxy rules), stockholders who intend to solicit proxies in support of director nominees other than the Company Board’s nominees must also provide written notice to the Corporate Secretary that sets forth all the information required by Rule 14a-19(b) of the Exchange Act. Such notice must be postmarked or transmitted electronically to the Company at the Company’s principal executive offices no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting; however, if the date of any 2026 annual meeting of stockholders changes by more than 30 days from the date of 2026 annual meeting of stockholders (as is expected), then such notice must be provided by the later of 60 calendar days prior to the date of any such 2026 annual meeting of stockholders or the 10th calendar day following the day on which public announcement of the date of any such 2026 annual meeting of stockholders is first made by the Company.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our investor relations website at investor.clearchannel.com. Our website is not part of this proxy statement and is not incorporated by reference into this proxy statement.

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following Company filings with the SEC are incorporated by reference (in each case excluding any information furnished and not filed):

•        the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026, as amended by Amendment No. 1 to such Annual Report on Form 10-K/A for the fiscal year ended December 31, 2025, filed with the SEC on March 27, 2026; and

•        the Company’s Current Reports on Form 8-K, filed with the SEC on February 9, 2026 and March 27, 2026.

Notwithstanding the foregoing, information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference into this proxy statement, unless expressly stated otherwise therein. In addition, we incorporate by reference any future filings made by the Company with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the Special Meeting (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed).

We will provide, without charge, to each person to whom a proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in the proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates).

You may request copies of these filings at no cost to you by writing or telephoning the Company as follows:

4830 North Loop 1604W, Suite 111

San Antonio, Texas 78249

Attn: Investor Relations Department

Telephone No. (210) 832-3700

Statements contained in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies. You should not assume that the information contained in this proxy statement is accurate as of any date other than those dates, and the mailing of this proxy statement to stockholders does not create any implication to the contrary.

This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in that jurisdiction. We have not authorized anyone to give you any information or to make any representation about the proposed Merger or the Company that is different from or adds to the information contained in this proxy statement or in the documents we have publicly filed with the SEC. Therefore, if anyone does give you any different or additional information, you should not rely on it.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

MADISON PARENT INC.,

MADISON MERGER SUB INC.

and

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Dated as of February 9, 2026

Annex A Page Nos.
ARTICLE I DEFINITIONS & INTERPRETATIONS		A-2

1.1	Certain Definitions	A-2
1.2	Index of Defined Terms	A-15
1.3	Certain Interpretations	A-17

ARTICLE II THE MERGER		A-18

2.1	The Merger	A-18
2.2	The Effective Time	A-18
2.3	The Closing	A-18
2.4	Effect of the Merger	A-18
2.5	Certificate of Incorporation and Bylaws	A-18
2.6	Directors and Officers	A-19
2.7	Effect on Capital Stock	A-19
2.8	Treatment of Equity Awards	A-20
2.9	Exchange of Certificates	A-22
2.10	No Further Ownership Rights in Company Common Stock	A-24
2.11	Lost, Stolen or Destroyed Certificates	A-24
2.12	Required Withholding	A-24

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY		A-24

3.1	Organization; Good Standing	A-24
3.2	Corporate Power; Enforceability	A-25
3.3	Company Board Approval; Fairness Opinion; Anti-Takeover Laws	A-25
3.4	Required Stockholder Approval	A-25
3.5	Non-Contravention	A-25
3.6	Requisite Governmental Approvals	A-26
3.7	Company Capitalization	A-26
3.8	Subsidiaries	A-27
3.9	Company SEC Documents	A-28
3.10	Company Financial Statements; Internal Controls	A-28
3.11	No Undisclosed Liabilities	A-29
3.12	Absence of Certain Changes	A-29
3.13	Material Contracts	A-29
3.14	Real Property	A-30
3.15	Environmental Matters	A-31
3.16	Intellectual Property	A-31
3.17	Data Protection	A-33
3.18	Tax Matters	A-34
3.19	Employee Benefits	A-34
3.20	Labor Matters	A-36
3.21	Compliance with Laws	A-37
3.22	Legal Proceedings; Orders	A-37
3.23	Insurance	A-38
3.24	Trade & Anti-Corruption Compliance	A-38
3.25	Brokers	A-38
3.26	Company Information	A-38
3.27	Related Party Transactions	A-39
3.28	No Other Representations or Warranties	A-39

Annex A-i

Annex A Page Nos.
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB		A-39

4.1	Organization; Good Standing	A-39
4.2	Corporate Power; Enforceability	A-39
4.3	Non-Contravention	A-39
4.4	Requisite Governmental Approvals	A-40
4.5	Legal Proceedings; Orders	A-40
4.6	Ownership of Company Common Stock	A-40
4.7	Brokers	A-40
4.8	Operations of Parent and Merger Sub	A-40
4.9	No Parent Vote or Approval Required	A-40
4.10	Guarantee	A-41
4.11	Financing	A-41
4.12	Solvency	A-42
4.13	Non-Reliance	A-42
4.14	Parent and Merger Sub Information	A-43
4.15	Stockholder and Management Arrangements	A-43
4.16	No Other Representations or Warranties	A-43

ARTICLE V INTERIM OPERATIONS OF THE COMPANY		A-43

5.1	Affirmative Obligations	A-43
5.2	Forbearance Covenants	A-43
5.3	Go-Shop; Competing Proposals	A-46
5.4	No Control of the Other Party’s Business	A-50

ARTICLE VI ADDITIONAL COVENANTS		A-51

6.1	Required Action and Forbearance; Efforts	A-51
6.2	Antitrust and Regulatory Matters	A-51
6.3	Proxy Statement.	A-54
6.4	Company Stockholder Meeting	A-56
6.5	Financing	A-56
6.6	Financing Cooperation	A-59
6.7	Anti-Takeover Laws	A-65
6.8	Access	A-65
6.9	Section 16(b) Exemption	A-65
6.10	Directors’ and Officers’ Exculpation, Indemnification and Insurance	A-66
6.11	Employee Matters	A-67
6.12	Public Statements and Disclosure	A-69
6.13	Transaction Litigation	A-69
6.14	Stock Exchange Delisting; Deregistration	A-69
6.15	Treatment of Existing Notes	A-70
6.16	Additional Agreements	A-70
6.17	Parent Vote	A-70
6.18	Notification of Certain Matters	A-70

ARTICLE VII CONDITIONS TO THE MERGER		A-71

7.1	Conditions to Each Party’s Obligations to Effect the Merger	A-71
7.2	Conditions to the Obligations of Parent and Merger Sub to Effect the Merger	A-71
7.3	Conditions to the Company’s Obligations to Effect the Merger	A-72

Annex A-ii

Annex A Page Nos.
ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER		A-72

8.1	Termination	A-72
8.2	Manner and Notice of Termination; Effect of Termination; Fees and Expenses	A-74
8.3	Amendment	A-77
8.4	Extension; Waiver	A-77

ARTICLE IX GENERAL PROVISIONS		A-77

9.1	Survival of Representations, Warranties and Covenants	A-77
9.2	Notices	A-77
9.3	Assignment	A-79
9.4	Confidentiality	A-79
9.5	Entire Agreement	A-79
9.6	Third Party Beneficiaries	A-79
9.7	Severability	A-79
9.8	Remedies	A-80
9.9	Governing Law	A-81
9.10	Consent to Jurisdiction	A-81
9.11	WAIVER OF JURY TRIAL	A-81
9.12	No Recourse	A-82
9.13	Company Disclosure Letter References	A-82
9.14	Counterparts	A-82
9.15	Financing Sources	A-82

EXHIBITS AND SCHEDULES

Exhibit A	Support Agreement
Exhibit B	Certificate of Incorporation of the Company
Exhibit C	Form of Certificate of Merger
SCHEDULE 6.2	Specified Actions
SCHEDULE 7.1	Antitrust and Foreign Investment Laws

Annex A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of February 9, 2026, by and among Madison Parent Inc., a Delaware corporation (“Parent”), Madison Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Clear Channel Outdoor Holdings, Inc., a Delaware corporation (the “Company”). Each of Parent, Merger Sub and the Company are sometimes referred to herein as a “Party.” All capitalized terms that are used in this Agreement have the respective meanings given to them in this Agreement.

RECITALS

A. The Company Board has, at a meeting duly called and held prior to the date of this Agreement, unanimously (i) determined that it is in the best interests of the Company and the Company Stockholders, and declared it advisable, to enter into this Agreement providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company being the surviving corporation in the Merger, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein; (iii) approved and declared advisable the Support Agreements and the transactions contemplated thereby; (iv) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL; and (v) directed that the adoption of this Agreement be submitted to the Company Stockholders at a meeting thereof.

B. Each of the board of directors of Parent and the board of directors of Merger Sub has (i) declared it advisable to enter into this Agreement; and (ii) approved the execution and delivery of this Agreement, the performance of their respective covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein.

C. Concurrently with the execution of this Agreement and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent and Merger Sub have delivered to the Company (i) duly and validly executed equity commitment letters (collectively, the “Equity Commitment Letters”) from MC Private Equity IV-A, LP, MC Private Equity IV-B, LP, MC Private Equity IV-C, LP, MC Co-Investment Fund I Cayman Aggregator, LP, MC Alternative Solutions, LP and Mubadala Capital LLC (collectively, “Investors”), pursuant to which Investors have agreed, on the terms and subject to the conditions therein, to directly or indirectly invest in Parent the amounts set forth therein for the purpose of funding a portion of the transactions contemplated hereby and thereby (the “Equity Financing”) and (ii) a duly and validly executed guarantee (the “Guarantee”) from MC Private Equity IV-A, LP, MC Private Equity IV-B, LP and MC Private Equity IV-C, LP (collectively, “Guarantors”), in favor of the Company and pursuant to which, on the terms and subject to the conditions contained therein, Guarantors are guaranteeing certain obligations of Parent and Merger Sub contained in this Agreement.

D. As a condition and inducement to Parent and Merger Sub to enter into this Agreement, the Company and the Support Parties, in their capacity as stockholders of the Company, have simultaneously herewith entered into Support Agreements with Parent, substantially in the form attached hereto as Exhibit A (the “Support Agreements”).

E. Parent, Merger Sub and the Company desire to (i) make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger; and (ii) prescribe certain conditions with respect to the consummation of the Merger.

Annex A-1

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:

ARTICLE I
DEFINITIONS & INTERPRETATIONS

1.1 Certain Definitions. For all purposes of and pursuant to this Agreement, the following capitalized terms have the following respective meanings:

(a) “2028 Senior Notes” means the approximately $899.311 million in aggregate principal amount outstanding of 7.750% Senior Notes due 2028 issued by the Company pursuant to the 2028 Senior Notes Indenture.

(b) “2028 Senior Notes Indenture” means that certain indenture, dated as of February 17, 2021, as amended, supplemented or otherwise modified from time to time, by and among the Company, as the issuer, the guarantors party thereto from time to time and U.S. Bank Trust Company, National Association (as successor-in-interest to U.S. Bank National Association), as trustee, relating to the 2028 Senior Notes.

(c) “2029 Senior Notes” means the $905.95 million in aggregate principal amount outstanding of 7.500% Senior Notes due 2029 issued by the Company pursuant to the 2029 Senior Notes Indenture.

(d) “2029 Senior Notes Indenture” means that certain indenture, dated as of June 1, 2021, as amended, supplemented or otherwise modified from time to time, by and among the Company, as the issuer, the guarantors party thereto from time to time and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee, relating to the 2029 Senior Notes.

(e) “2030 Senior Secured Notes” means the $865.0 million in aggregate principal amount outstanding of 7.875% Senior Notes due 2030 issued by the Company pursuant to the 2030 Senior Secured Notes Indenture.

(f) “2030 Senior Secured Notes Indenture” means that certain indenture, dated as of March 18, 2024, as amended, supplemented or otherwise modified from time to time, by and among the Company, as the issuer, the guarantors party thereto from time to time and U.S. Bank Trust Company, National Association, as trustee, relating to the 2030 Senior Secured Notes.

(g) “2031 Senior Secured Notes” means the $1,150.0 million in aggregate principal amount outstanding of 7.125% Senior Notes due 2031 issued by the Company pursuant to the 2031 Senior Secured Notes Indenture.

(h) “2031 Senior Secured Notes Indenture” means that certain indenture, dated as of August 4, 2025, as amended, supplemented or otherwise modified from time to time, by and among the Company, as the issuer, the guarantors party thereto from time to time and U.S. Bank Trust Company, National Association, as trustee and collateral agent, relating to the 2031 Senior Secured Notes.

(i) “2033 Senior Secured Notes” means the $900.0 million in aggregate principal amount outstanding of 7.500% Senior Notes due 2033 issued by the Company pursuant to the 2033 Senior Secured Notes Indenture.

(j) “2033 Senior Secured Notes Indenture” means that certain indenture, dated as of August 4, 2025, as amended, supplemented or otherwise modified from time to time, by and among the Company, as the issuer, the guarantors party thereto from time to time and U.S. Bank Trust Company, National Association, as trustee and collateral agent, relating to the 2033 Senior Secured Notes.

(k) “Acceptable Confidentiality Agreement” means any confidentiality agreement containing substantive terms that are not less favorable, in any material respect, to the Company than those contained in the Confidentiality Agreement, except that such confidentiality agreement need not contain any “standstill” or similar provision or otherwise prohibit the making of, or amendment to, any Acquisition Proposal.

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(l) “Acquisition Proposal” means any offer or proposal (other than an offer or proposal by Parent or Merger Sub or their Affiliates) to engage in an Acquisition Transaction.

(m) “Acquisition Transaction” means any single transaction or series of related transactions (other than the Merger) involving:

(i) any direct or indirect purchase or other acquisition by any Person or Group of shares of Company Common Stock (or any equity securities convertible into, or exchangeable or redeemable for, Company Common Stock) representing more than 20% of the Company Common Stock outstanding after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or Group that, if consummated in accordance with its terms, would result in such Person or Group beneficially owning shares of Company Common Stock (or any equity securities convertible into, or exchangeable or redeemable for, Company Common Stock) representing more than 20% of the Company Common Stock outstanding after giving effect to the consummation of such tender or exchange offer;

(ii) any direct or indirect purchase or other acquisition by any Person or Group of more than 20% of the consolidated assets, net revenue or net income of the Company and its Subsidiaries taken as a whole (measured by the fair market value thereof as determined in good faith by the Company Board), including the capital stock or other equity or voting interest in any of the Company’s Subsidiaries; or

(iii) any merger, consolidation, business combination, share exchange, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company or any of its Subsidiaries pursuant to which any Person or Group, or stockholders of any such Person or Group, would hold, directly or indirectly, more than 20% of the equity interests or voting power of the Company or the surviving or resulting entity of such transaction after giving effect to the consummation of such transaction.

(n) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract or otherwise. For the avoidance of doubt, (i) none of the Support Parties or any investment funds or investment vehicles affiliated with or under common management with the Support Parties, or any portfolio company (as such term is commonly understood in the private equity industry) or investment of the Support Parties shall be an “Affiliate” of the Company or any of its Subsidiaries and (ii) neither Parent, Merger Sub nor Investors nor Guarantors shall be an “Affiliate” of (A) the Company or any of its Subsidiaries, (B) any of the Support Parties or (C) any “portfolio company” (as such term is commonly understood in the private equity industry) of Investors or Guarantors, or of any of Investors’ or Guarantors’ Affiliates.

(o) “Antitrust Law” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914, and all other Laws, in any jurisdiction, whether domestic or foreign, in each case that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Merger.

(p) “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company and its consolidated Subsidiaries as of December 31, 2024 set forth in the Company’s Form 10-K filed by the Company with the SEC on February 24, 2025.

(q) “Business Day” means any day other than Saturday or Sunday or a day on which commercial banks are authorized or required by Law to remain closed in New York, New York, USA, London, England or Abu Dhabi, United Arab Emirates.

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(r) “CFIUS” means the interagency Committee on Foreign Investments in the United States, or any member agency thereof acting in its capacity as such.

(s) “CFIUS Approval” means (i) the parties shall have received written notice from CFIUS stating that (A) CFIUS has concluded that the Transactions are not “covered transactions” and not subject to review under the DPA or (B) CFIUS has concluded a review, or investigation of the notification voluntarily provided pursuant to the DPA with respect to the Transactions and has concluded that there are no unresolved national security concerns, and has therefore completed all action under the DPA or (ii) if CFIUS has sent a report to the President of the United States (the “President”) requesting the President’s decision, then (A) the President has announced a decision not to take any action to suspend or prohibit the Transactions or (B) having received a report from CFIUS requesting the President’s decision, the President has not taken any action to suspend or prohibit the Transactions after fifteen (15) days from the earlier of the date the President received such report from CFIUS or the end of the investigation period.

(t) “Code” means the Internal Revenue Code of 1986.

(u) “Company Board” means the Board of Directors of the Company.

(v) “Company Common Stock” means the common stock, par value $0.01 per share, of the Company.

(w) “Company Credit Agreements” means (i) the ABL Credit Agreement, dated as of August 23, 2019, among, inter alios, Clear Channel Outdoor Holdings, Inc., a Delaware corporation, as the parent borrower, the other borrowers from time-to-time party thereto, the lenders from time-to-time party thereto and Deutsche Bank AG New York Branch, as administrative agent and as collateral agent and (ii) the Credit Agreement, dated as of August 23, 2019, by and among Clear Channel Outdoor Holdings, Inc., a Delaware corporation, as the borrower, the lenders from time-to-time party thereto and Deutsche Bank AG New York Branch, as administrative agent and as collateral agent.

(x) “Company Equity Awards” means, collectively, the Company Options, Company PSUs and Company RSUs.

(y) “Company Indebtedness” means all debt outstanding under the Company Credit Agreements.

(z) “Company Intellectual Property” means any and all Intellectual Property that is owned or purported to be owned (in each case, whether owned singularly or jointly with a third party or parties) by the Company or any of its Subsidiaries.

(aa) “Company Material Adverse Effect” means any condition, change, event, effect, occurrence or development that, individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole; provided, that none of the following, and no conditions, changes, events, effects or developments to the extent arising out of, relating to or resulting from the following (in each case, by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur (subject to the limitations set forth below):

(i) any general economic conditions, or conditions in the global, international or regional economy generally, including changes in inflation, supply chain disruptions, and labor shortages;

(ii) any general conditions in the equity, credit, debt, financial, currency or capital markets, including (A) changes in interest rates or credit ratings; (B) changes in exchange rates for the currencies of any country; or (C) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;

(iii) any general conditions in the industries in which the Company and its Subsidiaries conduct business or in any jurisdiction or geographical area in which the Company or any of its Subsidiaries conducts business, or changes therein;

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(iv) any political or geopolitical conditions, outbreak of hostilities, armed conflicts, acts of war (whether or not declared), rebellion, insurrection, sabotage, cyberattack, cyberterrorism, terrorism or military actions, including any escalation or worsening of, or any Law or sanction, mandate, directive, pronouncement or guideline issued by a Governmental Authority in response to, any of the foregoing;

(v) earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires, nuclear incidents, foreign or domestic social protest or social unrest or other natural or man-made disasters, weather conditions, power outages or electrical black-outs, and other force majeure events, including any escalation or worsening of, or any Law or sanction, mandate, directive, pronouncement or guideline issued by a Governmental Authority in response to, any of the foregoing or any actual or potential sequester, stoppage, shutdown, default or similar event or occurrence of any Governmental Authority, including any shutdown or furlough of the U.S. federal government or its employees;

(vi) the execution, delivery or performance of this Agreement or any agreement contemplated hereby, or the announcement of this Agreement or the pendency or consummation of the Merger, including the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with customers, suppliers, vendors, lenders, lessors, joint venture partners, employees (including any employee attrition), regulators, Governmental Authorities or other commercial relationships, or the identity of Investors, Guarantors, Parent, Merger Sub or the respective Affiliates of the foregoing with respect to the Company or its business (provided that the exception in this clause (vi) with respect to the execution, delivery or performance of this Agreement or any agreement contemplated hereby, or the announcement of this Agreement or the pendency or consummation of the Merger shall not apply with respect to (A) the representations and warranties contained in Section 3.5, Section 3.6, Section 3.16(j), Section 3.17(d) (solely to the extent it addresses whether the execution, delivery or performance of this Agreement, or the consummation of the Transactions, will result in any material violation of Applicable Data Protection Requirements), Section 3.19(f), Section 3.19(j), Section 3.21(b) (i v) (solely to the extent it addresses whether a Governmental Authorization will be terminated, suspended or revoked as a result of the Transactions), or Section 3.22(c) (solely to the extent such representations cover Legal Proceedings or Orders in effect on the date hereof that arise out of this Agreement or the Transactions) or (B) the condition to Closing in Section 7.2(a) solely to the extent it relates to such representations and warranties);

(vii) any action taken or refrained from being taken, in each case that is taken or not taken at the express written request or with the prior written consent of Parent, or as expressly required pursuant to the terms of this Agreement (other than Section 5.1), in each case following the date of this Agreement;

(viii) any changes or proposed changes in GAAP or other accounting standards, or in any applicable Laws (or the enforcement or interpretation by any Governmental Authority of any of the foregoing) or in any regulatory or legislative conditions, including the adoption, implementation, repeal, modification or proposal of any Law, regulation or policy (or the enforcement or interpretation by any Governmental Authority thereof) by any Governmental Authority;

(ix) any epidemics, pandemics, plagues, other outbreaks of illness or public health events (including quarantine restrictions mandated or recommended by any Governmental Authority in response to any of the foregoing and any other Health and Safety Measures), including any escalation or worsening of any of the foregoing;

(x) any anti-dumping actions, international tariffs, sanctions, trade policies or disputes or any “trade war” or similar actions;

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(xi) any changes in the price or trading volume of the Company Common Stock or to the Company’s credit ratings (it being understood that the underlying cause of such change may, in and of itself, be taken into consideration when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not otherwise excluded hereunder);

(xii) any failure by the Company and its Subsidiaries to meet (A) any internal or public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood, in each case, that the underlying cause of any such failure may, in and of itself, be taken into consideration when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not otherwise excluded hereunder); or

(xiii) any Transaction Litigation or any demand or Legal Proceeding for appraisal of the fair value of any shares of Company Common Stock pursuant to the DGCL in connection herewith;

provided, that, in each case of clauses (i), (ii), (iii), (iv), (v), (viii), (ix) and (x), solely to the extent that such changes, events, effects or developments have had a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other companies operating in the industries in which the Company and its Subsidiaries conduct business, such effect may be taken into account when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur; provided, that only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur.

(bb) “Company Options” means any options to purchase shares of Company Common Stock, whether granted pursuant to the Company Stock Plan or otherwise.

(cc) “Company Preferred Stock” means the preferred stock, par value $0.01 per share, of the Company.

(dd) “Company PSUs” means awards of restricted stock units of the Company granted pursuant to the Company Stock Plan or otherwise that vest based on the achievement of performance targets (subject to acceleration on certain corporate transactions or terminations of employment as may be provided in the terms of the Company Stock Plan or award documentation).

(ee) “Company Registered Intellectual Property” means any and all Registered Intellectual Property that constitutes Company Intellectual Property.

(ff) “Company RSUs” means awards of restricted stock units of the Company, whether granted pursuant to the Company Stock Plan or otherwise that vest based on the continued employment or service of the holder (subject to acceleration on certain corporate transactions or terminations of employment as may be provided in the terms of the Company Stock Plan or award documentation).

(gg) “Company Stock Plan” means the Clear Channel Outdoor Holdings, Inc. 2012 Third Amended and Restated Stock Incentive Plan, as may be amended, modified, restated or supplemented from time to time.

(hh) “Company Stock Price PSUs” means Company PSUs that vest based on the achievement of targets for the average closing price of the Company Common Stock (subject to acceleration on certain corporate transactions or terminations of employment as may be provided in the terms of the Company Stock Plan or award documentation).

(ii) “Company Stockholders” means the holders of shares of Company Common Stock.

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(jj) “Company Termination Fee” means (i) if payable in connection with a valid termination of this Agreement by the Company pursuant to Section 8.1(h) in order for the Company to enter into a definitive agreement prior to the No-Shop Period Start Date, an amount equal to $19,900,000.00 and (ii) if payable in any other circumstance, an amount equal to $39,800,000.00.

(kk) “Confidentiality Agreement” means the confidentiality agreement between MIC Capital Management UK LLP and the Company dated as of September 23, 2025.

(ll) “Continuing Employees” means each individual who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time (including those on vacation, sick leave, maternity leave, military service, disability or other paid time off or leave of absence) and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) immediately following the Effective Time.

(mm) “Contract” means any binding agreement, contract, subcontract, purchase order, note, bond, mortgage, indenture, lease, license or sublicense, written or oral.

(nn) “COVID-19” means the coronavirus (COVID-19) pandemic, including any evolutions, mutations or variants of the coronavirus (COVID-19) disease, and any further epidemics or pandemics arising therefrom.

(oo) “DOJ” means the United States Department of Justice or any successor thereto.

(pp) “DPA” means Section 721 of the Defense Production Act of 1950, as amended, and 31 C.F.R. Part 800.

(qq) “Employee Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA), welfare plan (as defined in Section 3(1) of ERISA), pension plan (as defined in Section 3(2) of ERISA) and each other bonus, commission, stock option, stock appreciation right, restricted stock, restricted stock unit, performance stock unit, stock purchase or other equity-based, incentive compensation, profit sharing, savings, retirement, disability, vacation, deferred compensation, employment, severance, separation, termination, retention, change of control, stay bonus, and other similar material plan, program, policy, agreement or arrangement that is maintained or contributed to by the Company or any of its Subsidiaries for the benefit of any current employee of the Company or any of its Subsidiaries, other than any such plan, program, policy, agreement, scheme or arrangement: that the Company or any of its Subsidiaries is required by Law to maintain or contribute to, or that is maintained or sponsored by a Governmental Authority, or any Multiemployer Plan.

(rr) “Environmental Law” means any applicable Law relating to pollution or the protection of the environment or natural resources, or human health (as it relates to exposure to Hazardous Substances).

(ss) “ERISA” means the Employee Retirement Income Security Act of 1974.

(tt) “Ex-Im Laws” means applicable Laws relating to export, re-export, transfer and import controls, including, as applicable, the Export Administration Regulations administered by the U.S. Department of Commerce, the International Traffic in Arms Regulations administered by the U.S. Department of State.

(uu) “Exchange Act” means the Securities Exchange Act of 1934.

(vv) “Existing Notes” means, collectively, the 2028 Senior Notes, the 2029 Senior Notes, the 2030 Senior Secured Notes, the 2031 Senior Secured Notes, and the 2033 Senior Secured Notes.

(ww) “Existing Secured Notes” means, collectively, the 2030 Senior Secured Notes, the 2031 Senior Secured Notes, and the 2033 Senior Secured Notes.

(xx) “Existing Secured Notes Indentures” means, collectively, the 2030 Senior Secured Notes Indenture, the 2031 Senior Secured Notes Indenture, and the 2033 Senior Secured Notes Indenture.

Annex A-7

(yy) “Financing Sources” means the Lenders, together with their Affiliates and Representatives involved in the Debt Financing or Alternate Debt Financing and their respective successors and permitted assigns.

(zz) “Foreign Investment Law” means any Law, including the DPA, that provides for the review, clearance or notification of transactions on grounds of national security or other national or public interest, including any state, national or multi-jurisdictional Law that is designed or intended to prohibit, restrict or regulate actions by foreigners to acquire interests in or control over domestic equities, securities, entities, assets, land or interests.

(aaa) “FTC” means the United States Federal Trade Commission or any successor thereto.

(bbb) “GAAP” means generally accepted accounting principles in the United States, consistently applied and as in effect from time to time.

(ccc) “Governmental Authority” means any government, governmental, administrative, self-regulatory or regulatory entity or body, department, commission, board, agency or instrumentality, or other legislative, executive or judicial governmental entity, and any court, tribunal, judicial or arbitral body, in each case whether federal, national, state, county, municipal, provincial, local, foreign or multinational.

(ddd) “Governmental Authorization” means any authorizations, approvals, licenses, franchises, clearances, permits, certificates, waivers, consents, exemptions, variances, expirations and terminations of any waiting period requirements issued by or obtained from, and any notices, filings, registrations, qualifications, declarations and designations with, a Governmental Authority.

(eee) “Group” has the meaning as used in Section 13(d) of the Exchange Act.

(fff) “Hazardous Substance” means any material, substance or waste defined as “hazardous” or “toxic” or similar regulatory terms under Environmental Laws, and petroleum, any petroleum product or byproduct, and any per- or polyfluoroalkyl substance.

(ggg) “Health and Safety Measures” means any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, protocol or guideline promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention or the World Health Organization, in each case, in connection with or in response to any pandemic, epidemic, plague or other outbreak of illness or other public health event, in each case, together with any administrative or other guidance published with respect thereto by any Governmental Authority.

(hhh) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

(iii) “Indebtedness” means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, and commitment fees in connection with such borrowed money), or with respect to deposits or advances of any kind to such Person; (ii) all obligations of such Person evidenced by bonds (other than performance or similar bonds), debentures, notes or similar instruments; (iii) all capitalized lease obligations of such Person or obligations of such Person to pay the deferred and unpaid purchase price of property, equipment and software (other than ordinary course trade payables); (iv) all obligations of such Person pursuant to securitization or factoring programs or arrangements; (v) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person of a type described in clauses (i) through (iv); (vi) net cash payment obligations of such Person under swaps, options, derivatives and other hedging agreements or arrangements that will be payable upon termination thereof (assuming they were terminated on the date of determination); or (vii) reimbursement obligations with respect to letters of credit, performance bonds, bank guarantees, and other similar contractual obligations, in each case to the extent drawn, entered into by or on behalf of such Person.

Annex A-8

(jjj) “Intellectual Property” means any and all intellectual property, industrial property, and proprietary rights, regardless of form, including United States and foreign common Law and statutory rights in, arising out of, or associated with any of the following in any jurisdiction whether registered or unregistered: (i) all United States and foreign patents and patent applications (including all reissues, renewals, divisionals, continuations, continuations-in-part, reexaminations, supplemental examinations, inter partes reviews, post-grant oppositions, substitutions and extensions (including supplemental protection certificates) thereof and any disclosures relating thereto), inventions and discoveries, including articles of manufacture, business methods, compositions of matter, improvements, machines, methods and processes and new uses for any of the preceding items, including industrial deigns, and improvements thereto (whether or not patentable); (ii) all published and unpublished works of authorship, whether or not copyrightable, including audiovisual works, collective works, Software, compilations, derivative works, website content, websites, literary works, mask works, copyrights, copyright registrations and applications therefor and moral rights; (iii) trademarks, trade names, symbols, designs, slogans, logos, service marks, trade dress rights and similar designation or indica of source or origin, including any registrations and applications for registration thereof, together with all of the goodwill associated with any of the foregoing; (iv) trade secrets, confidential information and proprietary information, including know-how, concepts, methods, processes, designs, schematics, drawings, formulae, technical data, specifications, research and development information, technology, business plans; (v) Internet domain names, URLs, user names and social media identifiers, handles and tags, including any registrations and applications for registrations thereof; and (vi) all other intellectual property or proprietary rights now known or hereafter recognized in any jurisdiction.

(kkk) “Indentures” means the 2028 Senior Notes Indenture, the 2029 Senior Notes Indenture, the 2030 Senior Secured Notes Indenture, the 2031 Senior Secured Notes Indenture and the 2033 Senior Secured Notes Indenture.

(lll) “Intervening Event” means any material condition, change, event, effect, occurrence or development occurring that (i) was not known or reasonably foreseeable to the Company Board on the date of this Agreement (or, if known by the Company Board, the magnitude or material consequences of which were not known or reasonably foreseeable by the Company Board as of the date of this Agreement) and (ii) does not relate to (A) any Acquisition Proposal, (B) any changes in the price or trading volume of the Company Common Stock or to the Company’s credit ratings (it being understood that the underlying cause of such change may, in and of itself, be taken into consideration to the extent not otherwise excluded hereunder) or (C) any failure by the Company and its Subsidiaries to meet (1) any internal or public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period or (2) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that, in each case, the underlying cause of any such failure may, in and of itself, be taken into consideration to the extent not otherwise excluded hereunder).

(mmm) “Knowledge” of the Company, with respect to any matter in question, means the actual knowledge of the Company’s Chief Executive Officer, Chief Financial Officer and Chief Legal and Administrative Officer, in each case after reasonable inquiry of their direct reports.

(nnn) “Law” means any federal, national, state, county, municipal, provincial, local, foreign or multinational, common law, statute, constitution, ordinance, code, decree, order, judgment, rule, requirement or regulation, in each case, issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

(ooo) “Lease” means any leases, subleases, easements, licenses, service agreements, transit agreements, sales management agreements, Contracts with Governmental Authorities or other similar agreements pursuant to which the Company or any Subsidiary holds any right to use or occupy real property.

(ppp) “Leased Real Property” means any right of the Company or any of its Subsidiaries to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property that is not owned in fee simple by the Company or any of its Subsidiaries, in each case pursuant to a Lease.

(qqq) “Legal Proceeding” means any claim, action, charge, lawsuit, litigation, arbitration or similar legal proceeding brought by or pending before any Governmental Authority.

Annex A-9

(rrr) “Lenders” means Persons that have committed to provide the Debt Financing pursuant to the Debt Commitment Letter and any joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto or have otherwise entered into agreement to provide all or any part of the Debt Financing, together with each other Person that commits to provide or otherwise provides the Debt Financing in accordance with this Agreement, in each case in their respective capacities as such.

(sss) “Material Contract” means any of the following Contracts (other than Employee Plans and other than advertising purchases entered into on a short-term basis):

(i) any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K) with respect to the Company and its Subsidiaries, taken as whole;

(ii) Contracts relating to the pending or future disposition or acquisition of (A) any business (whether by merger, consolidation or other business combination, sale of securities, sale of assets or otherwise) or (B) any material assets or properties, except for, in all cases, Contracts for the purchase or sale of inventory, supplies or materials or real property (including leases) entered into in the ordinary course of business;

(iii) Contracts relating to any completed disposition or acquisition by the Company or any of its Subsidiaries of (A) any business (whether by merger, consolidation or other business combination, sale of securities, sale of assets or otherwise) or (B) any material assets or properties, in each case (x) entered into or consummated after December 31, 2022 or (y) under which the Company or any of its Subsidiaries has any continuing “earn-out”, “milestone” or other deferred or contingent payment obligations, any potential purchase price adjustment obligations or any potential material indemnification obligations, except for, in all cases, Contracts for the purchase or sale of inventory, supplies or material or real property (including leases) entered into in the ordinary course of business;

(iv) Contracts with a value over the life of such Contract in excess of $2,500,000 with any customer of the Company or any of its Subsidiaries who for the year ended December 31, 2025 was one of the ten (10) largest sources of revenues for the Company and its Subsidiaries, based on amounts paid or payable (except for such Contracts which have been fulfilled according to their terms and have no surviving obligations other than customary indemnification obligations and post-completion compliance obligations);

(v) Contracts of the Company or any of its Subsidiaries with any vendor (other than in respect of any Tax payments) who for the year ended December 31, 2025 was one of the ten (10) largest sources of payment obligations for the Company and its Subsidiaries, based on amounts paid or payable (excluding (x) any purchase orders (or similar) entered into in the ordinary course of business, (y) any Contracts for the provision of professional services and (z) any Contracts which have been fully performed and have no surviving obligations (other than customary indemnification obligations and post-completion compliance obligations));

(vi) concession agreements entered into by the Company or its Subsidiaries with any commercial or private airport in the U.S. and the Caribbean who for the year ended December 31, 2025 was one of the ten (10) largest sources of revenues for the airport segment of the Company and its Subsidiaries based on amounts paid or payable;

(vii) Contracts that involve, or are reasonably expected to require, capital expenditure commitments by the Company to a third-party, or loans by the Company or any of its Subsidiaries to a third party, of more than $5,000,000 in the aggregate, in any one-year period, other than Contracts relating to any capital expenditure commitments that are contemplated by the Capital Plan;

(viii) Contracts evidencing indebtedness for borrowed money of the Company or any Subsidiary of the Company in excess of $5,000,000 (including Indentures but excluding intercompany loans between the Company or any of its Subsidiaries, on the one hand, and any other Subsidiary of the Company, on the other hand);

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(ix) Contracts involving a material joint venture, alliance, partnership, limited liability company or other similar arrangement or Contracts involving any sharing of profits, revenue or losses (excluding any Contracts entered into the ordinary course of business), in each case, from which the Company or any of its Subsidiaries recognized revenues or income in excess of $1,500,000 for the year ended December 31, 2025;

(x) Contracts involving a settlement, conciliation or similar agreement with any Governmental Authority pursuant to which the Company or any of its Subsidiaries has or will have any material outstanding obligation after the date of this Agreement;

(xi) Contracts containing in favor of the counterparty (A) exclusivity provisions, (B) “most favored nation” provisions, (C) “minimum purchase” requirements, (D) rights of first refusal or first offer or (E) “take or pay” or similar provisions, in each case, other than any such Contracts that are (x) entered into in the ordinary course of business and (y) not material to the Company and its Subsidiaries, taken as a whole;

(xii) Contracts containing any non-competition or similar restriction limiting the rights of the Company or any of its Subsidiaries (or following the Closing would limit or restrict, Parent or any of its Affiliates) to (A) engage in any line of business or to compete with, or provide any service to, any other Person or operate in any jurisdiction; (B) acquire any material product or any service from any other Person, sell any product to or perform any service for any other Person, or transact business or deal in any other manner with any other Person or (C) develop, sell, supply, license, distribute, offer, support or service any product to or solely for any Person, in each case, other than any such Contracts that are (x) entered into in the ordinary course of business and (y) not material to the Company and its Subsidiaries, taken as a whole;

(xiii) the Material Leases;

(xiv) Contracts involving (A) the grant by the Company or any of its Subsidiaries of a license or express covenant not to sue under any material Company Intellectual Property (other than non-exclusive licenses or similar rights granted to customers, suppliers or other partners in the ordinary course of business), or (B) the grant by any Person of a license under or covenant not to sue or assert Intellectual Property rights to the Company or any of its Subsidiaries that is material to the conduct of its business (other than licenses to off-the-shelf software or with annual fees less than $500,000).

(ttt) “Material Lease” means the leases, subleases, easements, licenses, master service agreements, sales management agreements, Contracts with Governmental Authorities (excluding any Contracts with airports) or other similar agreements pursuant to which the Company or any Subsidiary holds and operates the Material Leased Real Property.

(uuu) “Material Leased Real Property” means all Leased Real Property which (x) generated more than $2,000,000 for the year ended December 31, 2025 in revenue for the Company or (y) for which the Company paid to (or is payable to) one counterparty (i) more than $1,500,000 in the aggregate for the year ended December 31, 2025 or (ii) more than $10,000,000 in base rent over the remaining existing term of the applicable Lease without extension.

(xv) “Material Nonpublic Technical Information” means information that (i) provides knowledge, know-how, or understanding, in each case not available in the public domain, of the design, location, or operation of critical infrastructure set forth in 31 C.F.R. Appendix A to Part 800 (as in effect at any given time, including the corresponding appendix to any future regulations promulgated under the DPA), including vulnerability information such as that related to physical security or cybersecurity, or (ii) is not available in the public domain and is necessary to design, fabricate, develop, test, produce, or manufacture a critical technology as defined in 31 C.F.R. § 800.215 (as in effect at any given time, including the corresponding section of any future regulations promulgated under the DPA), including processes, techniques, or methods.

(www) “NYSE” means the New York Stock Exchange.

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(xxx) “Open Source Software” means any Software that is used or licensed under (i) any license that is approved by the Open Source Initiative (www.opensource.org), (ii) any license under which Software is licensed or distributed as “free software”, “open source software” or under similar terms or (iii) a license that requires or that conditions any rights granted in such license on (A) the disclosure, distribution or licensing of any other Software (other than such item of Software in its unmodified form), (B) a requirement that any disclosure, distribution or licensing of any other Software (other than such item of Software in its unmodified form) be at no charge, (C) a requirement that any other licensee of the Software be permitted to modify, make derivative works of, or reverse-engineer (other than as prohibited under Law) any such other Software, (D) a requirement that such other Software be redistributable by other licensees, or (E) a restriction on enforcing any other Intellectual Property rights.

(yyy) “Order” means any judgment, injunction, order, writ or decree of any Governmental Authority or any award, order or decision of an arbitrator or arbitration panel with jurisdiction over the parties and the applicable matter.

(zzz) “Organizational Documents” means the certificate of incorporation, bylaws, certificate of formation, partnership agreement, limited liability company agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a legal entity.

(aaaa) “Owned Real Property” means real property that is owned in fee simple (or its local equivalent) by the Company or any of its Subsidiaries.

(bbbb) “Participant” means any current or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries, that is material for the business.

(cccc) “Permitted Liens” means any of the following: (i) Liens for Taxes, assessments and governmental charges or levies either not yet due or payable or that are being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other Liens or security interests that are not yet due or payable, or that are being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (iii) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (iv) Liens on the underlying interest of the landlord of a Lease that do not adversely affect, in any material respect, the current use of the applicable property; (v) zoning, building and other similar codes or restrictions that do not adversely affect, in any material respect, the current use of the applicable property; (vi) any non-exclusive license granted in the ordinary course of business with respect to any Intellectual Property; (vii) Liens granted in accordance with the requirements of the Company Credit Agreements, the 2030 Senior Secured Notes, the 2031 Senior Secured Notes and the 2033 Senior Secured Notes; (viii) statutory, common Law or contractual liens (or other encumbrances of any type) incurred in the ordinary course of business securing payments not yet due, including liens of landlords pursuant to the terms of any lease or liens against the interests of the landlord or owner of any Leased Real Property for amounts not delinquent after expiration of any cure periods; (ix) defects, imperfections or irregularities in title, charges, easements, covenants and rights of way (unrecorded and of record) and other similar Liens (or other encumbrances of any type); or (x) Liens (or other encumbrances of any type) that do not materially and adversely affect the use, value or operation of the property or other assets subject thereto.

(dddd) “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.

(eeee) “Protected Data” means any PII of U.S. citizens or persons located in the United States; provided that Protected Data does not include (i) aggregated and anonymized data that has been combined together, collected, licensed, or stored by Company in summary or other form such that the data cannot be identified with any individual unless a Person has the ability to disaggregate, de-anonymize, or de-crypt such data, or if the data is otherwise capable of being used to distinguish

Annex A-12

or trace an individual’s identity; (ii) data regarding personnel or the relatives of personnel of the Company; or (iii) any PII available in the public domain. For the avoidance of doubt, Protected Data includes: names; dates of birth; e-mail addresses; social media identifiers or, data; telephone numbers; addresses; Internet Protocol addresses; driver’s license information; social security numbers or social insurance numbers; tax ID numbers; payment card information, including credit card numbers and bank account information; geolocation information; gender; Medicare member IDs or similar healthcare identifiers; employment history; vehicle information; demographic data; website data and analytics; device information (e.g., device ID); health insurance information; clinical information; medical record numbers; member or account numbers; biometric identifiers; health plan beneficiary numbers; medical device information; the result of an individual’s genetic tests and any related genetic sequencing data; the set of data in a consumer credit report or any other financial data that could be used to determine an individual’s financial distress or hardship; or the set of data in an application for health insurance, long-term care insurance, professional liability insurance, mortgage insurance, or life insurance.

(ffff) “Real Property” means, collectively, the Leased Real Property and the Owned Real Property.

(gggg) “Registered Intellectual Property” means Intellectual Property that has been registered, issued, filed, certified or otherwise perfected or recorded with or by any Governmental Authority or quasi-public legal authority (including domain name registrars), or any applications for any of the foregoing.

(hhhh) “Reimbursement Obligations” means Parent’s obligations pursuant to Section 6.6(f), Section 6.6(g) and Section 6.6(i).

(iiii) “REIT Analysis” means any investigation or calculation reasonably requested by the Parent to evaluate converting the Company to a “real estate investment trust” within the meaning of Section 856(a) of the Code after the Closing Date.

(jjjj) “Representatives” means, with respect to any Person, such Person’s Affiliates, and its and their respective directors, officers, employees, accountants, consultants, legal counsel, financial advisors, financing sources and agents and other advisors and representatives.

(kkkk) “Required Financing Information” means (i) the audited consolidated financial statements of the Company consisting of balance sheets as of the last date of each of the three fiscal years of the Company ended at least 90 days prior to the Closing Date, income statements and cash flow statements for each of the three fiscal years of the Company ended at least 90 days prior to the Closing Date and (ii) the unaudited consolidated financial statements of the Company consisting of balance sheets, income statements and cash flow statements as of the last day of and for the most recently completed fiscal quarter ended at least 45 days before the Closing Date, other than with respect to any quarter end that is also a fiscal year end.

(llll) “Sanctioned Person” means any Person who is the target of Sanctions, including by virtue of being: (i) listed on any Sanctions-related list of designated or blocked persons; (ii) a Governmental Authority of, resident in, or organized under the laws of a country or territory that is the target of comprehensive Sanctions (at present, Cuba, Iran, North Korea, and the Crimea region and so-called Donetsk People’s Republic and Luhansk People’s Republic in Ukraine); or (iii) 50% or more owned or controlled by any of the foregoing.

(mmmm) “Sanctions” means trade, economic and financial sanctions Laws, regulations, embargoes, and restrictive measures, including those administered, enacted or enforced by (i) the United States (including the Department of State, Department of Treasury, Office of Foreign Assets Control), (ii) the European Union, (iii) any European Union member state, (iv) the United Nations or (v) the United Kingdom.

(nnnn) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

(oooo) “SEC” means the United States Securities and Exchange Commission or any successor thereto.

(pppp) “Securities Act” means the Securities Act of 1933.

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(qqqq) “Software” means all (i) software, firmware, middleware, computer programs and applications (including web, mobile, server, desktop, embedded, and cloud-based software), in source code, object code, executable code, scripts, markup, datafiles, architecture, or any other form, (ii) algorithms (including payment and fraud prevention algorithms), models (including artificial intelligence and machine learning models), methodologies, and any software or firmware implementations thereof, (iii) databases and compilations of data, whether machine readable or otherwise, and related materials, and (iv) application programming interfaces (“API”), API specifications, payment application interfaces, integration connectors, cloud-native applications and scripts, and deployment and automation tools.

(rrrr) “Spanish Sale” means the divestiture by the Company or its Subsidiaries of certain Spanish assets pursuant to that certain Share Purchase Agreement relating to Clear Channel España, S.L.U. by and among Clear Channel International Holdings B.V., a Dutch private limited company, Clear Channel Outdoor, LLC, a Delaware limited liability company, and Atresmedia Corporacion de Medios de Comunicacion, S.A., a Spanish limited liability company (the “Spanish Sale SPA”).

(ssss) “Subsidiary” means, with respect to any Person, any other Person (other than a natural Person) of which securities or other ownership interests (i) having ordinary voting power to elect a majority of the board of directors, managers or trustees, or other Persons performing similar functions or (ii) representing more than 50% of such securities or ownership interests, in each case, are at the time directly or indirectly owned or controlled by such first Person.

(tttt) “Superior Proposal” means any bona fide written Acquisition Proposal on terms that the Company Board (or a duly authorized committee thereof) has determined in good faith (after consultation with its financial advisors and outside legal counsel) to be more favorable, from a financial point of view, to the Company Stockholders (in their capacity as such) than the Merger (taking into account all aspects of such proposal that the Company Board (or a duly authorized committee thereof) deems relevant, including with respect to certainty of completion). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “20%” in the definition of “Acquisition Transaction” shall be deemed to be references to “50%.”

(uuuu) “Support Party” means any Company Stockholder party to a Support Agreement.

(vvvv) “Tax” means any U.S. federal, state and local and non-U.S. taxes, assessments and similar governmental charges, impositions (including taxes based upon or measured by gross receipts, income, profits, sales, use, or occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise and property taxes), levies, assessments, tariffs, duties (including any customs duties) and any other charges in the nature of a tax imposed by any Governmental Authority, together with any interest, penalties and additions to tax imposed thereon by such Governmental Authority.

(wwww) “Tax Return” means any return, declaration, report, statement, or information return required to be filed with a Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(xxxx) “Transaction Litigation” means any Legal Proceeding commenced or threatened against a Party or any of its Subsidiaries or Affiliates (and/or their respective current or former directors, members, managers, partners, officers, advisors or employees) or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates (and/or their respective current or former directors, members, managers, partners, officers, advisors or employees), in each case in connection with, arising from or otherwise relating to the Transactions, other than any Legal Proceedings (i) relating to any Antitrust Laws or Foreign Investment Laws or (ii) among some or all of the Parties related to a dispute pursuant to this Agreement or the Financing Letters.

(yyyy) “Transactions” means the Merger and the other transactions contemplated by this Agreement.

(zzzz) “Willful and Material Breach” means a material breach of this Agreement that is a consequence of an act or omission undertaken by the breaching party with the actual knowledge that the taking of, or failure to take, such act would cause or constitute a material breach of this Agreement.

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1.2 Index of Defined Terms. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section
2026 Annual Bonuses	6.11(e)
Acquisition Proposal Notice Period	5.3(e)(ii)(1)
Actual Company Stock Price PSU Consideration	2.8(e)
Actual PSU Consideration	2.8(c)
Agreement	Preamble
Alternate Debt Financing	6.5(d)
Alternative Acquisition Agreement	5.3(b)
Applicable Data Protection Requirements	3.17(a)
Burdensome Condition	6.2(c)
Capitalization Date	3.7(a)
Certificate of Merger	2.2
Certificates	2.9(c)
Change of Control Offers	6.6(c)(iii)
Chosen Courts	9.10
Closing	2.3
Closing Date	2.3
Company	Preamble
Company Board Recommendation	3.3(a)
Company Board Recommendation Change	5.3(d)(i)
Company Data	3.17(a)
Company Disclosure Letter	Article III
Company Equity Award Consideration	2.8(c)
Company Equity Award Holders	2.8(f)
Company Equity Award Schedule	3.7(b)
Company Option Consideration	2.8(a)
Company Related Parties	8.2(g)(ii)
Company RSU Consideration	2.8(b)
Company SEC Documents	3.9
Company Securities	3.7(c)
Company Stockholder Meeting	6.4(a)
D&O Insurance	6.10(c)
Debt Commitment Letter	4.11(a)
Debt Financing	4.11(a)
Debt Financing Marketing Materials	6.6(a)(ii)
Definitive Agreements	6.5(a)
DGCL	Recitals
Dissenting Company Shares	2.7(c)
DTC	2.9(d)
Effective Time	2.2
Electronic Delivery	9.14
Enforceability Exceptions	3.2
Enforcement Costs	8.2(h)
Equity Commitment Letter	Recitals
Equity Financing	Recitals
Existing Credit Agreement Consents	6.6(i)(i)
Existing Secured Notes Consent Solicitation Documents	6.6(c)(iii)
Existing Secured Notes Supplemental Indentures	6.6(c)(iii)
Fee Letter	4.11(a)

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Term	Section
Filed SEC Documents	Article III
Financial Statements	3.10(a)
Financing	4.11(a)
Financing Chosen Courts	9.15
Financing Letters	4.11(a)
Guarantee	Recitals
Guarantors	Recitals
Indemnified Person	6.10(a)
Indemnified Persons	6.10(a)
Interim Period	5.1
Intervening Event Notice Period	5.3(e)(i)(1)
Liens	3.8(b)
Maximum Annual Premium	21 6.10(c)
Merger	Recitals
Merger Sub	Preamble
Modification	6.5(a)
Modified	6.5(a)
Moelis	3.3(b)
Morgan Stanley	3.3(b)
Multiemployer Plan	3.19(b)
New Debt Commitment Letter	6.5(d)
New Fee Letter	6.5(d)
New Plan	6.11(d)
No-Shop Period Start Date	5.3(a)
Old Plans	6.11(d)
Other Required Company Filing	6.3(b)
Owned Company Shares	2.7(a)(iii)
Parent	Preamble
Parent Material Adverse Effect	7.3(a)
Parent Related Parties	8.2(g)(i)
Parent Termination Fee	8.2(e)
Party	Preamble
Payment Agent	2.9(a)
Payment Fund	2.9(b)
Payoff Amount	6.6(c)(i)
Per Share Price	2.7(a)(ii)
Personal Information	3.17(a)
Prohibited Modification	6.5(a)
Proxy Statement	6.3(a)
Required Amount	4.11(c)
Requisite Stockholder Approval	3.4
Support Agreements	Recitals
Surviving Corporation	2.1
Termination Date	8.1(c)
Trade Controls	3.24(c)
Uncertificated Shares	2.9(c)
Unvested Company Stock Price PSU Consideration	2.8(e)
Unvested PSU Consideration	2.8(d)
Withholding Agent	2.12

Annex A-16

1.3 Certain Interpretations.

(a) When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated and references to “paragraphs” or “clauses” are to separate paragraphs or clauses of the Section or subsection in which the reference occurs. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated.

(b) When used herein, (i) the words “hereof,” “hereunder,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” shall be deemed in each case to be followed by the words “without limitation.”

(c) Unless the context otherwise requires, “any,” “either” and “or” are not exclusive.

(d) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”

(e) When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.

(f) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.

(g) When reference is made to any party to this Agreement or any other agreement or document, such reference includes such Party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.

(h) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person.

(i) Unless the context otherwise requires, any definition of or reference to any Law or any provision of any Law herein shall be construed as referring to such Law as from time to time amended, supplemented or modified, including by succession of comparable successor Laws and references to the rules and regulations promulgated thereunder or pursuant thereto.

(j) Except with respect to any disclosure in the Company Disclosure Letter, unless the context otherwise requires, references to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented (including by waiver or consent) from time to time.

(k) Unless otherwise indicated to the contrary herein, either by the context or the use thereof, the term “real property” shall include immoveable property, the term “personal property” shall include moveable property, the term “tangible property” shall include corporeal property and the term “intangible property” shall include incorporeal property and sentences and combination of words including such words shall have a similarly extended meaning.

(l) All accounting terms used herein shall be interpreted in accordance with GAAP unless expressly stated otherwise.

(m) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(n) The measure of a period of one month or year for purposes of this Agreement shall be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured shall be the next actual date of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1). References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively.

Annex A-17

(o) The Parties agree that they have been represented by legal counsel during the negotiation, execution and delivery of this Agreement and therefore waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the Party drafting such agreement or document.

(p) Documents or other information or materials shall be deemed to have been “made available” by the Company if such documents, information or materials have been (i) posted to a virtual data room titled “Project Madison” managed by the Company at www.intralinks.com; or (ii) delivered or provided to Parent or its Affiliates or its or their respective Representatives, in each case, at least twenty-four (24) hours prior to the execution and delivery of this Agreement.

(q) All references to time shall refer to New York City time unless otherwise specified. If any time period for giving notice or taking action hereunder expires on a day which is not a Business Day, the time period shall be automatically extended to the immediately following Business Day.

ARTICLE II
THE MERGER

2.1 The Merger. Upon the terms and subject to the satisfaction or valid waiver of the conditions set forth in this Agreement and the applicable provisions of the DGCL, on the Closing Date, (a) Merger Sub shall be merged with and into the Company; (b) the separate corporate existence of Merger Sub shall thereupon cease; and (c) the Company shall continue as the surviving corporation of the Merger and as a wholly owned Subsidiary of Parent. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.”

2.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company shall cause the Merger to be consummated pursuant to the DGCL by filing a certificate of merger in substantially the form attached hereto as Exhibit C (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger, being referred to herein as the “Effective Time”).

2.3 The Closing. The consummation of the Merger (the “Closing”) shall take place at (a) 9:00 a.m., New York City time, remotely by exchange of documents and signatures (or their electronic counterparts), on a date to be agreed upon by Parent and the Company that is no later than the fifth (5th) Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions at the Closing); or (b) such other time, location and date as Parent and the Company mutually agree in writing; provided, that notwithstanding the foregoing, in no event shall the Closing occur prior to the date that is forty-five (45) days after the date of this Agreement (or if such date is not a Business Day, the Business Day immediately following such date) without the prior written consent of Parent. The date on which the Closing occurs is referred to as the “Closing Date.”

2.4 Effect of the Merger. At the Effective Time and by virtue of the Merger, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

2.5 Certificate of Incorporation and Bylaws.

(a) Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Company shall be amended and restated in its entirety to read as set forth in Exhibit B attached hereto and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such certificate of incorporation (subject to Section 6.10(a)).

Annex A-18

(b) Bylaws. The Parties shall take all actions necessary so that, at the Effective Time, the bylaws of the Company shall be amended and restated in their entirety to read as the bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that all references to Merger Sub shall be automatically amended and shall become references to the Surviving Corporation, and, as so amended and restated, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by the DGCL, the certificate of incorporation and such bylaws (subject to Section 6.10(a)).

2.6 Directors and Officers. The Parties shall take all actions necessary so that the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately following the Effective Time, and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately following the Effective Time, in each case, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal, in each case as provided in the Organizational Documents of the Surviving Corporation and by applicable Law. Without limiting the foregoing, prior to the Closing Date, the Company shall use reasonable best efforts to obtain and deliver to Parent resignation letters (in a form and substance reasonably satisfactory to Parent) of each director of the Company as of immediately prior to the Effective Time (in each case to be conditioned upon and effective as of the Closing).

2.7 Effect on Capital Stock.

(a) Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the securities described in this Section 2.7, the following shall occur:

(i) each share of common stock, par value $0.001 per share of Merger Sub that is issued and outstanding as of immediately prior to the Effective Time shall automatically be cancelled and converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation;

(ii) each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares or Dissenting Company Shares) shall be automatically cancelled, extinguished and converted into the right to receive cash in an amount equal to $2.43, without interest thereon (the “Per Share Price”), in accordance with the provisions of Section 2.9 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.11); and

(iii) each share of Company Common Stock that is (A) held by the Company as treasury stock or (B) owned by Parent or any wholly owned Subsidiary of the Company or Parent (including Merger Sub), in each case as of immediately prior to the Effective Time (collectively, the “Owned Company Shares”) shall automatically be cancelled and extinguished without any conversion thereof or consideration paid therefor.

(b) Adjustment to the Per Share Price. The Per Share Price shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, exchange of shares or other similar change with respect to the Company Common Stock occurring on or after the date of this Agreement and prior to the Effective Time. Nothing in this Section 2.7(b) shall be construed to permit any Party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.

(c) Statutory Rights of Appraisal. Notwithstanding anything to the contrary set forth in this Agreement, if required by the DGCL (but only to the extent required thereby), any share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than the Owned Company Shares) and that is held by a holder (or beneficial owner) of such share of Company Common Stock who has not voted in favor of the adoption of this Agreement and who has properly exercised appraisal rights with respect thereto in accordance with, and who has complied with, Section 262 of the DGCL with respect to any such Company Common Stock (collectively, the “Dissenting Company Shares”) shall not be converted into the right to receive the Per Share Price pursuant to this Section 2.7,

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and holders of such Dissenting Company Shares shall be entitled to receive payment of the fair value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL unless and until such holder (or beneficial owner) fails to perfect or effectively withdraws or loses its rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such rights with respect to any Dissenting Company Shares, such Dissenting Company Shares shall thereupon be treated as if they had been converted into, at the Effective Time, the right to receive the Per Share Price and the Surviving Corporation shall remain liable for payment of the Per Share Price for such Dissenting Company Shares in accordance with this Agreement. At the Effective Time, any holder of Dissenting Company Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the first sentence of this Section 2.7(c). The Company shall give Parent (i) reasonably prompt written notice of any demands received by the Company for appraisal of Company Common Stock, any withdrawals of any such demands and any other notices or documents delivered to the Company in respect of stockholders’ rights of appraisal and (ii) the opportunity to participate in, control and direct (at Parent’s sole expense) all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle or offer to settle any such demands.

2.8 Treatment of Equity Awards.

(a) Company Options. At the Effective Time, each Company Option that is outstanding as of immediately prior to the Effective Time or that vests in accordance with its terms as a result of the consummation of the Transactions, shall automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding Taxes, equal to the product of (i) the number of shares of Company Common Stock subject to such vested Company Option as of immediately prior to the Effective Time and (ii) the excess, if any, of the Per Share Price over the exercise price per share of such Company Option (the “Company Option Consideration”). Notwithstanding the foregoing, at the Effective Time, each Company Option that has an exercise price per share of Company Common Stock as of immediately prior to the Effective Time that is greater than or equal to the Per Share Price, shall, in each case, be automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, cancelled for no consideration.

(b) Company RSUs. Each Company RSU that is outstanding as of immediately prior to the Effective Time shall automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, immediately vest and be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding Taxes, equal to the product of (A) the Per Share Price and (B) the total number of shares of Company Common Stock subject to such Company RSU as of immediately prior to the Effective Time (the “Company RSU Consideration”).

(c) Company PSUs — Completed Performance. At the Effective Time, each Company PSU (including any portion thereof) for which the performance period has been completed at or prior to the Effective Time and that is outstanding as of immediately prior to the Effective Time shall automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, immediately vest and be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding Taxes, equal to the product of (A) the Per Share Price and (B) the total number of shares of Company Common Stock subject to such Company PSU as of immediately prior to the Effective Time (as determined in accordance with the following sentence) (such amount, the “Actual PSU Consideration” and, together with the Company Option Consideration and the Company RSU Consideration and the Actual Company Stock Price PSU Consideration (as defined in Section 2.8(e)), the “Company Equity Award Consideration”). For purposes of the immediately preceding clause (B), the number of shares of Company Common Stock subject to each Company PSU shall be determined assuming the payout factor applicable to such Company PSU is achieved based on actual performance attained of all relevant performance goals in accordance with the applicable award agreement governing such Company PSU (as determined by the compensation committee of the Company Board).

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(d) Company PSUs — Uncompleted Performance. At the Effective Time, each Company PSU (including any portion thereof) for which the performance period has not been completed at or prior to the Effective Time and that is outstanding as of immediately prior to the Effective Time shall, except with respect to the Company Stock Price PSUs as set forth in Section 2.8(e) below or in Section 2.8(d)(i) of the Company Disclosure Letter, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled and converted into the right to receive, an amount in cash, without interest and subject to applicable withholding Taxes, equal to the product of (A) the Per Share Price and (B) the total number of shares of Company Common Stock subject to such Company PSU as of immediately prior to the Effective Time (as determined in accordance with the following sentence) (such amount, the “Unvested PSU Consideration”) with such Unvested PSU Consideration vesting and becoming payable in accordance with the service-based vesting schedule applicable to such Company PSU immediately prior to the Effective Time, subject to double-trigger accelerated vesting on any termination without “cause” or resignation for “good reason,” as such terms are defined in the Company’s Executive Change in Control Severance Plan, following the Effective Time and prior to the regular vesting date. For purposes of the immediately preceding clause (B), the number of shares of Company Common Stock subject to each Company PSUs shall be determined in the manner set forth in Section 2.8(d) (i i) of the Company Disclosure Letter. For the avoidance of doubt, any Unvested PSU Consideration payable pursuant to this Section 2.8(d) will not be subject to any performance-based vesting requirements and will be subject solely to the service-based vesting requirements applicable to the applicable Company PSU as of immediately prior to the Effective Time.

(e) Company PSUs — Company Stock Price PSUs. Notwithstanding anything to the contrary set forth in the preceding subsections (c) or (d), at the Effective Time, each Company Stock Price PSU that is outstanding as of immediately prior to the Effective Time shall automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into (i) the right to receive an amount in cash, without interest and subject to applicable withholding Taxes, equal to the product of (A) the Per Share Price and (B) one-third of the total number of shares of Company Common Stock subject to such Company Stock Price PSU as of immediately prior to the Effective Time (such amount, the “Actual Company Stock Price PSU Consideration”); and (ii) with respect to the remaining two-thirds of each such Company Stock Price PSU, be canceled and converted into the right to receive, an amount in cash, without interest and subject to applicable withholding Taxes, equal to the product of (A) the Per Share Price and (B) two-thirds of the total number of shares of Company Common Stock subject to such Company Stock Price PSU as of immediately prior to the Effective Time (such amount, the “Unvested Company Stock Price PSU Consideration”), with such Unvested Company Stock Price PSU Consideration vesting and becoming payable in accordance with the service-based vesting schedule set forth in Section 2.8(e) of the Company Disclosure Letter, subject to double-trigger accelerated vesting on any termination without “cause” or resignation for “good reason,” as such terms are defined in the Company’s Executive Change in Control Severance Plan, following the Effective Time and prior to the regular vesting date. For the avoidance of doubt, any Unvested Company Stock Price PSU Consideration payable pursuant to this Section 2.8(e) will not be subject to any performance-based vesting requirements and will be subject solely to the service-based vesting requirements applicable to the applicable Company Stock Price PSU as set forth on Section 2.8(e) of the Company Disclosure Letter.

(f) Payment Procedures. At or immediately prior to the Closing, Parent shall deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, the aggregate Company Equity Award Consideration owed to all holders of Company Equity Awards (collectively, the “Company Equity Award Holders”). As promptly as reasonably practicable, but in any event no later than the first payroll date that is at least ten (10) Business Days after the Closing Date, the Company Equity Award Holders will be paid by the Company or the Surviving Corporation, through its payroll system or payroll provider (or accounts payable, in respect of any portion of the Company Equity Award Consideration payable to a Company Equity Award Holder who is not, and was not at any time during the vesting period of the applicable Company Equity Award, an employee of the Company for employment Tax purposes), all amounts required to be paid to such holders in respect of Company Equity Awards in accordance with this Section 2.8, less any required withholding pursuant to Section 2.12.

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(g) Section 409A. To the extent that any award described in Sections 2.8(a) through (d) constitutes nonqualified deferred compensation subject to Section 409A of the Code, any payment contemplated hereby with respect to such award shall be made in accordance with this Agreement and the applicable award’s terms or, if later, at the earliest time permitted under the terms of such award that will not result in the application of a tax or penalty under Section 409A of the Code.

(h) Company Actions. Prior to the Effective Time, the Company and the Company Board (and the compensation committee of the Company Board), as applicable, shall adopt such resolutions or take such other actions as may be necessary or required to, with respect to the Company Stock Plan

(i) effect the treatment of the Company Equity Awards pursuant to the foregoing provisions of this Section 2.8, (ii) ensure that from and after the Effective Time, none of Parent, Merger Sub or the Surviving Corporation shall be required to deliver shares of Company Common Stock to any Person pursuant to, on exercise or in settlement of Company Equity Awards pursuant to this Section 2.8 and (iii) terminate the Company Stock Plans and all award agreements thereunder, effective as of, and contingent on, the Effective Time, such that no Company Equity Awards or other rights with respect to shares of Company Common Stock shall be granted following the Effective Time.

2.9 Exchange of Certificates.

(a) Payment Agent. Prior to the Closing, Parent shall (i) select a nationally recognized bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”); and (ii) enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent.

(b) Payment Fund. At or immediately prior to the Closing, Parent shall deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of shares of Company Common Stock (other than Owned Company Shares or Dissenting Company Shares) pursuant to Section 2.7, an amount of cash sufficient to pay the aggregate consideration to which such holders of Company Common Stock become entitled pursuant to Section 2.7. Until disbursed in accordance with the terms and conditions of this Agreement, cash deposited with the Payment Agent shall be invested by the Payment Agent, as directed by Parent or the Surviving Corporation, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than thirty (30) days; (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1,000,000,000 (based on the most recent financial statements of such bank that are then publicly available) (such cash and any proceeds thereon, the “Payment Fund”). To the extent that (A) there are any losses with respect to any investments of the Payment Fund; (B) the Payment Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7; or (C) all or any portion of the Payment Fund is unavailable for Parent (or the Payment Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 2.7 for any reason, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Payment Fund so as to ensure that the Payment Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7. Any income from investment of the Payment Fund shall be payable to Parent or the Surviving Corporation as Parent directs. The Payment Fund shall not be used for any purpose other than the payment to holders of Company Common Stock as contemplated by Section 2.7.

(c) Payment Procedures. Promptly following the Effective Time (and in any event within three (3) Business Days after the Closing Date), Parent and the Surviving Corporation shall cause the Payment Agent to mail to each holder of record as of immediately prior to the Effective Time of one or more certificates that immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (other than Owned Company Shares) (the “Certificates” (if any)) (i) a letter of transmittal in customary form (which shall specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent), and (ii) instructions for effecting the surrender of the Certificates in exchange for the Per Share Price payable with respect to the shares of Company Common Stock formerly represented thereby pursuant to Section 2.7. Upon

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surrender of Certificates for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor the consideration payable pursuant to Section 2.7, and the Certificates so surrendered shall forthwith be cancelled. Notwithstanding anything to the contrary in this Agreement, no record holder of uncertificated shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares, as applicable) (the “Uncertificated Shares”) shall be required to deliver a Certificate or an executed letter of transmittal to the Payment Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 2.7 with respect to such Uncertificated Shares. In lieu thereof, such record holder, upon receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request), shall be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Company Common Stock represented by such holder’s transferred Uncertificated Shares by (2) the Per Share Price, and the transferred Uncertificated Shares shall be cancelled. No interest shall be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Per Share Price payable upon the surrender of such Certificates and transfer of Uncertificated Shares pursuant to this Section 2.9(c). Until so surrendered or transferred, outstanding Certificates and Uncertificated Shares shall be deemed from and after the Effective Time to evidence only the right to receive the Per Share Price payable in respect thereof pursuant to Section 2.7.

(d) DTC Payment. Prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with the Payment Agent and the Depository Trust Company (“DTC”) with the objective that the Payment Agent shall transmit to DTC or its nominee at or prior to the Closing an amount in cash, by wire transfer of immediately available funds, equal to (i) the number of shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares) held of record by DTC or such nominee immediately prior to the Effective Time multiplied by (ii) the Per Share Price.

(e) Transfer of Ownership. If payment of the Per Share Price is to be made to a Person other than the Person in whose name the surrendered Certificate or transferred Uncertificated Share in exchange therefor is registered, it shall be a condition of payment that (i) the Person requesting such exchange present proper evidence of transfer or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate or Uncertificated Share surrendered or shall have established to the reasonable satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable.

(f) Distribution of Payment Fund to Parent. Any portion of the Payment Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one year after the Effective Time shall be delivered to Parent (or the Surviving Corporation as directed by Parent) upon demand, and any holders of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time who have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such shares of Company Common Stock for exchange pursuant to this Section 2.9 shall thereafter look for payment of the Per Share Price payable in respect of the shares of Company Common Stock represented by such Certificates or Uncertificated Shares solely to Parent (subject to abandoned property, escheat or similar Law), as general creditors thereof, for any claim to the Per Share Price to which such holders may be entitled pursuant to Section 2.7. Any amounts remaining unclaimed by holders of any such Certificates or Uncertificated Shares three (3) years after the Effective Time, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.

(g) No Liability. Subject to applicable Law, and notwithstanding anything to the contrary in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other Party shall be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

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2.10 No Further Ownership Rights in Company Common Stock. From and after the Effective Time, there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they shall (subject to compliance with the exchange procedures of Section 2.9(c)) be cancelled and exchanged as provided in this Article II.

2.11 Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, the Payment Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price payable in respect thereof pursuant to Section 2.7. Parent or the Payment Agent may, in its reasonable discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such reasonable amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.12 Required Withholding. Each of the Payment Agent, Parent, the Company and the Surviving Corporation (without duplication, and each, a “Withholding Agent”) shall be entitled to deduct and withhold from any cash amounts payable pursuant to this Agreement to any holder or former holder of shares of Company Common Stock and Company Equity Awards such amounts as are required to be deducted or withheld therefrom pursuant to any Law in respect of applicable Taxes; provided, that each such Withholding Agent shall use reasonable best efforts to provide the recipient of such payment a reasonable opportunity to provide tax forms (including an IRS Form W-9 or appropriate IRS Form W-8, as applicable) in order to reduce or eliminate such withholding. To the extent that such amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid in satisfaction of the corresponding obligations hereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

With respect to any Section of this Article III, except (a) as disclosed in the reports, statements, schedules, prospectuses, registration statements and other documents filed or furnished by the Company with the SEC and publicly available at least one Business Day prior to the date of this Agreement (the “Filed SEC Documents”) (other than any disclosures contained (i) solely in the “Risk Factors” sections of such Filed SEC Documents, except to the extent such information consists of factual and/or historical statements, and (ii) in any statements in such Filed SEC Documents that are cautionary, predictive or forward looking in nature), (b) subject to the terms of Section 9.13, as set forth in the disclosure letter delivered by the Company to Parent and Merger Sub on the date of this Agreement (the “Company Disclosure Letter”) or (c) none of the representations and warranties in this Article III (other than Sections 3.8, 3.9 (second sentence), 3.10(c), 3.11, 3.12(b), 3.21, 3.22, 3.24, 3.25 or 3.27) extend to any assets, businesses or operations that are the subject of the Spanish Sale (and, for the avoidance of doubt, the Contracts for the Spanish Sale shall be deemed Material Contracts and nothing in this clause (c) shall limit the representations and warranties about Material Contracts from covering such Contracts for the Spanish Sale as Material Contracts), the Company hereby represents and warrants to Parent and Merger Sub as follows:

3.1 Organization; Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties and assets, except where the failure to have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, to prevent or have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or to prevent, materially delay or have a material adverse effect on the ability of the Company to consummate the Transactions. The Company is duly qualified to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, to prevent or have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or to prevent, materially delay or have a material adverse effect on the ability of the Company to consummate the Transactions.

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True, complete and correct copies of the Organizational Documents of the Company have been made available by the Company to Parent or are included in the Filed SEC Documents. The Organizational Documents of the Company are in full force and effect, and the Company is not in violation of its Organizational Documents in any material respect.

3.2 Corporate Power; Enforceability. The Company has the requisite corporate power and authority to (a) execute and deliver this Agreement; (b) perform its obligations hereunder; and (c) subject to receiving the Requisite Stockholder Approval, consummate the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (such exceptions in clauses (i) and (ii), the “Enforceability Exceptions”).

3.3 Company Board Approval; Fairness Opinion; Anti-Takeover Laws.

(a) Company Board Approval. The Company Board has, at a meeting duly called and held prior to the date of this Agreement, unanimously (i) determined that it is in the best interests of the Company and the Company Stockholders, and declared it advisable, to enter into this Agreement and consummate the Merger upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and conditions set forth herein; (iii) approved and declared advisable the Support Agreements and the transactions contemplated thereby; (iv) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL; and (v) directed that the adoption of this Agreement be submitted for consideration by the Company Stockholders at a meeting thereof (collectively, the “Company Board Recommendation”).

(b) Fairness Opinion. The Company Board has received from each of Morgan Stanley & Co. LLC (“Morgan Stanley”) and Moelis and Company LLC (“Moelis”) an opinion, dated as of the date hereof, to the effect that, as of such date and based upon and subject to the matters set forth therein, including the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Per Share Price to be paid to the holders of shares of Company Common Stock (other than to the holders of the Owned Company Shares and the Dissenting Company Shares) pursuant to this Agreement is fair from a financial point of view to such holders. The Company shall provide to Parent a copy of such opinion promptly (and in any event within 24 hours) following the execution and delivery of this Agreement on a non-reliance basis and solely for informational purposes.

(c) Anti-Takeover Laws. Assuming the accuracy of the representations of Parent and Merger Sub set forth in Section 4.6, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable “anti-takeover” Law will not be applicable to the Merger, the Support Agreements or any of the Transactions.

3.4 Required Stockholder Approval. The adoption of this Agreement by the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon, voting together as a single class, at the Company Stockholder Meeting (the “Requisite Stockholder Approval”) is the only vote or approval of the holders of any of the Company’s capital stock necessary under applicable Law or the Organizational Documents of the Company to adopt this Agreement and consummate the Transactions.

3.5 Non-Contravention. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder, and the consummation of the Transactions (a) do not violate or conflict with any provision of the Organizational Documents of the Company or any of its Subsidiaries; (b) do not violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Contract to which the Company or any of its Subsidiaries is a party or by which any of the properties or assets of the Company or any of its Subsidiaries is bound; (c) do not, assuming

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the Governmental Authorizations referred to in Section 3.6 are obtained and, in the case of the consummation of the Merger, subject to obtaining the Requisite Stockholder Approval, violate or conflict with any Law applicable to the Company or any of its Subsidiaries; and (d) will not result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or Liens that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, to prevent or have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or to prevent, materially delay or have a material adverse effect on the ability of the Company to consummate the Transactions.

3.6 Requisite Governmental Approvals. No applicable Law or applicable Governmental Authority requires that the Company or any of its Subsidiaries obtain any Governmental Authorization in connection with (a) the execution and delivery of this Agreement by the Company; (b) the performance by the Company of its covenants and obligations pursuant to this Agreement; or (c) the consummation of the Transactions by the Company, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company and its Subsidiaries are qualified to do business; (ii) such filings and approvals as may be required by any applicable federal or state securities Laws, including the filing of the Proxy Statement with the SEC and compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of NYSE; (iv) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws; (v) filing with CFIUS pursuant to the DPA; and (vi) such other Governmental Authorizations the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, to prevent or have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or to prevent, materially delay or have a material adverse effect on the ability of the Company to consummate the Transactions.

3.7 Company Capitalization.

(a) Capital Stock. The authorized capital stock of the Company consists of (i) 2,350,000,000 shares of Company Common Stock; and (ii) 150,000,000 shares of Company Preferred Stock. As of the close of business on February 5, 2026 (such time and date, the “Capitalization Date”), (A) 498,488,033 shares of Company Common Stock were issued and outstanding; (B) 45,000 shares of Series A Preferred Stock were issued and outstanding; and (C) 16,063,884 shares of Company Common Stock and no shares of Series A Preferred Stock of the Company were held by the Company as treasury shares; (D) Company Options to acquire 2,362,962 shares of Company Common Stock were outstanding with a weighted average exercise price of $5.15 per share; (E) 27,044,709 shares of Company Common Stock were subject to outstanding Company RSUs; (F) 21,263,969 shares of Company Common Stock were subject to outstanding Company PSUs (assuming the maximum applicable payout factor); and (G) 69,555,152 shares of Company Common Stock were reserved for future issuance pursuant to the Company Stock Plan (including shares of Company Common Stock underlying outstanding Company Equity Awards). From the Capitalization Date to the execution of this Agreement, the Company has not issued any shares of Company Common Stock except pursuant to the exercise of Company Options or the settlement of Company RSUs or Company PSUs outstanding as of the Capitalization Date in accordance with their terms. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of any preemptive or similar rights. Except as set forth in Section 3.7(a) of the Company Disclosure Letter, no Subsidiary of the Company owns any share of capital stock or other securities of the Company.

(b) Stock Reservation and Awards. Section 3.7(b)(i) of the Company Disclosure Letter contains a true, correct and complete list of, as of the date hereof, for each outstanding Company Equity Award, the name (or employee identification number) of each holder of each such Company Equity Award, the number of shares of Company Common Stock subject to each such Company Equity Award (assuming, if applicable an applicable payout factor of 1.0 and the maximum factor for Company PSUs), the grant or issuance date of each such Company Equity Award, the exercise price (if applicable), the vesting schedule applicable to each Company Equity Award that is a Company PSU and the extent to which such Company Equity Award is vested or exercisable and the Company Stock Plan under which such award was granted (such schedule, the “Company Equity Award Schedule”). With respect to each Company Option, on the date of grant, (i) the per share exercise price was equal to the fair market value (within the meaning of Section 409A of

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the Code) of a share of Company Common Stock and, (ii) no Company Option was intended to qualify as an “incentive stock option” under Section 422 of the Code. Each Company Equity Award was granted in accordance with the terms and conditions of the applicable Company Stock Plans, all applicable Laws and any applicable NYSE rules or policies. Each Company Equity Award may by its terms be treated at the Effective Time as set forth in Section 2.8. All Company Equity Awards were granted under the Company Stock Plan. The Company has delivered or made available to Parent accurate and complete copies of the Company Stock Plan and the forms of all award agreements evidencing the Company Equity Awards, and no Company Equity Award agreement materially deviates from such forms.

(c) Company Securities. Except as set forth in the Organizational Documents of the Company and except as set forth in Sections 3.7(a) and (b), as of the date of this Agreement, there are (i) no issued and outstanding shares of capital stock of, or other equity or voting interest in, the Company other than those that have become outstanding after the Capitalization Date, all of which were reserved for issuance as of the Capitalization Date as set forth in Section 3.7(b); (ii) no outstanding securities convertible or exchangeable into, or the value of which is measured by reference to, equity securities of the Company, including any options, warrants, phantom stock, stock appreciation, profit participation, or other equity or equity-based rights, interests or other rights, interests or binding arrangements that obligate the Company or any of its Subsidiaries to (A) issue, transfer or sell any shares of capital stock or other equity interests in the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests or voting interests (in each case other than to the Company or a wholly owned Subsidiary thereof); or (B) grant, extend or enter into any such subscription, option, warrant, call, convertible or exchangeable security, or other similar right, agreement or commitment relating to any capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries; and (iii) no outstanding securities convertible or exchangeable into, or the value of which is measured by reference to, equity securities of the Company, including any options, warrants, phantom stock, stock appreciation, profit participation, or other equity or equity-based rights, interests or similar securities that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company or any of its Subsidiaries (the items in clauses (i), ( ii) and ( iii), collectively, the “Company Securities”).

(d) Other Rights. Other than any Support Agreements, as of the date hereof, there are no (i) stockholders’ agreements, voting trusts, proxies or similar Contracts, arrangements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound relating to any Company Securities or any other Contracts, arrangements or understandings relating to the disposition, voting of, or dividends with respect to any Company Securities; or (ii) Contracts, obligations or binding commitments of any character to which the Company or any of its Subsidiaries is a party or by which it is bound (A) restricting the transfer of any Company Securities or (B) granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities, (C) requiring the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities or (D) obligating the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. There are no accrued and unpaid dividends with respect to any outstanding shares of Company Common Stock. The Company does not have a shareholder rights plan in effect or outstanding bonds, debentures, notes or similar obligations which provide the holder thereof the right to vote with the holders of Company Common Stock on any matter.

3.8    Subsidiaries.

(a) Section 3.8(a) of the Company Disclosure Letter sets forth an accurate and complete list of all of the Subsidiaries of the Company, together with the jurisdiction of organization of each Subsidiary of the Company and the holders (including, for any Subsidiaries that are not wholly-owned by the Company, the Company’s holdings in such Subsidiaries) of the outstanding share capital or other equity interests of each Subsidiary of the Company. Each of the Subsidiaries of the Company (i) is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of the jurisdiction of its organization and (ii) has the requisite corporate power (or equivalent thereof) and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties and assets, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Subsidiaries of the Company is duly

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qualified to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Except as set forth on Section 3.8(b) of the Company Disclosure Letter, the Company or a wholly owned Subsidiary of the Company owns all of the capital stock of each direct or indirect Subsidiary of the Company, free and clear of all securities interests, liens, claims, pledges, agreements, limitations in voting rights, charges, mortgages or other encumbrances of any similar nature (“Liens”), other than restrictions on transfer arising under applicable federal securities and blue sky Laws. Except as set forth on Section 3.8(b) of the Company Disclosure Letter, the Company does not own, directly or indirectly, any capital stock or other equity interest of, or any other securities convertible or exchangeable into or exercisable for capital stock or other equity interest of, any Person other than the Subsidiaries of the Company. No Subsidiary of the Company owns any shares of capital stock or other securities of the Company. The Company has made available to Parent true, correct and complete copies of the Organizational Documents for each of the Subsidiaries of the Company as in effect on the date of this Agreement except as would not be material to the Company and its Subsidiaries, taken as a whole. None of the Subsidiaries of the Company is in violation of its Organizational Documents, except as would not be material to the Company and its Subsidiaries, taken as a whole.

3.9 Company SEC Documents. Since December 31, 2023, the Company has timely filed or furnished, as applicable, all forms, reports, schedules, statements and other documents with the SEC that have been required to be filed or furnished by it pursuant to applicable Laws (the “Company SEC Documents”). Each Company SEC Document complied, as of its filing date (or, if amended, supplemented or superseded by a filing prior to the date of this Agreement, on the date of such amended, supplemented or superseding filing), in all material respects with the applicable requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act, as the case may be, each as in effect on the date that such Company SEC Document was filed, and none of the Company SEC Documents at the time it was filed (or, if amended, supplemented or superseded prior to the date of this Agreement, as of the date of the last amendment, supplement or superseding filing) contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company SEC Documents. To the Knowledge of the Company, as of the date hereof, none of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC investigations. To the extent not publicly available, the Company has made available to Parent all correspondence with the SEC since December 31, 2023 through the date hereof.

3.10 Company Financial Statements; Internal Controls.

(a) Company Financial Statements. The consolidated financial statements (including any related notes and schedules) of the Company filed or included in the Company SEC Documents (the “Financial Statements”) (i) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto); and (ii) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of the unaudited financial statements, to normal and recurring year-end adjustments, the effect of which would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole). The books and records of the Company have been maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. Except as described in the Filed SEC Documents, there are no unconsolidated Subsidiaries or any “off-balance sheet” arrangements of the type required to be disclosed pursuant to Item 303 of Regulation S-K promulgated by the SEC.

(b) Disclosure Controls and Procedures. The Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). The Company’s disclosure controls and procedures are designed and maintained to ensure that all (i) material information required

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to be disclosed by the Company in the reports and other documents that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications as of the date of this Agreement. Since December 31, 2023, each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and former principal financial officer of the Company) has made all certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act with respect to Company SEC Documents. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. Since December 31, 2023, there has not been (i) any material weaknesses, or significant deficiencies in the design or operation of the Company’s internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company is in compliance in all material respects with the applicable listing and other rules and regulations of NYSE and in all material respects with all applicable provisions of the Sarbanes-Oxley Act.

(c) Indebtedness. Section 3.10(c) of the Company Disclosure Letter contains a true, correct and complete list of all Indebtedness of the Company and its Subsidiaries as of the date of this Agreement, other than Indebtedness (x) reflected in the Audited Company Balance Sheet or (y) otherwise included in the Filed SEC Documents.

3.11 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities (whether accrued, absolute, determined, contingent or otherwise and whether due or to become due) that would be required to be reflected or reserved against on a balance sheet (or notes thereto) prepared in accordance with GAAP, other than liabilities (a) reflected or otherwise reserved against in the Audited Company Balance Sheet or in the consolidated financial statements of the Company and its Subsidiaries (including the notes thereto) included in the Filed SEC Documents; (b) arising pursuant to this Agreement or incurred in connection with the Transactions or in connection with obligations under existing Contracts or applicable Law; (c) incurred in the ordinary course of business after the date of the Audited Company Balance Sheet; or (d) that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.12 Absence of Certain Changes.

(a) Since September 30, 2025 through the date of this Agreement, (i) except in connection with the Transactions and any contemplated alternative transactions, the business of the Company and its Subsidiaries has been conducted, in all material respects, in the ordinary course of business consistent with past practice and (ii) there has not been any action taken by the Company or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time without Parent’s consent, would constitute a breach of, or require consent of the Parent under clauses (e), (j), (m), (n), (o), (p), (q) or (to the extent related to the foregoing actions) (s) of Section 5.2.

(b) Since September 30, 2025 through the date of this Agreement, there has not been any condition, change, event, effect, occurrence or development that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.13 Material Contracts.

(a) List of Material Contracts. Section 3.13(a) of the Company Disclosure Letter contains a true, correct and complete list of all Material Contracts, as in effect as of the date of this Agreement, to which the Company or any of its Subsidiaries is a party or by which their respective properties or assets are bound, except for this Agreement. The Company has made available to Parent, or publicly filed with the SEC, a true, correct and complete copy of each Material Contract.

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(b) Validity. Each Material Contract (other than any Material Contract that has expired in accordance with its terms) is valid and binding on the Company or the applicable Subsidiary of the Company that is a party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, except where the failure to be valid and binding and in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries, and, to the Knowledge of the Company, any other party thereto, has performed all obligations required to be performed by it under each Material Contract, except where the failure to fully perform would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Other than as expressly contemplated by this Agreement, there is no breach of or default under any Material Contract by the Company or any of its Subsidiaries that is a party thereto or, to the Knowledge of the Company, any other party thereto, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Material Contract by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, in each case, except for such breaches and defaults that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no counterparty to any Material Contract has canceled, terminated or materially and adversely altered its relationship with the Company or any of its Subsidiaries (or threatened to do so) and there have been no material disputes between the Company or any of its Subsidiaries, on the one hand, and any such counterparty, on the other hand.

3.14 Real Property.

(a) Section 3.14(a) of the Company Disclosure Letter sets forth a list as of January 14, 2026 (and there have been no material changes since such date except as otherwise permitted under this Agreement), of the parcel identification number from the Company’s internal systems, tax assessor’s parcel number(s) (to the extent available), and street address or legal description (to the extent such property is identified by street address or legal description) of all the Owned Real Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries have, as applicable, good and valid fee simple title to the Owned Real Property, free and clear of Liens, except Permitted Liens, and (ii) neither the Company nor any of its Subsidiaries has received written notice of any pending and, to the Knowledge of the Company, there is no threatened, condemnation with respect to any Owned Real Property.

(b) Section 3.14(b) of the Company Disclosure Letter sets forth a list, as of the date hereof, of the lease code from the Company’s internal systems and the street address, in each case to the extent available, or, where not available, other identifying description of the (i) Material Leased Real Property and (ii) Leased Real Property that is utilized for an office or facility location. The Company has made available to Parent copies of all Material Leases. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the interest of the Company and its Subsidiaries, as applicable, in all of the Leased Real Property is free and clear of all liens (except for Permitted Liens) and is sufficient to operate the business as currently operated, (ii) each Lease is valid and binding on the Company or its Subsidiaries and is in full force and effect and, to the Knowledge of the Company, valid and binding on, and enforceable against, the other parties thereto, (iii) neither the Company nor any of its Subsidiaries is in breach or default under any of the Leases, beyond any applicable grace periods, (iv) no termination event or condition or uncured default on the part of the Company or, if applicable, its Subsidiaries or, to the Knowledge of the Company, the counterparty thereunder, exists under any Lease, (v) neither the Company nor any of its Subsidiaries has received any written notice from any landlord under any Lease that such landlord intends to terminate such Lease, and (vi) neither the Company nor any of its Subsidiaries has received written notice of any pending and, to the Knowledge of the Company, there is no threatened, condemnation with respect to any property leased pursuant to any Leased Real Property.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Real Property is (i) in good operating condition and repair, subject to normal wear and tear, (ii) regularly and properly maintained consistent with reasonably prudent industry practice and standards, (iii) free from any latent defects or structural deficiencies and (iv) sufficient for the conduct of the business of the Company and its Subsidiaries as presently conducted.

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3.15 Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and its Subsidiaries are, and have been at all times since December 31, 2022, in compliance with all applicable Environmental Laws, (b) the Company and its Subsidiaries are, and since December 31, 2022 have been, in compliance with all Governmental Authorizations required under Environmental Laws for their operations, (c) no written notice of violation of any Environmental Law has been received by the Company or any of its Subsidiaries, the substance of which has not been resolved, (d) no Legal Proceeding is, to the Knowledge of the Company as of the date of this Agreement, pending or threatened in writing against the Company or any of its Subsidiaries under any Environmental Law, and (e) to the Knowledge of the Company, there has been no release of Hazardous Substances by the Company or any of its Subsidiaries, including on, at, or from the Real Property, in violation of applicable Environmental Laws or currently, as of the date of this Agreement, requiring remediation or that would reasonably be expected to form the basis of any liability, remedial action, Order, proceeding or governmental, regulatory or administrative investigation, audit or inquiry involving the Company or any of its Subsidiaries relating to or arising under any Environmental Law.

3.16  Intellectual Property.

(a) Section 3.16(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date hereof, of all Company Registered Intellectual Property, together with the name of the current owner(s), the applicable jurisdictions, and the application, registration or serial numbers (as applicable). For each item of Company Registered Intellectual Property, (i) the Company or a Subsidiary of the Company is the sole and exclusive owner of such item, (ii) such item is free and clear of all Liens (other than Permitted Liens) and (iii) such item is subsisting, valid and, to the Knowledge of the Company, enforceable, in each case, except as would not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) The Company and its Subsidiaries (as applicable) have timely made all filings and payments with, and complied with their associated duties with respect to, Governmental Authorities, including the U.S. Patent and Trademark Office and all other governmental intellectual property offices, as may be necessary or appropriate to preserve, maintain and protect all Company Registered Intellectual Property in the ordinary course of business consistent with reasonable business practices, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or any of its Subsidiaries, as applicable, owns, is licensed or otherwise possesses adequate and, to the Knowledge of the Company, enforceable rights to use, all Company Intellectual Property necessary for or used in the operation of their respective businesses as currently conducted.

(d) Except as set forth on Section 3.16(d) of the Company Disclosure Letter or as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no pending or, to the Knowledge of the Company, threatened Legal Proceedings by any Person against the Company or any of its Subsidiaries alleging infringement, dilution, misappropriation or violation by the Company or any of its Subsidiaries of any Intellectual Property of such Person or challenging the ownership, validity or enforceability of any Company Intellectual Property.

(e) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries has received any written notice from any Person, and, to the Knowledge of the Company, there is no other assertion or threat from any Person, that the operation of the business of the Company or any of its Subsidiaries infringes, dilutes, misappropriates or otherwise violates the Intellectual Property rights of any Person, (ii) the conduct of the business of the Company and its Subsidiaries does not infringe, dilute, misappropriate or violate any Intellectual Property of any Person and (iii) to the Knowledge of the Company, no Person is infringing, diluting, misappropriating or violating any Company Intellectual Property. Except as would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries are not a party to any Legal Proceeding (A) challenging the validity, enforceability or ownership of any third-party Intellectual Property rights or (B) asserting that the operation of the business of any other Person, or any other Person’s products or services, infringe, dilute, misappropriate or otherwise violate any Company Intellectual Property.

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(f) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) no current or former employee or contractor of the Company or any of its Subsidiaries owns any material rights in or to any Company Intellectual Property, (ii) to the extent ownership has not vested in the Company or any of its Subsidiaries by operation of law, each employee or contractor of the Company or any of its Subsidiaries who is or was involved in the creation, development or invention of any material Intellectual Property for or on behalf of the Company or any of its Subsidiaries has executed a written agreement assigning such employee’s or contractor’s rights to such Intellectual Property to the Company or such Subsidiary, and (iii) no current or former employee or contractor of the Company or any of its Subsidiaries (A) has made or threatened in writing to make any claim or challenge against the Company or any of its Subsidiaries or (B) is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreements, in each of clauses (A) and (B), in connection with any Company Intellectual Property.

(g) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is a member of, a contributor to, or has made any commitments or agreements regarding, any patent pool, industry standards body, standard setting organization, or industry trade association that requires the Company or any of its Subsidiaries to grant to any other Person any license or other right to any material Company Intellectual Property and, to the Knowledge of the Company, no Company Intellectual Property has been declared essential to any standard.

(h) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no funding, facilities or personnel of any Governmental Authority or any university, college, research institute, research center or other educational institution has been used to create any material Company Intellectual Property, except for any such funding or use of facilities or personnel that does not result in such Governmental Authority or institution obtaining ownership or other material rights in such Company Intellectual Property.

(i) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each Subsidiary of the Company have implemented commercially reasonable measures consistent with industry best practices and as may be required by any applicable Governmental Authority relating to their use of Open Source Software. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each Subsidiary of the Company are in material compliance with the terms and conditions of all licenses, including attribution and notice requirements, for the Open Source Software used by the Company or any Subsidiary, and have not distributed, licensed or otherwise used any Open Source Software in any manner that (i) has created a requirement that any Company Intellectual Property or any Intellectual Property of Parent or any of its Affiliates (A) be disclosed or distributed in source code form or (B) be delivered at no charge or otherwise dedicated to the public, (ii) includes granting licensees the right to make derivative works or other modifications of Company Intellectual Property or any Intellectual Property of Parent or any of its Affiliates or (iii) prohibits or limits the receipt of consideration by the Company or its Subsidiaries. Neither the Company nor any Subsidiary of the Company has released any material Company Intellectual Property pursuant to the terms of any licenses governing Open Source Software.

(j) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the consummation of the Transactions will not result in the material loss or impairment of any right of the Company or any of its Subsidiaries to own, use, practice or otherwise exploit any Company Intellectual Property and (ii) neither the execution, delivery and performance of this Agreement, nor the consummation of the Transactions, will, pursuant to any Contract to which the Company or any of its Subsidiaries is a party, result in the transfer or grant by the Company or such Subsidiary to any third Person of any ownership interest in, or material restriction or license with respect to, any Company Intellectual Property.

(k) Each of the Company and its Subsidiaries uses commercially reasonable measures designed to protect, preserve and maintain the secrecy and confidentiality of all material proprietary information included in the Company Intellectual Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor its

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Subsidiaries have disclosed any such material proprietary information by such Person that is not subject to confidentiality obligations with respect thereto, and, to the Knowledge of the Company, there has not been any unauthorized access to or misuse of any such material proprietary information.

3.17 Data Protection.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have (i) implemented and maintained commercially reasonable technical, physical, organizational and administrative measures and policies designed to protect the security of the computer systems owned by the Company or any of its Subsidiaries and the confidentiality of the trade secrets owned by the Company or any of its Subsidiaries, and to protect all material confidential data maintained by or on behalf of the Company, including for the avoidance of doubt, Personal Information (the “Company Data”); and any information maintained by or on behalf of the Company that relates to an identified or identifiable individual or household, including, but not limited to, name, address, telephone number, email address, username, photograph, government-issued identifier, unique device identifier, geolocation data, cellular activity, user behavior or any other data used or intended to be used to identify, contact, or precisely locate an individual (“Personal Information”) against unauthorized access, use, modification, disclosure, or loss, including, but without limitation, reasonable backup and security and disaster recovery technology and procedures, and has timely and reasonably remediated any material audit findings relating to its security safeguards; (ii) complied with all Laws, Contracts, Company privacy policies or notices, and industry standards or self-regulatory frameworks binding on the Company or such Subsidiaries, as applicable, relating to privacy, data protection, or data security, including with respect to the collection, processing, storage, transmission, transfer (including any cross-border transfer), tracking technologies, data brokerage, cellular activity, user behavior, disclosure, use, retention or disposal of Personal Information (the “Applicable Data Protection Requirements”); and (iii) contractually obligated any third parties that process, access, or store Personal Information, on behalf of the Company, to abide by terms that are compliant in all material respects with Applicable Data Protection Requirements. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have all necessary lawful bases, data processing agreements, data transfer agreements, compliance documentation, authority, consents and authorizations to acquire, access, process and disclose the Personal Information in its possession or under its control, in connection with the operation of its business. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have not obtained, collected, used or otherwise processed or possessed any Company Data or Personal Information that is not publicly available in a manner that is in material violation or breach of the Applicable Data Protection Requirements.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there has been no material unauthorized access, use, disclosure, or other material breach of security of Company Data or the computer systems owned by the Company or any of its Subsidiaries and Personal Information stored thereon, and the Company has not provided or been required under Applicable Data Protection Requirements to provide notification of any breach of privacy or data security.

(c) To the Knowledge of the Company, since December 31, 2022 no Person (including any Governmental Authority) has made any claim orally or in writing or commenced any action against the Company with respect to alleged violations of Applicable Data Protection Requirements.

(d) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Transactions will result in any material violation of Applicable Data Protection Requirements, and neither the Company nor any of its Subsidiaries is currently subject to any Applicable Data Protection Requirements or other legal obligations that, following the Closing, would, in their current forms, prohibit any Parent or Merger Sub from receiving or using Personal Information and other Company Data in the manner in which any Company or any of its Subsidiaries receives and uses Personal Information and Company Data prior to the Closing.

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3.18 Tax Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a) Each of the Company and its Subsidiaries have timely filed (taking into account valid extensions) all Tax Returns required to be filed by it and all such Tax Returns were true, correct and complete.

(b) The Company and each of its Subsidiaries paid, or have adequately accrued and reserved for the payment of, all Taxes that are required to be paid by it to the extent required by GAAP.

(c) Neither the Company nor any of its Subsidiaries has executed any waiver, except in connection with any ongoing Tax examination, of any statute of limitations on, or extended the period for the assessment or collection of, any Tax, in each case that has not since expired.

(d) There are no Liens for Taxes upon any of the assets of the Company or its Subsidiaries other than Permitted Liens.

(e) There are no audits, examinations, assessments or other similar proceedings currently in progress or threatened in writing by any Governmental Authority with respect to Taxes of the Company or any of its Subsidiaries. No written claim has been received by the Company or any of its Subsidiaries from a Governmental Authority in a jurisdiction where the Company or such Subsidiary does not file Tax Returns that the Company or such Subsidiary is or may be subject to taxation by that country.

(f) Neither the Company nor any of its Subsidiaries was a “distributing corporation” or a “controlled corporation” in a transaction intended to be governed by Section 355 of the Code during the two-year period ending on the date of this Agreement.

(g) Neither the Company nor any of its Subsidiaries (A) is a party to or bound by, or currently has any liability pursuant to, any Tax sharing, allocation, reimbursement or indemnification agreement, other than any such agreement entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes; or (B) has any material liability for the Taxes of any Person other than the Company and its Subsidiaries pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-U.S. income tax Law) or as transferee or successor.

(h) Neither the Company nor any of its Subsidiaries has engaged in a “listed transaction” as set forth in Treasury Regulation § 1.6011-4(b)(2).

3.19 Employee Benefits.

(a) Employee Plans. Section 3.19(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement, of all material Employee Plans. The Company has made available to Parent a copy of, to the extent applicable, with respect to each material Employee Plan (and with respect to any material Foreign Plan, only to the extent reasonably available; provided, however, that if not reasonably available as of the date of this Agreement, written descriptions of the material terms of such plans, and, to the extent practicable, the remaining documentation described in this Section 3.19(a), shall be made available no later than thirty (30) days following the date of this Agreement), (i) such Employee Plan document, (ii) each trust, insurance, annuity or other funding contract or instrument related thereto, (iii) the most recent financial statements and actuarial or other valuation reports prepared with respect thereto, (iv) the most recent annual report on Form 5500 required to be filed with the IRS with respect thereto, (v) the most recent summary plan description and any material modification with respect thereto, (vi) the most recent IRS determination, nonroutine notification, or opinion letter, if any, received, (vii) the most recent audited financial statements, and (viii) any material nonroutine correspondence with the Department of Labor, the IRS or any other Governmental Authority dated within the past three (3) years.

(b) Absence of Certain Plans. Neither the Company nor any of its Subsidiaries or any Person that is a member of a “controlled group of corporations” with, or is under “common control” with, or is a member of the same “affiliated service group” with the Company, in each case, as defined in Section 4001(b) of ERISA or Sections 414(b), (c), (m) or (o) of the Code maintains, sponsors, participates in, contributes to, is obligated to contribute to, or has any actual or contingent liability with respect to

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(i) a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) (a “Multiemployer Plan”), (ii) a “multiple employer plan” (as defined in Section 4063 or Section 4064 of ERISA), (iii) a plan that is subject to Section 412 of the Code or Title IV of ERISA or Section 302 of ERISA or is otherwise a defined benefit pension plan, (iv) “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA or applicable state Law) or (v) a “voluntary employees’ beneficiary association” (as defined in Section 501(c)(9) of the Code).

(c) Compliance. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Employee Plan (and any related trust or other funding vehicle) has been maintained, funded, operated and administered in all respects in accordance with its terms and with all applicable Law, including the applicable provisions of ERISA and the Code. Each Employee Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code has received a favorable determination letter, or may rely on a favorable advisory or opinion letter, issued by the IRS, and, to the Knowledge of the Company, no events have occurred that would reasonably be expected to result in the revocation of the qualified status of any such Employee Plan. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Employee Plan, fiduciary of any Employee Plan or administrator of any Employee Plan has taken any action, or failed to take any action, which action or failure would reasonably be expected to subject the Company or any of its Subsidiaries or any Participant to any liability for breach of any fiduciary duty, or for any prohibited transaction (as defined in Section 4975 of the Code), with respect to or in connection with any Employee Plan.

(d) Employee Plan Legal Proceedings. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect as of the date of this Agreement, there are no Legal Proceedings pending, or to the Knowledge of the Company threatened, on behalf of or against any Employee Plan, other than routine claims for benefits.

(e) No Retiree Welfare Benefit Plan. No Employee Plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA) provides material post-employment or retiree life insurance or health benefits to any person, except as may be required by Section 4980B of the Code or any similar Law.

(f) Acceleration. Neither the execution and delivery of this Agreement, nor the consummation of the Transactions contemplated hereby, except as set forth on Section 3.19(f) of the Company Disclosure Letter, either alone or in combination with another event, would: (i) entitle any employee to any payment of compensation or benefits (whether in cash, property or the vesting of property); (ii) increase the amount of compensation or benefits due or payable to any employee; (iii) accelerate the vesting, funding or time of payment of any equity award, compensation or other benefit; (iv) require a contribution by the Company to any Employee Plan; (v) result in any breach or violation of or default under or restrict the ability of the Company to merge, amend, modify or terminate any Employee Plan or (vi) result in the forgiveness of any employee or service provider loan.

(g) Promised Equity Awards. Section 3.19(g) of the Company Disclosure Letter identifies each offer letter, employment agreement or other Contract or Employee Plan that promises a grant of any Company Equity Award or other equity award with respect to shares of Company Common Stock that has not been issued or granted as of the close of business on the Capitalization Date, together, to the extent not reflected in the applicable offer letter, employment agreement or other applicable Contract, with a summary of material promised terms thereof, including the vesting terms (to the extent communicated to the proposed recipient) and grant date value in respect of such promised grant.

(h) Tax Gross-Ups. The Company has no current or contingent obligation to indemnify, gross-up, reimburse or otherwise make whole any Person for any Taxes, including those imposed under Section 4999 or Section 409A of the Code (or any corresponding provisions of state, local or foreign Tax law).

(i) Section 409A. Each Employee Plan that constitutes in any part a “nonqualified deferred compensation plan” (as defined under Section 409A(d) (1) of the Code) subject to Section 409A of the Code has been operated and administered in all material respects in operational compliance with, and is

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in all material respects in documentary compliance with, Section 409A of the Code and all IRS guidance promulgated thereunder, and no amount under any such plan, agreement or arrangement is, has been subject to any additional Tax, interest or penalties under Section 409A of the Code.

(j) Section 280G. Neither the execution and delivery of this Agreement nor the consummation of the Transactions will (either alone or in combination with any other event) result in any payment or benefit made by the Company or any of its Subsidiaries to be characterized as an “excess parachute payment” within the meaning of Section 280G of the Code, except as otherwise set forth in Section 3.19(j) of the Company Disclosure Letter or as provided in this Agreement.

(k) Foreign Plans. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Employee Plan that is maintained outside of the United States that provide benefits in respect of any employee of the Company or any of its Subsidiaries who is primarily based outside of the United States (a “Foreign Plan”) (i) has been maintained, operated and administered in compliance with its terms and in compliance in all respects with applicable laws; (ii) if required to be registered or approved by a non-U.S. Governmental Authority, has been registered or approved and has been maintained in good standing with applicable regulatory authorities, and, to the Knowledge of the Company, no event has occurred since the date of the most recent approval or application therefor relating to any such Foreign Plan that would reasonably be expected to adversely affect any such approval or good standing; (iii) that is intended to qualify for favorable Tax treatment meets all requirements for such treatment; (iv) if required to be fully funded or fully insured, is fully funded or fully insured in compliance with applicable Laws; and (v) is not subject to any pending or, to the Knowledge of the Company, threatened claims by or on behalf of any participant in any Foreign Plan other than routine claims for benefits.

3.20 Labor Matters.

(a) Unions. Except as set forth on Section 3.20 of the Company Disclosure Letter, the Company and its Subsidiaries are not party to any collective bargaining agreement or similar Contract with any labor union, works council, or other employee representative body representing employees of the Company or any of its Subsidiaries. To the Knowledge of the Company, as of the date of this Agreement, there are no proceedings of any labor union to organize any employees of the Company or any of its Subsidiaries with regard to their employment with the Company or any of its Subsidiaries. To the Knowledge of the Company as of the date of this Agreement, there is no strike, lockout, material work slowdown, or material work stoppage against the Company or any of its Subsidiaries pending or, threatened in writing directly against the Company or any of its Subsidiaries, except where such strike, lockout, material work slowdown or material work stoppage would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Labor Compliance. Except for such noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance with all applicable Laws relating to employment or labor, including those related to hiring, background checks, wages, pay equity, hours, collective bargaining and labor relations, classification of independent contractors and employees, equal opportunity, document retention, notice, plant closing and mass layoff, occupational health and safety, employment eligibility verification, immigration, child labor, discrimination, harassment, retaliation, accommodations, disability rights or benefits, affirmative action, workers’ compensation, unemployment insurance, employment and reemployment rights of members of the uniformed services, secondment, employee leave issues and the payment of social security and other Taxes.

(c) Employee Misconduct. Since December 31, 2022 through the date of this Agreement, there has not been any allegation of sexual harassment, sexual misconduct or other unlawful harassment or discrimination against any current or former executive officer, any current or former employee who is or was a direct report of the Company’s Chief Executive Officer or any director of the Company or any of its Subsidiaries. Since December 31, 2022 through the date of this Agreement, none of the Company or any of its Subsidiaries has entered into any settlement agreement related to allegations of sexual harassment

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or sexual misconduct or other unlawful harassment or discrimination by any current or former director, executive officer or, to the extent substantiated, other employee of the Company or any of its Subsidiaries that, if known to the public would bring the Company or any of its Subsidiaries into material disrepute.

(d) WARN Act. For the past three years, there has been no “mass layoff” or “plant closing” (as defined by the Worker Adjustment and Retraining Act of 1988 or any similar state, local or non-U.S. Law) at any single site of employment operated by the Company or any of its Subsidiaries.

(e) Notice of Termination. No current executive officer of the Company or its Subsidiaries or any other employee of the Company or its Subsidiaries who is a direct report of the Company’s Chief Executive Officer has given written notice of termination of employment or, to the Knowledge of the Company, otherwise disclosed plans to terminate employment with the Company within the twelve (12) month period following the date hereof.

3.21 Compliance with Laws.

(a) The Company and each of its Subsidiaries is, and since December 31, 2022 has been, in compliance with all Laws that are applicable to the Company and its Subsidiaries or to the conduct of its and their businesses or operations, except for such noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (i) the Company and its Subsidiaries have all Governmental Authorizations necessary for the ownership and operation of its business as presently conducted, and each such Governmental Authorization is in full force and effect and will not be terminated, suspended or revoked as a result of the Transactions; (ii) the Company and its Subsidiaries are, and since December 31, 2022, have been, in compliance with the terms of all Governmental Authorizations necessary for the ownership and operation of its businesses; (iii) since December 31, 2022, neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority alleging any conflict with or breach of any such Governmental Authorization, the substance of which has not been resolved; and (iv) no condition exists that, with the giving of notice or lapse of time or both, would reasonably be expected to constitute a breach or default of such Governmental Authorization. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Legal Proceeding is pending or, to the Knowledge of the Company, has been threatened in writing to suspend, revoke, withdraw, modify or limit any such Governmental Authorization.

3.22 Legal Proceedings; Orders.

(a) No Legal Proceedings. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, to prevent or have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or to prevent, materially delay or have a material adverse effect on the ability of the Company to consummate the Transactions, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened in writing against or involving the Company or any of its Subsidiaries or any of their respective current or former directors or executive officers (in their capacities as such).

(b) No Orders. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, to prevent or have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or to prevent, materially delay or have a material adverse effect on the ability of the Company to consummate the Transactions, neither the Company nor any of its Subsidiaries is subject to any Order.

(c) The representations and warranties set forth in this Section 3.22 shall not apply to any Legal Proceeding commenced or any Order that comes into effect on or after the date of this Agreement arising out of this Agreement, the Transactions (including any Legal Proceedings arising under the Antitrust Laws or Foreign Investment Laws) or any Transaction Litigation.

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3.23 Insurance. The Company and its Subsidiaries have all material policies of insurance covering the Company and its Subsidiaries and any of their respective employees, properties or assets that are customarily carried by Persons conducting business similar to that of the Company and its Subsidiaries. Except for such defaults or failures to be true and accurate that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all such insurance policies are in full force and effect, (B) all premiums due therein have been paid in full to the extent required by such policy, (C) no claims are pending under such insurance policies as to which coverage has been questioned, denied or disputed and no written notice of cancellation has been received and (D) there is no existing default or event that, with notice or lapse of time or both, would constitute a default by any insured party thereunder.

3.24 Trade & Anti-Corruption Compliance.

(a) None of the Company, any of its Subsidiaries, or, to the Knowledge of the Company and when acting on behalf of the Company or its Subsidiaries, any officer, director, employee, or any agent or person acting on behalf of the Company or its Subsidiaries is currently, or has been in the past three (3) years: (i) the subject or target of any Sanctions; (ii) in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled (as defined under applicable Sanctions) by a Person or Persons or acting for or on behalf of a Sanctioned Person; or (iii) engaged in any transactions, dealings, or activities that might reasonably be expected to cause such Person to become a Sanctioned Person.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company, any of its Subsidiaries, or, to the Knowledge of the Company and when acting on behalf of the Company or its Subsidiaries, any officer, director, employee, or any agent thereof, has in the past five (5) years violated any provision of the United States Foreign Corrupt Practices Act, the UK Bribery Act 2010, or any other applicable anticorruption Laws.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company, any of its Subsidiaries, or, to the Knowledge of the Company and when acting on behalf of the Company or its Subsidiaries, any of their respective officers, directors, employees, or any agent or third party representatives of the Company or its Subsidiaries is or has been, in the past five (5) years, (i) transacting any business with or for the benefit of any Sanctioned Person in violation of applicable Sanctions (ii) engaging in any export, import, deemed export, reexport, transfer, retransfer or provision of any goods, software, technology, data or service without, or exceeding the scope of, any required or applicable licenses or authorizations under all application Ex-Im Laws or (iii) otherwise in violation of any applicable Sanctions, Ex-Im Laws or anti-boycott Laws or Laws relating to export, reexport or transfer controls (together, “Trade Controls”), in connection with the business of the Company to its Subsidiaries. Neither the Company nor any of its Subsidiaries has (i) received any written notice from any Governmental Authority or other Person asserting a violation by of Trade Controls, (ii) received written notice that it is or has been the subject of any actual, suspected, or threatened action, suit, proceeding, investigation, litigation, or whistleblower report, or the subject of any voluntary or directed disclosures, by, to, or before any Governmental Authority with respect to Trade Controls, or (iii) received any written notice, request, penalty or citation for any actual or suspected noncompliance with Trade Controls.

3.25 Brokers. Except for Morgan Stanley and Moelis, there is no financial advisor, investment banker, broker or finder or other similar Person that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Transactions. The Company has made available to Parent a true, correct and complete copy of any engagement letter or other Contract between the Company and each of Morgan Stanley and Moelis relating to the Transactions.

3.26 Company Information. The information supplied or to be supplied by the Company for inclusion in the Proxy Statement (including any amendments or supplements thereto) will not, at the time the Proxy Statement (and any amendment or supplement thereto) is first filed with the SEC and at the time it is first disseminated to the Company Stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein.

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3.27 Related Party Transactions. Except as disclosed in the Filed SEC Documents, no current director, executive officer or Affiliate of the Company or any of its Subsidiaries (a) has currently outstanding any Indebtedness to the Company or any of its Subsidiaries or (b) is otherwise a party to, or directly or indirectly benefits from, any Contract, arrangement or understanding with the Company or any of its Subsidiaries (other than an Employee Plan) of a type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

3.28 No Other Representations or Warranties. Except for the representations and warranties expressly made by the Company in this Article III or in any certificate delivered pursuant to this Agreement, neither the Company nor any other Person makes or has made any representation or warranty of any kind whatsoever, express or implied, at Law or in equity, with respect to the Company any of its Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise), notwithstanding the delivery or disclosure to the Parent and Merger Sub or any of their Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Without limiting the generality of the foregoing, except to the extent expressly included in the representations and warranties made by the Company in this Article III, neither the Company nor any other Person makes or has made any express or implied representation or warranty to Parent, Merger Sub or any of their respective Representatives with respect to (a) any financial projection, forecast, estimate, or budget relating to the Company, any of its Subsidiaries or their respective businesses or (b) any oral or written information presented to Parent, Merger Sub or any of their respective Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or the course of the Transactions. Except for the representations and warranties expressly set forth in Article IV, the Company hereby acknowledges that neither Parent nor any other Person, makes or has made or is making any other express or implied representation or warranty with respect to Parent or any of its Affiliates or their respective business or operations, including any information provided or made available to the Company or any of its Representatives or any information developed by the Company or any of its Representatives.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

4.1 Organization; Good Standing. Parent (a) is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization; and (b) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties and assets. Merger Sub (i) is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware; and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties and assets. Neither Parent nor Merger Sub is in violation of its Organizational Documents.

4.2 Corporate Power; Enforceability. Each of Parent and Merger Sub has the requisite corporate power (or the equivalent thereof) and authority to (a) execute and deliver this Agreement; (b) perform its obligations hereunder; and (c) consummate the Transactions. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder, and the consummation of the Transactions, have been duly authorized and approved by all necessary action on the part of each of Parent and Merger Sub and no additional actions on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder, or the consummation of the Transactions. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

4.3 Non-Contravention. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of their respective obligations hereunder, and the consummation of the Transactions (a) do not violate or conflict with any provision of the Organizational Documents of Parent or Merger Sub; (b) do not violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the

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performance required by, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any Contract or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent, Merger Sub or any of their properties or assets may be bound; (c) do not, assuming the Governmental Authorizations referred to in Section 4.4 are obtained, violate or conflict with any Law applicable to Parent or Merger Sub; and (d) will not result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Parent or Merger Sub, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or Liens that would not, individually or in the aggregate, have a Parent Material Adverse Effect.

4.4 Requisite Governmental Approvals. No applicable Law or applicable Governmental Authority requires that Parent, Merger Sub or any of their Affiliates obtain any Governmental Authorization in connection with (a) the execution and delivery of this Agreement by each of Parent and Merger Sub; (b) the performance by each of Parent and Merger Sub of their respective covenants and obligations pursuant to this Agreement; or (c) the consummation of the Transactions by Parent and Merger Sub, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws; (iv) filing with CFIUS pursuant to the DPA; and (v) such other Governmental Authorizations the failure of which to obtain would not, individually or in the aggregate, have a Parent Material Adverse Effect.

4.5 Legal Proceedings; Orders.

(a) No Legal Proceedings. There are no Legal Proceedings pending or, to the knowledge of Parent, threatened, against Parent or Merger Sub that would, individually or in the aggregate, have a Parent Material Adverse Effect.

(b) No Orders. Neither Parent nor Merger Sub is subject to any Order that would prevent or materially delay the consummation of the Transactions or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.

(c) The representations and warranties set forth in this Section 4.5 shall not apply to any Legal Proceeding commenced or any Order that comes into effect on or after the date of this Agreement arising out of this Agreement, the Transactions (including any Legal Proceedings arising under the Antitrust Laws or Foreign Investment Laws) or any Transaction Litigation.

4.6 Ownership of Company Common Stock. Except as contemplated by this Agreement, none of Parent, Merger Sub or any of their respective Affiliates, beneficially owns, or at any time during the three (3) years preceding the date hereof has beneficially owned, 15% or more of the outstanding shares of Company Common Stock.

4.7 Brokers. Prior to the Closing, the Company will not be responsible for any brokerage, finder’s or other fee or commission to any broker, finder or investment banker in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.

4.8 Operations of Parent and Merger Sub. The authorized capital stock of Merger Sub consists solely of 1,000 shares of common stock, par value $0.001 per share, all of which are validly issued and outstanding. Each of Parent and Merger Sub has been formed solely for the purpose of engaging in the Merger, and, prior to the Effective Time, Parent and Merger Sub shall not have engaged in any other business activities and shall not have incurred liabilities or obligations other than as contemplated by the Financing Letters, the Guarantee and this Agreement. Parent owns beneficially and of record all of the outstanding capital stock and other equity and voting interest in, Merger Sub free and clear of all Liens.

4.9 No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement or the Merger. The adoption of this Agreement by the affirmative vote or consent of Parent, in its capacity as the sole stockholder of Merger Sub, is the only vote or consent of the holders of the capital stock of, or other equity interest in, Merger Sub necessary under applicable Law or its Organizational Documents to adopt this Agreement and consummate the Transactions.

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4.10 Guarantee. Concurrently with the execution of this Agreement, Guarantors have delivered to the Company a true, correct and complete copy of the Guarantee, duly executed by Guarantors in favor of the Company. The Guarantee is in full force and effect and constitutes a legal, valid and binding obligation of Guarantors, enforceable against them in accordance with its terms, subject to the Enforceability Exceptions. No event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default or breach or failure to satisfy a condition on the part of Guarantors under the Guarantee.

4.11 Financing.

(a) Financing Letters. As of the date of this Agreement, Parent has delivered to the Company true, correct and complete copies of (i) the Equity Commitment Letters pursuant to which Investors have committed, subject to the terms and conditions therein, to invest in Parent, directly or indirectly, the Equity Financing; and (ii) a duly executed debt commitment letter, dated as of the date of this Agreement, among Merger Sub and the Financing Sources party thereto (including all exhibits, schedules, term sheets, and annexes thereto, as may be amended or modified solely in accordance with the terms hereof, collectively the “Debt Commitment Letter” and, together with the Equity Commitment Letters and the Fee Letters referenced below, the “Financing Letters”), pursuant to which the Financing Sources thereto have committed, subject to the terms and conditions expressly set forth therein, to lend the amounts set forth therein for the purpose of funding the transactions contemplated hereby and thereby (together with any Alternate Debt Financing, the “Debt Financing” and, together with the Equity Financing, the “Financing”). Parent has also delivered to the Company a true, correct and complete copy of any fee letter (which may be redacted solely with respect to the fee amounts, original issue discount amounts, the amount of any pricing flex and other economic provisions that are customarily redacted in connection with transactions of the type similar to the Transactions, in each case, to the extent such redactions do not redact any term or provision that would constitute or effect a Prohibited Modification) in connection with the Debt Commitment Letters (any such letter, a “Fee Letter” and, collectively, the “Fee Letters”). The Equity Commitment Letters provide that the Company is an express third-party beneficiary thereof.

(b) No Amendments. As of the date of this Agreement, (i) the Financing Letters and the terms of the Financing have not been amended, modified, supplemented or waived; (ii) no such amendment, modification, supplement or waiver is contemplated (except, in the case of the Debt Commitment Letter, such amendments, joinders and/or other modifications entered into solely to effectuate the addition of lenders, lead arrangers, bookrunners, syndication agents or similar entities as parties thereto, which Persons had not executed the Debt Commitment Letter as of the date of this Agreement); (iii) the respective commitments contained in the Financing Letters have not been withdrawn, terminated, replaced, repudiated or rescinded in any respect and no such withdrawal, termination, replacement, repudiation or rescission is contemplated and (iv) there are no other Contracts, side letters or arrangements to which Parent, Merger Sub or any of their respective Affiliates is a party relating to the Financing, other than as expressly set forth in the Financing Letters delivered to the Company and any customary engagement letters entered into in connection with the Debt Financing that do not impact the conditionality, availability or amount of the Debt Financing.

(c) Sufficiency of Financing. Assuming the satisfaction or waiver of the conditions set forth in Article VII, the Financing, when funded in accordance with the Financing Letters, is sufficient to, without duplication, (A) consummate the Merger and the other transactions contemplated hereby, on the terms and conditions set forth herein, and make all payments required by this Agreement to be paid on the Closing Date (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger); (B) repay, prepay, redeem or discharge (after giving effect to the Merger) the principal of and interest, fees, premiums or other amounts payable on, and all other indebtedness outstanding pursuant to the Company Indebtedness or with respect to the Existing Notes under the applicable Indentures, in each case, both (x) as contemplated by this Agreement and (y) to the extent such Company Indebtedness and/or Existing Notes are required to be repaid, prepaid, redeemed or discharged, as applicable, on the Closing Date in connection with the Transactions; and (C) pay all fees, expenses and other amounts required to be paid on the Closing Date by the Company, Parent or Merger Sub or any other Person in connection with the Transactions and the Financing (collectively, the “Required Amount”).

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(d) Validity. As of the date of this Agreement, the Financing Letters (in the forms delivered by Parent to the Company) are in full force and effect with respect to, and constitute the legal, valid and binding obligations of, Parent or Merger Sub (as applicable) and, to the knowledge of Parent, the other parties thereto, as applicable, enforceable against Parent, Merger Sub and the other parties thereto, as applicable, in accordance with their terms, subject to the Enforceability Exceptions. Other than as expressly set forth in the Debt Commitment Letter and Equity Commitment Letters, there are no conditions precedent or other contingencies related to the funding of the full proceeds of the Financing pursuant to any agreement relating to the Financing to which Investors, Parent, Merger Sub or any of their respective Affiliates is a party. Assuming the satisfaction or waiver of the conditions set forth in Article VII, as of the date of this Agreement, Parent has no reason to believe that (A) it or Merger Sub (as applicable) or, to the knowledge of Parent, any other party to the Debt Commitment Letter or Equity Commitment Letters will be unable to satisfy on a timely basis any conditions precedent in the Debt Commitment Letter or Equity Commitment Letters on or prior to the Closing Date or (B) the Financing contemplated by the Financing Letters will not be available to Parent and Merger Sub on or prior to the Closing Date. As of the date of this Agreement, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to, (1) constitute a default or breach on the part of Parent or Merger Sub or, to the knowledge of Parent, any of the other parties thereto pursuant to the Financing Letters, (2) result in the failure of any condition precedent to the Financing to be satisfied at or prior to the Closing; or (3) otherwise result in the Required Amount to be unavailable at the Closing. Parent and Merger Sub, as applicable, have fully paid, or caused to be fully paid, all commitment or other fees and amounts that are due and payable on or prior to the date of this Agreement pursuant to the terms of the Financing Letters.

4.12 Solvency. As of the Effective Time and immediately after giving effect to the Merger and the other Transactions contemplated to occur at Closing (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger and the other Transactions contemplated to occur at Closing and all related fees and expenses of Parent, Merger Sub, the Company and their respective Subsidiaries in connection therewith), assuming the satisfaction of the conditions set forth in Article VII, (a) the amount of the “fair saleable value” of the assets of the Surviving Corporation and its Subsidiaries (on a consolidated basis) will exceed (i) the value of all liabilities of the Surviving Corporation and such Subsidiaries (on a consolidated and going concern basis), including contingent and other liabilities; and (ii) the amount that will be required to pay the probable liabilities of the Surviving Corporation and its Subsidiaries (on a consolidated basis) on their existing debts (including contingent liabilities) as such debts become absolute and matured; (b) the Surviving Corporation and its Subsidiaries (on a consolidated and going concern basis) will not have an unreasonably small amount of capital for the operation of the businesses in which they are engaged or proposed to be engaged; and (c) the Surviving Corporation and its Subsidiaries (on a consolidated basis) will be able to pay their liabilities, including contingent and other liabilities, as they mature. Neither Parent nor Merger Sub is entering into this Agreement, nor taking any other actions with the actual intent to (a) hinder, delay or defraud either present or future creditors of the Surviving Corporation, Parent, Merger Sub or any of their respective Affiliates or (b) render the Surviving Corporation, Parent, Merger Sub or any of their respective Affiliates insolvent.

4.13 Non-Reliance. In connection with the due diligence investigation of the Company by Parent and Merger Sub, Parent and Merger Sub have received and may continue to receive from the Company certain estimates, projections, forecasts, and other forward-looking information, as well as certain business and strategic plan information, regarding the Company and its Subsidiaries and their respective businesses and operations. Except for the representations and warranties expressly made by the Company in this Article III or in any certificate delivered pursuant to this Agreement, Parent and Merger Sub have not relied on such information or on any other representation or warranty (express or implied), memorandum, presentation or other materials or information provided by or on behalf of the Company. Without limiting the generality of the foregoing, Parent and Merger Sub each acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III or in any certificate delivered pursuant to this Agreement, neither the Company nor any other Person makes or has made any representations or warranties with respect to any estimates, projections, forecasts, or other forward-looking information (or omissions therefrom) made available to Parent, Merger Sub or any of their respective Representatives (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Transactions).

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4.14 Parent and Merger Sub Information. The information supplied or to be supplied by Parent or Merger Sub for inclusion in the Proxy Statement will not, at the time the Proxy Statement (and any amendment or supplement thereto) is first filed with the SEC and at the time it is first disseminated to the Company Stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.15 Stockholder and Management Arrangements. As of the date hereof, none of Investors, Guarantors, Parent, Merger Sub or any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder (other than the Persons executing the Support Agreements solely as promised therein with respect to the transactions contemplated thereby), director, officer, employee or other Affiliate of the Company or any of its Subsidiaries (a) relating to (i) this Agreement or the Merger; (ii) the Company; or (iii) the Surviving Corporation or any of its Subsidiaries (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which (i) any holder of Company Common Stock would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock (including through any “roll-over” of existing equity in connection with the Transactions); (ii) any Company Stockholder (other than the Persons executing the Support Agreements) has agreed to approve this Agreement or vote against any Superior Proposal; or (iii) any Person other than Investors have agreed to provide, directly or indirectly, equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.

4.16 No Other Representations or Warranties. Except for the representations and warranties expressly made by Parent and Merger Sub in this Article IV or in any certificate delivered pursuant to this Agreement, none of Parent, Merger Sub or any other Person makes or has made any representation or warranty of any kind whatsoever, express or implied, at Law or in equity, with respect to Parent or Merger Sub or their Affiliates or their respective business, operations, assets, liabilities, condition (financial or otherwise), notwithstanding the delivery or disclosure to the Company or any of its Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Except for the representations and warranties expressly set forth in Article III, Parent and Merger Sub hereby acknowledge that neither the Company nor any of its Subsidiaries, nor any other Person, makes or has made or is making any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective business or operations, including with respect to any information provided or made available to Parent, Merger Sub or any of their respective Representatives or any information developed by Parent, Merger Sub or any of their respective Representatives.

ARTICLE V

INTERIM OPERATIONS OF THE COMPANY

5.1 Affirmative Obligations. Except (a) as required by this Agreement, (b) as set forth in the Company Disclosure Letter, (c) as required by applicable Law or (d) as approved by Parent in writing (which approval shall not be unreasonably withheld, conditioned or delayed and shall be deemed given if Parent provides no written response within seven (7) Business Days after a written request by the Company for such approval), during the period from the execution and delivery of this Agreement until the earlier to occur of the valid termination of this Agreement pursuant to Article VIII and the Effective Time (the “Interim Period”), the Company shall, and shall cause each of its Subsidiaries to, use its commercially reasonable efforts to (i) conduct its business and operations in all material respects in the ordinary course of business, (ii) preserve substantially intact its current business organization and (iii) preserve intact in all material respects its significant commercial relationships with third parties; provided, that no action or omission by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.2 shall be deemed a breach of this sentence unless such action or omission would constitute a breach of such relevant provision of Section 5.2):

5.2 Forbearance Covenants. Except (v) as required by this Agreement, (w) as set forth in the Company Disclosure Letter, (x) as required by applicable Law, or (y) as approved by Parent in writing (which approval shall not be unreasonably withheld, conditioned or delayed and shall be deemed given if Parent provides no written response within seven (7) Business Days after a written request by the Company for such approval) or (z) as

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reasonably necessary to consummate the Spanish Sale on the terms and in accordance with the provisions set forth in the Spanish Sale SPA (as made available to Parent), during the Interim Period, the Company shall not, and shall cause each of its Subsidiaries not to:

(a) amend or otherwise change the Organizational Documents of the Company or any of its Subsidiaries (other than in a de minimis respect);

(b) propose, enter into or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(c) issue, sell, deliver or agree or commit to issue, sell or deliver any Company Securities, except (i) upon the vesting, exercise or settlement of, Company Equity Awards, in each case, outstanding on the date of this Agreement or granted after the date hereof in compliance with this Agreement; or (ii) as contemplated by Section 5.2(h) of the Company Disclosure Letter;

(d) except for transactions solely among the Company and its wholly owned Subsidiaries or solely among the wholly owned Subsidiaries of the Company, reclassify, split, combine, subdivide or redeem, repurchase, purchase or otherwise acquire or amend the terms of, directly or indirectly, any of its capital stock or other equity or voting interest, other than (i) the acquisitions of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Options to pay the exercise price of such Company Options, (ii) the withholding of shares of Company Common Stock to satisfy Tax obligations incurred in connection with the exercise of Company Options or the vesting and settlement of Company RSUs or Company PSUs, and (iii) the acquisition by the Company of Company Options, Company RSUs or Company PSUs in connection with the forfeiture of such awards, in each case, in accordance with their respective terms;

(e) authorize, declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, except for (i) regular quarterly (or similar) dividends of joint ventures or similar non-wholly-owned entities (with payment practices consistent with past practice) or (ii) dividends or other distributions made by any direct or indirect Subsidiary of the Company to the Company or one of its other wholly owned Subsidiaries;

(f) (i) incur, assume, endorse, guarantee, or otherwise become liable for any indebtedness for borrowed money, except (A) borrowings in the ordinary course of business under the Company’s credit facilities (which credit facilities, for the avoidance of doubt, shall not include the Existing Notes) as in effect on the date hereof, (B) guarantees or credit support provided by the Company or any of its Subsidiaries of the obligations of the Company or any of its Subsidiaries to the extent such indebtedness is in existence on the date of this Agreement or incurred in compliance with this Section 5.2(f), (C) performance bonds, letters of credit and surety bonds entered into in the ordinary course of business consistent with past practice, (D) any indebtedness among the Company and its Subsidiaries or among the Company’s Subsidiaries, in each case issued, made or entered into in the ordinary course of business consistent with past practice and (E) other indebtedness for borrowed money not exceeding $10,000,000 in the aggregate outstanding at any given time or (ii) enter into any swap or hedging transaction or other derivative agreements other than in the ordinary course of business consistent with past practice;

(g) other than in the ordinary course of business consistent with past practice, and other than with respect to Owned Real Property currently under contract, sell or otherwise transfer any rights to any Owned Real Property, or enter into any Contract (including any option agreement, right of first refusal or similar right) (i) granting any Person the right to acquire any Owned Real Property in excess of $5,000,000 in value, or (ii) to acquire any ownership interest in real property in excess of $5,000,000;

(h) except (i) to the extent required by applicable Law or (ii) to the extent required by any Employee Plan as in effect on the date of this Agreement, (A) grant any loan to, increase the compensation or benefits of or pay any bonus to any Participant, (B) grant any severance, change of control, retention, termination or similar compensation or benefits to any Participant, (C) amend in any material respect, adopt, establish, agree to establish, enter into or terminate any Employee Plan or collective bargaining agreement or other labor union contract, (D) take any action to accelerate any payment or benefit, or the

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funding of any payment or benefit, payable or to become payable to any current or former employee or other individual service provider of the Company or any of its Subsidiaries, other than as expressly provided by this Agreement, (E) terminate the employment or service of any employee or other individual service provider of the Company or any of its Subsidiaries, other than terminating the employment or service of any employee or other individual service provider of the Company or any of its Subsidiaries (x) with an annual base salary equal to or less than $200,000 in the ordinary course of business or (y) for cause as determined by the Company or any of its Subsidiaries in good faith, or (F) hire, engage or promote any person who is or would be an employee or other individual service provider of the Company or any of its Subsidiaries, other than hiring, engaging or promoting an employee or other individual service provider (x) with an annual base salary equal to or less than $200,000 (immediately following such hiring, engagement or promotion) in the ordinary course of business consistent with past practice, or (y) in the ordinary course of business to replace an employee or other individual service provider with an annual base salary that exceeds $200,000 who resigns (other than any such resignation reasonably resulting from actions taken by the Company or its Subsidiaries that are materially adverse to such employee or individual service provider) or is terminated for cause pursuant to clause (E) above;

(i) settle any Legal Proceeding for an amount in excess of $1,500,000 individually or $5,000,000 in the aggregate other than (i) any settlement where the amount paid or to be paid by the Company or any of its Subsidiaries in excess of the amounts set forth above is substantially covered by insurance coverage maintained by the Company or any of its Subsidiaries or (ii) any settlement of Transaction Litigation in compliance with Section 6.13, provided, that any such settlement does not (x) involve any admission of wrongdoing or liability or (y) impose any restriction on the business of the Company or any of its Subsidiaries;

(j) change the Company’s or its Subsidiaries’ methods, principles or practices of financial accounting in any material respect, except as required by GAAP, Regulation S-X of the Exchange Act (or any interpretation thereof by any Governmental Authority), or by any Governmental Authority or applicable Law;

(k) incur any capital expenditures other than (i) expenditures that are part of the annual budget for capital expenditures set forth in Section 5.2(k) of the Company Disclosure Letter (the “Capital Plan”), (ii) expenditures that do not exceed, in the aggregate, 125% of the Capital Plan, (iii) delayed capital expenditures from a previous annual capital expenditure budget; or (iv) expenditures pursuant to obligations imposed by any Contract in effect as of the date of this Agreement and which involve capital expenditures below $5,000,000 individually;

(l) other than in the ordinary course of business (i) enter into or become bound by any Material Contract, (ii) amend or otherwise modify in any material respect or terminate (other than any Material Contract that has expired in accordance with its terms) any Material Contract or (iii) waive, accelerate or release any material rights or remedies under any Material Contract, except in each case that the Company and its Subsidiaries may enter into, replace, extend or renew any Material Contract, in each case, on terms substantially consistent with, or on terms more favorable to the Company and/or its Subsidiaries, than the Contract it is replacing, extending or renewing; provided, this paragraph (l) shall not prohibit or restrict the Company or any of its Subsidiaries from entering into a Contract to the extent that such Contract implements an act that is specifically the subject matter of and permitted by any other paragraph of this Section 5.2;

(m) (i) change any annual Tax accounting period or material method of Tax accounting, (ii) make, change or revoke any material Tax election (in each case, other than in the ordinary course of business consistent with past practice), (iii) settle or compromise any material audit or proceeding in respect of any material Tax liabilities in an amount in excess of $3,000,000 individually or $5,000,000 in the aggregate (other than any settlement or compromise where the amount is not in excess of the reserves established by the Company or its Subsidiaries for such audit or proceeding), (iv) file any material amended Tax Return (other than as required by Law or in the ordinary course of business consistent with past practice), (v) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or non-U.S. Law) with respect to any material Tax, (vi) surrender any right to claim a material Tax refund (other than in the ordinary course of business consistent with past practice, including electing to

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carry forward overpayments attributable to such refunds), (vii) enter into any written Tax indemnification, sharing, allocation, reimbursement, or similar written agreement (other than pursuant to any customary Tax indemnification, sharing allocation or reimbursement provisions contained in any agreement entered into in the ordinary course of business, the primary purpose of which does not relate to Taxes), or (viii) request any ruling from any Governmental Authority with respect to material Taxes;

(n) acquire any interest in any Person, division, assets, properties, businesses or equity securities thereof (including by merger, consolidation or acquisition of stock or assets), other than (i) in or from any wholly owned Subsidiary of the Company, (ii) assets in the ordinary course of business consistent with past practice or (iii) that do not exceed $25,000,000 in aggregate consideration;

(o) sell, assign, license, lease, transfer, or otherwise dispose of, or create any Lien on (other than any Permitted Lien), any of the Company’s or its Subsidiaries’ material assets other than (i) to secure Indebtedness and other obligations permitted under Section 5.2(f), (ii) in the ordinary course of business consistent with past practice, (iii) not in excess of $25,000,000 in aggregate value, or (iv) to the Company or to a wholly owned Subsidiary of the Company;

(p) sell, assign, license, sublicense, encumber, impair, abandon, transfer, otherwise dispose of, allow to lapse or fail to maintain any material Company Intellectual Property, other than (i) by granting non-exclusive licenses to customers or suppliers in the ordinary course of business consistent with past practice; or (ii) by allowing to lapse Company Registered Intellectual Property that is not material to the operation of the business of the Company and its Subsidiaries in the ordinary course of business consistent with past practice;

(q) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

(r) (i) take any actions that violate Contracts for the Spanish Sale in effect as of the date hereof and copies of which have been delivered to Parent or (ii) take any actions with the intention to materially delay or materially impede the consummation of the Spanish Sale; or

(s) authorize, agree, resolve or commit to take any of the actions prohibited by this Section 5.2.

5.3 Go-Shop; Competing Proposals.

(a) Go-Shop. Notwithstanding anything to the contrary contained in this Agreement, during the period beginning on the date of this Agreement and continuing until 11:59 p.m. on March 26, 2026 (the “No-Shop Period Start Date”), the Company and its Representatives shall have the right to (i) solicit, initiate, propose or induce the making, submission or announcement of, or encourage, facilitate or assist, any inquiry, proposal or offer that constitutes or could lead to an Acquisition Proposal, (ii) subject to the entry into, and in accordance with, an Acceptable Confidentiality Agreement, provide to any Person (and to such Person’s Representatives including potential financing sources of such Person) non-public information relating to the Company or any of its Subsidiaries and afford access to the business, properties, assets, books, records or personnel, of the Company or any of its Subsidiaries; provided, that the Company shall, prior to or substantially concurrently therewith, provide Parent access to any non-public information concerning the Company or any of its Subsidiaries that is provided to any such Person or its Representatives that was not previously provided to Parent or its Representatives, (iii) engage in, enter into, continue or otherwise participate in, any discussions or negotiations with any Person (and their respective Representatives including potential financing sources of such Person) with respect to any Acquisition Proposals (or inquiries, proposals or offers or any other effort or attempt that would reasonably be expected to lead to an Acquisition Proposal), (iv) otherwise cooperate with or assist or participate in or facilitate the making of any Acquisition Proposal, including granting a waiver, amendment or release under any pre-existing standstill or similar provision to the extent necessary to allow for an Acquisition Proposal or amendment to an Acquisition Proposal to be made to the Company or the Company Board, and (v) to the extent permitted by and in accordance with this Section 5.3, take actions permitted by Section 5.3(e) or Section 5.3(g) on the terms and subject to the conditions therein.

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(b) No Solicitation or Negotiation. Subject to the final sentence of this Section 5.3(b), and subject to the terms of Section 5.3(c), from the No-Shop Period Start Date, until the earlier to occur of (x) the valid termination of this Agreement pursuant to Article VIII and (y) the Effective Time, the Company and its Subsidiaries shall not, shall cause its Subsidiaries and its and their respective directors and officers not to, and shall use reasonable best efforts to cause its and their other Representatives not to, directly or indirectly, (i) solicit, initiate, propose, knowingly induce, knowingly encourage or knowingly facilitate the making, submission or announcement of any proposal, offer, inquiry, indication of interest or expression of intent that constitutes or would reasonably be expected to lead to an Acquisition Proposal; (ii) furnish to any Person (other than Parent, Merger Sub or any designees or Representatives of Parent or Merger Sub) any information in respect of the Company or any of its Subsidiaries or afford to any Person access to the business, properties, assets, books, records or personnel, of the Company or any of its Subsidiaries, in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage or knowingly facilitate, any proposal, offer, inquiry, indication of interest or expression of intent that constitutes or would reasonably be expected to lead to an Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Person (other than Parent, Merger Sub or any designees or Representatives of Parent or Merger Sub or their Affiliates) with respect to any proposal, offer, inquiry, indication of interest or expression of intent that constitutes or would reasonably be expected to lead to an Acquisition Proposal, in each case, other than solely to inform such Persons of the existence of the provisions contained in this Section 5.3(b); or (iv) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract (other than an Acceptable Confidentiality Agreement) relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement in accordance with Section 5.3(c) (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”). Subject to the terms of Section 5.3(c), on the No-Shop Period Start Date, the Company shall, shall cause its Subsidiaries and its and their respective directors and officers to, and shall use reasonable best efforts to cause its and their other Representatives to, (A) cease any discussions, communications or negotiations with any Person (other than the Parties and their respective Representatives) in connection with or that would reasonably be expected to lead to an Acquisition Proposal and (B) terminate all access of any Person (other than Parent and Merger Sub and their Representatives) to any data room maintained by the Company with respect to or that would reasonably be expected to lead to any Acquisition Proposal. The Company shall promptly, and in any event within twenty-four (24) hours, after the No-Shop Period Start Date deliver written notice to each Person (other than Parent and Merger Sub and their Representatives), that has received non-public information from or on behalf of the Company in connection with its consideration of a possible Acquisition Transaction, that such Person promptly return or destroy all information regarding the Company and its Subsidiaries furnished to any such Person to the extent contemplated by the applicable confidentiality agreement between the Company and such Person. From the No-Shop Period Start Date until the earlier to occur of (x) the valid termination of this Agreement pursuant to Article VIII and (y) the Effective Time, the Company shall be required to enforce, and shall not be permitted to waive, terminate or modify, any provision of any standstill or similar provision that prohibits or purports to prohibit a proposal being made to the Company Board (or any committee thereof) unless the Company Board (or a duly authorized committee thereof) has determined in good faith (after consultation with its outside legal counsel) that failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law.

(c) Superior Proposals. Notwithstanding anything to the contrary set forth in this Agreement (but in no way limiting any of the rights of the Company or its Subsidiaries set forth in Section 5.3(a)), from the date of this Agreement until the earlier to occur of the valid termination of this Agreement pursuant to Article VIII and the Company’s receipt of the Requisite Stockholder Approval, the Company and the Company Board (or a duly authorized committee thereof) may, directly or indirectly through one or more of their Representatives, participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or any of its Subsidiaries, or afford access to the business, properties, assets, books, records or personnel of the Company or any of its Subsidiaries, in each case pursuant to an Acceptable Confidentiality Agreement, to any Person or such Person’s Representatives that has made, renewed or delivered to the Company a bona fide written Acquisition Proposal after the date of this Agreement that did not result from a breach in any material respect of Section 5.3, in each case, solely if the Company Board (or a duly authorized committee thereof) has determined in good faith (after consultation

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with its financial advisors and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to lead to a Superior Proposal; provided, that the Company shall provide to Parent and Merger Sub any non-public information that is provided to any Person given such access that was not previously made available to Parent or Merger Sub prior to or substantially concurrently with the time it is provided to such Person.

(d) No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as permitted by Section 5.3(e) or Section 5.3(g), the Company Board shall not:

(i) (A) withhold, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, the Company Board Recommendation in a manner adverse to Parent in any respect; (B) adopt, approve, endorse, recommend or otherwise declare advisable an Acquisition Proposal; (C) in the event that an Acquisition Proposal is publicly announced or a material modification is publicly announced, fail to reaffirm the Company Board Recommendation within ten (10) Business Days following the written request of Parent (provided, however, that Parent may make such request no more than one (1) time in respect of each Acquisition Proposal or material modification thereof); (D) in the event that any Acquisition Proposal that is structured as a tender or exchange offer is commenced, fail to recommend against acceptance of such tender or exchange offer by the Company’s stockholders within ten (10) Business Days of commencement thereof pursuant to Rule 14d-2 of the Exchange Act or (E) fail to include the Company Board Recommendation in the Proxy Statement in connection with the Company Stockholder Meeting (any action described in clauses (A) through (E), a “Company Board Recommendation Change”); provided, that, for the avoidance of doubt, none of (1) the factually accurate disclosure by the Company of the receipt of an Acquisition Proposal, (2) the determination by the Company Board (or a duly authorized committee thereof) that an Acquisition Proposal constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal; or (3) the delivery by the Company of any notice contemplated by Section 5.3(e), in each case in and of itself and to the extent made in compliance with this Section 5.3, shall constitute a Company Board Recommendation Change; or

(ii) cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement.

(e) Company Board Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, until the earlier to occur of the valid termination of this Agreement pursuant to Article VIII and the Company’s receipt of the Requisite Stockholder Approval:

(i) the Company Board (or a duly authorized committee thereof) may effect a Company Board Recommendation Change (within the meaning of clause (A) or (E) of the definition of “Company Board Recommendation Change”) in response to an Intervening Event if the Company Board (or a duly authorized committee thereof) has determined in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable Law; provided, that the Company Board (or a duly authorized committee thereof) shall not effect such a Company Board Recommendation Change unless, following such determination:

(1) (A) the Company has provided prior written notice to Parent at least four (4) Business Days in advance of such Company Board Recommendation Change (such notice period, including any extension thereto, in accordance with this Section 5.3(e)(i)(1), the “Intervening Event Notice Period”) to the effect that the Company Board (or a duly authorized committee thereof) intends to effect a Company Board Recommendation Change, which notice shall specify the basis for such Company Board Recommendation Change and describe such Intervening Event in reasonable detail; and (B) if requested by Parent, the Company and its Representatives, during the Intervening Event Notice Period, shall negotiate with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to enable Parent to propose modifications to the terms and conditions of this Agreement and the Financing Letters; provided, that in the event

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the Intervening Event to which this provision applies thereafter changes in any material respect, the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(e)(i) with respect to such new written notice, it being understood that the “Intervening Event Notice Period” in respect of such new written notice shall be three (3) Business Days; and

(2) at the end of the Intervening Event Notice Period and prior to taking any such action, the Company Board has considered in good faith any modifications to the terms and conditions of this Agreement and the Financing Letters proposed by Parent in writing in a manner that would constitute a binding agreement between the Parties if accepted by the Company, and has determined in good faith (after consultation with its financial advisors and outside legal counsel), that the failure to effect a Company Board Recommendation Change would continue to be inconsistent with the Company Board’s fiduciary duties under applicable Law if such modifications proposed by Parent were to be given effect; or

(ii) if the Company has received a bona fide written Acquisition Proposal after the date of this Agreement that did not result from a breach in any material respect of Section 5.3, and the Company Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) that such Acquisition Proposal constitutes a Superior Proposal and that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law, then the Company Board may (A) effect a Company Board Recommendation Change with respect to such Acquisition Proposal; or (B) cause the Company to terminate this Agreement pursuant to Section 8.1(h) in order to substantially concurrently enter into a binding written definitive agreement with respect to such Acquisition Proposal; provided, that the Company Board (or a duly authorized committee thereof) shall not take any action described in the foregoing clauses (A) and (B) unless, following such determination and before such action:

(1) (A) the Company has provided prior written notice to Parent at least four (4) Business Days in advance (such notice period, including any extension thereto, in accordance with this Section 5.3(e) (i i), the “Acquisition Proposal Notice Period”) to the effect that the Company Board (or a duly authorized committee thereof) intends to take the actions described in clauses (A) or (B) of Section 5.3(e) (i i), which notice shall specify (i) the identity of the Person or Group making such Acquisition Proposal, (ii) a summary of the material terms and conditions thereof and (iii)      full copies of all documents relating to such Acquisition Proposal and (B) if requested by Parent, the Company and its Representatives, during the Acquisition Proposal Notice Period, shall negotiate with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to enable Parent to propose modifications to the terms and conditions of this Agreement and the Financing Letters; provided, that, in the event of any material modifications to such Acquisition Proposal (it being understood that any change to the financial or any other material terms of such proposal shall be deemed a material modification), the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(e)(ii)(1) with respect to such new written notice, it being understood that the “Acquisition Proposal Notice Period” in respect of such materially modified Acquisition Proposal shall be three (3) Business Days; and

(2) at the end of the applicable Acquisition Proposal Notice Period and prior to taking any such action, the Company Board has considered in good faith any proposals by Parent to make modifications to the terms and conditions of this Agreement and the Financing Letters proposed by Parent in writing in a manner that would constitute a binding agreement between the Parties if accepted by the Company, and has determined in good faith (after consultation with its financial advisors and outside legal counsel) that (A) such Acquisition Proposal continues to constitute a Superior Proposal and (B) the failure to take such action would continue to be inconsistent with the Company Board’s fiduciary duties under applicable Law if such changes proposed by Parent were to be given effect.

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(f) Notice.

(i) From the date of this Agreement until the first to occur of the No-Shop Period Start Date and the termination of this Agreement pursuant to Article VIII, the Company shall as promptly as reasonably practicable (and, in any event, within twenty-four (24) hours) notify Parent in writing if the Company or any of their respective Representatives receives an Acquisition Proposal. Such notice shall include a summary of the material terms and conditions thereof, the identity of the third party making such Acquisition Proposal and its proposed financing sources, and copies of any material documents related thereto that have been delivered by such third party making such Acquisition Proposal, and thereafter the Company must inform Parent promptly (and in any event within twenty-four (24) hours) of any material modifications to the terms and conditions of such Acquisition Proposal, which, for the avoidance of doubt, shall include (among other things) any changes to the form or amount of consideration and the proposed financing, and copies of any new material documents related thereto that have been delivered by such third party making such Acquisition Proposal. Notwithstanding anything to the contrary herein, the Company and its Subsidiaries shall not enter into any Contract with any Person that prohibits or otherwise limits the Company from complying with its obligations in this Section 5.3(f).

(ii) From and after the No-Shop Period Start Date until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will promptly (and, in any event, within twenty-four (24) hours) notify Parent if any inquiries, offers or proposals or requests for non-public information or discussions that constitute or would reasonably be expected to lead to an Acquisition Proposal, or any material revisions to the terms and conditions of any pending Acquisition Proposals disclosed pursuant to Section 5.3(f)(i) are received by the Company or any of its Representatives. Such notice must include (A) the identity of the Person making such inquiries, offers or proposals, (B) a summary of the material terms and conditions of such inquiries, offers or proposals to the extent such material terms and conditions are not included in the written documents provided in the following clause (C) and (C) copies of any written material documents relating thereto provided to the Company or any of its Representatives. Thereafter, the Company must keep Parent reasonably informed, on a reasonably prompt basis (and, in any event, within twenty-four (24) hours), of the status (and supplementally provide the material terms) of any such inquiries, offers or proposals (including any material amendments thereto and any new, amended or revised written materials relating thereto provided to the Company or any of its Representatives, or by the Company or any of its Representatives to such Person or any of its Representatives) and the status of any such discussions or negotiations.

(g) Certain Disclosures. Nothing contained in this Agreement shall prohibit the Company or the Company Board (or a duly authorized committee thereof) from taking and disclosing to the Company Stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication) in connection with the making or amendment of a tender offer or exchange offer, making a customary “stop-look-and-listen” communication to the Company Stockholders pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communication) or from making disclosures to the Company Stockholders pursuant to applicable securities Laws with regard to the Transactions or an Acquisition Proposal, in each case, so long as any such disclosure does not include any statement that constitutes a Company Board Recommendation Change (it being understood that a customary “stop, look and listen” communication by the Company Board or any committee thereof pursuant to Rule 14d-9(f) promulgated under the Exchange Act shall not, by itself, constitute an Company Board Recommendation Change).

5.4 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent, Merger Sub and the Company shall exercise, subject to and consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.

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ARTICLE VI

ADDITIONAL COVENANTS

6.1 Required Action and Forbearance; Efforts.

(a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement (including this Section 6.1(a)) and subject to any different standard set forth herein with respect to any covenant or obligation (including Section 5.1(a), Section 5.3(e) and Section 6.2), Parent and Merger Sub shall, on the one hand, and the Company and its Subsidiaries shall, on the other hand, use their respective reasonable best efforts to (i) take (or cause to be taken) all actions; (ii) do (or cause to be done) all things; and (iii) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, as promptly as practicable, the Merger and the Transactions, including by (A) causing the conditions to the Merger set forth in Article VII to be satisfied and (B) (I) obtaining all consents, waivers, approvals, orders and authorizations from Governmental Authorities; and (II) making all registrations, declarations and filings with Governmental Authorities, in each case that are necessary or advisable to consummate the Transactions. This Section 6.1(a) shall not apply to filings under Antitrust Laws or any Foreign Investment Laws, which shall be governed by the obligations set forth in Section 6.2 below.

(b) No Consent Fee. Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement (other than Section 6.2), neither the Company, Parent, Investors, Guarantors nor any of their respective Affiliates (or any portfolio company of any Affiliate of Parent, Investors or Guarantors) shall be required to agree to (i) the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments) or (ii) the provision of additional security (including a guaranty) or any other contractual concessions, in each case, in connection with obtaining any consent pursuant to any Contract of the Company or any of its Subsidiaries or Affiliates.

(c) Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub (and, from and after the Effective Time, the Surviving Corporation) to perform their respective obligations pursuant to this Agreement including, with respect to Merger Sub, to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement.

6.2 Antitrust and Regulatory Matters.

(a) Filing Under Antitrust Laws and Foreign Investment Laws. Each of Parent and Merger Sub shall (and shall cause their respective Affiliates to, if applicable), on the one hand, and the Company shall (and shall cause its Affiliates to, if applicable), on the other hand, to the extent required, (i) within twenty (20) Business Days following the date of this Agreement, file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the Merger as required by the HSR Act; and (ii) within fifteen (15) Business Days following the date of this Agreement, file such notification filings, forms and submissions, including any draft notifications in jurisdictions requiring pre-notification, with any Governmental Authority as are required by other applicable Laws (including Antitrust Laws and Foreign Investment Laws) in connection with the Merger. Each of Parent and the Company shall use their respective reasonable best efforts to (A) cooperate and coordinate (and shall cause its respective Affiliates to cooperate and coordinate) with the other in the making of such filings; (B) supply the other (or cause the other to be supplied) with any information that may be required in order to make such filings; (C) supply (or cause to be supplied) any additional information that may be required or requested by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction in which any such filing is made; and (D) (1) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other Antitrust Laws applicable to this Agreement or the Merger; and (2) obtain all clearances, consents, approvals, waivers, actions, non-actions and other authorizations pursuant to any Antitrust Laws and Foreign Investment Laws applicable to this Agreement or the Merger, in each case as promptly as practicable and in any event at least five (5) Business Days prior to the Termination Date. Parent and Merger Sub shall be solely responsible for payment of all filing fees in connection with filings made under the HSR Act and any other Antitrust Laws or any Foreign Investment Laws as required thereunder in connection with the Merger. It is understood that this Section 6.2(a) is limited by the proviso of the first sentence in Section 6.2(c).

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(b) CFIUS Approval. Without limiting the generality of this Section 6.2 and subject thereto, for purposes of obtaining the CFIUS Approval, each Party shall, and shall cause its Affiliates to, use its reasonable best efforts to obtain CFIUS Approval. Such reasonable best efforts shall include, without limitation, promptly (and not later than twenty (20) Business Days after the date hereof) making any draft filing required in connection with the CFIUS Approval in accordance with the DPA, promptly making any final filing in connection with the CFIUS Approval and in accordance with the DPA after receipt of confirmation that CFIUS has no further comment to the draft filing, and providing any information requested by CFIUS or any other agency or branch of the U.S. government in connection with the CFIUS review or investigation of the Transactions within the timeframes set forth in the DPA. If CFIUS suggests or requests that, or the Parties jointly determine it to be appropriate or advisable that, the Parties withdraw and resubmit the joint voluntary notice submitted to CFIUS pursuant to this Section 6.2, the Parties shall cooperate in withdrawing and resubmitting the CFIUS joint voluntary notice. It is understood that this Section 6.2(b) is limited by the proviso to the first sentence in Section 6.2(c).

(c) Avoidance of Impediments. In furtherance and not in limitation of the other covenants in this Section 6.2 and notwithstanding anything to the contrary contained in this Agreement (but subject to the proviso to this sentence and the last two sentences of this Section 6.2(c)), if and to the extent necessary to obtain clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations pursuant to the HSR Act, CFIUS, any other Antitrust Laws or any Foreign Investment Laws applicable to the Merger, and to avoid or eliminate each and every impediment under any Antitrust Law, Foreign Investment Laws and any other Laws, including CFIUS, applicable to the Merger as promptly as reasonably practicable and in any event at least five (5) Business Days prior to the Termination Date, each of the Company, Parent and Merger Sub shall (and shall cause their respective controlled Affiliates to, if applicable) offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, and take all actions necessary to avoid or eliminate each and every impediment and obtain all clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations under the HSR Act, CFIUS, other Antitrust Laws or any Foreign Investment Laws and any other Laws including (i) the sale, divestiture, transfer, license, disposition, or hold separate (through the establishment of a trust or otherwise), of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, properties, products or businesses of the Company and its Subsidiaries; (ii) the termination, modification, or assignment of existing relationships, joint ventures, Contracts, or obligations of the Company and its Subsidiaries; (iii) the modification of any course of conduct regarding future operations of the Company and its Subsidiaries; and (iv) any other restrictions on the activities of the Company and its Subsidiaries, including the freedom of action of the Company and its Subsidiaries with respect to, or their ability to retain, one or more of their respective operations, divisions, businesses, product lines, customers, assets or rights or interests, or their freedom of action with respect to the assets, properties, or businesses to be acquired pursuant to this Agreement; in each case, so as to allow the consummation of the Merger as soon as reasonably practicable and, in any event, at least five (5) Business Days prior to the Termination Date; provided, that, notwithstanding anything in this Agreement to the contrary, nothing in this Section 6.2 shall require Parent, Merger Sub or any of their respective Affiliates to (and without Parent’s written consent, neither the Company nor any of its Subsidiaries shall) (A) take any action that would individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, properties, financial condition or results of operations of (1) the Company and its Subsidiaries, taken as a whole, or (2) Parent and its Subsidiaries (after giving effect to the consummation of the Merger), taken as a whole, measured, in the case of this clause (2), on a scale relative to Parent and its Subsidiaries (after giving effect to the consummation of the Merger but without giving effect to such action), taken as a whole, (B) take any action that is contemplated by clauses (i) through (iv) of this Section 6.2(c) as if the references to the “Company and its Subsidiaries” were replaced with references to “Parent, Investors, Guarantors, their respective Affiliates and the respective businesses and portfolio companies of Parent, Investors, Guarantors and such Affiliates and their respective assets, properties and rights, in each case other than the Company and its Subsidiaries or the assets, properties, or rights of the Company and its Subsidiaries” or (C) take any of the actions set forth on Schedule 6.2 attached hereto (and any such effect under clause (A), (B) or (C), a “Burdensome Condition”). The Company and Parent shall cooperate with each other and use their respective reasonable best efforts to oppose any request for, the entry of, and seek to have vacated or terminated, any Order of any Governmental Authority that could restrain, prevent or delay any required

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consents, clearances, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations applicable to the Merger, including by defending through litigation, any action asserted by any Person in any court or before any Governmental Authority and by exhausting all avenues of appeal, including appealing properly any adverse decision or Order by any Governmental Authority, it being understood that each Party shall bear its own fees, costs and expenses of all such actions (subject to the second to last sentence of Section 6.2(a)). Notwithstanding the foregoing, nothing in this Section 6.2 shall require Parent, Merger Sub (or permit the Company or any of its Subsidiaries) to enter into any agreement or consent decree with the DOJ, FTC or any other Governmental Authority, or take, or agree to take, any other remedial action, that is not conditioned on the Closing. Notwithstanding anything herein to the contrary, Parent’s obligations to take or cause to be taken any actions set forth in clauses (i) through (iv) of this Section 6.2(c) shall be subject to the right of Parent, in Parent’s good faith reasonable discretion, to take reasonable periods of time in order to advocate and negotiate with Governmental Authorities with respect to such actions; provided, that such time periods or delays (X) would not reasonably be expected to materially delay or impair the ability of the Parties to obtain clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations pursuant to the HSR Act, CFIUS, any other Antitrust Laws or any Foreign Investment Laws applicable to the Merger, and avoid or eliminate each and every impediment under any Antitrust Law, Foreign Investment Laws and any other Laws, including CFIUS, applicable to the Merger and (Y) would not reasonably be expected to result in the failure of the Parties to satisfy the conditions set forth in Section 7.1(b), at least five (5) Business Days prior to the Termination Date.

(d) Cooperation. In furtherance and not in limitation of the foregoing, the Company, Parent and Merger Sub shall (and shall cause their respective Affiliates to), subject to any restrictions under applicable Laws, (i) promptly notify the other Parties of, and, if in writing, furnish the others with copies of (or, in the case of oral communications, advise the others of the contents of) any material communication received by such Person from a Governmental Authority in connection with the Merger and permit the other Parties to review and discuss in advance (and to consider in good faith any comments made by the other Parties in relation to) any proposed draft notifications, formal notifications, filings, submissions or other written communications (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Merger to a Governmental Authority; (ii) keep the other Parties informed (on a prompt basis) with respect to the status of any such submissions and filings to any Governmental Authority in connection with the Merger and any developments, meetings or discussions with any Governmental Authority in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval, waiver or other authorizations, (B) the expiration or termination of any waiting period, (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable Laws, including any proceeding initiated by a private party alleging that consent of such party is or may be required in connection with the Transactions and (D) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Authority with respect to the Merger; and (iii) not independently participate in any meeting, hearing, proceeding or discussions (whether in person, by telephone, by video or otherwise) with or before any Governmental Authority in respect of the Merger without giving the other parties reasonable prior notice of such meeting or substantive discussions and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. However, each of the Company, Parent and Merger Sub may reasonably designate any commercially sensitive information provided to any Governmental Authority as restricted to “outside counsel only” and any such information shall not be shared with employees, officers or directors or their equivalents of the other Party without approval of the Party providing the commercially sensitive information; provided, that each of the Company, Parent and Merger Sub may redact any valuation and related information before sharing any information provided to any Governmental Authority with another Party on an “outside counsel only” basis, and that the Company, Parent and Merger Sub shall not in any event be required to share information that benefits from legal privilege with the other Parties, even on an “outside counsel only” basis, where this would cause such information to cease to benefit from legal privilege. Notwithstanding anything else in this Section 6.2, Parent and Merger Sub may withhold certain information relating to their and any of their Affiliate’s (and their respective portfolio companies) ownership structures, investors, investment portfolio or investment activity (hereinafter, “sensitive information”) to be supplied to or filed with a Governmental Authority from being provided to the Company and its external counsel and may participate in segments

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of meetings in respect of the regulatory approvals contemplated by this Section 6.2 without giving the Company or its external counsel the opportunity to participate where such segment of such meeting can reasonably expected to involve the disclosure of sensitive information, but shall give the Company and its external counsel the opportunity to attend the remainder of such meetings not relating to sensitive information. External counsel for the Parent will provide to external counsel of the Company summaries of any sensitive information supplied to, filed with or disclosed in meetings with a Governmental Authority that is not shared with external counsel for the Company in accordance with this provision.

(e) Control of Strategy. Subject to Parent’s obligations under Sections 6.2(a), 6.2(b) and 6.2(c), (i) Parent shall have the right, following good faith consultation with and consideration of the views of the Company, to direct the strategy and timing for obtaining any necessary approval under Antitrust Laws and Foreign Investment Laws and in connection with the timing, form and content of any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with any Legal Proceeding under or relating to any Antitrust Laws or Foreign Investment Laws and (ii) if any Legal Proceeding, including any Legal Proceeding brought by a Person other than a Governmental Authority, is instituted (or threatened to be instituted) challenging the Merger or the other Transactions as violative of any Antitrust Law or Foreign Investment Law, Parent shall have the right to direct and control all communications, strategy and defense of this Agreement, the Merger and the other Transactions in any such Legal Proceeding.

(f) Other Actions. Parent and Merger Sub shall not, and shall cause their Affiliates not to, (i) acquire (by stock purchase, merger, consolidation, purchase of assets, license or otherwise), or (ii) enter into or agree to enter into any Contracts or arrangements for an acquisition (by stock purchase, merger, consolidation, purchase of assets, license or otherwise) of any business or ownership interest, equity interest, assets or rights in or of any Person that competes with or operates in the same industry as, the Company if doing so would reasonably be expected to, individually or in the aggregate, (A) prevent, materially delay or materially impede the satisfaction of the conditions set forth in Section 7.1(b) or, solely to the extent related to any Antitrust Law, Section 7.1(c) or (B) materially increase the risk of any Governmental Authority entering an Order prohibiting the consummation of the Transactions.

6.3 Proxy Statement.

(a) Proxy Statement. Subject to Parent and Merger Sub’s timely performance of their obligations under Section 6.3(c), as promptly as reasonably practicable following the date of this Agreement (and, in any event, no later than five (5) Business Days after the No-Shop Period Start Date, unless otherwise agreed by Parent), the Company (with the assistance and cooperation of Parent and Merger Sub as reasonably requested by the Company) shall prepare and file with the SEC a preliminary proxy statement, as required by the Exchange Act and the rules and regulations adopted thereunder (as amended or supplemented, the “Proxy Statement”) relating to the Company Stockholder Meeting. Subject to Section 5.3(d), the Company shall include the Company Board Recommendation in the Proxy Statement.

(b) Other Required Company Filing. If the Company determines that it is required to file or submit any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company (with the assistance and cooperation of Parent and Merger Sub as reasonably requested by the Company) shall promptly prepare and file or submit such Other Required Company Filing with the SEC. The Company shall use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and NYSE. The Company may not file or submit the Proxy Statement or any Other Required Company Filing with the SEC without providing Parent and its counsel a reasonable opportunity to review and comment thereon and the Company shall give due consideration to all reasonable additions, deletions or changes suggested thereto by Parent or its counsel and, unless required by applicable Law as determined in good faith by the Company (after consultation with outside legal counsel), shall not include any disclosure regarding Parent or any of its Affiliates (or their portfolio companies) to which Parent or its counsel shall reasonably object.

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(c) Furnishing Information. Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall furnish all information concerning it and its Affiliates, if applicable, as the other Party may reasonably request in connection with the preparation and filing with or submission to the SEC of the Proxy Statement and any Other Required Company Filing. The Company, Parent and Merger Sub shall ensure that none of the information supplied by it for inclusion in the Proxy Statement will at the date of mailing to stockholders of the Company or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company assumes no responsibility with respect to information supplied in writing by or on behalf of Parent, its Affiliates or its or their respective Representatives for inclusion or incorporation by reference in the Proxy Statement, and Parent and Merger Sub assume no responsibility with respect to information supplied in writing by or on behalf of the Company, its Affiliates or its or their respective Representatives for inclusion or incorporation by reference in the Proxy Statement. If at any time prior to the Company Stockholder Meeting any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent or Merger Sub, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement or any Other Required Company Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information shall promptly notify the other, and an appropriate amendment or supplement to such filing describing such information shall be promptly prepared and filed with the SEC by the appropriate Party and, to the extent required by applicable law or the SEC or its staff, disseminated to the Company Stockholders.

(d) Consultation Prior to Certain Communications. The Company and its Affiliates, on the one hand, and Parent, Merger Sub and their respective Affiliates, on the other hand, shall use reasonable best efforts to provide the other Party a reasonable opportunity to review and comment on any written communication with the SEC or its staff with respect to the Proxy Statement or any Other Required Company Filing, as the case may be, and each Party shall give due consideration to all reasonable additions, deletions or changes suggested thereto by the other Parties or their respective counsel, and, unless required by applicable Law as determined in good faith by the Company (after consultation with outside legal counsel), the Company shall not include any disclosure regarding Parent or any of its Affiliates (or their portfolio companies) to which Parent or its counsel shall reasonably object.

(e) Notices. The Company, on the one hand, and Parent and Merger Sub, on the other hand, shall advise the other, promptly after it receives notice thereof, of (i) any receipt of a request by the SEC or its staff for any amendment or revisions to the Proxy Statement or any Other Required Company Filing, as the case may be; (ii) any receipt of comments from the SEC or its staff on the Proxy Statement or any Other Required Company Filing, as the case may be; or (iii) any receipt of a request by the SEC or its staff for additional information in connection with the items covered in clauses (i) and (ii) above. The Company shall respond to any comments received from the SEC or its staff on the Proxy Statement or any Other Required Company Filing as promptly as practicable after its receipt thereof; provided that the Company shall provide Parent and its counsel a reasonable opportunity to review and comment upon such response (and, with respect to oral comments, shall as promptly as possible provide Parent with a summary of such comments), and the Company shall give due consideration to all reasonable additions, deletions or changes suggested thereto by Parent or its counsel. The Company shall notify Parent and its counsel when notified by the SEC that it has no further comments (or if notified that SEC does not intend to provide comments).

(f) Dissemination of Proxy Statement. Subject to applicable Law, the Company shall use its reasonable best efforts to cause the Proxy Statement in definitive form to be disseminated to the Company Stockholders as promptly as reasonably practicable, and in no event more than five (5) Business Days following the earlier of (i) filing thereof with the SEC and confirmation from the SEC, orally or in writing, that it will not review, or that it has completed its review of, the Proxy Statement and (ii) expiration of the ten-day waiting period contemplated by Rule 14a-6(a) promulgated under the Exchange Act if the SEC has not informed the Company during such period that it intends to review; provided, that in no event shall the Company be obligated to establish a meeting date prior to the No-Shop Period Start Date.

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6.4 Company Stockholder Meeting.

(a) Call of Company Stockholder Meeting. The Company shall take all actions necessary to establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Requisite Stockholder Approval (the “Company Stockholder Meeting”) in accordance with applicable Law and the Company’s certificate of incorporation and bylaws as promptly as reasonably practicable (and in any event such Company Stockholder Meeting shall be initially scheduled for a date no earlier than the 20th Business Day, and unless required by applicable Law, no later than 30th Business Day, following the mailing of the Proxy Statement) following the initial mailing of the Proxy Statement to the Company Stockholders. Without the prior consent of Parent, the adoption of this Agreement shall be the only matter (other than matters of procedure, including adjournment or postponement thereof, and matters required by Law to be voted on by the Company Stockholders in connection with the adoption of this Agreement, including a “Say-on-Golden-Parachute” vote) that the Company shall propose to be acted on by the Company Stockholders at the Company Stockholder Meeting. The Company shall (i) use its reasonable best efforts to solicit proxies to obtain the Requisite Stockholder Approval and (ii) keep Parent informed on a reasonably current basis regarding its solicitation efforts and voting results following the mailing of the definitive Proxy Statement. For the avoidance of doubt, notwithstanding any Company Board Recommendation Change, unless this Agreement has been validly terminated pursuant to Section 8.1, the Company shall submit this Agreement to the Company Stockholders for adoption at the Company Stockholder Meeting and shall not submit any Acquisition Proposal for approval by the Company Stockholders.

(b) Adjournment of Company Stockholder Meeting. Except as set forth in this Section 6.1(b), the Company shall not adjourn or postpone the Company Stockholder Meeting without the prior written consent of Parent. The Company may (and the Company shall in the case of clauses (i) and (ii) of this sentence, and for no more than fifteen (15) Business Days in the aggregate, at Parent’s request) postpone or adjourn the Company Stockholder Meeting (i) to allow additional solicitation of votes in order to obtain the Requisite Stockholder Approval or (ii) if there are holders of an insufficient number of shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting (provided that, without Parent’s prior written consent, all such postponements and adjournments pursuant to either the preceding clause (i) or this clause (ii) shall be cumulatively to a date that is no later than the earlier of (A) fifteen (15) Business Days following the originally scheduled date of the Company Stockholder Meeting and (B) five (5) Business Days prior to the Termination Date); (iii) if the Company is required to postpone or adjourn the Company Stockholder Meeting by a specific Order or a specific request from the SEC or its staff (provided that, without Parent’s prior written consent, each such postponement or adjournment under this clause (iii) may be for no more than the amount of time specified in such Order or request); or (iv) if the Company Board has determined in good faith (after consultation with outside legal counsel) that it is required by applicable Law to postpone or adjourn the Company Stockholder Meeting in order to give the Company Stockholders sufficient time to evaluate any information or disclosure that the Company has sent to the Company Stockholders or otherwise made available to the Company Stockholders (provided that, without Parent’s prior written consent, no individual postponement and adjournment under this clause (iv) may be for more than ten (10) Business Days and, in any event, may not be to a date that is later than five (5) Business Days prior to the Termination Date). In no event will the record date of the Company Stockholder Meeting be changed without Parent’s prior written consent (not to be unreasonably withheld, conditioned or delayed), unless required by applicable Law.

6.5 Financing.

(a) No Amendments to Financing Letters. Each of Parent and Merger Sub shall not, without the prior written consent of the Company, agree to, or permit any withdrawal, rescindment, amendment, replacement, supplement or modification to be made to, or any waiver of any provision or remedy pursuant to or consent under, the Financing Letters or the definitive agreements relating to the Financing entered into prior to the Closing Date (the “Definitive Agreements”) if such withdrawal, rescindment, amendment, replacement, supplement, modification, consent or waiver (a “Modification”, with “Modified” having the correlative meaning of making a Modification), in each case, would or would reasonably be expected to, (i) reduce the aggregate amount of the Financing, including by changing the amount of the fees to be paid

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or the original issue discount of the Debt Financing to an amount that would on the Closing Date be less than the Required Amount; (ii) impose new or additional conditions or otherwise adversely expand, amend or modify any of the express conditions precedent to the receipt of the Financing on the Closing Date that are reasonably expected to either (x) adversely affect Parent’s ability to consummate the Transactions contemplated by this Agreement to occur at the Closing, taking into account the expected timing of the Closing or (y) prevent, impede or materially delay the Closing; or (iii) adversely impact the ability of Merger Sub to enforce its rights against the Financing Sources party to the Debt Commitment Letter or the Definitive Agreements as so Modified, relative to the ability of Merger Sub to so enforce its rights under the Debt Commitment Letter or the Definitive Agreements, as applicable, prior to such Modification (including any right to seek or obtain specific performance of the Financing Letters) (each of the foregoing clauses (i) through (iii), a “Prohibited Modification”); provided, however, that, for the avoidance of doubt, Merger Sub may amend, supplement and/or otherwise modify the Debt Commitment Letter (x) as expressly contemplated therein as of the date of this Agreement solely to add lenders, lead arrangers, bookrunners, syndication agents or similar entities as parties thereto, which Persons had not executed the Debt Commitment Letter as of the date of this Agreement (including to the extent documented as a joinder or novation of the obligations of the Financing Sources under the Debt Commitment Letter), (y) to give effect to any market “flex” provisions contained in any Fee Letter and/or (z) to modify the titles, allocations and fee sharing arrangements with respect to the Financing Sources, but in each case only to the extent doing so would not constitute or effect a Prohibited Modification. At least two (2) Business Days (or such shorter period as the Company may reasonably agree) prior to giving effect to any such amendments, Parent shall, to the extent entered into prior to the Closing, promptly furnish to the Company, upon execution thereof, true and complete copies of any executed amendment, replacement, supplement, modification, consent or waiver relating to the Financing Letters or any Definitive Agreements. Upon the effectiveness of any such Modification, the terms “Debt Commitment Letter”, “Fee Letter” and “Equity Commitment Letter” shall mean the Debt Commitment Letter, the Fee Letters or Equity Commitment Letter, as applicable, as Modified, in each case, in express compliance with this Section 6.5(a).

(b) Taking of Necessary Actions. Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to arrange, consummate and obtain the Financing on or prior to the time the Closing is required to occur pursuant to Section 2.3, on the terms and subject only to the conditions precedent (including, to the extent required, the full exercise of any “flex” provisions in any Fee Letter) expressly set forth in the Financing Letters (or, if available with respect to the Debt Financing, on such other terms and conditions that are more favorable than those set forth in the Debt Commitment Letter that are acceptable to Parent in its sole discretion, so long as such other terms and conditions do not constitute or effect a Prohibited Modification), including, using its reasonable best efforts to (i) maintain in effect the Financing Letters in accordance with the terms and subject to the conditions set forth therein; (ii) negotiate, enter into, execute and deliver definitive agreements with respect to the Debt Financing contemplated by the Debt Commitment Letter and related Fee Letters on a timely basis on the terms and subject to the conditions expressly set forth therein (including any “flex” provisions in the related Fee Letters) or on such other terms and conditions that are more favorable than those set forth in the Debt Commitment Letter that are acceptable to Parent in its sole discretion, in each case, without effecting any Prohibited Modification; (iii) satisfy or seek a waiver of on a timely basis all conditions precedent expressly contained in the Debt Commitment Letter and in the Equity Commitment Letters that are within its control at or prior to the time the Closing is required to occur pursuant to Section 2.3; (iv) consummate the Financing at or prior to the Closing in the event that all conditions contained in the Financing Letters or the Definitive Agreements (other than the consummation of the Merger and those conditions that by their nature are to be satisfied or waived at the Closing) have been satisfied; and (v) enforce its rights pursuant to the Financing Letters. Parent and Merger Sub shall pay, or cause to be paid, all commitment or other fees arising pursuant to the Financing Letters as and when they become due.

(c) Information. Parent shall keep the Company reasonably informed on a current basis and in reasonable detail of the status of its efforts to arrange the Debt Financing (including any Alternate Debt Financing); provided, that, Parent shall not be obligated to provide such access or information if Parent determines, in its reasonable judgment, that doing so is reasonably likely to (x) violate applicable Law or

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an applicable judgment, (y) result in the disclosure of trade secrets or competitively sensitive information to third parties or (z) jeopardize the protection of an attorney-client privilege, work product doctrine or other legal privilege (provided that in the event that Parent does not provide information in reliance on the exclusions in the foregoing clauses (x) through (z), the Parent shall use commercially reasonable efforts to provide notice to the Company promptly upon obtaining knowledge that such information is being withheld on such basis). Without limiting the generality of the foregoing, Parent and Merger Sub shall give the Company prompt notice in writing (i) of any breach (or threatened breach in writing), default, cancellation, termination or repudiation by any party to the Financing Letters (including any New Debt Commitment Letter) or any Definitive Agreements with respect to which Parent or Merger Sub, as applicable, has knowledge, (ii) of the receipt by Parent or Merger Sub of any written notice or communication from any Financing Source with respect to any actual or threatened in writing breach, default, cancellation, termination or repudiation (or notice or communications from lenders or other sources of Debt Financing to Parent or Merger Sub of any such actual or threatened in writing breach, default, cancellation, termination or repudiation received by Parent or Merger Sub) by any party to the Financing Letters (including any New Debt Commitment Letter) or any Definitive Agreements of any provisions of the Financing Letters (including any New Debt Commitment Letter) or such Definitive Agreements and (iii) of the occurrence of an event or development that would reasonably be expected to adversely impact the ability of Parent or Merger Sub to obtain the Required Amount. Parent and Merger Sub shall provide any information reasonably requested by the Company relating to any of the circumstances referred to in the previous sentence as promptly as reasonably practical after the date that the Company delivers a written request therefor to Parent; provided, that neither Parent nor Merger Sub shall be required to (a) disclose information the disclosure of which would violate applicable Law or any contractual obligation of confidentiality to any third party or would reasonably be expected to jeopardize or waive the attorney-client privilege, the attorney work product protection or any other legal privilege or protection, or (b) provide information the provision of which would reasonably be expected to result in undue burden or material expense; provided, further, that in the event that Parent and/or Merger Sub do not provide such information in reliance on the foregoing clauses (a) or (b), Parent and/or Merger Sub shall use commercially reasonable efforts to provide notice to the Company promptly upon obtaining knowledge that such information is being withheld on such basis.

(d) Alternate Debt Financing. If any portion of the Debt Financing becomes unavailable on the terms and conditions (including any “flex” provisions in any Fee Letter) contemplated in the Debt Commitment Letter and related Fee Letters, Merger Sub shall promptly notify the Company and use its reasonable best efforts to, as promptly as reasonably practicable following the occurrence of such event, (i) obtain the Debt Financing or such portion of the Debt Financing from the same or alternative sources (A) on terms and conditions taken as a whole not materially less favorable in the aggregate to Parent and Merger Sub than those contained in the Debt Commitment Letter and related Fee Letters as in effect as of the date of this Agreement, (B) containing conditions to borrowing, conditions to Closing and other terms that would reasonably be expected to affect the availability thereof at the Closing that (1) are not more onerous for Merger Sub than those conditions and terms contained in the Debt Commitment Letter and related Fee Letters in effect as of the date of this Agreement, (2) would not reasonably be expected to materially delay the Closing or make the Closing materially less likely to occur, and (3) are in an amount, when taken together with the available portion of the Financing, if any, sufficient to pay the Required Amount (the “Alternate Debt Financing”) (provided, that nothing herein or in any other provision of this Agreement shall require, and in no event shall the reasonable best efforts of Parent be deemed or construed to require, (w) Parent or any of its Affiliates to waive any material term or condition of this Agreement, (x) Parent or any of its Affiliates to seek or obtain any equity financing or debt securities to replace any portion of the Debt Financing, (y) Parent or any of its Affiliates to pay any fees or other amounts in excess of those contemplated by the Debt Commitment Letter as of the date of this Agreement or (z) Parent to agree to any Alternate Debt Financing the terms of which violate or are prohibited by the terms of any other Financing); and (ii) obtain one or more new financing commitment letters with respect to such Alternate Debt Financing (the “New Debt Commitment Letter” and any related fee letter, the “New Fee Letter”), which new letters will replace the existing Debt Commitment Letter and Fee Letters in whole or in part (it being understood and agreed that any New Fee Letter delivered in connection with the related New Debt Commitment Letter may be redacted in the same manner as set forth in Section 4.11(a)). Other than with respect to representations in this Agreement made by Parent that speak solely as of the date of

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this Agreement, any reference in this Agreement to (w) the “Financing Letters”, “Fee Letter” or the “Debt Commitment Letter” will be deemed to include the Debt Commitment Letter to the extent not superseded by a New Debt Commitment Letter at the time in question and any New Debt Commitment Letter (and any New Fee Letter) to the extent then in effect, (x) the “Financing Letters” shall refer to such documents as otherwise amended or modified solely in accordance with the terms of this Agreement, (y) the “Financing” means the financing contemplated by the Financing Letters as amended or modified in accordance with the terms of this Agreement and (z) the term “Financing Sources” shall be deemed to include the lender(s) party to such New Debt Commitment Letter.

(e) No Financing Condition. Parent and Merger Sub each reaffirm their obligation to consummate the Transactions irrespective and independently of the availability of the Financing subject to the satisfaction or waiver of the applicable conditions set forth in Section 7.1 and Section 7.2. Subject to Section 9.8(b) (i i), if the Financing has not been obtained, Parent and Merger Sub will each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Article VII, to consummate the Transactions.

6.6 Financing Cooperation.

(a) Cooperation. Following the date of this Agreement and prior to the Effective Time, the Company shall (x) as promptly as practicable, use its reasonable best efforts, and shall cause each of its Subsidiaries to use its reasonable best efforts, to furnish to Parent the Required Financing Information and (y) use its reasonable best efforts, and shall cause each of its Subsidiaries to use its respective reasonable best efforts, to provide Parent with such customary cooperation as is reasonably requested by Parent to arrange, syndicate and obtain the Debt Financing contemplated by the Debt Commitment Letter, including (without limiting the generality of the foregoing) using reasonable best efforts in:

(i) in each case, upon prior written notice, causing management of the Company to participate in a reasonable number of telephonic meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies solely to the extent customary for the Debt Financing contemplated by the Debt Commitment Letter at times and locations to be mutually agreed;

(ii) (A) providing reasonable and customary assistance to Parent with the preparation of confidential information memoranda, lender presentations, syndication memoranda, customary rating agency presentations, bank information memoranda and other customary marketing materials for the Debt Financing (the “Debt Financing Marketing Materials”), (B) furnishing to Parent one or more customary authorization letters by the chief financial officer (or other similar financial officer) of the Company in connection with the Debt Financing Marketing Materials authorizing the distribution of information to prospective lenders or participants in the Financing and identifying any portion of such information that constitutes material, nonpublic information regarding the Company or its Affiliates or their respective securities, (C) cooperating with the due diligence of the Financing Sources and (D) ensuring that the syndication efforts in respect of the Debt Financing benefit from the existing lending relationships of the Company;

(iii) assisting Parent in connection with the preparation of (but not executing) any pledge and security documents and other definitive financing documents as may be reasonably requested by Parent (it being understood that such documents will not take effect until the Effective Time) and facilitating the pledging of collateral of the Company and its relevant Subsidiaries (including, for the avoidance of doubt, providing stock certificates and stock powers with respect to outstanding certificated shares of the Company or such Subsidiaries, if any), effective no earlier than, and subject to the occurrence of, the Closing;

(iv) furnishing Parent with such readily available financial and other information regarding the Company as is reasonably requested by Parent in connection with the Debt Financing, including without limitation information and supporting details to enable Parent (or its applicable Affiliate(s)) (i) to deliver a solvency certificate in the form required by the Debt Commitment Letter and (ii) to prepare pro forma financial statements reflecting the Debt

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Financing and the other transactions contemplated by this Agreement; it being understood that Parent shall (and, for the avoidance of doubt, the Company shall not) be responsible for the preparation of any pro forma financial statements for the Debt Financing;

(v) assisting in the taking of all corporate and other actions, subject to the occurrence of the Closing, reasonably necessary to permit the consummation of the Debt Financing on the Closing Date; it being understood that, subject to Section 6.6(c) (i ii), no such corporate or other action will take effect prior to the Closing, and the directors of the Company will not be required to approve the Financing prior to the Closing Date;

(vi) promptly, and in any event at least four (4) Business Days prior to the Closing Date, provide all documentation and other information required by numbered paragraph 3 of Exhibit C to the Debt Commitment Letter, in each case as reasonably requested by Parent eight (8) Business Days prior to the Closing Date; and

(vii) cooperating with Parent to obtain corporate and facilities credit ratings.

(b) Obligations of the Company. Nothing in this Section 6.6 will require the Company or any of its Subsidiaries to (x) other than in accordance with Section 6.6(c) (i ii), (i) waive or amend any terms of this Agreement or agree to pay any fees or reimburse any expenses prior to the Effective Time; (ii) enter into any definitive agreement the effectiveness of which is not conditioned upon the Closing; (iii) give any indemnities or incur any fees that are effective prior to the Effective Time that are not reimbursed by Parent and/or Merger Sub at or prior to the Closing; or (iv) take any action that would or would be reasonably likely to unreasonably or materially interfere with the conduct of the business or the Company and its Subsidiaries (it being acknowledged and agreed that the items set forth in clauses (a)(i) through (a) (vii) above or Section 6.6(c) (i ii) below do not unreasonably interfere with the ongoing operations of the Company or any of its Subsidiaries), (y) breach any confidentiality obligations or (z) result in the waiver of any privilege; provided that in the event that the Company or any of its Subsidiaries does not provide cooperation in reliance on the foregoing clause (y) or (z), the Company shall use commercially reasonable efforts to provide notice to Parent promptly upon obtaining knowledge that such cooperation is being withheld on such basis. In addition, no action, liability or obligation of the Company, any of its Subsidiaries or any of their respective Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Debt Financing will be effective until the Effective Time, and neither the Company nor any of its Subsidiaries will be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument that is not contingent on the occurrence of the Closing or that must be effective prior to the Effective Time, other than the authorization letters delivered in connection with the Debt Financing Marketing Materials and in accordance with Section 6.6(c) (i ii) below. Nothing in this Section 6.6 will require the Company, its Subsidiaries or their respective directors, managers, officers or employees to execute, deliver or enter into, or perform any agreement, document or instrument, including any definitive financing document, with respect to any debt financing or adopt resolutions approving the agreements, documents and/or instruments pursuant to which any debt financing is obtained or pledge any collateral with respect to any debt financing prior to the Closing (other than the execution of notices of prepayment, termination or redemption or customary authorization letters in connection with the obligations set forth above and in accordance with Section 6.6(c) (i ii) below). Nothing in this Section 6.6 shall require (A) any officer or Representative of the Company or any of its Subsidiaries to deliver any certificate (except as stated in Section 6.6(c) (i ii)) or take any other action under this Section 6.6 that could reasonably be expected to result in personal liability to such officer or Representative; or (B) subject to Section 6.6(c) (i ii) the Company Board to approve any financing or Contracts related thereto prior to the Effective Time (it being understood and agreed that all such certificates, opinions or resolutions shall be delivered by an officer or board member of the Surviving Corporation immediately after the Effective Time except as required by Section 6.6(c) (i ii)). The Company and its Subsidiaries and Representatives shall not be required to deliver or prepare (A) any legal opinions for the Financing or solvency certificates, (B) a description of all or any component of the Financing or other information customarily provided by the Financing Sources or their counsel, (C) a “description of notes” and/or “plan of distribution”; (D) risk factors relating to all or any component of the Financing, (E) separate subsidiary financial statements or any other information of the type required by Rule 3-05, Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X or “segment reporting” or (F) other information that is not customarily prepared in

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connection with financings similar to the Debt Financing or that neither the Company nor its Subsidiaries maintain in the ordinary course of business. None of the Company, the Company’s Subsidiaries and their respective officers, managers, directors, employees, accountants, legal counsel and other Representatives shall be required to take any action that would subject such Person to actual or potential liability, to bear any cost or expense or to pay any commitment or other similar fee or make any other payment or incur any other liability or provide or agree to provide any indemnity in connection with the Debt Financing or their performance of their respective obligations under this Section 6.6 that is not reimbursed by Parent and/or Merger Sub at the Closing, and any information utilized in connection therewith. For the avoidance of doubt, the parties hereto acknowledge and agree that the provisions contained in this Section 6.6 represent the sole obligation of the Company and its Subsidiaries and its and their officers, directors, employees, accountants, consultants, legal counsel, agents and other Representatives with respect to cooperation in connection with the arrangement of the Debt Financing. Notwithstanding anything to the contrary in this Agreement, the condition set forth in Section 7.2(b), as it applies to the Company’s obligations relating to the Debt Financing, shall be deemed satisfied, and the Company shall not be deemed to have breached or failed to perform or observe any covenants, obligations or other agreements contained in Section 6.6(a) relating to the Debt Financing, in each case, unless the Debt Financing has not been obtained primarily as a result of the failure of any condition precedent to the funding of the full proceeds of the Financing that is caused by the Company’s Willful and Material Breach of its obligations under this Section 6.6, which breach has not been cured on or prior to the third Business Day after Parent has provided written notice specifically identifying such breach to the Company.

(c) Company Indebtedness.

(i) With respect to the Company Indebtedness, if an Existing Credit Agreement Consent is not obtained in respect to any such Company Indebtedness prior to the date that is ten (10) Business Days prior to Closing, the Company shall deliver to Parent (a) executed payoff letters on the Closing Date and (b) drafts of payoff letters at least five (5) Business Days prior to Closing, in each case, in customary form from the lenders (or their applicable representative) with respect each applicable Company Credit Agreement, (w) stating the amounts required to pay in full all obligations (including, to the extent applicable, principal, interest, prepayment premiums, fees, expenses and other amounts payable thereunder as a result of the repayment thereof at the Closing and other than any contingent reimbursement and indemnity obligations that expressly survive termination of each applicable Company Credit Agreement) thereunder (the “Payoff Amount”), (x) providing upon payment of the Payoff Amount, (1) such Company Indebtedness and related instruments evidencing such Company Indebtedness shall be immediately and automatically terminated and all guarantees and liens related to such Company Indebtedness shall be released and (2) such Company Indebtedness shall be deemed repaid in full, (y) including authorizations to file UCC-3 financing statements and customary documentation to evidence the release (including at relevant intellectual property registries) of all guarantees made by the Company or its Affiliates, and all liens on the assets of the Company or its Affiliates securing obligations, in each case, in respect of such Company Indebtedness and to take all other actions reasonably requested to facilitate the release of all guarantees and liens related to such Company Indebtedness and (z) to effect the release of any related liens or other security interests (subject to the finalization of such amounts prior to the Effective Time).

(ii) At or prior to the Effective Time, Parent and Merger Sub shall pay (or cause to be paid) on behalf of the Company the Payoff Amount to the recipients thereof in accordance with the terms of the applicable payoff letter under Section 6.6(c)(i).

(iii) Between the date of this Agreement and the Closing Date, the Company shall use its reasonable best efforts, and shall use reasonable best efforts to cause its Representatives (including legal and accounting representatives), to:

(1) if requested by Parent, commence a consent solicitation with respect to the Existing Secured Notes to seek to obtain the requisite consents from holders of each series of Existing Secured Notes needed to amend, eliminate or waive certain sections of each of the Existing Secured Notes Indentures specified by Parent (an “Existing Secured

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Notes Consent Solicitation”) on such terms and conditions, including with respect to consent fees, that are proposed by Parent; provided, that (x) Parent shall be responsible for preparation of the Existing Secured Notes Consent Solicitation Documents (as defined below) and (y) Parent shall consult with the Company and afford the Company a reasonable opportunity to review and comment on the necessary consent solicitation statement, supplemental indentures and other related documents in connection with such Existing Secured Notes Consent Solicitation and Parent will give reasonable consideration to the comments, if any, raised by the Company (the “Existing Secured Notes Consent Solicitation Documents”). The Company shall provide, and use its reasonable best efforts to cause its Representatives to provide, all cooperation reasonably requested by Parent in connection with the Existing Secured Notes Consent Solicitation, including appointing J.P. Morgan as solicitation agent and appointing an information agent (reasonably acceptable to the Company); provided, that the fees and out-of-pocket expenses of any solicitation agent and information agent will be paid directly by Parent (or the Parent will promptly reimburse the Company for such amounts); provided, further, that neither the Company nor counsel for the Company shall be required to furnish any certificates or legal opinions in connection with an Existing Secured Notes Consent Solicitation (other than, in connection with the execution of any Existing Secured Notes Supplemental Indentures (as defined below) relating to the applicable Existing Secured Notes Consent Solicitation, with respect to which the Company shall deliver customary officer’s certificates). The Company shall waive any of the conditions to the Existing Secured Notes Consent Solicitation as may be reasonably requested by Parent (other than the conditions that (A) any waiver set forth therein shall cease to be effective if the Closing does not occur or (B) the proposed amendments set forth therein shall cease to be effective if the Closing does not occur), so long as such waivers would not cause the Existing Secured Notes Consent Solicitation to violate applicable Law or the applicable Existing Secured Notes Indenture, and the Company shall not, without the prior written consent of Parent, waive any condition to the Existing Secured Notes Consent Solicitation or make any material change, amendment or modification to the terms and conditions of any Existing Secured Notes Consent Solicitation other than as directed by Parent in writing to the Company (email being sufficient). Promptly following the expiration of the Existing Secured Notes Consent Solicitation, assuming the requisite consent from the holders of the Existing Secured Notes (including from persons holding proxies from such holders) has been received and certified by the solicitation agent, the Company shall execute appropriate supplemental indentures (the “Existing Secured Notes Supplemental Indentures”) to become effective providing for the amendments, waiver or other modification of the Existing Secured Notes Indentures contemplated in the Existing Secured Notes Consent Solicitation Documents, and the Company shall use commercially reasonable efforts to cause the trustee under the applicable Existing Secured Notes Indenture to enter into the applicable Existing Secured Notes Supplemental Indenture; provided, that notwithstanding the fact that any waiver of any change of control in the Existing Secured Notes Consent Solicitation may become operative prior to the Effective Time and the Existing Secured Notes Supplemental Indenture may become effective earlier, the proposed amendments set forth in such Existing Secured Notes Supplemental Indenture shall not become operative unless and until the Effective Time has occurred. The form and substance of each of the Existing Secured Notes Supplemental Indentures shall be reasonably satisfactory to Parent and the Company; and

(2) if requested by Parent, commence one or more Change of Control Offers (as such term is defined in the indentures relating to the Existing Secured Notes) with respect to one or more series of Existing Secured Notes, which offer shall be expressly conditioned on the occurrence of the Closing, pursuant to the terms of the relevant indenture (collectively, the “Change of Control Offers”); provided that (x) Parent shall be responsible for preparation of any documentation relating to such offers and (y) Parent shall consult with the Company and afford the Company a reasonable opportunity to

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review and comment on the necessary documentation in connection with any Change of Control Offers and Parent will give reasonable consideration to the comments, if any, raised by the Company. The Company shall provide, and use its reasonable best efforts to cause its Representatives to provide, all cooperation reasonably requested by Parent in connection with any Change of Control Offers, including appointing a tender agent selected by Parent; provided, that the fees and out-of-pocket expenses of any tender agent will be paid directly by Parent (or the Parent will promptly reimburse the Company for such amounts); provided, further, that neither the Company nor counsel for the Company shall be required to furnish any certificates or legal opinions in connection with any Change of Control Offers. The Company shall waive any of the conditions to the Change of Control Offers as may be reasonably requested by Parent (other than the condition that any Change of Control Offer shall not become operative until the Closing), so long as such waivers would not cause the Change of Control Offers to violate applicable Law or the applicable Existing Secured Notes Indenture, and shall not, without the prior written consent of Parent, waive any condition to the Change of Control Offers or make any material change, amendment or modification to the terms and conditions of any Change of Control Offers other than as directed by Parent in writing to the Company (email being sufficient). The form and substance of the documentation relating to any Change of Control Offers shall be reasonably satisfactory to Parent and the Company;

(iv) For the avoidance of doubt, (i) no consent fees or other fees (including any fees related to any solicitation agent or any other agents) shall be payable by the Company in connection with any transaction contemplated by Section 6.6(c) (i ii) (except to the extent that the Parent will promptly reimburse the Company for such fees which will be subject to an indemnity set forth in Section 6.6(g)) and (ii) in no event shall the success or lack thereof of any transaction contemplated by Section 6.6(c) impact Parent’s obligations with respect to Closing. If any of the transactions contemplated by Section 6.6(c) (i ii) have not been completed, Parent and Merger Sub will each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Article VII, to consummate the Merger.

(d) Use of Logos. The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing so long as such logos (i) are used solely in a manner that is not intended to, or could reasonably be likely to, harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries; and (ii) are used solely in connection with a description of the Company or any of its Subsidiaries, its or their respective businesses and products, or the Merger.

(e) Confidentiality. All non-public or other confidential information provided by the Company, its Subsidiaries or any of their Representatives pursuant to this Agreement shall be kept confidential in accordance with the Confidentiality Agreement, except that Parent and Merger Sub will be permitted to disclose such information to any financing sources or prospective financing sources and other financial institutions and investors that are or may become parties to the Debt Financing and to any underwriters, initial purchasers or placement agents in connection with the Debt Financing (and, in each case, to their respective counsel and auditors) consistent with customary practices in connection with the Debt Financing.

(f) Reimbursement. Promptly upon request by the Company, after the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, Parent shall reimburse the Company for any reasonable and documented out-of-pocket costs and expenses (including attorneys’ fees of one counsel to the Company and its Subsidiaries and their respective personnel and advisors, taken as a whole) incurred by the Company, its Subsidiaries or any of its Representatives in connection with the obligations of the Company, its Subsidiaries and their Representatives contemplated by this Section 6.6.

(g) Indemnification. The Company, its Subsidiaries and their respective Representatives shall be indemnified and held harmless by Parent and Merger Sub from and against any and all losses suffered or incurred by them in connection with arranging the Debt Financing, any Existing Secured Notes Consent Solicitation and any Change of Control Offer, in each case, pursuant to this Agreement or the provision of information utilized in connection therewith, in each case other than to the extent such losses arose out of or resulted from the fraud or Willful and Material Breach of the Company or its Subsidiaries.

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(h) No Exclusive Arrangements. In no event will Investors, Guarantors, Parent, Merger Sub or any of their respective Affiliates (which for this purpose will be deemed to include each investor in Parent or Merger Sub and the financing sources or potential financing sources of Parent, Merger Sub and such investors) enter into any Contract prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt or equity financing from providing or seeking to provide debt or equity financing or financial advisory services to any Person, in each case in connection with a transaction relating to the Company or any of its Subsidiaries or in connection with the Merger.

(i) Treatment of Company Credit Agreements. With respect to each of the Company Credit Agreements, between the date of this Agreement and the Closing Date, the Company shall use its commercially reasonable efforts, and shall use commercially reasonable efforts to cause its Representatives (including legal and accounting representatives) to, if requested by Parent:

(i) promptly commence the process of soliciting consents each Company Credit Agreement so requested by Parent for an irrevocable waiver and/or amendment thereunder to the effect that the Transactions do not constitute and will not give rise to a “Change of Control”, “default” or “event of default” (or equivalent term) and will be permitted under such Company Credit Agreement, including any other amendment to or waiver of any provisions of such Company Credit Agreement as reasonably requested by Parent in connection with the Transactions (the “Existing Credit Agreement Consents”), with each such Existing Credit Agreement Consent to be subject to the occurrence of the Closing Date, and taking effect at the Effective Time, unless otherwise agreed by the Company and the Parent,

(ii) obtain the applicable Existing Credit Agreement Consent as promptly as practicable following request therefor, and Parent shall cooperate with the Company and provide such information as is reasonably requested by the administrative agent under the applicable Company Credit Agreement on behalf of the lenders thereunder in connection with the process of obtaining the applicable Existing Credit Agreement Consent. Parent in consultation with the Company shall direct and approve (not to be unreasonably withheld, conditioned or delayed) the scope and terms of the applicable Existing Credit Agreement Consent, including any consent fees or other consideration payable to the lenders thereunder or the administrative agent in connection therewith. Parent shall provide the Company with a reasonable opportunity to review and provide comments on the proposed draft amendments and/or waivers to the applicable Company Credit Agreement and the Company shall keep Parent reasonably informed as to the status of the consent solicitation process in respect thereof. The Company shall deliver all documentation reasonably requested in connection with or necessary to effectuate the applicable Existing Credit Agreement Consent, including customary officer’s certificates of the Company, press releases, SEC filings, notices and any other customary documents reasonably required in connection with the applicable Existing Credit Agreement Consent. For the avoidance of doubt, (x) Parent shall be responsible for preparation of any documentation relating to such Existing Credit Agreement Consents and (y) Parent shall consult with the Company and afford the Company a reasonable opportunity to review and comment on the necessary documentation in connection with any Existing Credit Agreement Consents and Parent will give reasonable consideration to the comments, if any, raised by the Company and counsel for the Company. The Company shall provide, and use its reasonable best efforts to cause its Representatives to provide, all cooperation reasonably requested by Parent in connection with any Existing Credit Agreement Consent; provided that the fees and out-of-pocket expenses of any administrative agent and/or lender will be paid directly by Parent (or the Parent will promptly reimburse the Company for such amounts); provided, further, that neither the Company nor counsel for the Company shall be required to furnish any certificates or legal opinions in connection with the solicitation of any Existing Credit Agreement Consents (other than in connection with the execution of any amendments directly related to such Existing Credit Agreement Consents, with respect to which the Company shall deliver customary officer’s certificates). The form and substance of each of the Existing Credit Agreement consents shall be reasonably satisfactory to Parent and the Company.

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(iii) For the avoidance of doubt, no consent fees or other fees (including any fees related to any solicitation agent or any other agents) shall be payable by the Company in connection with any transaction contemplated by this Section 6.6(i) (except to the extent that the Parent will promptly reimburse the Company, in any case, on or prior to the Closing Date, for such fees which will be subject to an indemnity set forth in Section 6.6(g)).

(iv) The Company’s or Parent’s failure to comply with this Section 6.6(i) will not be taken into account for purposes of determining whether any conditions set forth in Article VII to consummate the Merger have been satisfied unless, in the case of the Company’s failure to comply, such failure is caused by the Company’s Willful and Material Breach of its obligations under this Section 6.6(i), which breach has not been cured on or prior to the third Business Day after Parent has provided written notice specifically identifying such breach to the Company.

6.7 Anti-Takeover Laws. The Company and the Company Board shall (a) take reasonable actions within their power to ensure that no “anti-takeover” statute or similar statute or regulation (including Section 203 of the DGCL) is or becomes applicable to the Merger; and (b) if any “anti-takeover” statute or similar statute or regulation becomes applicable to the Merger, take reasonable actions within their power to ensure that the Merger may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger.

6.8 Access. At all times during the Interim Period, the Company shall, subject to any restrictions or limitations as a result of any Health and Safety Measures, afford Parent and its Representatives reasonable access, consistent with applicable Law, during normal business hours, upon reasonable advance request, to the properties, books and records and personnel of the Company, other than to the extent relating to the negotiation and execution of this Agreement (including with respect to the consideration or valuation of the Merger or any financial or strategic alternatives thereto) or any Acquisition Proposal or Superior Proposal (provided, that, for the avoidance of doubt, the Company shall provide such access (x) for the purpose of consummating the Transactions or (y) for reasonable integration planning, including any REIT Analysis) except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Law or Contract requires the Company to restrict or otherwise prohibit access to such documents or information; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; or (c) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand; provided, that, in each case of clauses (a) through (c), the Company shall use reasonable best efforts to implement appropriate and mutually agreeable measures to permit the disclosure of such information in a manner to remove the basis for the non-disclosure to the greatest extent reasonably possible, including by arrangement of appropriate clean room procedures, redaction of text from documents or entry into a customary joint defense agreement with respect to any information to be so provided. Any investigation conducted or reports, analyses, appraisals, opinions or other information provided pursuant to the access contemplated by this Section 6.8 (so long as such information is reasonably requested by Parent in good faith) shall only be permitted to be conducted or required to be provided in a manner that does not (i) unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by officers, employees and other authorized Representatives of the Company or any of its Subsidiaries of their normal duties or (ii) create a risk of damage or destruction to any property or assets of the Company or its Subsidiaries. Any access to the properties of the Company and its Subsidiaries will be subject to the Company’s reasonable security measures and insurance requirements and will not include the right to perform invasive or subsurface testing or any sampling, monitoring or analysis of soil, groundwater, building materials, indoor air, or other environmental media. All requests for access pursuant to this Section 6.8 must be directed to the Chief Legal Officer of the Company or other Person designated by the Company. The delivery of access or information pursuant to this Section 6.8 or otherwise shall not cure any breach of this Agreement or otherwise limit or affect the rights or remedies available hereunder to Parent.

6.9 Section 16(b) Exemption. Prior to the Effective Time, the Company shall be permitted to take all such actions as may be reasonably necessary or advisable hereto to cause the Merger, and any dispositions of equity securities of the Company (including derivative securities) (including the disposition, cancellation, or deemed

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disposition and cancellation of Company Common Stock, Company Options or Company RSUs) in connection with the Merger by each individual who is a director or executive officer of the Company, to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.

6.10 Directors’ and Officers’ Exculpation, Indemnification and Insurance.

(a) Indemnified Persons. The Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to), subject to applicable Law, honor and fulfill, in all respects, the obligations of the Company and its Subsidiaries pursuant to any indemnification agreements, existing on the date hereof, between the Company and any of its Subsidiaries, on the one hand, and any of their respective current or former directors or officers, on the other hand (each, together with such Person’s heirs, executors and administrators, an “Indemnified Person” and, collectively, the “Indemnified Persons”) with respect to acts or omissions by an Indemnified Person occurring or arising out of the period at or prior to the Effective Time. In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to), subject to applicable Law, cause the Organizational Documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Organizational Documents of the Company and its Subsidiaries, as the case may be, as of the date of this Agreement. During such six-year period, such provisions of such Organizational Documents with respect to indemnification, exculpation and the advancement of expenses, may not be repealed, amended or otherwise modified in any manner adverse to the Indemnified Persons except as required by applicable Law.

(b) Indemnification Obligation. Without limiting the generality of the provisions of Section 6.10(a), during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) indemnify and hold harmless, subject to and to the fullest extent permitted by applicable Law, and any of the Surviving Corporation’s Subsidiaries as of the date of this Agreement shall, indemnify and hold harmless each Indemnified Person from and against any costs, fees and expenses (including reasonable attorneys’ fees and investigation expenses), judgments, fines, penalties, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, whenever asserted, to the extent that such Legal Proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (i) the fact that an Indemnified Person is or was a director, officer, employee or agent of the Company or such Subsidiary; (ii) any action or omission, or alleged action or omission, in each case occurring, arising out of or relating to the period at or prior to the Effective Time, in such Indemnified Person’s capacity as a director, officer, employee or agent of the Company or any of its Subsidiaries, or taken at the request of the Company or such Subsidiary (including in connection with serving at the request of the Company or such Subsidiary as a director, officer, employee, agent, trustee or fiduciary of another Person (including any employee benefit plan)) and matters arising out of, in connection with or relating to this Agreement or the transactions contemplated hereby, except that if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to this Section 6.10(b), then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved. In the event of any such Legal Proceeding, the Surviving Corporation shall advance all reasonable fees and expenses (including reasonable fees and expenses of any counsel) as incurred by an Indemnified Person in the defense of such Legal Proceeding; provided, that the Person to whom expenses are advanced shall provide an undertaking to repay such advances if it is ultimately determined by final non-appealable judgment by a court of competent jurisdiction that such Person is not entitled to indemnification. Notwithstanding anything to the contrary in this Agreement, none of Parent, the Surviving Corporation nor any of their respective Affiliates shall settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any Legal Proceeding for which indemnification is being sought by an Indemnified Person pursuant to this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of such Indemnified Person from all liability arising out of, or relating to, such Legal Proceeding or such Indemnified Person otherwise consents in writing thereto (such consent not to be unreasonably withheld or delayed).

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(c) D&O Insurance. During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain in effect the Company’s current directors’ and officers’ liability and similar insurance (“D&O Insurance”) in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are at least as favorable to the insured Indemnified Persons as the D&O Insurance; provided that, in satisfying its obligations pursuant to this Section 6.10(c), the Surviving Corporation will not be obligated to pay annual premiums in excess of 300% of the amount paid by the Company for coverage for its last full fiscal year ended prior to the Effective Time (such 300% amount, the “Maximum Annual Premium”). If the annual premiums of such insurance coverage exceed the Maximum Annual Premium, then the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier. In satisfaction of the foregoing obligations, prior to the Effective Time the Company may (and, at Parent’s request, shall) purchase a prepaid “tail” policy with respect to the D&O Insurance so long as the aggregate cost for such “tail” policy does not exceed the Maximum Annual Premium. If the Company elects to purchase such a “tail” policy prior to the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such “tail” policy in full force and effect for a period of no less than six (6) years after the Effective Time and continue to honor its obligations thereunder.

(d) Successors and Assigns. If Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or Surviving Corporation or entity in such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then proper provisions will be made so that the successors and assigns of Parent, the Surviving Corporation or any of their respective successors or assigns shall assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.10.

(e) No Impairment. The obligations set forth in this Section 6.10 may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person without the prior written consent of such affected Indemnified Person. Each of the Indemnified Persons is intended to be a third party beneficiary of this Section 6.10, with full rights of enforcement as if a Party. The rights of the Indemnified Persons pursuant to this Section 6.10 will be in addition to, and not in substitution for, any other rights that such Persons may have, subject to applicable Law, pursuant to (i) the Organizational Documents of the Company and its Subsidiaries; (ii) any and all indemnification agreements entered into with the Company or any of its Subsidiaries; or (iii) applicable Law (whether at Law or in equity).

(f) Other Claims. Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.10 is not prior to or in substitution for any such claims pursuant to such policies or agreements.

6.11 Employee Matters.

(a) Acknowledgement. Parent hereby acknowledges and agrees that a “change of control” (or similar phrase) within the meaning of each of the Employee Plans, as applicable, will occur as of the Effective Time.

(b) Existing Arrangements. From and after the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) assume and honor all of the Employee Plans in accordance with their terms as in effect immediately prior to the Effective Time.

(c) Employment; Benefits. Until the twelve (12) month anniversary following the Closing Date, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) maintain for the benefit of each Continuing Employee (i) a base salary or wage rate, as applicable, cash incentive opportunities (including bonus and commission) and equity or equity-based incentive opportunities (it being understood that the value of any equity or equity-based

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incentive opportunities may be provided in the form of cash or equity) that are, in the aggregate, no less favorable than those in effect for such Continuing Employee immediately before the Effective Time; (ii) severance and termination benefits that are, in the aggregate, no less favorable those applicable to such Continuing Employee immediately before the Effective Time; and (iii) all other benefit or compensation plans, programs, policies, agreements or arrangements (including but not limited to nonqualified deferred compensation but excluding any equity or equity-based or other long-term incentive compensation or benefits and any compensation or benefits under a defined benefit pension plan or post-employment health and welfare plan, retention benefits, change in control benefits, and other one-time benefits) at levels that are substantially comparable in the aggregate to those in effect for (or available to) such Continuing Employee under the Employee Plans as of the Effective Time.

(d) New Plans. With respect to each benefit or compensation plan, program, policy, arrangement or agreement that is made available to any Continuing Employee at or after the Effective Time (each such plans, a “New Plan”), Parent and its Subsidiaries (including the Surviving Corporation) shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) to cause to be granted to such Continuing Employee credit for all service with the Company and its Subsidiaries prior to the Effective Time for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation and paid time off accrual and severance entitlement or termination pay), except to the extent that it would result in duplication of compensation or benefits for the same period of service; provided that no credit shall be given with respect to benefit accruals under any defined benefit pension plan or for any purpose under any post-employment health or welfare benefit plan, any plan that provided benefits to a grandfathered employee population or Parent’s equity-based compensation program. In addition, and without limiting the generality of the foregoing, (i) each Continuing Employee will be immediately eligible to participate, without any waiting period, in any and all New Plans to the extent that coverage pursuant to any such New Plan replaces coverage pursuant to a corresponding Employee Plan (such plans, the “Old Plans”); (ii) for purposes of each New Plan providing life insurance, medical, dental, pharmaceutical, vision or disability benefits, the Surviving Corporation and its Subsidiaries shall cause all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for the Continuing Employees and their dependents; (iii) for purposes of each New Plan providing medical, dental, pharmaceutical, or vision benefits, the Surviving Corporation and its Subsidiaries shall use reasonable best efforts to cause any expenses incurred by the Continuing Employees and their dependents during the portion of the plan year of the Old Plan ending on the date that Continuing Employees’ participation in the corresponding New Plan begins to be given full credit under such New Plan for purposes of satisfying all deductible, coinsurance and out-of-pocket requirements applicable to such Continuing Employees and their dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan; and (iv) the Surviving Corporation and its Subsidiaries shall credit the accounts of the Continuing Employees under any New Plan that is a flexible spending account plan with any unused balances in the account of such Continuing Employees under the Old Plan that is a flexible spending account plan; provided that, in the case of (ii), (iii) and (iv) of this Section 6.11(d), Parent receives all information reasonably necessary to implement such actions. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time will be credited to such Continuing Employee following the Effective Time, and will not be forfeited on account of accrual limits or other forfeiture and shall not limit future accruals.

(e) Closing Year Bonus. Each Continuing Employee who as of immediately prior to the Effective Time is eligible for an annual bonus for 2026 under an Employee Plan and who remains employed with Parent or its Subsidiaries through the regular payment date for such bonus, shall be eligible to receive in cash, on such regular payment date, an annual bonus payment in respect of the 2026 performance period in an amount that is determined based on the target level of attainment of the applicable performance measures under such Employee Plan as in effect on the Closing Date, subject to modifications as set forth on Section 6.11(e) of the Company Disclosure Letter, with any above target payouts (including, except as expressly provided therein, as set forth on Section 6.11(e) of the Company Disclosure Letter) made in Parent’s sole discretion (collectively, the “2026 Annual Bonuses”). Notwithstanding anything to the contrary herein, any Continuing Employee whose employment is terminated following the Closing and prior to the payment of the 2026 Annual Bonuses due to a termination of employment by the Company (or

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its employing Affiliate) for reasons other than cause, or due to such Continuing Employee’s resignation for “good reason” if the Continuing Employee is subject to a severance arrangement providing for severance eligibility based on “good reason”, will, in addition to any other severance entitlement (but not in addition to any right to a pro rata bonus on termination) and subject to the execution of a customary release of claims, be entitled to payment of a 2026 Annual Bonus payable no later than the regular payment date, calculated based on the amount payable based on the actual level of attainment of the applicable performance measures under such Employee Plan, and prorated based on the portion of the 2026 performance period elapsed through the date of such Continuing Employee’s termination or resignation.

(f) No Third-Party Beneficiary Rights. Notwithstanding anything to the contrary set forth in this Agreement, this Section 6.11 will not be deemed to: (i) guarantee employment for any period of time for, or preclude the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries to terminate any Continuing Employee; (ii) constitute the adoption, amendment or modification of any Employee Plan or New Plan; or (iii) create any third party beneficiary rights in any Continuing Employee (or beneficiary or dependent thereof).

(g) Updated Company Equity Award Schedule. The Company shall provide Parent with an updated Company Equity Award Schedule within three (3) Business Days prior to the anticipated Closing to reflect the holder’s name (to the extent only the employee identification number was provided in the Company Equity Award Schedule provided on the date hereof), whether or not the applicable award was granted to such holder in his or her capacity as a current or former employee of the Company or any of its Subsidiaries and whether such award constitutes nonqualified deferred compensation subject to Section 409A of the Code and any changes occurring between the Capitalization Date and the applicable date of delivery.

6.12 Public Statements and Disclosure. The initial press release with respect to the execution of this Agreement shall be a joint press release in the form reasonably agreed to by the Parties, and following such initial press release, the Company and Parent shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger and shall consider in good faith the comments of the other with respect thereto and shall not issue any such press release or make any such public statement prior to such consultation, except as such Party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system (and then only after as much advance notice as is reasonably practicable); provided, that such consultation shall not apply with respect to communications (including communications directed to employees, suppliers, customers, partners, vendors or stockholders) that are consistent with public statements previously made in accordance with this Section 6.12; provided, further, that the restrictions set forth in this Section 6.12 shall not apply to the extent relating to matters referred to in and in compliance with Section 5.3.

6.13 Transaction Litigation. Prior to the Effective Time, the Company will provide Parent with prompt notice of all Transaction Litigation to which the Company, any of its Affiliates or any of their respective current or former directors, officers, advisors or employees is a defendant (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the status thereof. The Company will (a) give Parent the opportunity to participate in (but not control) the defense, settlement and prosecution of any such Transaction Litigation; and (b) consult with Parent with respect to the defense, settlement and prosecution of any such Transaction Litigation, including by consulting with Parent in advance of, and providing copies to Parent and an opportunity to comment in advance of, filings, submissions, written communications, material oral communications or appearances in any such Transaction Litigation and considering in good faith the comments and advice of Parent. The Company may not compromise or settle (or offer or propose (formally or informally, orally or in writing) to compromise or settle) any such Transaction Litigation unless Parent has consented thereto in advance in writing (which consent will not be unreasonably withheld, conditioned or delayed).

6.14 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and use its use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of NYSE to cause (a) the delisting of the Company Common Stock from NYSE as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Common Stock pursuant to the

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Exchange Act as promptly as practicable after such delisting, including the preparation and filing of one or more post-effective amendments to terminate the registration of Company Common Stock on Form S-3 or S-8 that remain outstanding at or prior to Closing.

6.15 Treatment of Existing Notes. With respect to one or more series of outstanding Existing Notes, if requested by Parent in writing (with sufficient advance notice), the Company and its Subsidiaries shall use their commercially reasonable efforts to take such actions as may be reasonably requested and necessary to facilitate the redemption, satisfaction and/or discharge of such series of Existing Notes at the Closing pursuant to the applicable Indenture, including (i) issuing or causing to be issued one or more notices of redemption in accordance with the terms of and within the time period required by the applicable Indenture (unless waived in accordance with the applicable Indenture); provided, that any such notices may be conditioned upon one or more conditions precedent, including, but not limited to, the occurrence of the Closing, and (ii) delivering to the applicable trustee(s) under each applicable Indenture any customary opinions, certificates, or other deliverables required by the terms of the applicable Indenture or as may be requested by the trustee, and (iii) the delivery of all required documents or the taking of all required actions (other than the deposit of funds in accordance with this paragraph) under the applicable Indenture to effect the redemption of the applicable Existing Notes under such Indenture at the Closing under such Indenture and/or the satisfaction and discharge or defeasance of such Indenture pursuant to the requisite provisions of such Indenture; it being understood that, at Closing, Parent or its designee (which may be the Company) shall deposit with the appropriate trustee or other recipient cash or cash equivalents sufficient to actually effect such redemption, satisfaction and/or discharge and, if applicable, release of any Liens securing such Indenture; provided, that (A) with respect to any documentation relating to any such redemption, satisfaction and/or discharge (including any amendments, supplements or other modifications thereto), Parent and its counsel shall be given reasonable opportunity to review and comment on any such documentation, in each case before such document is provided to the trustee in respect of the applicable Indenture, and the Company shall give reasonable and good faith consideration to any such comments, (B) the consummation of any such redemption, satisfaction and/or discharge (and any related obligation of the Company and its Subsidiaries) shall be contingent upon the occurrence of, and not effective until, the Closing unless otherwise agreed by the Company and Parent, (C) prior to the Closing, the Company shall not be required to cause its counsel to deliver any legal opinion in connection with any such redemption, satisfaction and/or discharge for any of the Existing Notes or the execution by the trustee of a supplemental indenture in accordance with the applicable Indenture or other instrument, (D) the Company and its Subsidiaries shall not be required to pay any fees, costs or expenses, or make any other payment in connection with any such redemption, satisfaction and/or discharge, prior to the Closing, and (E) the Company and its Subsidiaries shall not be required to incur any other liability in connection with any such redemption, satisfaction or discharge prior to the Closing for which the Company or such Subsidiary is not otherwise reimbursed pursuant to this Agreement.

6.16 Additional Agreements. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then the proper officers and directors of each Party shall use their reasonable best efforts to take such action.

6.17 Parent Vote. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, shall execute and deliver a written consent adopting this Agreement in accordance with the DGCL, and shall provide a copy of such written consent to the Company reasonably promptly after the date hereof.

6.18 Notification of Certain Matters. Each of the Company and Parent will give prompt notice to the other upon its becoming aware of the occurrence or existence of any condition, change, event, effect, occurrence or development that (a) with respect to the Company, has had or would reasonably be expected to have a Company Material Adverse Effect, to prevent or have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or to prevent, materially delay or have a material adverse effect on the ability of the Company to consummate the Transactions, (b) with respect to Parent or Merger Sub, has had or would reasonably be expected to have a Parent Material Adverse Effect and/or (c) is reasonably likely to result in any of the conditions set forth in Article VII not being able to be satisfied prior to the Termination Date. The Company’s or Parent’s failure to comply with this Section 6.18 will not be taken into account for purposes of determining whether any conditions set forth in Article VII to consummate the Merger have been satisfied. Without the prior consent of the Company Board, neither Parent, Merger Sub nor any of their respective Affiliates, directly or indirectly,

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shall enter into any agreement, arrangement or understanding (in each case, whether oral or written), or authorize, commit or agree to enter into any agreement, arrangement or understanding (in each case, whether oral or written), described in Section 4.15 of this Agreement that would (i) involve or require public disclosure of the kind required by Section 13(e)(3) of the Exchange Act, (ii) implicate Section 203 of the DGCL or (iii) involves or relates to any director, officer or employee of the Company.

ARTICLE VII
CONDITIONS TO THE MERGER

7.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of each Party to consummate the Merger are subject to the satisfaction (or waiver by Parent and the Company where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:

(a) Requisite Stockholder Approval. The Company’s receipt of the Requisite Stockholder Approval at the Company Stockholder Meeting.

(b) Antitrust and Foreign Investment Laws. (i) The waiting periods (including all extensions pursuant to timing agreements) applicable to the Transactions pursuant to the HSR Act will have expired or otherwise been terminated and any voluntary agreement between Parent, on the one hand, and the FTC and the DOJ, on the other hand, pursuant to which Parent has agreed not to consummate the Merger shall have expired or been terminated, (ii) the CFIUS Approval shall have been obtained and (iii) the approvals, clearances or expirations of waiting periods set forth in Schedule 7.1 attached hereto shall have occurred or been obtained (as applicable).

(c) No Prohibitive Laws or Injunctions. No Law or Order (whether temporary, preliminary or permanent) by any Governmental Authority of competent jurisdiction prohibiting, enjoining or otherwise making illegal the consummation of the Merger shall have been enacted, entered or promulgated and be continuing in effect.

7.2 Conditions to the Obligations of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to consummate the Merger shall be subject to the satisfaction (or waiver by Parent where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:

(a) Representation and Warranties. (i) The representations and warranties of the Company set forth in the first sentence of Section 3.1, Section 3.2, Section 3.3, Section 3.4, Section 3.5(a), the first sentence of Section 3.7(b), Section 3.7(d) and Section 3.25 shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all material respects only as of such specified date), (ii) the representations and warranties of the Company set forth in Section 3.7(a) and 3.7(c) shall be true and correct in all respects as of the date hereof and as of the Closing Date as if made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all respects only as of such specified date) except for any inaccuracy or combination of inaccuracies in such representations and warranties relative to the total fully-diluted equity capitalization of the Company as of the Closing Date that do not result in an increase in the aggregate consideration otherwise payable by Parent in the Merger by more than $3,300,000.00, (iii) the representations and warranties of the Company set forth in Section 3.12(b) shall be true and correct in all respects as of the date hereof and as of the Closing Date as if made on and as of such date (except to the extent that such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all respects only as of such specified date), and (iv) the other representations and warranties of the Company set forth in Article III of this Agreement shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or words of similar import) as of the date hereof and as of the Closing Date as if made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct only as of such specified date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Company Material Adverse Effect.

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(b) Performance of Obligations of the Company. The Company shall have complied with and performed in all material respects each of the covenants and obligations of the Company required to be performed and complied with by it at or prior to the Closing.

(c) No Burdensome Condition. None of the approvals, clearances or expirations referenced in Section 7.1(b) (including Schedule 7.1) shall have resulted in, and no Law or Order arising under any of the Antitrust Laws or Foreign Investment Laws relating to such approvals, clearances or expirations shall have been issued, enacted, rendered, promulgated, enforced or deemed applicable by any Governmental Authority that would impose, a Burdensome Condition.

(d) No Company Material Adverse Effect. No Company Material Adverse Effect shall have occurred since the date of this Agreement.

(e) Officer’s Certificate. Parent and Merger Sub shall have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized executive officer thereof, certifying that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(d) have been satisfied.

7.3 Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” or words of similar import) as of the date hereof and as of the Closing Date as if made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct only as of such specified date), except where the failure of any such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to prevent or have a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under this Agreement or to prevent, materially delay or have a material adverse effect on the ability of Parent or Merger Sub to consummate the Transactions (a “Parent Material Adverse Effect”).

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have complied with and performed in all material respects each of the covenants and obligations of the Parent and Merger Sub required to be performed and complied with by Parent and Merger Sub at or prior to the Closing.

(c) Officer’s Certificate. The Company shall have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. This Agreement may be validly terminated only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a) Mutual Consent. At any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) by mutual written agreement of Parent and the Company;

(b) Order. By either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if any permanent Law or Order preventing the consummation of the Merger is in effect that, in each case, prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to a Party if the issuance of such permanent Law or Order was primarily due to the failure of such Party (treating Parent and Merger Sub as one party for this purpose) to perform any of its obligations under this Agreement;

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(c) Termination Date. By either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if the Effective Time has not occurred by 11:59 p.m., New York City time, on November 9, 2026 (such date and time, as it may be extended pursuant to the proviso to this Section 8.1(c), the “Termination Date”); provided, however, that if as of the Termination Date any of the conditions set forth in Section 7.1(c) (solely to the extent such condition has not been satisfied due to a Law or Order arising under any Antitrust Law, Foreign Investment Law or CFIUS) or Section 7.1(b) shall not have been satisfied or waived, the Termination Date shall be automatically extended until 11:59 p.m., New York City time, on February 9, 2027, and such date, as so extended, shall be the Termination Date; provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to a Party (treating Parent and Merger Sub as one party for this purpose) if the failure of the Merger to be consummated prior to the Termination Date was primarily due to the failure of such Party (treating Parent and Merger Sub as one party for this purpose) to perform any of its obligations under this Agreement;

(d) Required Stockholder Approval. By either Parent or the Company, at any time prior to the Effective Time if the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Merger;

(e) Company Breach. By Parent, at any time prior to the Effective Time, if the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.2(a) or (b) if the Closing were to then occur, except that if such breach is capable of being cured prior to the Termination Date, Parent shall not be entitled to terminate this Agreement prior to the delivery by Parent to the Company of written notice of such breach, delivered at least 30 days prior to such termination, it being understood that Parent will not be entitled to terminate this Agreement if such breach has been cured prior to termination; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(e) if it or Merger Sub is then in breach of any representations, warranties, covenants or other agreements contained in this Agreement that would result in a failure of a condition set forth in Section 7.3(a) or (b);

(f) Company Board Recommendation Change. By Parent, if at any time prior to the Company’s receipt of the Requisite Stockholder Approval, the Company Board (or a duly authorized committee thereof) has effected a Company Board Recommendation Change.

(g) Parent or Merger Sub Breach. By the Company, at any time prior to the Effective Time, if Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.3(a) or (b) if the Closing were to occur, except that if such breach is capable of being cured prior to the Termination Date, the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.1(g) prior to the delivery by the Company to Parent of written notice of such breach, delivered at least thirty (30) days prior to such termination, it being understood that the Company shall not be entitled to terminate this Agreement if such breach has been cured prior to termination; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(g) if it is then in breach of any representations, warranties, covenants or other agreements contained in this Agreement that would result in a failure of a condition set forth in Section 7.2(a) or (b);

(h) Superior Proposal. By the Company, at any time prior to receiving the Requisite Stockholder Approval, if the Company (i) has complied in all material respects with its obligations pursuant to Section 5.3, (ii) substantially concurrently with such termination, enters into a binding written definitive agreement providing for a Superior Proposal, and (iii) pays to Parent the Company Termination Fee in accordance with Section 8.2(d)(iii) prior to or concurrently with (and as a condition to the effectiveness of) such termination; or

(i) Parent Failure to Close. By the Company, if (i) all of the conditions set forth in Section 7.1 and Section 7.2 have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which would be satisfied if the Closing were to occur on such date) or,

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to the extent permitted by applicable Law and this Agreement, waived, (ii) the Company has irrevocably certified in writing to Parent that (A) all of the conditions set forth in Section 7.1 and Section 7.2 are satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which would be satisfied if the Closing were to occur on such date) or, to the extent permitted by applicable Law and this Agreement, waived and (B) the Company stands ready, willing and able to consummate the Closing, and (iii) Parent and Merger Sub fail to consummate the Merger within three (3) Business Days following receipt of such notice from the Company, provided, that the Company remains ready, willing and able to consummate the Closing during such three (3) Business Day period.

8.2 Manner and Notice of Termination; Effect of Termination; Fees and Expenses.

(a) Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties specifying the provision of Section 8.1 pursuant to which this Agreement is being terminated.

(b) Effect of Termination. Any valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other Parties. In the event of the valid termination of this Agreement pursuant to Section 8.1, this Agreement shall be of no further force or effect without liability of any Party (or any partner, member, stockholder, director, officer, employee, Affiliate or Representative of such Party) to the other Parties, as applicable, except that Section 6.6(f) and (g), Section 6.12, this Section 8.2, Section 8.3 and Article IX will each survive the termination of this Agreement. Notwithstanding the foregoing but subject to Section 8.2(g) and Section 9.6, nothing in this Agreement shall relieve any Party from any liability for any fraud or Willful and Material Breach of this Agreement prior to such termination of the Agreement. In addition to the foregoing, no termination of this Agreement shall affect the rights or obligations of any Party pursuant to the Support Agreements, the Confidentiality Agreement, the Guarantee or the Financing Letters, which rights, obligations and agreements shall survive the termination of this Agreement in accordance with their respective terms. For the avoidance of doubt, in the event of the termination of this Agreement in accordance with its terms, the Financing Sources (in their respective capacities as such) shall have no liability to the Company, any of its Affiliates or any of its or their direct or indirect equityholders hereunder or otherwise relating to or arising out of the transactions contemplated hereby or any Debt Financing (including for any Willful and Material Breach of this Agreement).

(c) Fees and Expenses. Except as expressly set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the Merger shall be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. For the avoidance of doubt, Parent or the Surviving Corporation shall be responsible for all fees and expenses of the Payment Agent.

(d) Company Payments.

(i) If (A) this Agreement is validly terminated pursuant to Section 8.1(c) (Termination Date) (and at the time of such termination, the Company Stockholder Meeting shall not have been held), Section 8.1(d) (Requisite Stockholder Approval) or Section 8.1(e) (Company Breach); (B) following the execution and delivery of this Agreement and prior to such termination of this Agreement, any Person shall have publicly announced an Acquisition Proposal and not publicly withdrawn such Acquisition Proposal at least five (5) Business Days prior to the time of the Company Stockholder Meeting or prior to the time of such breach, as applicable; and (C) within twelve (12) months following such termination of this Agreement, an Acquisition Transaction is entered into or consummated, then promptly (and in any event within three Business Days) following the earlier of such entry into or consummation of such Acquisition Transaction, the Company shall pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent. For purposes of this Section 8.2(d)(i) (C), all references to “20%” in the definition of “Acquisition Transaction” shall be deemed to be references to “50%.”

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(ii) If this Agreement is validly terminated pursuant to Section 8.1(f) (Company Board Recommendation Change), then the Company shall promptly (and in any event within three (3) Business Days) following such termination pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.

(iii) If this Agreement is validly terminated pursuant to Section 8.1(h) (Superior Proposal), then the Company shall prior to or concurrently with (and as a condition to the effectiveness of) such termination pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.

(e) Parent Termination Fee. If this Agreement is validly terminated (i) by the Company pursuant to (A) Section 8.1(g) (Parent or Merger Sub Breach) with respect to a breach or failure to perform pursuant to Section 4.10, Section 4.11, Section 4.12, Section 6.2 or Section 6.5 or (B) Section 8.1(i) (Parent Failure to Close) or (ii) by the Company or Parent pursuant to Section 8.1(c) (Termination Date) (at a time at which the Company had the right to terminate this Agreement pursuant to (A) Section 8.1(g) (Parent or Merger Sub Breach) with respect to a breach or failure to perform pursuant to Section 4.10, Section 4.11, Section 4.12, Section 6.2 or Section 6.5 or (B) Section 8.1(i) (Parent Failure to Close)), then Parent shall promptly (and in any event within three (3) Business Days after such termination) pay, or cause to be paid, to the Company a termination fee of $92,900,000.00 (the “Parent Termination Fee”) by wire transfer of immediately available funds to an account or accounts designated in writing by the Company.

(f)          Single Payment Only. The Parties acknowledge and agree that in no event shall the Company be required to pay the Company Termination Fee or Parent be required to pay the Parent Termination Fee, in each case, on more than one occasion, whether or not the Company Termination Fee or Parent Termination Fee, as applicable, may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.

(g)         Sole Remedy.

(i) The Company’s receipt of the Parent Termination Fee in full to the extent owed pursuant to Section 8.2(e), the Company’s right to enforce its rights under the Confidentiality Agreement and the Guarantee, the Reimbursement Obligations to the extent owed pursuant to Section 6.6(f) and Section 6.6(g), any Enforcement Costs to the extent owed by Parent under Section 8.2(h) and the Company’s right to specific performance pursuant to Section 9.8, shall be the sole and exclusive remedies of the Company against (A) Parent, Merger Sub, Investors or Guarantors; (B) the former, current and future holders of any equity, controlling persons, Affiliates (other than Parent, Merger Sub, Investors or Guarantors), Representatives, members, managers, general or limited partners, stockholders and assignees of each of Parent, Merger Sub, Investors and Guarantors (collectively, the “Parent Related Parties”); and (C) the Financing Sources, in each case of clauses (A) through (C), in respect of this Agreement, any agreement executed in connection herewith (including the Financing Letters and the Guarantee) and the transactions contemplated hereby and thereby, and upon payment of such amounts, none of the Parent Related Parties or the Financing Sources shall have any further liability or obligation to the Company or any Company Related Parties relating to or arising out of this Agreement, any agreement executed in connection herewith (including the Financing Letters and the Guarantee) or the transactions contemplated hereby and thereby (except that the Parties (or their Affiliates) shall remain obligated with respect to, and the Company and its Subsidiaries may be entitled to remedies with respect to, the Confidentiality Agreement and the Guarantee). The Parties acknowledge and agree that, while the Company may pursue a grant of specific performance in accordance with Section 9.8 and payment of the Parent Termination Fee, in no event shall the Company be entitled to obtain both (x) a grant of specific performance pursuant to Section 9.8 that results in the Closing occurring and (y) payment of the Parent Termination Fee. The Parent Related Parties and the Financing Sources are intended third party beneficiaries of this Section 8.2(g)(i). Notwithstanding

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the foregoing or anything to the contrary herein, this Section 8.2(g)(i) shall not relieve Parent or Merger Sub from any liability for damages for fraud or Willful and Material Breach of this Agreement; provided, that in no event shall Parent, Merger Sub, Investors or Guarantors have liability for monetary damages in excess of an aggregate amount equal to the amount of the Parent Termination Fee, plus any Enforcement Costs owed by Parent under Section 8.2(h), plus the Reimbursement Obligations and in no event shall Parent, Merger Sub, Investors or Guarantors be required to pay both damages under this Agreement and the Parent Termination Fee. The amount of the Parent Termination Fee, plus any Enforcement Costs owed by Parent under Section 8.2(h), plus the Reimbursement Obligations, shall be the maximum aggregate liability of Parent and Merger Sub hereunder (and of Guarantors under the Guarantee). In no event shall the Company seek or obtain, nor shall it permit any of its Representatives or any other Person acting on its behalf to seek or obtain, any monetary recovery or monetary award (other than (1) the Parent Termination Fee to the extent owed pursuant to Section 8.2(e), the Reimbursement Obligations to the extent owed pursuant to Section 6.6(f) and Section 6.6(g), and any Enforcement Costs to the extent owed by Parent pursuant to Section 8.2(h), (2) any monetary recovery or award for a breach of the Confidentiality Agreement or (3) subject to the express limitations in the proviso to the fourth sentence of this Section 8.2(g)(i), monetary recovery or award for fraud or Willful and Material Breach of this Agreement) against any Parent Related Parties, and in no event will the Company be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages (other than (1) the Parent Termination Fee to the extent owed pursuant to Section 8.2(e), the Reimbursement Obligations to the extent owed pursuant to Section 6.6(f) and Section 6.6(g), and any Enforcement Costs to the extent owed by Parent pursuant to Section 8.2(h), (2) any monetary recovery or award for a breach of the Confidentiality Agreement or (3) subject to the limitations in this Section 8.2(g)(i), monetary recovery or award for fraud or Willful Breach of this Agreement) against any Parent Related Parties for, or with respect to, this Agreement, the Transaction Documents, the transactions contemplated by this Agreement or the Transaction Documents or any other agreement executed in connection herewith, the termination of this Agreement, any matters forming the basis of such termination, the failure to consummate the Merger or any claims or actions under applicable Law arising therefrom. Nothing in this Section 8.2(g)(i) will preclude any liability of the Debt Financing Sources to Parent or Merger Sub under the definitive agreements relating to the Debt Financing or limit Parent or Merger Sub from seeking to recover any such damages or obtain equitable relief from or with respect to any Debt Financing Source pursuant to the definitive agreements relating to the Debt Financing.

(ii) Parent’s receipt of the Company Termination Fee in full to the extent owed pursuant to Section 8.2(d), any Enforcement Costs to the extent owed by the Company under Section 8.2(h) and Parent’s right to specific performance pursuant to Section 9.8, as applicable, shall be the sole and exclusive remedies of Parent and Merger Sub and each of their respective Affiliates and the Parent Related Parties and the Financing Sources against (A) the Company, its Subsidiaries and each of their respective Affiliates; and (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company, its Subsidiaries and each of their respective Affiliates (collectively, the “Company Related Parties”) in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, and upon payment of such amounts, none of the Company Related Parties shall have any further liability or obligation to Parent or Merger Sub or any Parent Related Parties or Financing Sources relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby (except that the Parties (or their Affiliates) shall remain obligated with respect to, and the Parent and Merger Sub and its Subsidiaries may be entitled to remedies with respect to, the Support Agreements, the Confidentiality Agreement and Section 8.2(c), as applicable). The Parties acknowledge and agree that, while Parent may pursue a grant of specific performance in accordance with Section 9.8 and payment of the Company Termination Fee, in no event shall Parent be entitled to obtain both (x) a grant of specific performance pursuant to Section 9.8 that results in the Closing occurring and (y) payment of the Company Termination Fee in accordance

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with this Section 8.2(d). The Company Related Parties are intended third party beneficiaries of this Section 8.2(g) (i i). In no event shall any of the Parent Related Parties be entitled to seek or obtain any monetary recovery or monetary award (other than (1) the Company Termination Fee to the extent owed pursuant to Section 8.2(d), (2), any Enforcement Costs to the extent owed by the Company under Section 8.2(h), or (3) monetary recovery, damages, or monetary award for fraud or Willful and Material Breach of this Agreement) against the Company for, or with respect to, this Agreement, the Merger, or the Transactions. Notwithstanding the foregoing or anything to the contrary herein, this Section 8.2(g) (i i) shall not relieve the Company from any liability for damages for fraud or Willful and Material Breach of this Agreement or in any way limit Parent’s rights and remedies against the counterparties to the Support Agreements; provided, that in no event shall the Company or any Company Related Parties have liability for monetary damages in excess of an aggregate amount equal to the amount of the Parent Termination Fee, plus any Enforcement Costs owed by the Company under Section 8.2(h).

(h) Acknowledgments. The Parties acknowledge that the agreements contained in Section 8.2 are an integral part of this Agreement and that, without Section 8.2(d), Parent would not have entered into this Agreement and that, without Section 8.2(e), the Company would not have entered into this Agreement. Accordingly, if the Company or Parent fails to promptly pay any amount due pursuant to Section 8.2, the Company or Parent, as applicable, shall pay to Parent or the Company, respectively, all fees, costs and expenses actually incurred (including attorneys’ fees, costs and expenses) in connection with collection under and enforcement of Section 8.2(c), Section 8.2(d), Section 8.2(e) and this Section 8.2(h), together with interest on such amount and the Company Termination Fee or the Parent Termination Fee, as applicable, at a rate per annum equal to the “prime rate” at large United States money center banks in effect on the date such payment was required to be made (as published by The Wall Street Journal) through the date such payment was actually received (the “Enforcement Costs”); provided that in no event shall any Enforcement Costs payable by a Party hereunder exceed $7,000,000.

8.3 Amendment. Subject to applicable Law and subject to the other provisions of this Agreement (including Section 9.15), this Agreement may be amended by the Parties at any time only by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company (pursuant to authorized action by the Company Board (or a duly authorized committee thereof)), except that in the event that the Company has received the Requisite Stockholder Approval, no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without such approval.

8.4 Extension; Waiver. At any time and from time to time prior to the Effective Time, Parent and the Company may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Party, as applicable; (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable Law, waive compliance by the other Party with any of the agreements or conditions contained herein applicable to such Party (it being understood that Parent and Merger Sub shall be deemed a single Party solely for purposes of this Section 8.4). Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement shall not constitute a waiver of such right.

ARTICLE IX
GENERAL PROVISIONS

9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement or in any certificate delivered pursuant to this Agreement will terminate at the Effective Time, except that any covenants that by their terms require performance following the Effective Time shall survive the Effective Time in accordance with their respective terms or until fully performed.

9.2 Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery,

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fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by electronic mail or by hand (so long as no notice of failure of delivery is received by the sender), in each case to the intended recipient as set forth below:

(a)     if to Parent or Merger Sub to:

MIC Capital Management UK LLP Duo
Level 6
280 Bishopsgate
London, EC2M 4RB
United Kingdom
Attn:        Samuel Merksamer

Blake Klein

Natalia Biedermann

Email:     ****

****

****

****

with a copy (which will not constitute notice) to:

Freshfields US LLP
3 World Trade Center
175 Greenwich Street
New York, NY 10007
Attn:        Ethan Klingsberg Oliver J. Board Zizi Petkova
Email:     ****

****

****

(b)    if to the Company (prior to the Effective Time) to:

Clear Channel Outdoor Holdings, Inc.
200 Park Avenue, Suite 701
New York, NY 10166
Attn:        Lynn Feldman
Email:     ****

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attn:        Daniel Wolf, P.C.
David M. Klein, P.C.
Patrick V. Salvo
Email:     ****

****

****

Any notice received at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or e-mail address through a notice given in accordance with this Section 9.2, except that that notice of any change to the address or any of the other details specified in or pursuant to this Section 9.2 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is three (3) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.

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9.3 Assignment. No Party may transfer, pledge or assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of Law or otherwise, without the prior written approval of the other Parties, except that each of Parent and Merger Sub may (a) transfer or assign any or all of its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Aﬃliates at any time (except any such assignment which would, or would reasonably be expected to, have a Parent Material Adverse Effect) and (b) transfer, pledge or assign this Agreement as security for any financing, including, without limitation, the Debt Financing effective as of or after the Closing. Subject to the preceding sentence, this Agreement will be binding upon and shall inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. No transfer, pledge or assignment by any Party will relieve such Party of any of its obligations hereunder. Any purported transfer, pledge or assignment of this Agreement without the consent required by this Section 9.3 is null and void.

9.4 Confidentiality. Parent, Merger Sub and the Company hereby acknowledge that MIC Capital Management UK LLP and the Company have previously executed the Confidentiality Agreement, which shall continue in full force and effect in accordance with its terms; provided, that the standstill undertaking by Parent contained therein shall be deemed to have expired on the date hereof. Each of Parent, Merger Sub and their respective Representatives shall hold and treat all documents and information concerning the Company and its Subsidiaries furnished or made available to Parent, Merger Sub or their respective Representatives in connection with the Merger in accordance with the Confidentiality Agreement, subject to Section 6.6(e). By executing this Agreement, each of Parent and Merger Sub agree to be bound by, and to cause their Representatives to be bound by, the terms and conditions of the Confidentiality Agreement as if they were parties thereto, subject to Section 6.6(e).

9.5 Entire Agreement. This Agreement and the Support Agreements, the Confidentiality Agreement, the Company Disclosure Letter, the Guarantee and the Financing Letters and such other documents and instruments and other agreements among the Parties as contemplated by or referred to herein, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. The Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement or the Support Agreements; and (c) continue in full force and effect until the earlier to occur of the Effective Time and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto; provided that the standstill undertaking by Parent contained therein shall be deemed to have expired on the date hereof. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, the Company Disclosure Letter shall not be deemed a part of this Agreement as provided in Section 268(b) of the DGCL.

9.6 Third Party Beneficiaries. This Agreement is not intended to and shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, except (a) as set forth in or as contemplated by Section 6.10, (b) this Section 9.6, Section 8.2(g)(i) and Section 9.15 shall be for the benefit of, and enforceable by, the Financing Sources, (c) if the Closing occurs, for the right of the holders of Company Common Stock, Company Options, Company PSUs or Company RSUs to receive the Per Share Price and the Company Equity Award Consideration, respectively, in each case after the Effective Time, (d) Section 8.2(g)(i) shall be for the benefit of, and enforceable by, the Parent Related Parties, (e) Section 8.2(g) (i i) shall be for the benefit of, and enforceable by, the Company Related Parties and (f) if the Agreement has been validly terminated, then the Company may seek damages or such other monetary recovery or remedy pursuant to the third sentence of Section 8.2(b) on behalf of the holders of Company Common Stock, Company Options, Company PSUs or Company RSUs (which Parent and Merger Sub acknowledge and agree may include damages based on a decrease in share value or lost premium, including pursuant to Section 261(a)(1) of the DGCL), subject to the limitations set forth in Section 8.2(g). For the avoidance of doubt, (i) only the Company (and not the Company Stockholders) may bring an action pursuing liability for such Willful and Material Breach and (ii) the Company may retain, without distribution to the Company Stockholders, any such damages received.

9.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

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9.8 Remedies.

(a) Remedies Cumulative. Except as otherwise provided herein (including Section 8.2(f) and Section 8.2(g)), any and all remedies herein expressly conferred upon a Party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. Although the Company may pursue both a grant of specific performance and monetary damages, under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance that results in the occurrence of the Closing and monetary damages (including any monetary damages in lieu of specific performance).

(b) Specific Performance

(i) The Parties acknowledge and agree that (A) irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions; (B) the Parties will be entitled, in addition to any other remedy to which they are entitled at Law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; (C) neither the ability of either Party to recover damages for fraud or any Willful and Material Breach of this Agreement nor the provisions of Section 8.2 are intended to and do not adequately compensate the Company, on the one hand, or Parent and Merger Sub, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (D) the right of specific enforcement is an integral part of the Merger and without that right, neither the Company nor Parent would have entered into this Agreement. The Parties agree not to raise any objections to (1) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand and (2) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreement of a Party pursuant to this Agreement. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. The Parties further agree that (x) by seeking the remedies provided for in this Section 9.8, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under this Agreement, and (y) nothing set forth in this Section 9.8 shall require any Party to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 9.8 prior to, or as a condition to, exercising any termination right under Article VIII (and pursuing damages after such termination), nor shall the commencement of any Legal Proceeding pursuant to this Section 9.8 or anything set forth in this Section 9.8 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Article VIII or pursue any other remedies under this Agreement that may be available then or thereafter.

(ii) Notwithstanding Section 9.8(b)(i), it is acknowledged and agreed that (1) the Company will be entitled to an injunction, specific performance or other equitable remedy to cause Parent to cause the Equity Financing to be funded and to consummate the Closing if and solely if (A) all of the conditions set forth in Section 7.1 and Section 7.2 have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or, to the extent permitted by applicable Law and this Agreement, waived and Parent has failed to consummate the Closing on the date required pursuant to the terms of Section 2.3; (B) the Debt Financing has been funded or will be

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funded in accordance with the terms thereof at the Closing if the Equity Financing is funded at the Closing (provided, that, notwithstanding anything in this Agreement to the contrary, nothing in this Agreement or in any order of specific performance shall require Parent or Merger Sub to cause the Equity Financing to be funded or to consummate the Closing if the Debt Financing is not funded at Closing), (C) the Company has irrevocably certified in writing to Parent that (1) all of the conditions set forth in Section 7.1 and Section 7.2 have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or, to the extent permitted by applicable Law and this Agreement, waived, (2) if specific performance is granted, then the Company shall take such actions as are required of it by this Agreement to consummate the Closing pursuant to the terms of this Agreement and (D) Parent and Merger Sub fail to consummate the Merger within three (3) Business Days following receipt of such notice from the Company, provided, that the Company remains ready, willing and able to consummate the Closing during such three (3) Business Day period.

9.9 Governing Law. This Agreement and all actions, proceedings, causes of action, claims or counterclaims (whether based on contract, tort, statute or otherwise) based upon, arising out of or relating to this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws, including any statutes of limitations, of any jurisdiction other than the State of Delaware.

9.10 Consent to Jurisdiction. Each of the Parties (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Merger or the Guarantee, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, and nothing in this Section 9.10 will affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware, any state appellate court therefrom within the State of Delaware; provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware, then any such legal action or proceeding may be brought in any state court located in the State of Delaware (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement, the Guarantee or the transactions contemplated hereby or thereby; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any Legal Proceeding arising in connection with this Agreement, the Guarantee or the transactions contemplated hereby or thereby shall be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it shall not bring any Legal Proceeding relating to this Agreement, the Guarantee or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

9.11 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER, THE GUARANTEE, THE FINANCING LETTERS OR THE FINANCING. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF

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ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

9.12 No Recourse. Notwithstanding anything to the contrary, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement or the Transactions, or the negotiation, execution or performance of this Agreement or the Transactions may only be made against the entities that are expressly identified as parties hereto and no Parent Related Parties (other than Guarantors or Investors to the extent set forth in the Guarantee or Equity Commitment Letters, respectively, or the parties to the Confidentiality Agreement pursuant thereto and other than the parties to the Support Agreements to the extent set forth in the Support Agreements) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise, including under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or other Environmental Laws) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith.

9.13 Company Disclosure Letter References. The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding Section or subsection of this Agreement and (b) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent.

9.14 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

9.15 Financing Sources. Notwithstanding anything in this Agreement to the contrary, the Company, on behalf of itself and its Subsidiaries, hereby: (a) agrees that all disputes against any of the Financing Sources under or in respect of any Debt Financing or related to this Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise (including any dispute arising out of or relating in any way to any Debt Financing), will be (i) governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within such State, without regard to conflict of law principles that would result in the application of any Law other than the law of the State of New York and (ii) subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof (the “Financing Chosen Courts”), and each party hereto irrevocably submits itself and its property with respect to any such Action to the exclusive jurisdiction of such court, (b) agrees not to bring any Legal Proceeding against any of the Financing Sources under or in respect of any Debt Financing or related to this Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise (including any Legal Proceeding arising out of or relating in any way to any Debt Financing), in any forum other than the Financing Chosen Courts, (c) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Financing Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same, (d) agrees that service of process upon it in any such action shall be effective if notice is given in accordance with this Agreement, (e) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable Law trial by jury

Annex A-82

in any Legal Proceeding brought against any of the Financing Sources under or in respect of any Debt Financing or related to this Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise (including any Legal Proceeding arising out of or relating in any way to any Debt Financing), (f) agrees that none of the Financing Sources (solely to the extent acting in such capacity in connection with the Debt Financing) shall have any liability to the Company or any of its Subsidiaries or Representatives relating to or arising out of this Agreement, the Debt Financing (subject to the last sentence of this Section 9.15), the Debt Commitment Letter or any of the Transactions or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise and the Company (on behalf of itself and its Subsidiaries) (g) agrees not to commence any Legal Proceeding against any Financing Sources (in their respective capacities as such) with respect to the foregoing clause (f), (h) agrees that the Financing Sources are express third party beneficiaries of, and may enforce, any of the provisions in this Agreement reflecting the agreements in Section 8.2(g)(i) and this Section 9.15 and (i) agrees that Section 8.2(g)(i), this Section 9.15 and the definitions used therein, including the definition of “Financing Sources,” shall not be amended in any way that is materially adverse to any of the Financing Sources without the prior written consent of the relevant Financing Sources to the Debt Commitment Letter. Notwithstanding the foregoing, nothing in this Section 9.15 shall in any way limit or modify the rights and obligations of Parent or Merger Sub under this Agreement (including, for the avoidance of doubt, Section 9.8) or any Financing Source’s obligations to Parent or Merger Sub under the Debt Commitment Letter.

[Signature page follows.]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

MADISON PARENT INC.
By:	/s/ Samuel Merksamer
Name: Samuel Merksamer
Title: President
MADISON MERGER SUB INC.
By:	/s/ Samuel Merksamer
Name: Samuel Merksamer
Title: President
CLEAR CHANNEL OUTDOOR HOLDINGS, INC.
By:	/s/ Scott Wells
Name: Scott Wells
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex A-84

Annex B-1

February 9, 2026

Board of Directors
Clear Channel Outdoor Holdings, Inc.
4830 North Loop 1604W, Suite 111
San Antonio, TX, 78249

Members of the Board:

We understand that Clear Channel Outdoor Holdings, Inc., a Delaware corporation (“Target” or the “Company”), Madison Parent Inc., a Delaware corporation (“Parent”) and Madison Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated February 8, 2026 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Merger Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Parent, and each outstanding share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), other than shares held by the Company as treasury stock, owned by Parent or any wholly owned subsidiary of the Company or Parent (including Merger Sub) (collectively “Owned Company Shares”) or held by stockholders who have properly exercised appraisal rights with respect to such shares of Company Common Stock and who has complied with Section 262 of the General Corporation Law of the State of Delaware (collectively, “Dissenting Company Shares”), will be converted into the right to receive $2.43 per share in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock (other than Owned Company Shares and Dissenting Company Shares).

For purposes of the opinion set forth herein, we have:

1)      Reviewed certain publicly available financial statements and other business and financial information of the Company;

2)      Reviewed certain internal financial statements and other financial and operating data concerning the Company;

3)      Reviewed certain financial projections prepared by the management of the Company;

4)      Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

5)      Reviewed the reported prices and trading activity for the Company Common Stock;

6)      Compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly-traded companies comparable with the Company and their securities;

7)      Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

8)      Participated in certain discussions and negotiations among representatives of the Company and Parent and certain parties and their financial and legal advisors;

9)      Reviewed the Merger Agreement, the draft commitment letters from certain equity financing sources and debt financing sources substantially in the form of the drafts dated February 8, 2026 (the “Commitment Letters”) and certain related documents; and

10)    Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

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We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that Parent will obtain financing in accordance with the terms set forth in the Commitment Letters. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax or regulatory advisors. This opinion does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to enter into the Merger Agreement or proceed with any other transaction contemplated by the Merger Agreement. In addition, we do not express any view on, and this opinion does not address, any other term or aspect of the merger Agreement or the transactions contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into in connection therewith. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax and regulatory advisors with respect to legal, tax and regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Consideration to be paid to the holders of shares of the Company Common Stock in the transaction. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals, upon which we have relied without independent verification. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a portion of which is contingent upon the rendering of this opinion and a significant portion of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we have provided (i) financial advisory and financing services for the Company and have received fees in connection with such services and (ii) financial advisory and financing services to Mubadala Capital LLC (“Mubadala”) (which we understand ultimately holds a significant equity ownership interest in Parent) and certain of its affiliates and their affiliated funds’ respective majority-controlled portfolio companies (collectively, the “Mubadala Related Entities”) and, in each case, have received fees in connection with such services. As of the date of this opinion, Morgan Stanley also holds an aggregate interest of less than 1% in the Company Common Stock. Morgan Stanley may also seek to provide financial advisory and financing services to Parent, Mubadala, the Mubadala Related Entities and the Company and their respective affiliates in the future and would expect to receive fees for the rendering of these services. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with the Company in connection with this transaction, may have committed and may commit in the future to invest in private equity funds managed by the Parent, Mubadala, the Mubadala Related Entities or their respective affiliates.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Parent, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors and the Board of Directors of the Company only and may not be used for any other purpose or disclosed without our prior written

Annex B-1-2

consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders’ meeting to be held in connection with the Merger.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock (other than Owned Company Shares and Dissenting Company Shares.

Very truly yours,
MORGAN STANLEY & CO. LLC
By:	/s/ Marco J. Caggiano
Name: Marco J. Caggiano Title: Managing Director

Annex B-1-3

Annex B-2

February 9, 2026

Board of Directors

Clear Channel Outdoor Holdings, Inc.

4830 North Loop 1604W, Suite 111

San Antonio, TX, 78249

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (“Company Common Stock”), of Clear Channel Outdoor Holdings, Inc., a Delaware corporation (the “Company”), of the Consideration (as defined below) to be received by such holders pursuant to the Agreement and Plan of Merger (the “Agreement”) to be entered into by and among the Company, Madison Parent Inc., a Delaware corporation (the “Acquiror”) and Madison Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Acquiror (the “Merger Sub”). As more fully described in the Agreement, Merger Sub will be merged with and into the Company (the “Transaction”), with the Company continuing as the surviving corporation in the Transaction and a wholly owned subsidiary of the Acquiror, and each issued and outstanding share of Company Common Stock, other than (a)(i) shares of Company Common Stock held by the Company as treasury stock or (ii) shares of Company Common Stock owned by the Acquiror or any wholly owned subsidiary of the Company or the Acquiror (including Merger Sub), in each case, as of immediately prior to the effective time of the Transaction (collectively, the “Owned Company Shares”) or (b) Dissenting Company Shares (as defined in the Agreement) will be converted into the right to receive $2.43 in cash, without interest (the “Consideration”).

In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information, including publicly available research analysts’ financial forecasts relating to the Company; (ii) reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to us by the Company, including financial forecasts provided to or discussed with us by the management of the Company; (iii) reviewed information regarding the capitalization of the Company furnished to us by the Company; (iv) conducted discussions with members of the senior management and representatives of the Company concerning the information described in clauses (i) through (iii) of this paragraph, as well as the business and prospects of the Company generally; (v) reviewed the reported prices and trading activity for the Company Common Stock; (vi) reviewed publicly available financial and stock market data of certain other companies in lines of business that we deemed relevant; (vii) considered the results of discussions by or on behalf of the Company, including by us at the Company’s direction, with third parties regarding potential transactions involving all or a portion of the Company; (viii) reviewed the financial terms of certain other transactions that we deemed relevant; (ix) reviewed a draft, dated February 8, 2026, of the Agreement; (x) participated in certain discussions and negotiations among representatives of the Company and the Acquiror and their advisors; and (xi) conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

In connection with our analysis and opinion, we have relied on the information supplied to, discussed with or reviewed by us being complete and accurate in all material respects. We have not independently verified any such information (or assumed any responsibility for the independent verification of any such information). With your consent, we have relied on the representation of the Company’s management that they are not aware of any facts or circumstances that would make any such information inaccurate or misleading. We have also relied upon, without

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independent verification, the assessment of the Company and its legal, tax, regulatory and accounting advisors with respect to legal, tax, regulatory and accounting matters. With respect to the financial forecasts referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future performance of the Company. We express no views as to the reasonableness of any financial forecasts or the assumptions on which they are based. In addition, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal.

Our opinion does not address the Company’s underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company. Our opinion does not address any legal, regulatory, tax or accounting matters. We have not been asked to, nor do we, offer any opinion as to any terms of the Agreement or any aspect or implication of the Transaction, except for the fairness of the Consideration from a financial point of view to the holders of Company Common Stock. We are not expressing any opinion as to fair value, viability or the solvency of the Company following the closing of the Transaction. In addition, we note that, pursuant to the Agreement, the Owned Company Shares and Dissenting Company Shares will not be converted into the right to receive the Consideration, and we express no opinion with respect to the treatment of such shares or as to the fairness of the Consideration to the holders thereof. We have not considered, and we do not express any opinion as to, the terms of any voting or support agreement entered into in connection with the Transaction or any other agreements entered into or amended in connection with the Transaction or any of the transactions contemplated thereby.

In rendering this opinion, we have assumed that the final executed form of the Agreement will not differ in any material respect from the draft that we have reviewed, that the Transaction will be consummated in accordance with its terms without any waiver or modification that could be material to our analysis, that the representations and warranties of each party set forth in the Agreement are accurate and correct, and that the parties to the Agreement will comply with all the material terms of the Agreement. We have assumed that all governmental, regulatory or other consents or approvals necessary for the completion of the Transaction will be obtained, except to the extent that any failures to obtain such consents or approvals would not be material to our analysis. We have not been asked to solicit and have not solicited indications of interest in a possible transaction with the Company from any party though it is currently contemplated that we will be requested to solicit indications of interest in acquiring the Company following the execution of the Agreement.

Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, and we assume no responsibility to update this opinion for developments after the date hereof.

We have acted as your financial advisor in connection with the Transaction and will receive a fee for our services, the principal portion of which is contingent upon the consummation of the Transaction. We will also receive a fee upon delivery of this opinion, regardless of the conclusion reached herein. Our affiliates, employees, officers and partners may at any time own securities (long or short) of the Company, the Acquiror, Mubadala (as defined below), ForgeLight, LLC (“ForgeLight”), Newlight Partners LP (“Newlight”) and their respective related entities. In the past three years prior to the date hereof, we have provided and are currently providing investment banking and other services to the Company unrelated to the Transaction including acting as, among other things, financial advisor to the Company in connection with sales of its various businesses in Europe and Latin America, for which we received, and for which we would expect to receive, compensation for such services. In the past three years prior to the date hereof, we have acted as financial advisor to Mubadala Investment Company and/or its affiliates (collectively, “Mubadala”) in connection with a sellside transaction, for which we received compensation for such services. We are currently advising Mubadala in connection with two potential transactions, each of which are unrelated to the Transaction, for which we received, and for which we would expect to receive, compensation for such services. In the past three years prior to the date hereof, other than Mubadala, we have not been engaged by (and have not received any fees from) the Acquiror and/or any of its related entities (including ForgeLight and Newlight). In the future, we may provide investment banking or other services to the Company, the Acquiror, Mubadala, ForgeLight, Newlight and/or their respective related entities, for which we would expect to receive compensation for such services.

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This opinion is for the use and benefit of the Board of Directors of the Company (solely in its capacity as such) in its evaluation of the Transaction. This opinion does not constitute a recommendation as to how any holder of securities should vote or act with respect to the Transaction or any other matter. This opinion does not address the fairness of the Transaction or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of the Company, other than the fairness of the Consideration from a financial point of view to the holders of Company Common Stock. In addition, we do not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction, or any class of such persons, relative to the Consideration or otherwise. This opinion was approved by a Moelis & Company LLC fairness opinion committee.

Based upon and subject to the foregoing, it is our opinion that, as the date hereof, the Consideration to be received by holders of Company Common Stock in the Transaction is fair from a financial point of view to such holders.

Very truly yours,
/s/ Moelis & Company LLC
MOELIS & COMPANY LLC

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Annex C

FORM OF SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”) is being made and entered into as of [•], 2026, by and among the stockholders listed on Schedule A hereto (together with any subsequent stockholders or transferees who become “Stockholders” pursuant to Section 3, collectively, the “Stockholders” and each, individually, a “Stockholder”) and Madison Parent Inc., a Delaware corporation (“Parent”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below) without giving effect to any amendment or modification to the Merger Agreement after the date hereof.

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Madison Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Clear Channel Outdoor Holdings, Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), pursuant to which, on the terms and subject to the conditions thereof, (a) Merger Sub shall be merged with and into the Company, (b) the separate corporate existence of Merger Sub shall thereupon cease and (c) the Company shall continue as the surviving corporation of the Merger and a wholly owned subsidiary of Parent (the “Merger”);

WHEREAS, as of the date hereof, each Stockholder is the record or beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the number of shares of common stock, par value $0.01 per share, of the Company (“Company Shares”), set forth opposite such Stockholder’s name on Schedule A hereto (all such Company Shares, together with any additional Company Shares of which such Stockholder may become the record or beneficial owner, whether on the exercise of options or warrants, conversion of convertible securities or otherwise, from and after the date hereof until the Expiration Time (as defined below), the “Subject Shares”); and

WHEREAS, as a condition and inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent has required that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement and abide by the covenants and obligations set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the parties hereto hereby agree, severally and not jointly, as follows:

1. Voting of Shares. Each Stockholder hereby agrees that, during the period commencing on the date of this Agreement and continuing until the Expiration Time (such period, the “Term”), at any meeting of the Company Stockholders, however called, including any adjournment or postponement of each of the foregoing, and in connection with any written consent of the Company Stockholders, such Stockholder shall, in each case to the fullest extent that the Subject Shares are entitled to vote or consent thereon as of the applicable record date:

(a) appear (in person or by proxy) at each such meeting or otherwise cause all of the Subject Shares that such Stockholder is entitled to vote to be counted as present thereat for purposes of calculating a quorum; and

(b) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Subject Shares (i) in favor of the adoption of the Merger Agreement, (ii) without limiting the foregoing clause (i), in favor of any proposal to adjourn or postpone any meeting of the Company Stockholders at which the matters described in the preceding clause (i) are submitted for the consideration and vote of the Company Stockholders to a later date if there are not sufficient votes for approval of such matters on the date on which the meeting is held, (iii) against any Acquisition Proposal, (iv) against any

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action, proposal, transaction or agreement that would reasonably be expected to result in any of the conditions to the Merger expressly set forth in the Merger Agreement not being fulfilled or not being capable of being fulfilled and (v) against any action, proposal, transaction or agreement that such Stockholder reasonably believes would reasonably be expected to prevent, impede or materially delay the consummation of the Merger or the Transactions.

Notwithstanding anything to the contrary in this Agreement, no Stockholder shall be obligated (i) to be present (in person or by proxy), or to cause any of its Subject Shares to be present for purposes of establishing a quorum, or (ii) to vote (or cause to be voted) any of its Subject Shares, in each case to authorize, adopt, approve or ratify any Adverse Amendment (including by written consent or otherwise).

2. No Inconsistent Agreements. Each Stockholder hereby represents and warrants, and covenants and agrees that, except for this Agreement, such Stockholder (a) is not currently party to, and shall not enter into at any time during the Term, any voting agreement, voting trust or similar agreement with respect to any of the Subject Shares and does not have any Subject Shares currently deposited, and shall not deposit at any time during the Term any of the Subject Shares, in any voting trust, (b) has not granted (which grant is currently in effect), and shall not grant at any time during the Term, a proxy, consent or power of attorney with respect to any of the Subject Shares (other than to Parent and the designees of Parent to vote the Subject Shares in accordance with Section 1), (c) has not given, and shall not give at any time during the Term, any voting instructions or authorities in any manner inconsistent with Section 1 with respect to any of the Subject Shares and (d) has not taken, and shall not take at any time during the Term, any action that would reasonably be expected to constitute a breach hereof or have the effect of preventing such Stockholder from performing any of its obligations under this Agreement.

3. Transfer of Subject Shares.

(a) Except as provided in this Agreement, each Stockholder hereby agrees, during the period commencing on the date hereof and continuing until the Company’s receipt of the Requisite Stockholder Approval, not to, directly or indirectly, Transfer (as defined below), either voluntarily or involuntarily, or enter into any Contract, option, put, call or other agreement, arrangement or understanding providing for the Transfer of, any of the Subject Shares or any interest therein; provided, that nothing herein shall prohibit a Transfer of Subject Shares (i) to an Affiliate of such Stockholder, (ii) pursuant to any trust or will of such Stockholder or (iii) by the Laws of intestate succession (in the case of each of clauses (i)-(iii), a “Permitted Transfer”); provided, further, that a Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee (including any and all transferees and subsequent transferees of the initial transferee) (each, a “Transferee”) agrees in writing to be bound by each of the terms of, and to assume all of the obligations of such Stockholder under, this Agreement by executing and delivering to Parent a joinder agreement in form and substance reasonably acceptable to Parent. On the execution and delivery of a joinder agreement by such Transferee, such Transferee shall be deemed to be a party hereto as if such Transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Stockholder. Any Transfer or attempted Transfer of any Subject Shares in violation of this Agreement shall be null and void ab initio.

(b) If any involuntary Transfer of any Subject Shares shall occur, the Transferee shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement.

(c) For purposes of this Agreement, “Transfer” means any direct or indirect transfer, sale, assignment, hedge, pledge, encumbrance, hypothecation, grant of a security interest in, gift, distribution or other disposal of all or any portion of the Subject Shares, by operation of Law or otherwise, of the Subject Shares.

(d) At all times from the date hereof until the earlier of (i) the Company’s receipt of the Requisite Stockholder Approval and (ii) the Expiration Time, in furtherance of this Agreement, each Stockholder hereby authorizes the Company (or its counsel) to notify its transfer agent that there is a stop transfer order with respect to all of the Subject Shares (and that this Agreement places limits on the voting and transfer of the Subject Shares), subject to the provisions hereof and provided that any such stop transfer order and notice shall immediately be withdrawn and terminated by the Company promptly following the earlier of (x) the Company’s receipt of the Requisite Stockholder Approval and (y) the Expiration Time.

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(e) For the avoidance of doubt, the fact, in and of itself, that any Subject Shares are held in a margin account or pledged pursuant to the terms thereof shall not be deemed a breach or violation of any representation, warranty or covenant contained herein; provided that no event has occurred that, with or without notice or lapse of time or both, would result in foreclosure on the Subject Shares.

4. Notification; Further Assurances; Disclosure. Each Stockholder shall notify Parent and the Company promptly in writing of the direct or indirect acquisition of record or beneficial ownership of additional Company Shares by such Stockholder during the Term (including pursuant to a stock split, reverse stock split, stock dividend or distribution (including any dividend or distribution of securities convertible into Company Shares), recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction), all of which shall be considered Subject Shares, and shall be subject to the terms of this Agreement as though owned by such acquiring Stockholder on the date hereof. From time to time and without additional consideration, each Stockholder shall use commercially reasonable efforts to execute and deliver, or cause to be executed and delivered, such additional instruments, and shall take such further actions, as Parent may reasonably request for the purpose of carrying out the intent of this Agreement. Without limiting the foregoing, each Stockholder hereby severally as to itself only, but not jointly with any other Stockholder, authorizes Parent and the Company to publish and disclose in any public filing made in connection with the Merger Agreement, the Merger and the transactions contemplated thereby or in connection with this Agreement and in any other announcement or disclosure required by applicable Law, such Stockholder’s identity and ownership of the Subject Shares and the nature of such Stockholder’s obligations under this Agreement, authorizes Parent to include this Agreement as an exhibit to any filing required to be made by Parent with the SEC in connection with this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, and authorizes the Company to include this Agreement as an exhibit to any filing required to be made by the Company with the SEC in connection with the Merger Agreement and the transactions contemplated thereby. The Stockholders may disclose the nature of their obligations under this Agreement in, and include this Agreement as an exhibit to, any Schedule 13D (or amendment thereto) required to be filed by any such Stockholder with the SEC; provided that the Stockholders shall (i) provide Parent a reasonable opportunity to review drafts of all Schedule 13D filings (or amendments thereto) prior to filing any Schedule 13D filing (or amendment thereto) with respect to the Company with the SEC and (ii) consider in good faith all comments thereto proposed by Parent.

5. Representations and Warranties.

(a) Each Stockholder on its own behalf hereby represents and warrants to Parent, severally and not jointly, with respect to such Stockholder as follows:

(i) Organization; Good Standing. Such Stockholder that is a corporation or other legal entity is duly organized, validly existing and in good standing under the Laws of its state of formation or incorporation.

(ii) Authority. Such Stockholder has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Stockholder and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a valid and binding obligation of such Stockholder enforceable in accordance with its terms, except as may be limited by the Enforceability Exceptions. No proceedings or authorizations on the part of the Stockholder (or its governing body, general partner, board of directors, partners or other equityholders, as applicable) that have not been completed or obtained are necessary to authorize or adopt this Agreement or to consummate the transactions contemplated by this Agreement.

(iii) No Conflicts. The execution and delivery of this Agreement by such Stockholder, the performance by such Stockholder of its obligations hereunder and the consummation by it of the transactions contemplated by this Agreement do not (A) violate or conflict with any provision of the charter, bylaws, or other organizational documents, as applicable, of such Stockholder, (B) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Contract to which such Stockholder is a party or (C) violate or conflict with any

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Law applicable to such Stockholder, except in each case, as would not, individually or in the aggregate, reasonably be expected to prevent, impede or materially delay the performance by the Stockholder of its obligations under this Agreement.

(iv) Consents and Approvals. The execution and delivery of this Agreement by such Stockholder, the performance by such Stockholder of its obligations hereunder and the consummation by it of the transactions contemplated hereby do not require such Stockholder to obtain any authorization from any Governmental Authority, except (a) as required by the rules and regulations promulgated under the Exchange Act, the Securities Act, or state securities, takeover and “blue sky” laws, (b) compliance with any applicable requirements of the HSR Act and any applicable Antitrust Laws and Foreign Investment Laws, (c) the applicable rules and regulations of the SEC or any applicable stock exchange or (d) as would not, individually or in the aggregate, reasonably be expected to restrict, prohibit, prevent, materially delay or materially impair the consummation of the Merger or the performance by the Stockholder of its obligations under this Agreement.

(v) Ownership. Such Stockholder is, as of the date hereof, the record or beneficial owner of, and has good and marketable title to, the Subject Shares set forth opposite such Stockholder’s name on Schedule A hereto, free and clear of any and all Liens, other than those created by this Agreement or restrictions on transfer of general applicability arising under applicable securities Laws. Other than the Subject Shares set forth opposite such Stockholder’s name on Schedule A hereto, such Stockholder does not own, of record or beneficially, any Company Shares or warrants, convertible securities or other rights to acquire Company Shares (except that such Stockholder may be deemed to beneficially own Subject Shares owned by other Stockholders). None of such Stockholder’s Subject Shares are, and at no time during the Term shall be, subject to any voting trust or other agreement or arrangement with respect to the voting of such Subject Shares. As of the date hereof, none of the Subject Shares are held in a margin account or pledged pursuant to the terms thereof, except as set forth on Exhibit A. No event has occurred that, with or without notice or lapse of time or both, would result in foreclosure on the Subject Shares.

(vi) Acknowledgement. Such Stockholder has had the opportunity to review this Agreement and the Merger Agreement with counsel of their own choosing. Such Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

(vii) No Actions. As of the date hereof, there is no Legal Proceeding pending or, to the knowledge of the Stockholder, threatened against the Stockholder or any of its Affiliates, or any Order to which the Stockholder or any of its Affiliates is subject, that would reasonably be expected to prevent, impede or materially delay performance by the Stockholder of its obligations under this Agreement.

(b) Parent hereby represents and warrants as follows:

(i) Organization; Good Standing. Parent is duly organized, validly existing and in good standing under the Laws of its state of organization.

(ii) Authority. Parent has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable in accordance with its terms, except as enforcement may be limited by the Enforceability Exceptions. No proceedings or authorizations on the part of Parent (or its board of directors or equityholders) that have not been completed or obtained are necessary to authorize or adopt this Agreement or to consummate the transactions contemplated by this Agreement.

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(iii) No Conflicts. The execution and delivery of this Agreement by Parent, the performance by Parent of its obligations hereunder and the consummation by it of the transactions contemplated by this Agreement do not (A) violate or conflict with any provision of the organizational documents of Parent, (B) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Contract to which Parent is a party or (C) violate or conflict with any Law applicable to Parent, except in each case, as would not, individually or in the aggregate, reasonably be expected to prevent, impede or materially delay the performance by Parent of its obligations under this Agreement.

(iv) Consents and Approvals. The execution and delivery of this Agreement by Parent, the performance by Parent of its obligations hereunder and the consummation by it of the transactions contemplated hereby do not require Parent to obtain any authorization from any Governmental Authority.

6. Stockholder Capacity. During the Term, no Person executing this Agreement who is or becomes a director or officer, or any other similar function or capacity, of the Company or any other Person shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director or officer, or any other similar function or capacity. Each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as the record or beneficial owner of Subject Shares and nothing herein shall limit or affect any actions taken (or any failures to act) by a Stockholder or any of its Affiliates in such Stockholder’s or Affiliate’s capacity as a director or officer, or any other similar function or capacity, of the Company or any other Person. The taking of any actions (or any failures to act) by a Stockholder or any of its Affiliates in such Stockholder’s or Affiliate’s capacity as a director or officer, or any similar function or capacity, of the Company or any other Person shall not be deemed to constitute a breach of this Agreement, regardless of the circumstances related thereto.

7. Conditional Appraisal Rights Waiver.

(a) Each Stockholder waives and agrees not to exercise or assert any appraisal rights or dissenters’ rights in respect of such Stockholder’s Subject Shares that may arise solely in connection with the Merger, in each case only so long as the Merger Agreement has not been amended or modified in a manner that would constitute an Adverse Amendment, has not been terminated, and the effective time of the Merger (the “Effective Time”) occurs. For the avoidance of doubt, this waiver shall automatically be null and void and of no further force or effect upon the termination of this Agreement, and, in such case, nothing in this Section 7 shall restrict any Stockholder from exercising appraisal or dissenters’ rights with respect to any subsequent transaction.

(b) For the avoidance of doubt, no amendment or modification to the Merger Agreement after the date hereof shall expand the obligations of any Stockholder under this Section 7 without such Stockholder’s prior written consent.

8. No Solicitation.

(a) Subject to the final sentence of this Section 8(a), during the Term, the Stockholder shall not, shall cause each of its Affiliates not to, and shall use commercially reasonable efforts to cause each of its other Representatives not to, directly or indirectly, take any action that would violate Section 5.3 of the Merger Agreement if such Stockholder were deemed to be the Company for purposes of Section 5.3 of the Merger Agreement (it being understood that the Stockholder and its Representatives shall be entitled to take any action that the Company is permitted to take or would be permitted to take, in each case, in accordance with Section 5.3 of the Merger Agreement).

(b) Notwithstanding anything to the contrary herein, the Stockholder and its Subsidiaries shall not enter into any Contract with any Person that prohibits or otherwise limits the Stockholder from complying with its obligations in this Section 8.

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9. No Ownership Interest. Except as expressly set forth herein, nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares, and all rights, ownership and economic benefits relating to the Subject Shares shall remain vested in and belong to each such Stockholder. The parties hereto acknowledge and agree that the arrangements contemplated by this Agreement are not intended to constitute the formation of a “group” (as defined in Section 13(d)(3) of the Exchange Act).

10. Termination.

(a) Subject to Section 10(b), this Agreement shall automatically terminate, without further action required from any Stockholder on the earliest to occur of (i) the Effective Time, (ii) the valid termination of the Merger Agreement in accordance with its terms, (iii) the delivery of written notice of termination by the Stockholder to Parent following an Adverse Amendment (as defined below) made without the consent of such Stockholder, (iv) a Company Board Recommendation Change pursuant to Section 5.3(e) of the Merger Agreement, or (v) the date that is twelve months from the date hereof or (vi) the mutual written agreement of the Stockholder and Parent to terminate this Agreement (such time, the “Expiration Time”). “Adverse Amendment” means an amendment or modification to the Merger Agreement in the form as it exists as of the time of the execution and delivery of this Agreement in a manner that decreases the amount or changes the form (or allocation) of consideration to be paid to the Company Stockholders in the Merger, materially delays the timing of any such payment or otherwise amends or modifies the Merger Agreement in a manner materially adverse to the Company Stockholders.

(b) On termination of this Agreement, no party shall have any further obligations or liabilities hereunder; provided, that (i) no such termination shall relieve any party from liability for fraud or Willful and Material Breach of this Agreement prior to termination and (ii) the provisions of this Section 10 and Sections 11 through 22 shall survive any termination of this Agreement.

11. Remedies. The parties hereto acknowledge and agree that (a) the covenants, obligations and agreements contained in this Agreement relate to special, unique and extraordinary matters, (b) the parties hereto are relying on such covenants in connection with entering into the Merger Agreement and (c) irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur if the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breaches such provisions. The parties hereto acknowledge and agree that the parties hereto shall be entitled, in addition to any other remedy to which it may be entitled at Law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof. Each party hereto agrees not to raise any objections to the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by it or its Affiliates. Each party hereto agrees that the parties hereto shall not be required to provide any bond or other security in connection with such injunction or enforcement and irrevocably waives any right that it may have to require or request the obtaining, furnishing or posting of any such bond or other security.

12. Governing Law; Consent to Jurisdiction.

(a) This Agreement and all actions, proceedings, causes of action, claims or counterclaims (whether based on contract, tort, statute or otherwise) based upon, arising out of or relating to this Agreement or the actions of the parties in the negotiation, administration, performance and enforcement thereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws, including any statutes of limitations, of any jurisdiction other than the State of Delaware.

(b) Each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to this Agreement, for and on behalf of itself or any of its properties or assets by registered or certified mail in accordance with Section 16 or in such other manner as may be permitted by applicable Law, and

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nothing in this Section 12 shall affect the right of any party to serve legal process in any other manner permitted by applicable Law, (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding relating to this Agreement to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware, any state appellate court therefrom within the State of Delaware; provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware, then any such legal action or proceeding may be brought in any state court located in the State of Delaware (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iv) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Chosen Courts, (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same and (vi) agrees that it shall not bring any Legal Proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each party agrees that a final judgment in any Legal Proceeding in the Chosen Courts shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

13. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE MERGER. EACH PARTY ACKNOWLEDGES AND AGREES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) IT MAKES THIS WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.

14. Amendment; Extension; Waiver. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the parties at any time only by execution of an instrument in writing signed on behalf of each party. At any time and from time to time prior to the Effective Time, any party may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other parties, as applicable, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto and (c) subject to the requirements of applicable Law, waive compliance by the other parties with any of the agreements or conditions contained herein applicable to such parties. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by such party. Any delay in exercising any right pursuant to this Agreement shall not constitute a waiver of such right. Notwithstanding anything herein to the contrary, this Agreement may not be amended, waived or modified in any manner without the prior written consent of the Company.

15. Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of Law or otherwise, without the prior written approval of the other parties, except that Parent may transfer or assign any or all of its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Aﬃliates at any time. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns. No assignment by any party shall relieve such party of any of its obligations hereunder. Any purported assignment of this Agreement without the consent required by this Section 15 is null and void.

Annex C-7

16. Notices. All notices and other communications hereunder must be in writing and shall be deemed to have been duly delivered and received hereunder (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service or (iii) immediately upon delivery by electronic mail or by hand (so long as no notice of failure of delivery is received by the sender), in each case to the intended recipient as set forth below:

(a) if to Parent to:
MIC Capital Management UK LLP
Duo,
Level 6,
280 Bishopsgate,
London,
EC2M 4RB
Attn:	Samuel Merksamer
Blake Klein
Natalia Biedermann
Email:	****
****
****
****
with a copy (which shall not constitute notice) to:
Freshfields US LLP
3 World Trade Center
175 Greenwich Street
New York, NY 10007
Attn:	Ethan A. Klingsberg
Oliver J. Board
Zizi Petkova
Email:	****
****
****
(b) if to [•] to:
[Name]
[Address]
[City, State ZIP]
Attn: [•]
Email: [•]
with a copy (which shall not constitute notice) to:
[Name]
[Address]
[City, State ZIP]
Attn: [•]
Email: [•]

Annex C-8

with a copy (which shall not constitute notice) to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attn:	Daniel Wolf, P.C.
David M. Klein, P.C.
Patrick V. Salvo
Email:	****
****
****

Any notice received at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day shall be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any party may provide notice to the other parties of a change in its address or e-mail address through a notice given in accordance with this Section 16, except that that notice of any change to the address or any of the other details specified in or pursuant to this Section 16 shall not be deemed to have been received until, and shall be deemed to have been received upon, the later of the date (A) specified in such notice or (B) that is one (1) Business Day after such notice would otherwise be deemed to have been received pursuant to this Section 16.

17. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

18. Entire Agreement. This Agreement and the Merger Agreement and such other documents and instruments and other agreements among the parties as contemplated by or referred to herein, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

19. Third Party Beneficiaries. This Agreement is not intended to and shall not confer any rights or remedies upon any Person and their respective successors and permitted assigns other than the parties hereto; provided, that the parties hereto specifically acknowledge and agree that the Company is an intended third party beneficiary under this Agreement.

20. Counterparts. This Agreement and any amendments hereto may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by Electronic Delivery, shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

21. Certain Interpretations. The rules of interpretation set forth in Section 1.3 of the Merger Agreement shall apply to this Agreement, mutatis mutandis. For purposes of this Agreement, no “portfolio company” (as such term is customarily used in the private equity industry) of any Affiliated Fund of any Stockholder shall constitute an Affiliate of such Stockholder. “Affiliated Fund” in relation to each Stockholder shall mean any investment fund, vehicle or account the investment advisor to, or manager of which, is such Stockholder’s investment advisor or manager or an Affiliate thereof.

Annex C-9

22. Transactions Affecting Subject Shares. In the event of any stock split, reverse stock split, stock dividend or distribution (including any dividend or distribution of securities convertible into Company Shares), recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction affecting the Subject Shares, the terms of this Agreement shall apply to the resulting shares.

23. Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the termination of this Agreement, but such non-survival shall be subject to the proviso to Section 10(b).

[Signature page follows.]

Annex C-10

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

PARENT:
Madison Parent Inc.
By:
Name:
Title:

[Signature Page to Support Agreement]

Annex C-11

STOCKHOLDERS:
On behalf of the Stockholders listed on Schedule A
By:
Name:
Title:

[Signature Page to Support Agreement]

Annex C-12

Schedule A

Stockholders	Company Shares
[•]
[•]
Total	[•]

Annex C-13

SCAN TO VIEW MATERIALS & VOTE CLEAR CHANNEL OUTDOOR HOLDINGS, INC. 4830 NORTH LOOP 1604W, SUITE 111 SAN ANTONIO, TEXAS 78249 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CCO2026SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V93475-S34959 Clear Channel Outdoor Holdings, Inc. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 1. Proposal 1: A proposal to adopt the Agreement and Plan of Merger, dated as of February 9, 2026 (as it may be amended, supplemented or otherwise modified from time to time), by and among the Clear Channel Outdoor Holdings, Inc. (the “Company”), a Delaware corporation, Madison Parent Inc., a Delaware corporation (“Parent”), and Madison Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the “Merger”) (the “Merger Proposal”). 2. Proposal 2: A proposal to approve, on an advisory, non-binding basis, the specified compensation that will or may be paid or may become payable to the Company’s named executive officers in connection with the Merger (the “Advisory Compensation Proposal”). 3. Proposal 3: A proposal to adjourn the special meeting (such meeting, including any adjournments or postponements thereof, the “Special Meeting”) of the stockholders of the Company to a later date or dates, from time to time, if necessary or appropriate, to solicit additional proxies for the Merger Proposal if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”). NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Special Meeting of Stockholders and Proxy Statement are available at www.proxyvote.com.V93476-S34959 Clear Channel Outdoor Holdings, Inc. Special Meeting of Stockholders[•], 2026 [•] [a.m.] / [p.m.] Eastern Time This proxy is solicited by the Board of Directors on behalf of the Company The stockholder(s) hereby appoint Scott R. Wells and Lynn A. Feldman, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Clear Channel Outdoor Holdings, Inc. that the stockholder(s) are entitled to vote at the Special Meeting of Stockholders to be held at [•] [a.m.] / [p.m.] Eastern Time, on [•], 2026, at www.virtualshareholdermeeting.com/CCO2026SM, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations for each of the proposals included herein. If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in the proxy will vote in their discretion on such matters. Continued, and must be signed and dated on the other side